As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________________
SAND HILL IT SECURITY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number _____________________	20-0996152 (I.R.S. Employer Identification Number)
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025
(650) 926-7023
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________
Humphrey P. Polanen
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025
(650) 926-7023
(Name, address, including zip code, and telephone number,
including area code, of Agent for service)
_____________________
With Copies To:

Gregory J. Schmitt, Esq. Jenkens & Gilchrist, P.C. 1445 Ross Avenue Suite 3700 Dallas, Texas 75202 (214) 855-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
_____________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	9,950,000	$5.20	$50,745,000	$5,429.72

(1)	Represents a bona fide estimate of the maximum number of shares of Sand Hill common stock, par value $0.01 per share, that may be issued in connection with the merger described herein.

(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, calculated based on the average of the bid and ask price for the shares of Sand Hill common stock on the NASD Over-the-Counter Bulletin Board on December 12, 2005, which was $5.20.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information on this proxy statement/prospectus is not complete and may be changed. Sand Hill IT Security Acquisition Corp. may not distribute and issue the shares of common stock being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus is not an offer to sell these securities and Sand Hill IT Security Acquisition Corp. is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2005

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

To the Stockholders of Sand Hill IT Security Acquisition Corp.:

You are cordially invited to attend a special meeting of the stockholders of Sand Hill IT Security Acquisition Corp., relating to the proposed merger of Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, and St. Bernard Software, Inc., which will be held at _________ on _____________, 200__, at _____________________________, Suite ______, __________________, California _________.

At this important meeting, you will be asked to consider and vote upon the following proposals:

•
to adopt the Agreement and Plan of Merger, dated as of October 26, 2005, among Sand Hill, Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, and St. Bernard, and the transactions contemplated by the merger agreement, as amended;

•
to adopt the amended and restated certificate of incorporation of Sand Hill to change the name of Sand Hill to St. Bernard Software, Inc. and to remove certain provisions related to a business combination that were put in place as a result of our being a Targeted Acquisition Corporation;

•	to adopt the St. Bernard Software, Inc. 1992 Stock Option Plan, the St. Bernard Software, Inc. 2000 Stock Option Plan and the St. Bernard Software, Inc. 2005 Stock Option Plan; and

•
to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger proposal, the amendment proposal or the stock option plans proposal.

The adoption of the merger proposal is not conditioned on the adoption of the amendment proposal, the stock option plans proposal or the adjournment proposal. However, the adoption of the amendment proposal and the stock option plans proposal is conditioned upon the adoption of the merger proposal.

It is expected that holders of St. Bernard common stock will hold approximately 65.6% of the outstanding shares of Sand Hill common stock immediately following the closing of the merger, based on the number of shares of Sand Hill and St. Bernard common stock outstanding as of October 26, 2005. Under the merger agreement, holders of St. Bernard common stock, options and warrants are entitled to receive their pro rata portion of 10,880,000 shares of Sand Hill common stock, replacement options or replacement warrants to be issued in the merger. No additional consideration will be issued by Sand Hill in the merger. This results in an exchange ratio of 0.421419 shares of Sand Hill common stock or replacement options or warrants for each share of St. Bernard common stock or options or warrants to purchase St. Bernard common stock outstanding. Based upon the number of shares of St. Bernard common stock outstanding and the number of shares issuable for St. Bernard common stock pursuant to outstanding options and warrants as of October 26, 2005, Sand Hill will issue approximately 9,759,600 shares of common stock at the close of the merger and holders of options and warrants to purchase shares of the common stock of St. Bernard will receive, in exchange for those options and warrants, options and warrants to purchase approximately 1,120,400 shares of Sand Hill common stock. To the extent that outstanding St. Bernard options or warrants are exercised prior to the closing of the merger, the number of shares of Sand Hill common stock that would be issued at the closing of the merger would increase and the number of the shares of Sand Hill common stock that would be subject to replacement options or warrants to be issued at the closing of the merger would decrease by a like amount. In no event will Sand Hill issue shares of common stock or replacement options or warrants for an aggregate amount in excess of 10,880,000 shares, other than with respect to purchase price adjustments, which are not expected to be material. For a complete description of the post-closing fully diluted capitalization of Sand Hill please see “Beneficial Ownership of Securities” on page __.

After completion of the merger, if no holders of shares of Sand Hill common stock have demanded that Sand Hill convert their shares into a pro rata portion of the trust account holding a substantial portion of the net proceeds of Sand Hill’s initial public offering, then Sand Hill stockholders will own approximately 34.4% of the combined company’s issued and outstanding shares of common stock. If one or more of Sand Hill’s stockholders vote against the merger proposal and demand that Sand Hill convert their shares into a pro rata portion of the trust account, then Sand Hill’s stockholders will own less than approximately 34.4% of the combined company’s issued and outstanding shares of common stock after completion of the merger.

The affirmative vote of a majority of the outstanding shares of Sand Hill common stock on the record date is required to approve the merger proposal and the amendment proposal, and the affirmative vote of a majority of the shares of Sand Hill’s common stock present in person or represented by proxy at the special meeting is required to approve each of the stock option plans proposal and the adjournment proposal. Each Sand Hill stockholder that holds shares of common stock issued in Sand Hill’s initial public offering has the right to vote against the merger proposal and at the same time demand that Sand Hill convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering, plus interest thereon, are deposited. These shares will be converted into cash only if the merger is completed. However, if the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger and demand connection of their shares into a pro rata portion of the trust account, then Sand Hill will not be able to consummate the merger. Sand Hill’s initial stockholders, who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 19.6% of the outstanding shares of Sand Hill common stock, have agreed to vote their shares of Sand Hill common stock purchased prior to the initial public offering on the merger proposal in the same manner as how the majority of the shares of common stock held by all other Sand Hill stockholders are voted on the merger proposal.

Sand Hill’s shares of common stock, warrants and units are listed on the Over-the-Counter Bulletin Board under the symbols SHQC, SHQCW and SHQCU, respectively. St. Bernard’s securities are not listed or quoted on any national securities exchange, the Nasdaq Stock Market, or the Over-the-Counter Bulletin Board. On December 12, 2005, the closing sale price of Sand Hill common stock, warrants and units, was $5.20, $0.92 and $6.85, respectively.

After careful consideration of the terms and conditions of the proposed merger agreement, the amendment proposal, the stock option plans proposal and the adjournment proposal, the board of directors of Sand Hill has determined that the merger agreement, the transactions contemplated thereby, the amendment proposal, the stock option plans proposal and the adjournment proposal are fair to and in the best interests of Sand Hill and its stockholders. The board of directors of Sand Hill unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the merger agreement, the transactions contemplated thereby and the stock option plans. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

I look forward to seeing you at the meeting.

Sincerely,

Humphrey P. Polanen
Chairman of the Board and
Chief Executive Officer

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in this proxy statement/prospectus or the shares of common stock described in this proxy statement/prospectus to be issued in connection with the merger or determined whether this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page ____ for a discussion of various factors that you should consider in connection with the merger.

This proxy statement is dated _____________, 200__ and is first being mailed to Sand Hill stockholders on or about ________________, 200__.

In connection with this offering, no person is authorized to give any information or to make any representations not contained in this proxy statement/prospectus. If information is given or representations are made, you may not rely on that information or those representations as having been authorized by Sand Hill. This proxy statement/prospectus is neither an offer to sell nor a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not assume from the delivery of this proxy statement/prospectus, nor from any sale made under this proxy statement/prospectus, that Sand Hill’s or St. Bernard’s affairs are unchanged since the date of this proxy statement/prospectus or that the information contained in this proxy statement/prospectus is correct as of any time after the date of this proxy statement/prospectus.

This proxy statement/prospectus incorporates important business and financial information about Sand Hill that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Humphrey P. Polanen
Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

To obtain timely delivery of requested materials, security holders must request the information no later than five days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is ____________, 200_.

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON _______________, 200__

TO THE STOCKHOLDERS OF SAND HILL IT SECURITY ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Sand Hill IT Security Acquisition Corp., a Delaware corporation, will be held at ___________ on _____________, 200__, at __________________________, Suite _____, ________________, California ___________, for the following purposes:

•
To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 26, 2005, among Sand Hill, Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, and St. Bernard Software, Inc., and the transactions contemplated by the merger agreement, as amended;

•
To consider and vote upon a proposal to adopt the amended and restated certificate of incorporation of Sand Hill to change the name of Sand Hill to St. Bernard Software, Inc. and to remove certain provisions related to a business combination that were put in place as a result of our being a Targeted Acquisition Corporation;

•
To consider and vote upon a proposal to adopt the St. Bernard Software, Inc. 1992 Stock Option Plan, the St. Bernard Software, Inc. 2000 Stock Option Plan and the St. Bernard Software, Inc. 2005 Stock Option Plan; and

•
To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal or the stock option plans proposal.

The adoption of the merger proposal is not conditioned on the adoption of the stock option plans proposal or the adjournment proposal. However, the adoption of the stock option plans proposal is conditioned upon the adoption of the merger proposal.

The board of directors has fixed the close of business on ______________, 200__, as the date for which Sand Hill stockholders are entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. Only the holders of record of Sand Hill common stock on that date are entitled to have their votes counted at the special meeting and any adjournments or postponements of it.

Sand Hill will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by Sand Hill’s board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Sand Hill common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger proposal and the stock option plans proposal.

The board of directors of Sand Hill unanimously recommends that you vote “FOR” the adoption of the merger proposal, the stock option plans proposal and the adjournment proposal.

By Order of the Board of Directors,

Humphrey P. Polanen
Chairman of the Board and
Chief Executive Officer
_____________, 200__

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1

SUMMARY	9

The Companies	9
The Business Rationale for Merging with St. Bernard	10
Security Market Characteristics and Industry Background	11
The Merger	12
Amended and Restated Certificate of Incorporation	13
St. Bernard Software, Inc. 1992 Stock Option Plan; St. Bernard Software, Inc. 2000 Stock Option Plan; St. Bernard Software, Inc. 2005 Stock Option Plan	13
Adjournment Proposal	14
Sand Hill’s Board of Directors’ Recommendations	14
Special Meeting of Sand Hill’s Stockholders	14
Voting Power; Record Date	14
Vote Required to Adopt the Merger Proposal	15
Vote Required to Adopt the Amended and Restated Certificate of Incorporation	15
Vote Required to Adopt the Stock Option Plans Proposal	15
Vote Required to Adopt the Adjournment Proposal	15
Conversion Rights	15
Appraisal or Dissenters Rights	15
Voting	16
Stock Ownership	16
Interests of Sand Hill Directors and Officers in the Merger	16
Interests of Officers and Directors of St. Bernard in the Merger	17
Conditions to the Completion of the Merger	18
No Solicitation	20
Termination	20
Termination Fee; Expenses	21
Quotation or Listing	22
Amendment and Restatement of Sand Hill Certificate of Incorporation	22
Officers and Directors After the Merger	22
Indemnification and Stock Escrow Agreement	22
Material United States Federal Income Tax Consequences of the Merger	22
Accounting Treatment	23
Regulatory Matters	23

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	24

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION	26

COMPARATIVE PER SHARE INFORMATION	28

PER SHARE MARKET PRICE INFORMATION	30

RISK FACTORS	31

FORWARD-LOOKING STATEMENTS	44

THE SAND HILL SPECIAL MEETING	46

i

Sand Hill Special Meeting	46
Date, Time and Place	46
Purpose of the Special Meeting	46
Recommendation of the Sand Hill Board of Directors	46
Record Date; Who is Entitled to Vote	46
Quorum	47
Voting Your Shares	47
Who Can Answer Your Questions About Voting Your Shares	47
No Additional Matters May Be Presented at the Special Meeting	47
Revoking Your Proxy	48
Vote Required	48
Conversion Rights	48
Solicitation Costs	49
Stock Ownership	49

THE MERGER PROPOSAL	50

General Description of the Merger	50
Background of the Merger	50
Sand Hill Reasons for the Merger	52
Interests of Sand Hill Directors and Officers in the Merger	55
Appraisal or Dissenters Rights	55
Material United States Federal Income Tax Consequences of the Merger	55
Anticipated Accounting Treatment	58
Regulatory Matters	58
Consequences if Merger Proposal is Not Approved	58
Vote Required to Adopt the Merger Proposal	58
Recommendation of the Sand Hill Board of Directors	58

THE MERGER AGREEMENT	59

Structure of the Merger	59
Closing and Effective Time of the Merger	59
Amendment and Restatement of Sand Hill Certificate of Incorporation	59
Name; Headquarters; Stock Symbol	59
Merger Consideration	59
Exchange of Certificates	60
Representations and Warranties	60
Materiality and Material Adverse Effect	61
Interim Operations of Sand Hill and St. Bernard	62
No Solicitation by St. Bernard	64
No Solicitation by Sand Hill	65
Sand Hill Stockholders’ Meeting	66
Access to Information; Confidentiality	66
Reasonable Efforts; Notification	67
Fees and Expenses	67
Public Announcements	68
Quotation or Listing	68
Tax Treatment	68
Pre-Closing Confirmation	68
Conditions to the Completion of the Merger	68
Termination	70
Effect of Termination	71
Termination Fee and Expenses	72
Assignment	73
Amendment	73

Extension; Waiver	73
Indemnification	73
Stock Escrow Agreement	75

THE AMENDMENT PROPOSAL	76

General Description of the Amendment and Restatement of the Certificate of Incorporation of Sand Hill	76
Sand Hill’s Reasons for the Amendment and Restatement of the Certificate of Incorporation and Recommendation of Sand Hill’s Board of Directors	76
Consequences if Amendment Proposal is Not Approved	76
Vote Required to Adopt the Amendment Proposal	76
Sand Hill’s Board of Directors’ Recommendation	76

THE STOCK OPTION PLANS PROPOSAL	76

St. Bernard 1992 Stock Option Plan	76

St. Bernard 2000 Stock Option Plan	79

St. Bernard 2005 Stock Option Plan	80
Adoption of the Stock Option Plans	82
Accounting	82
Federal Tax Treatment	83
Limitation on the Combined Company’s Deduction	83
Effect of Approval of the Stock Option Plans Proposal	83
Vote Required to Adopt the Stock Option Plans Proposal	83
Sand Hill’s Board of Directors’ Recommendation	83

INFORMATION ABOUT ST. BERNARD	84

Overview	84
Products	85
Marketing, Sales and Distribution	86
Subscription and Deferred Revenue	87
Maintenance and Technical Support	88
Seasonality	88
Customers	88
Competition	88
Research and Development	89
Intellectual Property Rights	90
Employees	91
Other Information	91
Properties	91
Legal Proceedings	91

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ST. BERNARD	92

Overview	92

Critical Accounting Policies and Estimates	93
Recent Accounting Pronouncements	100
Liquidity and Capital Resources	101
Contractual Commitments	102
Losses from Operations	102
Off-Balance Sheet Arrangements	102
Except for the commitments arising from our operating leases arrangements disclosed in the preceding section, we have no other off-balance sheet arrangements that are reasonably likely to have a material effect on our financial statements.	102

INFORMATION ABOUT SAND HILL	103

Business of Sand Hill	103
Legal Proceedings	105
Plan of Operations	105
Off-Balance Sheet Arrangements	106

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	107

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	114

DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER	116

Independence of Directors	117
Board of Directors Committees	118
Director and Officer Compensation	118
St. Bernard Executive Officers	119
Sand Hill Executive Officers	120

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	121

Sand Hill	121
St. Bernard	122

BENEFICIAL OWNERSHIP OF SECURITIES	123

PRICE RANGE OF SECURITIES AND DIVIDENDS	125

DESCRIPTION OF SAND HILL’S SECURITIES FOLLOWING THE MERGER	126

General
Common Stock	126
Preferred Stock	126
Unissued Shares of Capital Stock	126
Classified Board of Directors, Vacancies and Removal of Directors	127
Business Combination Under Delaware Law	127
Limitation of Liability of Directors	128
Warrants and Options	129
Quotation or Listing	130
Transfer Agent and Registrar	130

COMPARISON OF RIGHTS OF SAND HILL AND ST. BERNARD STOCKHOLDERS	130

STOCKHOLDER PROPOSALS	134

LEGAL MATTERS	134

CHANGE IN ACCOUNTANTS	134

EXPERTS	134

WHERE YOU CAN FIND MORE INFORMATION	134

ANNEXES

A—Agreement and Plan of Merger, dated as of October 26, 2005, by and among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc. and Amendment to Agreement and Plan of Merger, dated as of December __, 2005, by and among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc.

B—Form of Amended and Restated Certificate of Incorporation of Sand Hill IT Security Acquisition Corp.

C—St. Bernard Software, Inc. 1992 Stock Option Plan

D—St. Bernard Software, Inc. 2000 Stock Option Plan

E—St. Bernard Software, Inc. 2005 Stock Option Plan

v

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.	Who is Sand Hill IT Security?	A.
Sand Hill is a “Targeted Acquisition Corporation”, or TAC, based in Menlo Park, California, organized to effect a merger, capital stock exchange or other similar business combination with an operating business in the IT security industry. Our goal is to enhance the value of Sand Hill by helping this targeted business achieve its business objectives by providing industry expertise, expansion capital for organic growth and the ability to issue shares in a public company as consideration for making additional targeted acquisitions.

Q.	Who is St. Bernard Software?	A.
St. Bernard is a leading independent supplier of IT security software products and services, with a special emphasis on Secure Content Management, or SCM, including secure messaging. St. Bernard’s products protect businesses, government organizations and educational institutions from cyber attack, improve worker productivity, reduce legal liability and assist in meeting regulatory requirements for data/privacy protection. St. Bernard’s network-attached security products are delivered as appliances that connect into the data path between the Internet gateway and a company’s local area network. St. Bernard’s system security products consist of software that is installed on workstations and servers. St. Bernard has approximately 8,000 customers, primarily comprised of small to medium sized businesses, educational institutions and governmental organizations. The products offered by St. Bernard include Open File Manager, a data protection product; UpdateEXPERT, a patch and settings management product; iPrism, SCM, Internet access management product; and ePrism, SCM, secure messaging e-mail filtering product. According to International Data Corporation, or IDC, in September 2005, St. Bernard’s iPrism product line was the leading Internet filtering appliance, enabling customers to manage and control employee access to millions of web sites that are updated continuously as part of St. Bernard’s fee-based subscription service. Other St. Bernard’s products also have a subscription component, which results in adding positive cash flow, via deferred revenue, to St. Bernard’s business thereby increasing revenue predictability. St. Bernard’s revenue model includes revenue from appliance sales, software license sales and multi-year subscription for software/database updates. St. Bernard had revenues of $21.2 million in 2004 and revenues of $18.1 million for the first nine months of 2005. Founded in 1995, St. Bernard Software is a private company with headquarters in San Diego, California.

Q.	Why is Sand Hill proposing the merger with St. Bernard?	A.	The Sand Hill board of directors believes that the proposed merger between Sand Hill and St. Bernard is in the best interests of Sand Hill and its stockholders for the following primary reasons:

•  St. Bernard is positioned in a portion of the IT security market known as Secure Content Management, or SCM, that has experienced rapid growth and that we believe will continue to experience rapid growth;
•  St. Bernard has had solid growth in the last year, and recently has experienced 41% revenue growth from the third quarter of this year over the third quarter of last year;
•  We believe that St. Bernard has an attractive business model, with a subscription revenue component that increases revenue predictability; and
•  St. Bernard has approximately 8,000 customers, with a very high retention rate;
•  St. Bernard, according to IDC in September 2005, had the number one market position in web-filtering appliances;
•  In the third quarter of 2005, St. Bernard reported quarterly net income, as well as positive cash flows from operations; and
•  We believe that St. Bernard has a strong management team.

Given the above, Sand Hill believes that a business combination with St. Bernard will provide Sand Hill stockholders with an opportunity to participate in a combined company in the IT security market with significant growth potential. See page ___.

Q.	What is being voted on?	A.
There are four proposals that you are being asked to vote on. The first proposal is to adopt the merger agreement and the transactions contemplated by the merger agreement. We refer to this proposal as the merger proposal. The second proposal is to adopt the amended and restated certificate of incorporation of Sand Hill to change the name of Sand Hill to St. Bernard Software, Inc. and to remove certain provisions related to a business combination that were put in place as a result of our being a Targeted Acquisition Corporation. We refer to this proposal as the amendment proposal. The third proposal is to adopt the St. Bernard Software, Inc. 1992 Stock Option Plan, the St. Bernard Software, Inc. 2000 Stock Option Plan and the St. Bernard Software, Inc. 2005 Stock Option Plan for non-employee directors, officers and other key employees. We refer to this proposal as the stock option plans proposal. The fourth proposal allows the adjournment of the special meeting to a later date if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal or the stock option plans proposal. We refer to this proposal as the adjournment proposal.

Q.	Does the Sand Hill board of directors recommend voting in favor of the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal?	A.
Yes. After careful consideration, Sand Hill’s board of directors has determined unanimously that the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal are fair to, and in the best interests of, Sand Hill and its stockholders. Sand Hill’s board recommends that Sand Hill stockholders vote or instruct your vote to be cast “FOR” the adoption of the merger agreement, the amendment proposal, the stock option plans proposal and the adjournment proposal. Please see “The Merger Proposal - Sand Hill Reasons for the Merger” on page ___.

Q.	What vote is required in order to adopt the merger proposal?	A.
The adoption of the merger agreement and the transactions contemplated by the merger agreement will require the affirmative vote of a majority of the outstanding shares of Sand Hill’s common stock on the record date. Sand Hill’s initial stockholders, who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 19.5% of the outstanding shares of Sand Hill common stock, have agreed to vote their shares of Sand Hill common stock purchased prior to the initial public offering on the merger proposal in the same manner as how the majority of the shares of common stock held by all other Sand Hill stockholders are voted on the merger proposal. However, if the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger and demand that Sand Hill convert their shares into a pro rata portion of the trust account, then, pursuant to the terms of our certificate of incorporation, the merger will not be consummated. No vote of the holders of any warrants issued by Sand Hill is necessary to adopt the merger proposal, and Sand Hill is not asking the warrant holders to vote on the merger proposal.

Q.	What vote is required in order to adopt the amendment proposal?	A.
The adoption of the amendment proposal will require the affirmative vote of a majority of the outstanding shares of Sand Hill’s common stock on the record date. The adoption of the amendment proposal is conditioned upon the adoption of the merger proposal, but the adoption of the merger proposal is not conditioned on the adoption of the amendment proposal.

Q.	What vote is required in order to adopt the stock option plans proposal?	A.
The adoption of the stock option plans proposal will require the affirmative vote of a majority of the shares of Sand Hill’s common stock present in person or represented by proxy at the special meeting. The adoption of the stock option plans proposal is conditioned on the adoption of the merger proposal.

Q.	What vote is required in order to adopt the adjournment proposal?	A.
The adoption of the adjournment proposal will require the affirmative vote of the majority of the shares of Sand Hill’s common stock present in person or represented by proxy at the special meeting. The adoption of the adjournment proposal is not conditioned on the adoption of any of the other proposals.

Q.	What will Sand Hill security holders receive in the merger?	A.
Sand Hill security holders will continue to hold the Sand Hill securities they currently own, and will not receive any of the shares of common stock, options and warrants issued in connection with the merger. The stockholders of St. Bernard will receive all of the shares of common stock, options and warrants being issued by Sand Hill in the merger.

Q.	What will St. Bernard stockholders, option holders and warrant holders receive in the merger?	A.
It is expected that holders of St. Bernard common stock will hold approximately 65.6% of the outstanding shares of Sand Hill common stock immediately following the closing of the merger, based on the number of shares of Sand Hill and St. Bernard common stock outstanding as of October 26, 2005. Under the merger agreement, holders of St. Bernard common stock, options and warrants are entitled to receive their pro rata portion of 10,880,000 shares of Sand Hill common stock, replacement options or replacement warrants to be issued in the merger. No additional consideration will be issued by Sand Hill in the merger. This results in an exchange ratio of 0.421419 shares of Sand Hill common stock or replacement options or warrants for each share of St. Bernard common stock or options or warrants to purchase St. Bernard common stock outstanding. Based upon the number of shares of St. Bernard common stock outstanding and the number of shares issuable for St. Bernard common stock pursuant to outstanding options and warrants as of October 26, 2005, Sand Hill will issue approximately 9,759,600 shares of common stock at the close of the merger and holders of options and warrants to purchase shares of the common stock of St. Bernard will receive, in exchange for those options and warrants, options and warrants to purchase approximately 1,120,400 shares of Sand Hill common stock. To the extent that outstanding St. Bernard options or warrants are exercised prior to the closing of the merger, the number of shares of Sand Hill common stock that would be issued at the closing of the merger would increase and the number of the shares of Sand Hill common stock that would be subject to replacement options or warrants to be issued at the closing of the merger would decrease by a like amount. In no event will Sand Hill issue shares of common stock or replacement options or warrants for an aggregate amount in excess of 10,880,000 shares, other than with respect to purchase price adjustments, which are not expected to be material. For a complete description of the post-closing fully diluted capitalization of Sand Hill please see “Beneficial Ownership of Securities” on page __.

Q.	What is the structure of the merger?	A.
Under the merger agreement, St. Bernard and Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, will merge, with St. Bernard surviving as a wholly-owned subsidiary of Sand Hill (referred to as the merger). The merger is classified as a triangular merger and will be accounted for as an equity recapitalization of St. Bernard for financial reporting purposes.

Q.	How much of the combined company will existing Sand Hill stockholders own?	A.
After completion of the merger, if no holders of Sand Hill common stock demand that Sand Hill convert their shares into a pro rata portion of the trust account holding a substantial portion of the net proceeds of Sand Hill’s initial public offering, then Sand Hill’s stockholders will own 5,110,000 shares of common stock of approximately 34.4% of the combined company’s issued and outstanding shares of common stock. If one or more of Sand Hill’s stockholders vote against the merger proposal and demand that Sand Hill convert their shares into a pro rata portion of the trust account, then Sand Hill’s stockholders will own less than approximately 34.4% of the combined company’s issued and outstanding shares of common stock after completion of the merger. In either case, the balance of the issued and outstanding shares of Sand Hill’s common stock will be owned by the stockholders of St. Bernard.

Q.	Why is Sand Hill proposing the stock option plans?	A.
Sand Hill is proposing the stock option plans because it has agreed to assume the outstanding options of St. Bernard at the closing of the merger and the plans need to remain outstanding under which such options were issued as those plans govern the terms of the options. The adoption of the 2005 Stock Option Plan will also enable the combined company to offer non-employee directors, officers, other key employees and consultants equity-based incentives, thereby helping to attract, retain and reward these participants and create value for the combined company’s stockholders.

Q.	What will the name of the combined company be after the merger?	A.	Sand Hill will change its name following completion of the merger to St. Bernard Software, Inc.

Q.	How much cash does Sand Hill hold in escrow?	A.	As of October 26, 2005, Sand Hill had $21,565,510 in escrow, which would equate to $5.25 per share of outstanding Sand Hill common stock eligible to participate in the funds held in escrow.

Q.	Do I have conversion rights?	A.
If you hold shares of common stock issued in Sand Hill’s initial public offering, then you have the right to vote against the merger proposal and demand that Sand Hill convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held. We sometimes refer to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.	If I have conversion rights, how do I exercise them?	A.
If you wish to exercise your conversion rights, you must vote against the merger and at the same time demand that Sand Hill convert your shares into cash. If, notwithstanding your vote, the merger is completed, then you will be entitled to receive a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held, including any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account on _____________, 200_, you will be entitled to convert each share of common stock that you hold into approximately $___________. If you exercise your conversion rights, then you will be exchanging your shares of Sand Hill common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. If the merger is not completed, then your shares will not be converted to cash at this time, even if you so elected. See page ___.

Q.	What happens to the funds deposited in the trust account after consummation of the merger?	A.	Upon consummation of the merger:
• the stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds deposited in the trust account; and

•  the remaining funds will be released to the combined company to be used to fund the expansion of the business, including, if appropriate, through strategic acquisitions, for working capital needs and for other general corporate purposes.

Q.	Who will manage the combined company?	A.
The combined company will be managed by the current management of St. Bernard. John E. Jones, who is currently the President and Chief Executive Officer of St. Bernard, will become the President and Chief Executive Officer of the combined company. Alfred Riedler, who is currently the Chief Financial Officer of St. Bernard, will become the Chief Financial Officer of the combined company. Bart van Hedel, who is currently on the board of directors of St. Bernard, will continue as a board member of the combined company. Humphrey P. Polanen, who is currently the Chairman of the Board and Chief Executive Officer of Sand Hill, will continue as Chairman of the Board of the combined company. Scott R. Broomfield, who is currently on the board of directors of Sand Hill, will continue as a board member of the combined company.

Q.	What happens if the merger is not consummated?	A.
If the merger is not consummated, Sand Hill will continue to search for an operating company to acquire. However, Sand Hill will be liquidated if it does not consummate a business combination by January 27, 2006 or by July 27, 2006, if a letter of intent, agreement in principle or definitive agreement to complete a business combination was executed but not consummated by January 27, 2006. Upon such a liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to Sand Hill’s common stockholders, excluding Sand Hill’s initial stockholders who purchased their shares of common stock prior to its initial public offering.

Q.	When do you expect the merger to be completed?	A.	It is currently anticipated that the merger will be completed promptly following the special meeting on _______, 200__.

Q.	If I am not going to attend the Sand Hill special meeting in person, should I return my proxy card instead?	A.
Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Sand Hill special meeting.

Q.	What will happen if I abstain from voting or fail to vote?	A.
Sand Hill will count a properly executed proxy marked ABSTAIN with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against the merger proposal. However, if you want to convert your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held, you must vote against the merger and make an affirmative election to convert your shares of common stock on the proxy card. An abstention will have the same effect as a vote against the stock option plans proposal and the adjournment proposal, but a failure to vote will have no effect on the stock option plans proposal and the adjournment proposal, assuming that a quorum for the special meeting is present.

Q.	What do I do if I want to change my vote?	A.
Send a later-dated, signed proxy card to Sand Hill prior to the date of the special meeting or attend the special meeting in person and vote. Your attendance alone will not revoke your proxy. You also may revoke your proxy by sending a notice of revocation to Sand Hill at the address of Sand Hill’s corporate headquarters, on or before ____________, 200_.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.	Who is soliciting my proxy?	A.	This proxy is being solicited by the Sand Hill board of directors.

Q.	Who can help answer my questions?	A.
If you have questions about the merger, you may write or call Sand Hill IT Securities Acquisition Corp., 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025, (650) 926-7022, Attn: Humphrey P. Polanen.

SUMMARY

This summary highlights information from this proxy statement/prospectus and may not contain all of the information that is important to you. Accordingly, Sand Hill encourages you to carefully read this entire document, including the Annexes. We encourage you to read the merger agreement, which is attached as Annex A, carefully. It is the legal document that governs the merger and the other transactions contemplated by the merger agreement. It is also described in detail elsewhere in this proxy statement/prospectus. When we refer to the merger agreement in this proxy statement/prospectus we are referring to the merger agreement as it may be amended to the date of the proxy statement/prospectus.

The Companies

Sand Hill

Sand Hill is a Targeted Acquisition Corporation, or TAC, focused on the IT security industry, organized under the laws of the State of Delaware on April 15, 2004. As a TAC, it was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in a specified industry. On July 30, 2004, Sand Hill successfully consummated an initial public offering of its units, with each unit consisting of one share of common stock and two warrants exercisable for shares of common stock, from which it derived net proceeds of approximately $22,022,462. The prices of Sand Hill’s common stock, warrants to purchase common stock and units (each unit consisting of a share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols SHQC for the common stock, SHQCW for the warrants and SHQCU for the units. $20,961,000 of the net proceeds of the initial public offering were placed in a trust account and will be released to Sand Hill upon consummation of the merger. As of October 26, 2005, Sand Hill had $21,565,510 in escrow, which equates to $5.25 per share of outstanding Sand Hill common stock eligible to participate in the funds held in escrow. The balance of the net proceeds of $1,061,462 has been used and will be used by Sand Hill to pay the expenses incurred in its pursuit of a business combination, including the merger. Other than its initial public offering and the pursuit of a business combination, Sand Hill has not engaged in any business to date. If Sand Hill does not consummate a business combination by the later of 18 months after its initial public offering or 24 months after the consummation of its initial public offering in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated within the 18 month period, then, pursuant to our certificate of incorporation, Sand Hill’s officers must take all actions necessary to dissolve and liquidate Sand Hill within 60 days. The mailing address of Sand Hill’s principal executive office is 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025, and its telephone number is (650) 926-7022. Sand Hill’s home page on the Internet is at http://www.sandhillsecurity.com, but the information on the Sand Hill website is not a part of this proxy statement/prospectus. See “Information about Sand Hill” on page ___.

Sand Hill Merger Corp.

Sand Hill Merger Corp. is a wholly-owned subsidiary of Sand Hill formed solely for the purpose of the merger. Sand Hill Merger Corp.’s executive office is located at 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025, and its telephone number is (650) 926-7022. Sand Hill Merger Corp. will be merged with and into St. Bernard and the separate corporate existence of Sand Hill Merger Corp. will cease upon completion of the merger. St. Bernard will be a wholly-owned subsidiary of Sand Hill upon completion of the merger.

St. Bernard

St. Bernard Software, Inc is a company organized under the laws of the State of Delaware in April 1995. St. Bernard’s predecessor company was originally incorporated in Delaware in 1984. St. Bernard Software is a leading independent supplier of IT security software products and services, with a special emphasis on Secure Content Management, or SCM, including secure messaging. St. Bernard’s products protect businesses, government organizations and educational institutions from cyber attack, improve worker productivity, reduce legal liability and assist in meeting regulatory requirements for data/privacy protection. St. Bernard’s network-attached security products are delivered as appliances that connect into the data path between the Internet gateway and a company’s local area network. St. Bernard’s system security products consist of software that is installed on workstations and servers. St. Bernard has approximately 8,000 customers, primarily comprised of small to medium sized businesses, educational institutions and governmental organizations. The products offered by St. Bernard include Open File Manager, a data protection product; UpdateEXPERT, a patch and settings management product; iPrism, SCM, Internet access management product; and ePrism, SCM, a secure messaging, e-mail filtering product. According to IDC, in September 2005, St. Bernard’s iPrism product line was the leading Internet filtering appliance, enabling customers to manage and control employee access to millions of web sites that are updated continuously as part of St. Bernard’s fee-based subscription service. St. Bernard’s products have a subscription component, which results in adding positive cash flow, via deferred revenue, to St. Bernard’s business thereby increasing revenue predictability. St. Bernard’s principal offices are located at 15015 Avenue of Science, San Diego, California 92128 and its telephone number at that location is (858) 524-2299. St. Bernard’s home page on the Internet is at http://www.stbernard.com, but the information on the St. Bernard website is not a part of this proxy statement/prospectus.

The Business Rationale for Merging with St. Bernard

We believe the proposed merger between Sand Hill and St. Bernard is in the best interests of Sand Hill and its stockholders for the following primary reasons:

Industry and Market Focus

St. Bernard is a leading independent supplier of IT security software products and services, with a special emphasis on Secure Content Management, or SCM, including secure messaging. According to IDC, SCM worldwide revenues reached $4.5 billion in 2004, representing a 27% increase over 2003. IDC has also concluded that web-filtering, a subset of SCM, reached $433 million in revenues in 2004, growing at 22% over 2003. Finally, IDC forecasts that the rate of growth for ‘appliance based web-filtering’, the portion of the market in which St. Bernard competes in, should increase by 47% between 2004 and 2009. According to IDC, appliances represent the fastest growing element of SCM. In addition to this market segment, St. Bernard also includes secure messaging as part of its product offerings, thereby adding to the value of its business offerings.

St. Bernard focuses on the relatively underserved and high growth Small to Medium Enterprises (or SME) segment of the market. As estimated by AMI-Partners, an SME oriented research firm, there are 232,000 small to medium sized businesses in the U.S. The SME segment is defined as businesses ranging from 50 to 999 employees. According to a study by AMI conducted in 2005, the SME segment is underserved, or under penetrated, in that only 22% of all small to medium sized businesses have installed comprehensive security management solutions. We believe that this indicates that there is real opportunity for growth in this segment. According to this same AMI report, a total of an additional 15% of the SME market, or 35,000 businesses, plan to purchase security management solutions in 2006, representing a growth rate of 73% year over year. We also additionally believe that the focus on SME is beneficial because security appliances tend to serve the market well because of their ease of installation and use. Brian Burke, an analyst with IDC research recently stated, “… security appliance sales will grow fast in the SME market because IT resources are scarce.”

Growth

St. Bernard has recently experienced attractive growth in its market. From 2000 to the end of 2004, St. Bernard has grown 182% based on revenue and was awarded a Deloitte “Technology Fastest 50” award. Specifically, for the nine months ended September 30, 2005, St. Bernard’s revenue totaled $18.1 million, an increase of 16.0% as compared to the same period in 2004. For the quarter ended September 30, 2005, St. Bernard's revenue was 41% higher than in the same quarter last year.

Business Model

St. Bernard has a business model that includes both web-filter and email-filter appliances and a database service subscription component. St. Bernard’s revenue model includes revenue from appliance sales and multi-year subscription for software/database updates and ePrism (secure messaging - e-mail filtering), are easy to install and easy to use, which makes the sales cycle shorter than an “enterprise” level sale.

The subscription element of St. Bernard’s business is particularly attractive because it operates as a “Software as a Service”, or a “SaaS” model. We believe that this represents a stable portion of the revenue base. As an example, customers subscribe to a URL database service for periods of anywhere from 1 to 3 years. This URL database is organized into more than 60 categories and encompasses more than 6 million websites as of September 30, 2005. This database is updated each business day using a proprietary process of automated content assessment and classification, with manual verification.  Subscribers to the update service receive updates each night. It is this security update subscription that we believe helps create long term customer relationships, as well as providing for better predictability of future revenue. St. Bernard had deferred revenues of $15.2 million as of September 30, 2005. Although the cash is received up front, this deferred revenue is generally recognized as revenue ratably over the life of the contract. The result is that billings for the business are greater than the revenue booked in any quarter. For example, revenue for the nine months ending September 30, 2005 was $18.1 million, whereas billings were $21.5 million. The result is an increase to deferred revenue, as recorded on the balance sheet, and, we believe, an enhanced predictability to the business.

Management Team

St. Bernard has a seasoned management team with specialized knowledge of its markets and, we believe, the ability to lead the combined company in a changing environment. St. Bernard’s management team has been in place for a number of years and the Sand Hill board of directors believes that John E. Jones, who will be the President and Chief Executive Officer of the combined company, has the experience and strong understanding of the software security market and potential needs of customers to effectively lead the combined company.

Terms of the Merger Agreement

We believe that the transaction is efficiently structured, attractively valued as compared against weighted industry averages and contains customary provisions for transactions of this type, including provisions to protect Sand Hill in the event an alternative transaction is proposed to St. Bernard. It was important to the Sand Hill board of directors that the merger agreement include customary provisions as we believe that such provisions will allow for a more efficient closing process and lower transaction expenses.

Please see “The Merger Proposal - Sand Hill Reasons for the Merger” on page ___.

Security Market Characteristics and Industry Background

The IT security market continues to be attractive from a business perspective, and is generally characterized by the following:

•	escalating volume of Internet attacks on business, industry and government, reaching over 140,000 attacks in 2004;

•	increasing sophistication of attacks and increasing cost per attack;

•	material loss in employee productivity due to unauthorized Internet usage during working hours;

•
significant recent increases in government and regulatory requirements specifically targeting security, including but not limited to, Sarbanes-Oxley (SOX), HIPPA, BASEL II, Gramm-Leach-Bliley, GISRA, etc;

•	increases in customer demand for integrated, full solution product suites, and;

•	a strong preference in SME for easy to install and easy to use security appliances.

Many organizations use the Internet to enable critical business applications that are accessed over their corporate networks. Many employees also use their organization’s computing resources for recreational “web surfing,” peer-to-peer file sharing, downloading of high-bandwidth content, instant messaging and other personal matters. However, unmanaged use of organizational computing and network resources, including Internet access, results in increased risk and cost to the organization, including increased security risks, loss of intellectual property, loss of a company’s customer and supplier data, lost employee productivity, increased network bandwidth consumption, and potential legal liability. This segment of IT security is commonly known as Secured Content Management, or SCM.

Traditionally, organizations have attempted to mitigate the legal liability, productivity and bandwidth waste risks through written policies governing acceptable employee use of computing resources, and they have sought to protect against external security risks with a combination of firewalls, intrusion detection/prevention software and anti-virus software. With the growth in spyware, key logging applications, and phishing sites, combined with the rapid increase in employee use of instant messaging and peer-to-peer file sharing and the proliferation of blended attacks on computing networks, organizations are finding that existing security measures leave significant time and technology gaps in their protection. Written Internet access and software application use policies are easily ignored, difficult to enforce and do not proactively curtail undesirable Internet and software application usage.  Firewalls can provide protection against external threats such as hacking, but do little to prevent employees from accessing unauthorized data from within an organization. Anti-virus software provides protection from e-mail borne viruses, but does not prevent the possible theft or corruption of corporate data by spyware and offers only limited protection against viruses that proliferate via peer-to-peer networks and instant messaging.  Existing anti-virus and anti-spyware software also requires time to identify and reverse engineer the virus or spyware application before it can be remediated and removed from infected systems.

Given the necessity of corporate Internet access and the continuing adoption of the web as a mass communication, entertainment, information and commerce medium, we believe there is a significant opportunity for SCM solutions, including secure messaging, that effectively addresses the needs of organizations to manage employee usage of the computing environment, including Internet access and desktop application use. Additionally, although the web and e-mail are the primary drivers of Internet traffic today, the rapid emergence of Internet-enabled applications creates the need for software that applies management policies to file types, applications, and protocols, as well as web pages, at multiple points on the information technology infrastructure. Software tools are needed to implement policy-based bandwidth management and regulation of applications such as instant messaging, peer-to-peer file exchange tools, interactive games and desktop software applications.  These solutions must also be adaptable enough to manage new applications and technologies as they are developed.

The Merger

The merger agreement provides for the merger of Sand Hill Merger Corp. with and into St. Bernard. The merger agreement was executed on October 26, 2005 and amended on December __, 2005. Following consummation of the merger, St. Bernard will continue as the surviving company and a wholly-owned subsidiary of Sand Hill and the separate corporate existence of Sand Hill Merger Corp. shall cease. It is expected that holders of St. Bernard common stock will hold approximately 65.6% of the outstanding shares of Sand Hill common stock immediately following the closing of the merger, based on the number of shares of Sand Hill and St. Bernard common stock outstanding as of October 26, 2005. Under the merger agreement, holders of St. Bernard common stock, options and warrants are entitled to receive their pro rata portion of 10,880,000 shares of Sand Hill common stock, replacement options or replacement warrants to be issued in the merger. No additional consideration will be issued by Sand Hill in the merger. This results in an exchange ratio of 0.421419 shares of Sand Hill common stock or replacement options or warrants for each share of St. Bernard common stock or options or warrants to purchase St. Bernard common stock outstanding. Based upon the number of shares of St. Bernard common stock outstanding and the number of shares issuable for St. Bernard common stock pursuant to outstanding options and warrants as of October 26, 2005, Sand Hill will issue approximately 9,759,600 shares of common stock at the close of the merger and holders of options and warrants to purchase shares of the common stock of St. Bernard will receive, in exchange for those options and warrants, options and warrants to purchase approximately 1,120,400 shares of Sand Hill common stock. To the extent that outstanding St. Bernard options or warrants are exercised prior to the closing of the merger, the number of shares of Sand Hill common stock that would be issued at the closing of the merger would increase and the number of the shares of Sand Hill common stock that would be subject to replacement options or warrants to be issued at the closing of the merger would decrease by a like amount. In no event will Sand Hill issue shares of common stock or replacement options or warrants for an aggregate amount in excess of 10,880,000 shares, other than with respect to purchase price adjustments, which are not expected to be material. For a complete description of the post-closing fully diluted capitalization of Sand Hill please see “Beneficial Ownership of Securities” on page __.

Sand Hill and St. Bernard plan to complete the merger promptly after the special meeting, provided that:

•	Sand Hill’s stockholders have adopted the merger agreement;

•
holders of less than 20% of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger proposal and demand conversion of their shares of common stock into cash; and

•	the other conditions specified in the merger agreement have been satisfied or waived.

If the Sand Hill stockholder approval has not been obtained at that time or any other conditions have not been satisfied or waived, the merger will be completed promptly after the stockholder approval is obtained or the remaining conditions are satisfied or waived. The merger will become effective when the articles of merger are filed with the Delaware Secretary of State or at such later time as is specified in the articles of merger.

The merger agreement is included as Annex A to this document. We encourage you to read the merger agreement in its entirety. See “The Merger Agreement” on page ___.

Amended and Restated Certificate of Incorporation

Sand Hill is proposing to amend its certificate of incorporation to change the name of Sand Hill to St. Bernard Software, Inc. and to remove certain provisions related to a business combination that were put in place as a result of our being a Targeted Acquisition Corporation. The Amended and Restated Certificate of Incorporation is included as Annex B to this document. We encourage you to read the amended and Restated Certificate of Incorporation in its entirety. See “The Amendment Proposal.”

St. Bernard Software, Inc. 1992 Stock Option Plan; St. Bernard Software, Inc. 2000 Stock Option Plan; St. Bernard Software, Inc. 2005 Stock Option Plan

There are options outstanding for the purchase of St. Bernard common stock which have been granted under three stock option plans: the St. Bernard Software, Inc. 1992 Stock Option Plan; the St. Bernard Software, Inc. 2000 Stock Option Plan; and the St. Bernard Software, Inc. 2005 Stock Option Plan. The stock option plans are included as Annex B, Annex C and Annex D to this document. We encourage you to read the stock option plans in their entirety. See “The Stock Option Plans Proposal.”

St. Bernard Software, Inc. 1992 Stock Option Plan

Under the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of St. Bernard common stock that has been granted under St. Bernard’s 1992 Stock Option Plan, whether vested or unvested, will be assumed by Sand Hill and become an option to acquire, on the same terms and conditions as were applicable under the 1992 Stock Option Plan immediately prior to the effective time of the merger, an option to purchase shares of Sand Hill common stock. The number of shares of Sand Hill common stock for which each option will be exercisable will be determined by multiplying the number of shares of St. Bernard common stock for which such option was exercisable by a conversion ratio of 0.421419. The exercise price per share of Sand Hill common stock at which each such option will be exercisable will be determined by dividing the exercise price per share of St. Bernard common stock at which this option was exercisable by the conversion ratio of 0.421419. There are options for 200,500 shares of St. Bernard common stock issued and outstanding under the 1992 Stock Option Plan. No additional options are available for issuance under the plan.

St. Bernard Software, Inc. 2000 Stock Option Plan

Under the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of St. Bernard common stock that has been granted under St. Bernard’s 2000 Stock Option Plan, whether vested or unvested, will be assumed by Sand Hill and become an option to acquire, on the same terms and conditions as were applicable under the 2000 Stock Option Plan immediately prior to the effective time of the merger, an option to purchase shares of Sand Hill common stock. The number of shares of Sand Hill common stock for which each option will be exercisable will be determined by multiplying the number of shares of St. Bernard common stock for which such option was exercisable by a conversion ratio of 0.421419. The exercise price per share of Sand Hill common stock at which each such option will be exercisable will be determined by dividing the exercise price per share of St. Bernard common stock at which this option was exercisable by the conversion ratio of 0.421419. There are options for 995,119 shares of St. Bernard common stock issued and outstanding under the 2000 Stock Option Plan. No additional options are available for issuance under the plan.

St. Bernard Software, Inc. 2005 Stock Option Plan

Under the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of St. Bernard common stock that has been granted under St. Bernard’s 2005 Stock Option Plan, whether vested or unvested, will be assumed by Sand Hill and become an option to acquire, on the same terms and conditions as were applicable under the 2005 Stock Option Plan immediately prior to the effective time of the merger, an option to purchase shares of Sand Hill common stock. The number of shares of Sand Hill common stock for which each option will be exercisable will be determined by multiplying the number of shares of St. Bernard common stock for which such option was exercisable by a conversion ratio of 0.421419. The exercise price per share of Sand Hill common stock at which each such option will be exercisable will be determined by dividing the exercise price per share of St. Bernard common stock at which this option was exercisable by the conversion ratio of 0.421419. There are options for 298,000 shares of St. Bernard common stock issued and outstanding under the 2005 Stock Option Plan. Options for 4,702,000 shares of St. Bernard common stock may be issued under the plan in the future.

Adjournment Proposal

In the event there are not sufficient votes at the time of the special meeting to approve the merger proposal or the stock option plans proposal, the board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

Sand Hill’s Board of Directors’ Recommendations

After careful consideration, Sand Hill’s board of directors has determined unanimously that the merger proposal, the stock option plans proposal and the adjournment proposal are fair to, and in the best interests of, Sand Hill and its stockholders. Sand Hill’s board has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, the amendment proposal, the stock option plans proposal and the adjournment proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the adoption of the merger agreement, the amendment proposal, the stock option plans proposal and the adjournment proposal. Please see “The Merger Proposal - Sand Hill Reasons for the Merger” on page ___.

Special Meeting of Sand Hill’s Stockholders

The special meeting of the stockholders of Sand Hill will be held at __________________ on _____________, 200__, at ______________________, Suite _____, _________________, California ___________, to vote on the merger proposal, the stock option plans proposal and the adjournment proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Sand Hill common stock at the close of business on ___________, 200__, which is the record date for the special meeting. You will have one vote for each share of Sand Hill common stock you owned at the close of business on the record date. Sand Hill warrants do not have voting rights. At the close of business on October 26, 2005, there were 5,110,000 shares of Sand Hill common stock outstanding, which includes 414,861 shares of common stock issued as part of units that were issued in our initial public offering, as shown on the records of Sand Hill’s transfer agent.

Vote Required to Adopt the Merger Proposal

The adoption of the merger agreement and the transactions contemplated by the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Sand Hill common stock on the record date. However, Sand Hill will not be able to complete the merger if the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger and demand that Sand Hill convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held.

Vote Required to Adopt the Amended and Restated Certificate of Incorporation

The adoption of the amendment proposal will require the affirmative vote of a majority of the outstanding shares of Sand Hill’s common stock on the record date. The adoption of the amendment proposal is conditioned upon the adoption of the merger proposal, but the adoption of the merger proposal is not conditioned on the adoption of the amendment proposal.

Vote Required to Adopt the Stock Option Plans Proposal

The adoption of the stock option plans proposal will require the affirmative vote of the holders of a majority of the shares of Sand Hill common stock present in person or represented by proxy at the special meeting. The adoption of the stock option plans proposal is conditioned on the adoption of the merger proposal.

Vote Required to Adopt the Adjournment Proposal

The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Sand Hill common stock present in person or represented by proxy at the special meeting. The adoption of the adjournment proposal is not conditioned on the adoption of any of the other proposals.

Conversion Rights

Pursuant to Sand Hill’s certificate of incorporation, a holder of shares of Sand Hill’s common stock issued in its initial public offering may, if the stockholder votes against the merger, demand that Sand Hill convert such shares into cash. This demand must be made on the proxy card or by telephone or through the Internet as described on the proxy card at the same time that the stockholder votes against the merger proposal. If so demanded, Sand Hill will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held, plus all interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of Sand Hill common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. If the merger is not completed, then these shares will not be converted into cash at this time.

The merger will not be consummated if the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering exercise their conversion rights.

Appraisal or Dissenters Rights

No appraisal rights or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Sand Hill in connection with the merger proposal.

Voting

You may vote in person at the special meeting or vote by proxy using the enclosed proxy card or via the Internet or telephone.

•	To vote in person, come to the special meeting, and you will be given a ballot when you arrive.

•
To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the special meeting, your shares will be voted as you direct.

•
If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on _______________.

Please also see the instructions included with the enclosed proxy card. Regardless of whether you return your proxy card, you may attend the special meeting and vote your shares in person.

Stock Ownership

On the record date, directors and executive officers of Sand Hill and their affiliates beneficially owned and were entitled to vote approximately 1,000,000 shares of Sand Hill’s common stock that have a market value of approximately $5,270,000 based on Sand Hill’s common stock price of $5.27 per share as of October 26, 2005. The total of these shares represented approximately 19.6% of Sand Hill’s issued and outstanding common stock as of the record date. In connection with its initial public offering, the holders of these shares entered into letter agreements with Sand Hill, pursuant to which each agreed to vote their shares of Sand Hill common stock purchased prior to the initial public offering on the merger proposal in the same manner as how a majority of the shares of common stock held by all other Sand Hill stockholders are voted on the merger proposal. They are entitled to vote the shares acquired by them in or subsequent to the initial public offering as they see fit and have indicated that they will vote the shares acquired by them in or subsequent to the initial public offering as they see fit and have indicated that they will vote the shares acquired by them in or subsequent to the initial public offering, representing approximately ___% of the outstanding common stock, in favor of the merger proposal. Based solely upon information contained in public filings, as of December 12, 2005, the following stockholders beneficially owned greater than five percent of Sand Hill’s issued and outstanding common stock:

•	Humphrey P. Polanen and his affiliates beneficially owned 559,441 shares of Sand Hill common stock, representing approximately 10.9% of the Sand Hill common stock outstanding on the record date;

•	Sapling, LLC beneficially owned 400,000 shares of Sand Hill common stock, representing approximately 7.8% of the shares of Sand Hill common stock outstanding on the record date; and

•	Amaranth, LLC beneficially owned 299,098 shares of Sand Hill common stock, representing approximately 5.8% of the shares of Sand Hill common stock outstanding on the record date.

Interests of Sand Hill Directors and Officers in the Merger

When you consider the recommendation of Sand Hill’s board of directors that you vote in favor of adoption of the merger proposal, you should keep in mind that a number of Sand Hill’s executives and members of Sand Hill’s board have interests in the merger that are different from, or in addition to, your interests as a Sand Hill stockholder. These interests include, among other things:

•
if the merger is not approved and Sand Hill fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Sand Hill is therefore required to liquidate, the shares of common stock purchased prior to its initial public offering and held by Sand Hill’s executives and directors may be worthless because Sand Hill’s executives and directors are not entitled to receive any of the net proceeds of Sand Hill’s initial public offering that may be distributed upon liquidation of Sand Hill with respect to these shares. In addition, the warrants held by such persons will expire without value in the event of a liquidation;

•
after the completion of the merger, Humphrey P. Polanen will remain as the chairman of the board of directors of the combined company and Scott Broomfield will remain as a director of the combined company; and

•
if Sand Hill liquidates prior to the consummation of a business combination, Humphrey P. Polanen, chairman of the board and chief executive officer, will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by Sand Hill for services rendered or products sold to Sand Hill in excess of the net proceeds of Sand Hill’s initial public offering not held in the trust account.

Interests of Officers and Directors of St. Bernard in the Merger

You should understand that some of the current officers and directors of St. Bernard have interests in the merger that are different from, or in addition to, your interest as a Sand Hill stockholder. These interests include, among other things:

•
After the completion of the merger, several of the present directors of St. Bernard, specifically, Messrs. John E. Jones, Bart van Hedel and a third person yet to be named will remain as directors of the combined company.

•	After the completion of the merger, the current officers of St. Bernard Software will remain as officers of the combined company.

•
The directors and executive officers of St. Bernard hold stock options granted to them under various St. Bernard Stock Option Plans. Under the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of St. Bernard common stock that has been granted under St. Bernard’s 1992, 2000 and 2005 Stock Plans, whether vested or unvested, will be fully accelerated pursuant to its terms, and assumed by Sand Hill and become an option to acquire, on the same terms and conditions as were applicable under the applicable stock plan immediately prior to the effective time of the merger, an option to purchase shares of Sand Hill common stock. The number of shares of Sand Hill common stock for which each option will be exercisable will be determined by multiplying the number of shares of St. Bernard common stock for which such option was exercisable by a conversion ratio of 0.421419. The exercise price per share of Sand Hill common stock at which each such option will be exercisable will be determined by dividing the exercise price per share of St. Bernard common stock at which this option was exercisable by the conversion ratio of 0.421419.

The table below sets forth, as of September 30, 2005, information with respect to options under the 1992 Stock Option Plan, 2000 Stock Option Plan and 2005 Stock Option Plan held by each of St. Bernard’s current executive officers and directors.

STOCK OPTIONS ISSUED TO OFFICERS AND DIRECTORS OF ST. BERNARD SOFTWARE[1]
Name	Number of Options Held	Number of Options Vested	Number of Unvested Options Held
Mr. John E. Jones, Chief Executive Officer, President and Director	170,000	153,333	16,667
Mr. Bart A.M. van Hedel, Director	95,000	82,778	12,222
Mr. Robert G. Copeland, Director	95,000	82,778	12,222
Mr. Mel Lavitt, Director	34,723	23,735	10,988
Mr. Al Riedler, Chief Financial Officer	94,167	51,081	43,086

_________________________
1 The following table sets forth the aggregate total number of options granted by St. Bernard to the individuals listed herein. Each of the individuals listed received multiple option grants from St. Bernard, at various exercise prices depending on the date of grant. The exercise prices for the option grants range from $0.11/per share to $0.50/per share.

Conditions to the Completion of the Merger

Each of Sand Hill’s and St. Bernard’s obligation to effect the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

Conditions to Sand Hill’s and St. Bernard’s obligation

•	The receipt of the Sand Hill stockholder approval;

•	The receipt of the St. Bernard stockholder approval;

•
the effectiveness of the registration statement pursuant to which the shares of Sand Hill’s common stock have been registered with the U.S. Securities and Exchange Commission, and the absence of a stop order suspending the effectiveness of the registration statement or the use of this proxy statement/prospectus, or any proceedings for such purposes;

•	the absence of any order or injunction preventing consummation of the merger;

•	the absence of any suit or proceeding by any governmental entity or any other person challenging the merger or seeking to obtain from St. Bernard, Sand Hill or Sand Hill Merger Corp. any damages;

•
at the Sand Hill special meeting, holders of less than 20% of the shares of common stock issued in Sand Hill’s initial public offering will have voted against the adoption of the merger proposal and demanded that Sand Hill convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held;

•	at the time of consummation of the merger, the board of directors of Sand Hill must determine that the fair market value of St. Bernard is at least 80% of the net assets of Sand Hill; and

•	at the time of consummation of the merger, Sand Hill must have at least $21,350,000, plus accrued interest from July 31, 2005, in the trust account.

Conditions to Sand Hill’s obligation

The obligation of Sand Hill and Sand Hill Merger Corp. to effect the merger are further subject to the following conditions:

•
St. Bernard’s representations and warranties in the merger agreement that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except for representations and warranties in the merger agreement that address matters as of another date, which must be true and correct as of that other date, and Sand Hill must have received a certificate from the chief executive officer and the chief financial officer of St. Bernard to that effect;

•
St. Bernard must have performed in all material respects all obligations required to be performed by it under the merger agreement and Sand Hill must have received a certificate from the chief executive officer and the chief financial officer of St. Bernard to that effect;

•	there must not have occurred since the date of the merger agreement any material adverse effect on St. Bernard;

•	St. Bernard, the escrow agent and the other parties signatory to the Escrow Agreement shall have executed and delivered the Escrow Agreement;

•	each of the affiliates of St. Bernard shall have executed and delivered a written agreement substantially in the form attached to the merger agreement;

•	each of the executive officers and directors of St. Bernard shall have executed a lock-up agreement;

•	counsel for St. Bernard shall have delivered a legal opinion substantially in the form attached to the merger agreement; and

•	St. Bernard shall have obtained any necessary third-party consents to the merger.

Conditions to St. Bernard’s obligation

The obligation of St. Bernard to effect the merger is further subject to the following conditions:

•
Sand Hill’s and Sand Hill Merger Corp.’s representations and warranties in the merger agreement that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except for representations and warranties that address matters as of another date, which must be true and correct as of that date, and St. Bernard must have received a certificate from the chief executive officer and the chief financial officer of Sand Hill to that effect;

•
Sand Hill and Sand Hill Merger Corp. must have performed in all material respects all obligations required to be performed by them under the merger agreement and St. Bernard must have received a certificate from the chief executive officer and the chief financial officer of Sand Hill to that effect;

•	there must not have occurred since the date of the merger agreement any material adverse effect on Sand Hill;

•	Sand Hill, the escrow agent, and the other parties to be signatory to the Escrow Agreement shall have executed and delivered the Escrow Agreement; and

•
St. Bernard shall have received a written opinion from Duane Morris LLP, counsel to St. Bernard, dated on or before the closing date, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

If permitted under applicable law, either St. Bernard or Sand Hill may waive conditions for the benefit of itself and its stockholders and complete the merger even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the merger will occur.

No Solicitation

The merger agreement contains detailed provisions prohibiting each of St. Bernard and Sand Hill from seeking an alternative transaction. The no solicitation covenant of St. Bernard generally prohibits St. Bernard, as well as its officers, directors, employees, representatives or agents, from taking any action to solicit an acquisition proposal as described on pages 42-43 of the merger agreement. The merger agreement does not, however, prohibit St. Bernard from considering a superior proposal from a third party in the circumstances described under “The Merger Agreement—No Solicitation by St. Bernard” on page ___. The no solicitation covenant of Sand Hill generally prohibits Sand Hill, as well as its stockholders, officers, directors, employees, representatives or agents, from taking any action to solicit an acquisition proposal as described on pages 46-47 of the merger agreement. The merger agreement does not, however, prohibit Sand Hill from engaging in discussions or issuing indications of interest to parties in the IT security industry under certain conditions, as long as Sand Hill does not enter into or negotiate the terms of a letter of intent or similar agreement related to a business combination until after certain conditions have been met as described under “The Merger Agreement - No Solicitation by Sand Hill” on page _____.

Termination

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after receipt of the Sand Hill stockholder approval, by mutual written consent of Sand Hill, Sand Hill Merger Corp. and St. Bernard.

Termination by either St. Bernard or Sand Hill

Either St. Bernard or Sand Hill may terminate the merger agreement if:

•	the merger is not consummated on or before June 30, 2006;

•
any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action will have become final and nonappealable;

•	any condition to the obligation of such party to consummate the merger becomes incapable of satisfaction prior to June 30, 2006; or

•
at the special meeting, the Sand Hill stockholder approval is not obtained or the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering have voted against the merger and demanded that Sand Hill convert their shares into cash pursuant to the terms of Sand Hill’s certificate of incorporation.

Termination by Sand Hill

Sand Hill may terminate the merger agreement if:

•
St. Bernard breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure to perform would give rise to the failure of specified conditions in the merger agreement and cannot be or has not been cured within 30 days after the giving of written notice to St. Bernard of such breach or by June 30, 2006, if earlier;

•	a special meeting of the St. Bernard stockholders is not held within 25 days after the effective date of the registration statement of which this proxy statement/prospectus is a part;

•	at the special meeting of St. Bernard’s stockholders, the St. Bernard stockholders do not approve the merger;

•	St. Bernard’s board of directors has withdrawn or adversely modified its recommendation in favor of the merger;

•	St. Bernard’s board of directors has failed to include its recommendation in favor of the merger in its proxy statement to its stockholders;

•
St. Bernard’s board of directors has approved an alternative acquisition proposal, which is a transaction where any person has or will acquire 15% or more of St. Bernard’s voting power or assets that account for 15% or more of St. Bernard’s net revenues, net income or assets; or

•
St. Bernard’s board of directors determines that it has received a superior proposal, which is an alternative acquisition proposal that St. Bernard’s board of directors determines in good faith is superior to the merger with Sand Hill and that it is required to submit such alternative proposal to its stockholders in the exercise of its fiduciary duties.

Termination by St. Bernard

St. Bernard may terminate the merger agreement if:

•
Sand Hill breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure to perform would give rise to the failure of specified conditions in the merger agreement and cannot be or has not been cured within 30 days after the giving of written notice to Sand Hill of such breach or by June 30, 2006, if earlier;

•	A special meeting of the Sand Hill stockholders is not held within 60 days after the effective dates of the registration statement of which this proxy statement/prospectus is a part;

•	At the special meeting of the Sand Hill stockholders, the Sand Hill stockholders do not approve the merger;

•	Sand Hill’s board of directors has withdrawn or adversely modified its recommendation in favor of the merger;

•	Sand Hill’s board of directors has failed to include its recommendation in favor of the merger in its proxy statement to its stockholders;

•
Sand Hill’s board of directors has approved an alternative acquisition proposal, which is a transaction where any person has or will acquire 15% or more of Sand Hill’s voting power or assets that account for 15% or more of sand Hill’s net revenues, net income or assets; or

•
Sand Hill’s board of directors determines that it has received a superior proposal, which is an alternative acquisition proposal that Sand Hill’s board of directors determines in good faith is superior to the merger with St. Bernard and that it is required to submit such alternative proposal to its stockholders in the exercise of its fiduciary duties.

Termination Fee; Expenses

Under certain conditions St. Bernard has agreed to pay Sand Hill a termination fee of $1,750,000, net of any expenses already reimbursed by St. Bernard to Sand Hill, and each of Sand Hill and St. Bernard has agreed to pay the expenses of the other incurred in connection with the merger agreement, up to $300,000, if the merger agreement is terminated in the circumstances described under the “The Merger Agreement—Termination Fee and Expenses” on page ____ hereof.

Quotation or Listing

Sand Hill’s outstanding common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board. Sand Hill will use its best efforts to cause its outstanding shares of common stock and warrants and the shares of common stock to be issued in the merger to be approved for quotation on the Nasdaq Stock Market or, if they are not eligible for quotation on Nasdaq, to be listed on the American Stock Exchange, shortly after the consummation of the merger.

Amendment and Restatement of Sand Hill Certificate of Incorporation

As part of the merger agreement Sand Hill agreed to amend and restate the Sand Hill certificate of incorporation to, among other things, remove the provisions related to the holders of shares issued in Sand Hill’s initial public offering and the provisions related to a business combination. The amended and restated Sand Hill certificate of incorporation is attached to this document as Annex B. The changes to the Sand Hill certificate of incorporation will not be effective unless the merger is completed.

Officers and Directors After the Merger

The combined company will be managed by the current management of St. Bernard. John E. Jones, who is currently the President and Chief Executive Officer of St. Bernard, will become the President and Chief Executive Officer of the combined company. Al Riedler, who is currently the Chief Financial Officer of St. Bernard, will become the Chief Financial Officer of the combined company. Bart van Hedel, who is currently on the board of directors of St. Bernard, will continue as a board member of the combined company. Humphrey P. Polanen, who is currently the Chairman of the Board and Chief Executive Officer of Sand Hill, will continue as Chairman of the Board of the combined company. Scott R. Broomfield, who is currently on the board of directors of Sand Hill, will continue as a board member of the combined company. Sand Hill and St. Bernard will agree on who the other members of the board of directors of the combined company will be prior to the effective time of the merger.

Indemnification and Stock Escrow Agreement

At the time of the consummation of the merger, Sand Hill will deposit with a mutually acceptable escrow agent ten percent (10%) of the shares of common stock of Sand Hill to be issued in the merger. If, within 270 days of the date of the consummation of the merger, Sand Hill asserts a claim that St. Bernard breached any representation or warranty in the merger agreement, or covenant requiring performance prior to the consummation of the merger, then, subject to the resolution or arbitration of such claim in favor of Sand Hill, the escrow agent will return to Sand Hill a portion of the shares of Sand Hill common stock held in escrow with a value equal to the damages caused by such breach, up to a maximum of the total number of shares of Sand Hill common stock held in escrow. The number of shares to be returned will be based on a per share price of $5.10. The escrowed shares will only be available to satisfy Sand Hill claims that are made within 270 days after the completion of the merger. Two hundred seventy days after completion of the merger any remaining escrowed shares that have not been used to satisfy indemnification claims by Sand Hill will be released to the former stockholders of St. Bernard. The complete text of the stock escrow agreement that will govern these matters is attached as Exhibit E of Annex A. We encourage all stockholders to read the stock escrow agreement in its entirety.

Material United States Federal Income Tax Consequences of the Merger

No gain or loss will be recognized by the stockholders of Sand Hill pursuant to the merger who do not exchange their shares of Sand Hill common stock pursuant to the merger, continue to own such shares of Sand Hill, and do not exercise their conversion rights. A stockholder of Sand Hill who exercises their conversion rights and effects a termination of the stockholder’s interest in Sand Hill will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of Sand Hill common stock for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Sand Hill common stock. This gain or loss will generally be capital gain or capital loss if the stockholder held the exchanged shares as a capital asset on the date of the merger and that capital gain or loss and will be a long-term capital gain or loss if the holding period for the shares of Sand Hill common stock is more than one year.

Accounting Treatment

The merger will be accounted for under the reverse acquisition application of the equity recapitalization method of accounting in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes.  Under this method of accounting, Sand Hill will be treated as the “acquired” company for financial reporting purposes.  In accordance with guidance applicable to these circumstances, the merger will be considered to be a capital transaction in substance.  Accordingly, for accounting purposes, the merger will be treated as the equivalent of St. Bernard issuing stock for the net monetary assets of Sand Hill, accompanied by a recapitalization.  The net monetary assets of Sand Hill will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded.  The accumulated deficit of St. Bernard will be carried forward after the merger.  Operations prior to the merger will be those of St. Bernard and subsequent to the merger will be those of the combined company.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the merger proposal with the Secretary of State of the State of Delaware.

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. We derived the St. Bernard historical information from the audited consolidated financial statements of St. Bernard as of and for each of the years ended December 31, 2004 and 2003 and from the unaudited consolidated financial statements as of and for the nine months ended September 30, 2005 and 2004. We derived the Sand Hill historical information from the audited financial statements of Sand Hill for the period from April 15, 2004 (inception) to December 31, 2004, and from the unaudited financial statements as of and for the nine months ended September 30, 2005 and 2004 (from inception). The information is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes contained elsewhere herein. St. Bernard’s results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the entire year or for any future periods. The historical results included below and elsewhere in this document are not indicative of the future performance of St. Bernard, Sand Hill or the combined company.

Sand Hill Selected Historical Financial Data

The following table sets forth selected historical financial data of Sand Hill. The information presented below was derived from Sand Hills’s audited consolidated financial statements as of December 31, 2004 and for the period from April 15, 2004 (inception) to December 31, 2004 and Sand Hill’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2005 and for the period from April 15, 2004 (inception) to September 30, 2004. This information is only a summary. You should read it together with Sand Hill’s historical consolidated financial statements and accompanying notes incorporated by reference into this proxy statement/prospectus.

(Dollars in thousands except share information)	Unaudited	Unaudited
	Nine Months Ended September 30,	Period from April 15, 2004 (inception) to September 30,	Period from April 15, 2004 (inception) to December 31,
Consolidated Statement of Operations Data:	2005	2004	2004
Net revenue	$0	$0	$0
Operating loss	$(701)	$(63)	$(192)
Interest income	$438	$48	$142
Net loss	$(263)	$(16)	$(50)
Net loss per share - basic and diluted	$(0.05)	$(0.01)	$(0.01)
Shares used - basic and diluted	5,110,000	2,542,454	3,468,784

	Unaudited
	September 30,	December 31,
	2005	2004
Consolidated Balance Sheet Data:
Cash and cash equivalents	$21,862	$21,884
Working capital (deficit)	$21,759	$22,000
Total assets	$21,905	$22,016
Common stock subject to possible conversion	$4,304	$4,218
Stockholder equity	$17,455	$17,782

St. Bernard Selected Historical Financial Data

The following table sets forth selected historical financial data of St. Bernard. The information presented below was derived from St. Bernard’s audited consolidated financial statements as of December 31, 2004 and 2003 and unaudited consolidated financial statements as of and for the nine months ended September 30, 2005 and for 2004 contained elsewhere in this registration statement. The information as of and for the year ended December 31, 2002 was derived from St. Bernard's unaudited consolidated financial statements which are not contained in this registration statement. This information is only a summary. You should read it together with St. Bernard’s historical consolidated financial statements and accompanying notes incorporated by reference into this proxy statement/prospectus.

Dollars and shares in thousands

	Nine Months Ended September 30,		Year Ended December 31,
Consolidated Statement of Operations Data:	2005	2004	2004	2003	2002 (1)
Net revenue	$18,138	$15,580	$21,174	$19,970	$14,181
Operating loss	$(1,398)	$(5,404)	$(7,774)	$(530)	$(1,215)
Interest expense	$201	$160	$240	$285	$301
Net loss	$(1,674)	$(5,560)	$(7,962)	$(309)	$(1,624)
Net loss per share - basic and diluted	$(0.08)	$(0.27)	$(0.39)	$(0.02)	$(0.08)
Weighted Average Shares Outstanding	21,760	20,390	20,503	19,434	19,431

	As of September 30,	As of December 31,
Consolidated Balance Sheet Data:	2005	2004	2003	2002

Cash and cash equivalents	$29	$557	$1,111	$5
Working capital (deficit)	$(8,931)	$(9,420)	$(2,556)	$(1,325)
Total assets	$10,847	$11,454	$11,481	$8,015
Deferred revenue	$15,156	$13,200	$8,479	$4,370
Long term obligations less current portion	$16	$40	$33	$0
Stockholder equity (deficit)	$(7,292)	$(6,812)	$650	$960

(1) Effective January 1, 2002, St. Bernard adopted the provisions of SFAS No. 142.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The merger will be accounted for as a reverse acquisition application of the equity recapitalization method of accounting. Accordingly, although the merger is structured such that St. Bernard will become a wholly-owned subsidiary of Sand Hill at closing, St. Bernard will be treated as the acquirer for accounting and financial reporting purposes. The assets and liabilities of Sand Hill will be recorded, as of completion of the merger, at their respective historical cost, which is considered to be the equivalent of fair value and added to those of St. Bernard. For a more detailed description of purchase accounting, see “The Merger Proposal—Anticipated Accounting Treatment” on page ___.

We have presented below selected unaudited pro forma combined financial information that reflects the equity recapitalization method of accounting and is intended to provide you with a better picture of what our business might have looked like had St. Bernard and Sand Hill actually combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the merger. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this document.

The selected unaudited pro forma combined financial data is based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of St. Bernard Software that would have been reported had the proposed merger been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of St. Bernard Software.

Pro Forma Condensed
Consolidated Statement of Operations Data:
Dollars and shares in thousands
Nine Months Ended September 30, 2005
Assumes 100% conversion
Net revenue	$18,138
Operating loss	$(2,099)
Interest expense	$201
Net loss	$(1,938)
Net loss per share - basic	$(0.14)
Shares used - basic and diluted	14,289

Pro Forma Condensed
Consolidated Balance Sheet Data:
Dollars in thousands
September 30, 2005
Cash and cash equivalents	$20,791
Working capital	$11,727
Total assets	$31,651
Deferred Revenue	$15,158
Long-term obligations less current portion	$16
Stockholder equity	$13,365

	Nine months ended September 30, 2005		Year ended December 31, 2004
	Assuming No Conversions (1)	Assuming Maximum Conversions (2)	Assuming No Conversions (1)	Assuming Maximum Conversions (2)
	(In thousands, except per share data)
Revenues	$18,138	$18,138	$21,174	$21, 174
Net loss	(1,938)	(2,025)	(8,012)	(8,040)
Net loss per share	(0.14)	(0.15)	(0.66)	(0.69)
Shares used basic and diluted	14,289	13,471	12,108	11,617

	September 30, 2005
	Assuming No Conversions (1)	Assuming Maximum Conversions (2)
	(in thousands)
Total assets	$31,651	$27,347
Total liabilities	18,286	18,286
Stockholders’ equity	13,365	9,061

Notes:
(1)	Assumes that no Sand Hill stockholders seek conversion of their Sand Hill stock into their pro rata share of the trust fund.

(2)	Assumes that 19.9% shares of Sand Hill common stock were redeemed into their pro rata share of the trust fund.

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of St. Bernard and Sand Hill and unaudited pro forma combined per share information after giving effect to the merger between St. Bernard and Sand Hill, under the reverse acquisition application of the equity recapitalization method of accounting, assuming a maximum level and a minimum level of approval of the merger by Sand Hill stockholders. You should read this information in conjunction with the selected historical financial information, included elsewhere in this document, and the historical financial statements of St. Bernard and Sand Hill and related notes that are included elsewhere in this document. The unaudited St. Bernard pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included elsewhere in this proxy statement. The historical per share information is derived from financial statements as of and for the nine months ended September 30, 2005, and for the year ended December 31, 2004 with respect to St. Bernard and for the nine months ended September 30, 2004 and the period from April 15, 2004 (inception) to December 31, 2004 with respect to Sand Hill.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of St. Bernard and Sand Hill would have been had the companies been combined or to project St. Bernard and Sand Hill’s results of operations that may be achieved after the merger.

Number of shares of common stock outstanding upon consummation of the merger:	St. Bernard	Sand Hill(1)	Combined Company
Assuming no conversions	9,756,839	5,110,000	14,866,839
	65.6%	34.4%	100%
Assuming maximum conversions	9,756,839	4,292,110	14,048,949
	69.4%	30.6%	100%
Net loss per share—historical:
Year ended December 31, 2004:	($0.39)	($0.01) (2)
Book value per share— Historical December 31, 2004	($0.33)	$4.31 (4)
Net loss per share—pro forma: (2)
Year ended December 31, 2004:
No conversions	($0.34)	($0.03)	($0.54)
Maximum conversions (3)	($0.34)	($0.03)	($0.57)
Nine months ended September 30, 2005:
No conversions	($0.07)	($0.05)	($0.13)
Maximum conversions (3)	($0.07)	($0.08)	($0.19)
Book value per share—pro forma September 30, 2005
No conversions	($0.31)	$4.26	$0.89
Maximum conversions (3)	($0.31)	$4.07	$0.64

Notes:
(1)	Operations of Sand Hill for 2004 are for the period from April 15, 2004 (inception) to December 31, 2004.

(2)	Consolidated pro forma per share amounts for Sand Hill and St. Bernard were determined based upon the assumed number of shares to be outstanding under the two different levels of conversion rights.

(3)	This calculation includes shares of common stock subject to conversion only in the event that minimum approval of the merger is obtained.

(4)
Historical book value per share for Sand Hill was computed based on the book value of Sand Hill at December 31, 2004 $17,782,010 plus common stock, subject to possible conversion $4,217,992 divided by the 5,110,000 issued and outstanding shares of Sand Hill common stock at December 31, 2004.

PER SHARE MARKET PRICE INFORMATION

The closing price for the common stock, warrants and units of Sand Hill on Wednesday, October 26, 2005, the last trading day before announcement of the execution of the merger agreement was $5.27, $1.51 and $8.35, respectively. Sand Hill’s common stock, warrants and units are each quoted on the Over-the-Counter Bulletin Board under the symbols SHQC, SHQCW and SHQCU, respectively. Sand Hill’s units commenced public trading on July 27, 2004 and its common stock and warrants commenced public trading on August 24, 2004.

There is no established public trading market for the common stock of St. Bernard.

In connection with the merger, application will be made for the quotation of the combined company’s common stock and warrants on the Nasdaq Stock Market.

As of ________, 200_, there were ____ holders of record of the units, ________ holders of record of the common stock and ____ holders of record of the warrants. Sand Hill believes the beneficial holders of the units, common stock and warrants to be in excess of ______ persons each.

Sand Hill has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the merger will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Sand Hill common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Common Stock		Warrants		Units
Quarter Ended	High	Low	High	Low	High	Low
December 31, 2004	$4.95	$4.55	$0.70	$0.43	$6.20	$5.42
March 31, 2005	$5.25	$4.80	$0.95	$0.55	$7.25	$6.00
June 30, 2005	$5.47	$4.91	$0.96	$0.56	$7.25	$6.00
September 30, 2005	$5.57	$5.08	$1.70	$0.74	$8.51	$6.45

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal, the stock option plans proposal and the adjournment proposal.

Risks Related to St. Bernard’s Business

Because St. Bernard derives a majority of its license revenue from sales of a few product lines, any decline in demand for these products could severely harm its ability to generate revenue.

St. Bernard derives a majority of its revenue from a small number of software products, including its iPrism, ePrism, Update Expert and Open File Manager and related subscription and maintenance services. In particular, St. Bernard’s future success depends in part on achieving substantial revenue from customer renewals for subscriptions. Subscriptions typically have durations of 12, 24 or 36 months. St. Bernard’s customers have no obligation to renew their subscriptions upon expiration. In addition, its products are concentrated on the small and medium enterprise, or SME, environment. St. Bernard is particularly vulnerable to fluctuations in demand for these products, whether as a result of competition, product obsolescence, technological change, budget constraints of its potential customers or other factors. If St. Bernard’s revenue derived from these software products were to decline significantly, including as a result of customers not renewing subscriptions, its business and operating results would be adversely affected.

St. Bernard has a history of losses and negative cash flow.

St. Bernard has a history of operating losses and negative cash flow and has only recently achieved profitability. As of September 30, 2005, St. Bernard had an accumulated deficit of approximately $27.7 million. There can be no assurance that St. Bernard will remain profitable and that losses will not occur or that it will not have negative cash flow in the future.

If St. Bernard fails to manage its distribution channels effectively, or if its partners choose not to market and sell St. Bernard’s products to their customers, its sales could decline.

St. Bernard markets its products and related services both directly to end-users and through a variety of indirect sales channels, which include VARs, distributors, system integrators and OEMs.

Direct Sales. A significant portion of St. Bernard’s revenue is derived from sales by its direct sales force to end-users. This sales channel involves a number of special risks, including:

•	longer sales cycles associated with direct sales efforts;

•	difficulty in hiring, training, retaining and motivating a direct sales force; and

•	the requirement of a substantial amount of training for sales representatives to become productive, and training that must be updated to cover new and revised products.

Indirect Sales Channels. A significant portion of St. Bernard’s revenue is also derived from sales through indirect sales channels, including distributors that sell its products to end-users and other VARs. This channel involves a number of special risks, including:

•	lack of control over the timing of delivery of products to end-users;

•	its VARs and distributors are not subject to minimum sales requirements or any obligation to market St. Bernard’s products to their customers;

•	its VARs and distributors may terminate their relationships with St. Bernard at any time; and

•	its VARs and distributors may market and distribute competing products.

OEMs. A portion of St. Bernard’s revenue is derived from sales through its OEM partners that incorporate St. Bernard’s products into their products. St. Bernard’s reliance on this sales channel involves a number of special risks, including:

•	its lack of control over the shipping dates or volume of systems shipped;

•	its OEM partners are not subject to minimum sales requirements or any obligation to market its products to their customers;

•	its OEM partners may terminate or renegotiate their arrangements with St. Bernard and new terms may be less favorable in recognition of its increasingly competitive relationship with certain partners;

•
the development work that St. Bernard must generally undertake under its agreements with its OEM partners may require St. Bernard to invest significant resources and incur significant costs with little or no associated revenue;

•	the time and expense required for the sales and marketing organizations of its OEM partners to become familiar with its products may make it more difficult to introduce those products to the market;

•	St. Bernard’s OEM partners may develop, market and distribute their own products and market and distribute products of St. Bernard’s competitors, which could reduce its sales; and

•
if St. Bernard fails to manage its distribution channels successfully, its distribution channels may conflict with one another or otherwise fail to perform as St. Bernard anticipates, which could reduce its sales and increase its expenses, as well as weaken its competitive position.

The combined company must develop and expand St. Bernard’s indirect sales channels to increase revenue and improve its operating results.

St. Bernard’s indirect sales channels accounted for approximately 30% of its revenue in 2004 and 2003. The combined company intends to continue to rely on St. Bernard’s indirect sales channels for a significant portion of its revenue. St. Bernard depends on its indirect sales channels, including value-added resellers, distributors, and providers of managed Internet services, to offer its products to a larger customer base than can be reached through a direct sales effort. The combined company will need to expand St. Bernard’s existing relationships and enter into new relationships to increase its current and future market share and revenue. St. Bernard may be unable to maintain and expand its existing relationships or enter into new relationships on commercially reasonable terms or at all. If the combined company is unable to maintain and expand St. Bernard’s existing relationships or enter into new relationships, St. Bernard may lose customer introductions and co-marketing benefits and its operating results could suffer.

St. Bernard’s reliance on indirect sales channels and OEMs could result in reduced revenue growth because it has little control over its VARs, distributors and OEMs.

St. Bernard anticipates that sales from its various indirect sales channels, including value-added resellers, distributors, providers of managed Internet services and others, will continue to account for a significant portion of its total revenue in future periods. None of these parties is obligated to continue selling St. Bernard’s products or to make any purchases from St. Bernard. St. Bernard’s ability to generate increased revenue depends significantly upon the ability and willingness of its indirect sales channels to market and sell its products to organizations worldwide. If they are unsuccessful in their efforts or are unwilling or unable to market and sell St. Bernard’s new product offerings, St. Bernard’s operating results will suffer. St. Bernard cannot control the level of effort these parties expend or the extent to which any of them will be successful in marketing and selling its products. Some of St. Bernard’s indirect sales channels also market and sell products that compete with its products or may decide to do so in the future. St. Bernard may not be able to prevent these parties from devoting greater resources to support its competitors’ products and/or eliminating their efforts to sell its products.

Because St. Bernard expects to derive a substantial portion of future revenue from subscription fees for iPrism and ePrism, any failure of these products to satisfy customer demands or to achieve more widespread market acceptance will seriously harm its business.

A substantial portion of St. Bernard’s revenue comes from subscriptions to iPrism and ePrism and St. Bernard expects this trend will continue for the foreseeable future. As a result, if for any reason revenues from iPrism and ePrism decline or do not grow as rapidly as St. Bernard anticipates, its operating results and its business will be significantly impaired. If iPrism and ePrism fail to meet the needs of St. Bernard’s existing and target customers, or if they do not compare favorably in price and performance to competing products, St. Bernard’s growth will be limited. St. Bernard’s future financial performance also will depend, in part, on its ability to diversify offerings by successfully developing, introducing and gaining customer acceptance of new products and enhanced versions of iPrism and ePrism. St. Bernard may not be successful in achieving market acceptance of any new products that it develops or of enhanced versions of iPrism and ePrism. Moreover, increased emphasis on the sale of its add-on products could distract St. Bernard from sales of its core iPrism and ePrism offering, negatively impacting its overall sales.  Any failure or delay in diversifying its existing offerings, or diversification to the detriment of its core iPrism and ePrism offering, could harm its business, results of operations and financial condition.

Because St. Bernard recognizes revenue from subscriptions for its products ratably over the term of the subscription, downturns in sales may not be immediately reflected in its revenue.

Upon execution of a subscription agreement, St. Bernard invoices its customers for the full term of the subscription agreement. St. Bernard then recognizes revenue from customers monthly over the terms of their subscription agreements, which typically have durations of 12, 24 or 36 months. As a result, a majority of the revenue it reports in each quarter is deferred revenue from subscription agreements entered into and paid for during previous quarters. Because of this financial model, the revenue it reports in any quarter or series of quarters may mask significant downturns in sales and the market acceptance of its products.

If St. Bernard experiences lower-than-anticipated revenue in any particular quarter, or if St. Bernard announces that it expects lower revenue or earnings than previously forecasted, the market value of the company could decline.

St. Bernard’s revenue is difficult to forecast and is likely to fluctuate from quarter to quarter due to many factors outside of its control. Any significant revenue shortfall or lowered revenue or earnings forecast could cause the market value of the combined company to decline substantially. Factors that could lower St. Bernard’s revenue or affect its revenue and earnings forecast include:

•	the possibility that its customers may cancel, defer or limit purchases as a result of reduced IT budgets or weak and uncertain economic and industry conditions;

•	the possibility that its customers may defer purchases of its products in anticipation of new products or product updates from St. Bernard or its competitors;

•	changes in the competitive landscape due to mergers, acquisitions or strategic alliances that could allow its competitors to gain market share;

•	the possibility that its strategic partners will introduce, market and sell products that compete with St. Bernard’s products;

•
the unpredictability of the timing and magnitude of sales through direct sales channels and indirect sales channels, including value-added resellers (VARs), and other distributors, which tend to occur later in a quarter than revenues received through its original equipment manufacturer (OEMs), partners;

•	its operational capacity to fulfill software license and appliance product orders often received at the end of a quarter;

•	the timing of new product introductions by St. Bernard and the market acceptance of new products, which may be delayed as a result of weak and uncertain economic and industry conditions;

•	the rate of adoption and longer sales cycles for new solutions and introduction of new appliances;

•	changes in St. Bernard’s pricing and distribution terms or those of its competitors; and

•	the possibility that its business will be adversely affected as a result of the threat of terrorism or military actions taken by the United States or its allies.

You should not rely on the results of prior periods as an indication of St. Bernard’s future performance. St. Bernard’s operating expense levels are based, in significant part, on its expectations of future revenue. If St. Bernard has a shortfall in revenue or orders in any given quarter, it may not be able to reduce operating expenses quickly in response. Therefore, any significant shortfall in revenue or orders could have an immediate adverse effect on St. Bernard’s operating results for that quarter. In addition, if St. Bernard fails to manage its business effectively, it may experience high operating expenses, and operating results may fall below forecasts.

St. Bernard’s international sales and operations involve special risks that could increase its expenses, adversely affect its operating results and require increased time and attention of its management.

St. Bernard derives approximately 10% of its revenue from customers located outside of the U.S. and has operations outside of the U.S., including sales and customer support. The combined company plans to expand St. Bernard’s international operations and St. Bernard’s planned growth is contingent upon the successful expansion of its international revenue. St. Bernard’s international operations are subject to risks in addition to those faced by its domestic operations, including:

•	potential loss of proprietary information due to piracy, misappropriation or laws that may be less protective of St. Bernard’s intellectual property rights than those in the U.S.;

•	imposition of foreign laws and other governmental controls, including trade and employment restrictions;

•
fluctuations in currency exchange rates and economic instability such as higher interest rates and inflation, which could reduce its customers’ ability to obtain financing for software products or which could make its products more expensive in those countries;

•	limitations on future growth or inability to maintain current levels of revenue from international sales if the combined company does not invest sufficiently in its international operations;

•	difficulties in hedging foreign currency transaction exposures;

•	longer payment cycles for sales in foreign countries and difficulties in collecting accounts receivable;

•	difficulties in staffing, managing and operating international operations, including difficulties related to administering stock plans in some foreign countries;

•	difficulties in coordinating the activities of its geographically dispersed and culturally diverse operations;

•	seasonal reductions in business activity in the summer months in Europe and in other periods in other countries;

•	costs and delays associated with developing software in multiple languages; and

•	war or terrorism, particularly in areas in which St. Bernard has facilities.

The market for St. Bernard’s products continues to emerge, and if it is not successful in promoting awareness of the need for its products and of the St. Bernard brand, its growth may be limited.

Based on St. Bernard’s experience with potential customers, St. Bernard believes that many corporations do not recognize or acknowledge the existence or scope of problems caused by misuse or abuse of the Internet or of network computers, creating significant barriers to sales. In addition, there may be a time-limited opportunity to achieve and maintain a significant share of the market for web filtering and email filtering and St. Bernard’s other products due in part to the emerging nature of these markets and the substantial resources available to its existing and potential competitors. If companies do not recognize or acknowledge these problems, then the market for St. Bernard’s products may develop more slowly than it expects, which could adversely affect its operating results. Developing and maintaining awareness of the St. Bernard brand is critical to achieving widespread acceptance of St. Bernard’s existing and future products. Furthermore, St. Bernard believes that the importance of brand recognition will increase as competition in its market develops. Successful promotion of the St. Bernard brand will depend largely on the effectiveness of the combined company’s marketing efforts and on its ability to develop reliable and useful products at competitive prices. If the combined company fails to successfully promote the St. Bernard brand, or if its expenses to promote and maintain the St. Bernard brand are greater than anticipated, its results of operations and financial condition could suffer.

If the combined company is not able to develop new and enhanced products that achieve widespread market acceptance, it may be unable to recover product development costs, and its earnings and revenue may decline.

St. Bernard’s future success depends on its ability to address the rapidly changing needs of its customers by developing, acquiring and introducing new products, product updates and services on a timely basis. St. Bernard must also extend the operation of its products to new platforms and keep pace with technological developments and emerging industry standards. The combined company intends to commit substantial resources to developing new software products and services, including software products and services for the secure content management small and medium enterprise market. Products being developed are new and unproven, and industry standards for these markets are evolving and changing. They also may require development of new sales channels. If these markets do not develop as anticipated, or if demand for its products and services in these markets does not materialize or occurs more slowly than St. Bernard expects, the combined company will have expended substantial resources and capital without realizing sufficient revenue, and its business and operating results could be adversely affected.

St. Bernard incurs considerable expenses to develop products for operating systems that are either owned by others or that are part of the Open Source Community. If it does not receive cooperation in its development efforts from others and access to operating system technologies, St. Bernard may face higher expenses or fail to expand its product lines and revenues.

Many of St. Bernard’s products operate primarily on the Linux, UNIX and Windows computer operating systems. As part of St. Bernard’s efforts to develop products for operating systems that are part of the Open Source Community, St. Bernard may have to license portions of its products on a royalty free basis or may have to expose its source code. St. Bernard continues to develop new products for these operating systems. It may not accomplish its development efforts quickly or cost-effectively, and it is not clear what the relative growth rates of these operating systems will be. St. Bernard’s development efforts require substantial capital investment, the devotion of substantial employee resources and the cooperation of the owners of the operating systems to or for which the products are being ported or developed. If the market for a particular operating system does not develop as anticipated, or demand for St. Bernard’s products and services in such market does not materialize or occurs more slowly than it expects, the combined company may have expended substantial resources and capital without realizing sufficient revenue, and its business and operating results could be adversely affected.

In addition, for some operating systems, St. Bernard must obtain from the owner of the operating system a source code license to portions of the operating system software to port some of its products to or develop products for the operating system. Operating system owners have no obligation to assist in these porting or development efforts. If they do not grant St. Bernard a license or if they do not renew its license, St. Bernard may not be able to expand its product lines into other areas.

St. Bernard faces increasing competition, which places pressure on its pricing and which could prevent St. Bernard from increasing revenue or maintaining profitability. In addition, St. Bernard may face competition from better-established companies that have significantly greater resources.

The market for St. Bernard’s products is intensely competitive and is likely to become even more so in the future. St. Bernard’s current principal competitors frequently offer their products at a significantly lower price than St. Bernard’s products, which has resulted in pricing pressures on sales of St. Bernard’s products and potentially could result in the commoditization of web filtering and email filtering products. St. Bernard also faces increasing competition from security solutions providers who may add security modules or features to their product offerings. If St. Bernard is unable to maintain the current pricing on sales of its products or increase its pricing in the future, St. Bernard’s profitability could be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of St. Bernard’s products to achieve or maintain more widespread market acceptance, any of which could have a material adverse effect on its business, results of operations and financial condition. St. Bernard’s current principal competitors include:

•	companies offering web filtering products, such as SurfControl plc, Secure Computing, Symantec Corporation, CyberGuard, Websense and Trend Micro;

•	companies integrating web filtering into specialized security appliances, such as SonicWALL, 8e6 Technologies, Postini, Tumbleweed, Blue Coat Systems, Watchguard and Internet Security Systems;

•	companies offering web security solutions, such as Computer Associates and Symantec Corporation; and

•	companies offering desktop security solutions such as Microsoft Corporation, Cisco Systems, Internet Security Systems, and Check Point Software.

St. Bernard also faces current and potential competition from vendors of operating systems and networking hardware, many of which now, or may in the future, develop and/or bundle security, file backup, patch management or other competitive products with their products. St. Bernard competes against, and expects increased competition from, anti-virus software developers, traditional network management software developers and Web management service providers. If security or file backup functions become standard features of internet-related hardware or software, the demand for St. Bernard’s products will decrease. Furthermore, even if St. Bernard’s products provide greater functionality and are more effective than certain other competitive products, potential customers might accept limited functionality as part of an unbundled solution in lieu of purchasing separate products which require more administration. In addition, St. Bernard’s own indirect sales channels may decide to develop or sell competing products instead of its products. Many of St. Bernard’s potential competitors have substantial competitive advantages, such as:

•	greater name recognition and larger marketing budgets and resources;

•	established marketing relationships and access to larger customer bases; and

•	substantially greater financial, technical and other resources.

As a result, they may be able to respond more quickly and effectively than St. Bernard can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, the combined company may not be able to compete successfully against St. Bernard’s current and future competitors.

St. Bernard’s future anticipated growth and success will depend on its ability to continue to develop products more rapidly than and equal to or superior to those of its competitors, educate potential customers as to the benefits of licensing its products rather than purchasing or using competing technologies and develop additional channels to market. St. Bernard’s future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than its products, and could also bundle existing or new products with other more established products to compete with its products. St. Bernard’s competitors could also gain market share by acquiring or forming strategic alliances with its other competitors. Finally, because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies in the software industry, St. Bernard may face additional competition from these companies in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could adversely affect St. Bernard’s business and operating results.

St. Bernard’s database categories and its process for classifying websites and software applications within those categories are subjective, and it may not be able to categorize websites and software applications in accordance with its customers’ expectations.

St. Bernard may not succeed in accurately categorizing Internet and application content to meet its customers’ expectations. St. Bernard relies upon a combination of automated filtering technology and human review to categorize websites and software applications in its proprietary databases. St. Bernard’s customers may not agree with its determinations that particular websites and software applications should be included or not included in specific categories of its databases. In addition, it is possible that the filtering processes may place objectionable material in categories that are generally unrestricted by St. Bernard’s users’ Internet and computer access policies, which could result in employees having access to such material in the workplace. Any miscategorization could result in customer dissatisfaction and harm St. Bernard’s reputation. Furthermore, St. Bernard selects its categories based on content it believes employers want to manage. St. Bernard may not now, or in the future, succeed in properly identifying the categories of content that employers want to manage. Any failure to effectively categorize and filter websites and software applications according to its customers’ expectations will impair the growth of St. Bernard’s business and its efforts to increase brand acceptance.

St. Bernard’s databases may fail to keep pace with the rapid growth and technological change of the Internet.

The success of St. Bernard’s products depends, in part, on the breadth and accuracy of its databases. Although its databases currently catalog more than six million websites, they contain only a portion of such material that exists. In addition, the total number of websites is growing rapidly, and St. Bernard expects this rapid growth rate to continue in the future. St. Bernard’s databases and database technologies may not be able to keep pace with the growth in the number of websites and software applications, especially the growing amount of content utilizing foreign languages. Further, the ongoing evolution of the Internet and computing environments will require it to continually improve the functionality, features and reliability of its databases. Because its products primarily can only manage access to websites included in its databases, if St. Bernard’s databases do not contain a meaningful portion of relevant content, the effectiveness of iPrism and ePrism will be significantly diminished. Any failure of St. Bernard’s databases to keep pace with the rapid growth and technological change of the Internet will impair the market acceptance of its products, which in turn will harm its business, results of operations and financial condition.

The combined company’s business strategy includes possible growth through acquisitions, which involve special risks that could increase the combined company’s expenses, and divert the time and attention of management.

As part of its business strategy, St. Bernard has in the past acquired product, technology and companies and the combined company expects in the future to acquire other businesses, business units and technologies. Acquisitions involve a number of special risks and challenges, including:

•	diversion of management’s attention from St. Bernard’s business;

•
integration of acquired business operations and employees into its existing business, including coordination of geographically dispersed operations, which can take longer and be more complex than initially expected;

•
incorporation of acquired products and business technologies into existing product lines, including consolidating technology with duplicative functionality or designed on different technological architecture, and the ability to sell the acquired products through existing or acquired sales channels;

•	loss or termination of employees, including costs associated with the termination of those employees;

•	dilution of then-current stockholders’ percentage ownership;

•	dilution of earnings if synergies with the acquired businesses are not achieved;

•	inability to generate sufficient revenue to offset acquisition or investment costs;

•	assumption of liabilities of the acquired businesses, including costly litigation related to alleged liabilities of the acquired businesses;

•	presentation of a unified corporate image to customers and employees;

•	increased costs and efforts in connection with compliance with Section 404 of the Sarbanes-Oxley Act; and

•	risk of impairment charges related to potential write-down of acquired assets in future acquisitions.

Acquisitions of businesses, business units and technologies are inherently risky and create many challenges. The combined company cannot provide any assurance that any future acquisitions will achieve the desired objectives. If the combined company fails to properly evaluate and execute acquisitions or investments, its business and prospectus may be seriously harmed.

St. Bernard’s growth could strain its personnel and infrastructure resources, and if it is unable to implement appropriate controls and procedures to manage its growth, St. Bernard may not be able to successfully implement its business plan.

St. Bernard continues to experience rapid growth in its operations, which has placed, and will continue to place, a significant strain on its management, administrative, operational and financial infrastructure. St. Bernard’s future success will depend in part upon the ability of its senior management to manage growth effectively. This will require the combined company to hire and train additional personnel to manage its expanding operations. In addition, the combined company will be required to continue to improve its operational, financial and management controls and its reporting systems and procedures. If the combined company fails to successfully manage its growth, it will be unable to execute its business plan.

St. Bernard is dependent on its management team and other key personnel, and the loss of any key employee may prevent St. Bernard from implementing its business plan in a timely manner.

St. Bernard’s success depends largely upon the continued services of its executive officers and other key management and development personnel. St. Bernard is also substantially dependent on the continued service of its existing engineering personnel because of the complexity of its products and technologies. St. Bernard does not have employment agreements with its executive officers, key management or development personnel and, therefore, they could terminate their employment with St. Bernard at any time without penalty, and there is no assurance that St. Bernard will be able to retain them. Key personnel have left the company over the years, and there may be additional departures of key personnel from time to time. The loss of any key employee, especially CEO John E. Jones, could result in significant disruptions to St. Bernard’s operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of company initiatives and the results of its operations. In addition, the integration of replacement personnel could be time consuming, may cause additional disruptions to St. Bernard’s operations and may be unsuccessful. St. Bernard does not maintain key person life insurance policies on any of its employees. The loss of one or more of its key employees, especially its CEO, John E. Jones, could seriously harm St. Bernard’s business, results of operations and financial condition. In such an event St. Bernard may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

If the combined company is unable to attract and retain qualified employees and manage its employee base effectively, it may be unable to develop new and enhanced products, expand St. Bernard’s business or increase its revenue.

St. Bernard believes that its success depends in part on its ability to hire and retain qualified employees. As the company grows, and its customers’ demand for St. Bernard’s products and services increase, the combined company will need to hire additional management, technical, sales and other personnel. However, competition for people with the specific skills that St. Bernard requires is significant. If the combined company is unable to hire and retain qualified employees, or conversely, if it fails to manage employee performance or reduce staffing levels when required by market conditions, its business and operating results could be adversely affected.

Historically, St. Bernard has provided stock-based compensation, such as stock option grants as an important incentive for its employees. St. Bernard may be unable to obtain required stockholder approvals of future increases in the number of shares available for issuance under its equity compensation plans and recent changes in accounting rules may require St. Bernard to treat the issuance of employee stock options and other forms of equity compensation as compensation expense beginning in fiscal 2006. As a result, St. Bernard may decide to issue fewer stock options and may be impaired in its efforts to attract and retain necessary personnel. Reductions in St. Bernard’s stock-based compensation practices may make it more difficult to attract and retain employees, which may negatively affect St. Bernard’s ability to manage and operate its business.

St. Bernard products may contain significant errors and failures, which may subject it to liability for damages suffered by end-users.

Software products frequently contain errors or failures, especially when first introduced or when new versions are released. St. Bernard’s end-user customers use its products in applications that are critical to their businesses, including for data protection and recovery, and may have a greater sensitivity to defects in St. Bernard’s products than to defects in other, less critical software products. If a customer loses critical data as a result of an error in or failure of St. Bernard’s software products or as a result of the customer’s misuse of St. Bernard’s software products, the customer could suffer significant damages and seek to recover those damages from St. Bernard. Although St. Bernard’s software licenses generally contain protective provisions limiting its liability, a court could rule that these provisions are unenforceable. If a customer is successful in proving its damages and a court does not enforce St. Bernard’s protective provisions, St. Bernard could be liable for the damages suffered by its customers and other related expenses, which could adversely affect its operating results.

Product errors or failures could cause delays in new product releases or product upgrades, or St. Bernard’s products might not work in combination with other hardware or software, which could adversely affect market acceptance of St. Bernard’s products. If St. Bernard’s customers were dissatisfied with product functionality or performance, or if St. Bernard were to experience significant delays in the release of new products or new versions of products, it could lose competitive position and revenue and its business and operating results could be adversely affected.

Failure to protect its intellectual property rights could impair St. Bernard’s ability to protect its proprietary technology and establish the St Bernard brand.

Intellectual property is critical to St. Bernard’s success, and it relies upon trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect its proprietary technology and the St. Bernard brand. Any of its trademarks may be challenged by others or invalidated through administrative process or litigation. St. Bernard currently has only two issued patents in the United States and one corresponding issued patent internationally, and it may be unable to obtain further patent protection in the future. In addition, any issued patents may not provide St. Bernard with any competitive advantages, or may be challenged by third parties. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Effective patent, trademark, copyright and trade secret protection may not be available to St. Bernard in every country in which its products are available. The laws of some foreign countries may not be as protective of intellectual property rights as United States laws, and mechanisms for enforcement of intellectual property rights may be inadequate. As a result St. Bernard’s means of protecting its proprietary technology and brands may not be adequate. Furthermore, despite its efforts, St. Bernard may be unable to prevent third parties from infringing upon or misappropriating its intellectual property, including the misappropriation or misuse of the content of its proprietary database of websites. Any such infringement or misappropriation could have a material adverse effect on St. Bernard’s business, results of operations and financial condition.

St. Bernard may be sued by third parties for alleged infringement of their proprietary rights.

The software and internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of entrants into St. Bernard’s market increases, the possibility of an intellectual property claim against it grows. St. Bernard’s technologies and products may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle, and could divert management attention from executing its business plan.

St. Bernard’s systems may be vulnerable to security risks or service disruptions that could harm its business.

Although it has taken measures to secure its systems against security risks and other causes of disruption of electronic services, St. Bernard’s servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests. Such events could be very expensive to remedy, could damage St. Bernard’s reputation and could discourage existing and potential customers from using its products.

Evolving regulation of the Internet may affect St. Bernard adversely.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. Such regulation is likely in the areas of user privacy, pricing, content and quality of products and services. Taxation of Internet use or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Laws and regulations applying to the solicitation, collection or processing of personal or consumer information could affect St. Bernard’s activities. Furthermore, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on St. Bernard’s business, results of operations and financial condition.

St. Bernard is subject to changes in financial accounting standards, which may adversely affect its reported financial results or the way it conducts business.

Accounting policies affecting software revenue recognition have been the subject of frequent interpretations, significantly affecting the way St. Bernard sells its products. Future changes in financial accounting standards, including pronouncements relating to revenue recognition, may have a significant effect on St. Bernard’s reported results, including reporting of transactions completed before the effective date of the changes.

The market price of the combined company’s securities is likely to be highly volatile and subject to wide fluctuations.

The market price of Sand Hill’s securities prior to the merger has been and likely will continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond its control, including:

•	announcements of technological innovations or new products or services by its competitors;

•	demand for its products, including fluctuations in subscription renewals;

•	fluctuations in revenue from indirect sales channels;

•	changes in the pricing policies of its competitors; and

•	changes in government regulations.

In addition, the market price of the combined company’s securities could be subject to wide fluctuations in response to a number of factors, including:

•	announcements of technological innovations or new products or services by St. Bernard;

•	changes in its pricing policies;

•	quarterly variations in its revenues and operating expenses; and

•	its technological capabilities to accommodate the future growth in its operations or its customers.

Further, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many Internet-related companies, and that often have been unrelated or disproportionate to the operating performance of these companies. A number of publicly traded Internet-related companies have current market prices below their initial public offering prices. Market fluctuations such as these may seriously harm the market price of the combined company’s securities. In the past, securities class action suits have been filed following periods of market volatility in the price of a company’s securities. If such an action were instituted, the combined company would incur substantial costs and a diversion of management attention and resources, which would seriously harm its business, results of operations and financial condition.

Risks Related to the Merger

If 20% or more of the holders of Sand Hill’s public securities decide to vote against the proposed acquisition, Sand Hill may be forced to liquidate, stockholders may receive less than $6.00 per share and the warrants may expire worthless.

Under the terms of Sand Hill’s certificate of incorporation, if 20% or more of the shares issued in Sand Hill’s initial public offering decide to vote against the merger and opt to convert their shares to cash, Sand Hill will be unable to complete the merger and may be ultimately forced to liquidate. While Sand Hill will continue to search to acquire an operating company in the IT security industry, if it does not consummate a business combination by January 27, 2006, or, if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by January 27, 2006, then by July 27, 2006, it will be forced to liquidate. In any liquidation, the net proceeds of Sand Hill’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to the holders of Sand Hill’s common stock issued in its initial public offering. If Sand Hill is forced to liquidate its assets, the per-share liquidation to such stockholders will be approximately $5.25, plus interest accrued thereon until the date of any liquidation, as of October 26, 2005. Furthermore, there will be no distribution with respect to Sand Hill’s outstanding warrants and, accordingly, the warrants will expire worthless.

The combined company’s working capital could be reduced, and Sand Hill stockholders could own less than 34.4% of the combined company’s outstanding common stock, if Sand Hill stockholders exercise their right to convert their shares into cash.

Pursuant to Sand Hill’s certificate of incorporation, holders of shares issued in Sand Hill’s initial public offering may vote against the merger and demand that Sand Hill convert their shares into cash. Sand Hill and St. Bernard will not consummate the merger if holders of 20% or more shares of common stock issued in Sand Hill’s initial public offering exercise these conversion rights. To the extent the merger is consummated and holders of less than 20% of Sand Hill’s common stock issued in its initial public offering have demanded to convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger and a reduction in the aggregate percentage of the combined company that is owned by Sand Hill’s stockholders after the merger. Additionally, if holders demand to convert their shares, there may be a corresponding reduction in the value of each share of common stock held in the combined company. As of October 26, 2005, assuming the merger proposal is adopted, the maximum amount of funds that could be disbursed to Sand Hill’s stockholders upon the exercise of the conversion rights is approximately $4,315,500, or approximately 20% of the funds currently held in trust. If the maximum amount of funds were disbursed, the percentage of the combined company’s common stock that would be owned by the Sand Hill stockholders who did not exercise their conversion right would be 30.6%.

A substantial number of the combined company’s shares will become eligible for future resale in the public market after the merger which could result in dilution and an adverse effect on the market price of those shares.

If the merger is consummated, warrants to purchase 8,220,000 shares of common stock issued in connection with the Sand Hill initial public offering will become exercisable on the date the merger is consummated, as described under “Description of Sand Hill's Securities Following the Merger—Warrants.” Moreover, 1,000,000 shares of Sand Hill common stock purchased by stockholders prior to Sand Hill’s initial public offering will be held in escrow until July 26, 2007, at which time they will be released from escrow and be eligible for resale in the public market subject to compliance with applicable law. Consequently, at various times after completion of the merger, a substantial number of additional shares of Sand Hill common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares and of the warrants.

If Sand Hill is unable to receive a listing of its securities on a national securities exchange or NASDAQ, then it may be more difficult for its stockholders to sell their securities.

The listing of the Sand Hill common stock, warrants and units on the Nasdaq Stock Market or on the American Stock Exchange is not a condition to the merger and the possible quotation of Sand Hill’s securities on a national securities exchange or NASDAQ is uncertain. If Sand Hill is unable to receive a listing or approval of trading of its securities on a national securities exchange or NASDAQ, then it may be more difficult for its stockholders to sell their securities. Shares of Sand Hill common stock, warrants and units are currently traded in the over-the-counter market and quoted on the Over-the-Counter Bulletin Board. The merger agreement provides that Sand Hill will file an application to list the shares of Sand Hill common stock and warrants outstanding prior to completion of the merger, as well as all the shares of common stock to be issued in the merger, for listing on the Nasdaq Stock Market or on the American Stock Exchange and will use commercially reasonable efforts to cause such listing to be accomplished as soon as practicable after the date of the merger agreement. There is no assurance that this approval will occur on or prior to consummation of the merger or at all.

Sand Hill directors and executive officers have interests in the merger that are different from yours because if the merger is not approved then the shares held by them may become worthless.

In considering the recommendation of the board of directors of Sand Hill to vote for the proposal to adopt the merger agreement you should be aware that a number of Sand Hill’s executives and members of Sand Hill’s board have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•
if the merger is not approved and Sand Hill fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Sand Hill is therefore required to liquidate, the shares of common stock purchased prior to its initial public offering and held by Sand Hill’s executives and directors may be worthless because Sand Hill’s executives and directors are not entitled to receive any of the net proceeds of Sand Hill’s initial public offering that may be distributed upon liquidation of Sand Hill with respect to these shares. In addition, the warrants held by such persons will expire without value in the event of a liquidation;

•
after the completion of the merger, Humphrey P. Polanen will remain as the chairman of the board of directors of the combined company and Scott Broomfield will remain as a director of the combined company; and

•
if Sand Hill liquidates prior to the consummation of a business combination, Humphrey P. Polanen, chairman of the board and chief executive officer, will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by Sand Hill for services rendered or products sold to Sand Hill in excess of the net proceeds of Sand Hill’s initial public offering not held in the trust account.

Voting control by executive officers, directors and other affiliates of the combined company may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

Upon consummation of the merger, executive officers, directors and affiliates of the combined company will own a significant portion of the combined company’s voting stock. These stockholders can control substantially all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquiror from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

The lack of diversification in the business of the combined company affects Sand Hill’s ability to mitigate the risks that it may face or to offset possible losses that it may incur as a result of competing in the IT security industry.

The prospects for Sand Hill’s success will be entirely dependent upon the future performance of a single business. Sand Hill will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, Sand Hill’s lack of diversification may subject Sand Hill to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which Sand Hill operates subsequent to the business combination, and result in Sand Hill’s dependency upon the development or market acceptance of a single or limited number of products, processes or services.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains statements referring to Sand Hill or St. Bernard that are not historical facts and are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be made directly in this proxy statement/prospectus, including the Annexes attached to this proxy statement/prospectus and made part of this proxy statement/prospectus, and may include statements regarding the period following completion of the merger. These statements are intended to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

These forward-looking statements are based on current projections about operations, industry conditions, financial condition, and liquidity. Words such as “may,”  “will,”  “should,”  “plan,”  “predict,”  “potential,”  “anticipate,”  “estimate,”  “expect,”  “project,”  “intend,”  “believe,”  “may impact,”  “on track,” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, the merger, or our businesses, identify forward-looking statements. You should note that the discussion of Sand Hill’s reasons for the merger, as well as other portions of this proxy statement/prospectus, contain many forward-looking statements that describe beliefs, assumptions, and estimates as of the indicated dates and those forward-looking expectations may have changed as of the date of this proxy statement/prospectus. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

▪	difficulties encountered in integrating merged businesses;

▪	uncertainties as to the timing of the merger;

▪	approval of the transactions by the stockholders of the companies;

▪	the number and percentage of Sand Hill stockholders voting against the merger;

▪	the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, if any;

▪	whether certain market segments grow as anticipated; and

▪	the competitive environment in the software industry and competitive responses to the proposed merger.

The above list is not intended to be exhaustive and there may be other factors that would preclude Sand Hill and St. Bernard from realizing the predictions made in the forward-looking statements. St. Bernard operates in a continually changing business environment and new factors emerge from time to time. Sand Hill and St. Bernard cannot predict such factors or assess the impact, if any, of such factors on their respective financial positions or results of operations. Accordingly, Sand Hill stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement/prospectus.

ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS CONCERNING THE MERGER OR OTHER MATTERS ADDRESSED IN THIS PROXY STATEMENT/PROSPECTUS AND ATTRIBUTABLE TO SAND HILL, ST. BERNARD, OR ANY PERSON ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS CONTAINED OR REFERRED TO IN THIS SECTION. EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, NEITHER SAND HILL NOR ST. BERNARD UNDERTAKES ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS OR UPDATES TO SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROXY STATEMENT/PROSPECTUS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE SAND HILL SPECIAL MEETING

Sand Hill Special Meeting

We are furnishing this document to you as part of the solicitation of proxies by the Sand Hill board of directors for use at the special meeting in connection with the proposed merger. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at _________________, on _____________, 200__, at ______________________, Suite _____, ______________________, California __________, to vote on the merger proposal, the stock option plans proposal and the adjournment proposal.

Purpose of the Special Meeting

At the special meeting, we are asking holders of Sand Hill common stock to:

•	adopt the merger agreement and the transactions contemplated by the merger agreement;

•	adopt the amendment and restatement of Sand Hill’s certificate of incorporation;

•	adopt the stock option plans proposal; and

•	adopt the adjournment proposal.

Recommendation of the Sand Hill Board of Directors

The Sand Hill board of directors:

•
has unanimously determined that the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal are fair to and in the best interests of Sand Hill and its stockholders;

•
has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, the amendment proposal, the stock option plans proposal and the adjournment proposal;

•	unanimously recommends that Sand Hill common stockholders vote “FOR” the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement;

•	unanimously recommends that Sand Hill common stockholders vot “FOR” the proposal to adopt the amendment and restatement of the Sand Hill certificate of incorporation;

•	unanimously recommends that Sand Hill common stockholders vote “FOR” the proposal to adopt the stock option plans; and

•	unanimously recommends that Sand Hill common stockholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

The record date for the special meeting is ___________, 200__. Record holders of Sand Hill common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,110,000 outstanding shares of Sand Hill common stock, which includes _________ shares of common stock as part of units that were issued in our initial public offering.

Each share of Sand Hill common stock is entitled to one vote per share at the special meeting.

Pursuant to letter agreements with Sand Hill, any shares of Sand Hill common stock held by stockholders who purchased their shares of common stock prior to the initial public offering will be voted on the merger proposal in the same manner as how the majority of the shares of common stock held by all other Sand Hill stockholders are voted on the merger proposal. The holders of such common stock are free to vote their shares acquired in our initial public offering or afterwards as they see fit and are free to vote all of their common stock, however obtained, on the other proposals as they see fit.

Sand Hill’s issued and outstanding warrants do not have voting rights and record holders of Sand Hill warrants will not be entitled to vote at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of Sand Hill common stock constitutes a quorum at the special meeting.

Voting Your Shares

Each share of Sand Hill common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Sand Hill common stock that you own.

There are three ways to vote your shares of Sand Hill common stock at the special meeting:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Sand Hill board “FOR” the adoption of the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal.

•
You can vote by telephone or on the Internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on _______________.

•
You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF SAND HILL COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO CASH.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Sand Hill common stock, you may call Humphrey P. Polanen, Sand Hill’s chairman and chief executive officer, at (650) 926-7022.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the adoption of the merger proposal, the stock option plans proposal and the adjournment proposal. Under Sand Hill’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Humphrey P. Polanen, Sand Hill’s chairman and chief executive officer, in writing before the special meeting that you have revoked your proxy; or

•	You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required

The adoption of the merger agreement and the transactions contemplated by the merger agreement will require the affirmative vote of the majority of the outstanding shares of Sand Hill common stock on the record date.

The adoption of the amendment and restatement of Sand Hill’s certificate of incorporation will require the affirmative vote of the majority of the outstanding shares of Sand Hill common stock on the record date.

The adoption of the stock option plans proposal will require the affirmative vote of a majority of the shares of Sand Hill common stock present in person or represented by proxy at the special meeting.

The adoption of the adjournment proposal will require the affirmative vote of a majority of the shares of Sand Hill common stock present in person or represented by proxy at the special meeting.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to adopt the merger agreement and the amendment and restatement of the Sand Hill certificate of incorporation. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes have the same effect as a vote “against” the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal.

Conversion Rights

Any stockholder of Sand Hill holding shares of common stock issued in Sand Hill’s initial public offering who votes against the merger proposal may, at the same time, demand that Sand Hill convert their shares into a pro rata portion of the trust account holding a substantial portion of the net proceeds of Sand Hill’s initial public offering. If so demanded, Sand Hill will convert these shares into a pro rata portion of the funds held in a trust account, which consist of $21,025,000 of the net proceeds from the initial public offering deposited into the trust account plus interest earned thereon, if the merger is consummated. If the holders of 20%, or 822,000, or more of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, Sand Hill will not be able to consummate the merger. If you exercise your conversion rights, then you will be exchanging your shares of Sand Hill common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. The closing price of Sand Hill’s common stock on October 26, 2005 was $5.27 and the amount of cash held in the trust account on that date was approximately $21,565,509.96. If a Sand Hill stockholder would have elected to exercise their conversion rights on such date, then they would have been entitled to receive approximately $5.25 per share, or $0.75 less than the per-unit offering price of $6.00 for which the Sand Hill stockholder purchased units of the initial public offering. Prior to exercising conversion rights, Sand Hill stockholders should verify the market price of Sand Hill’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

Solicitation Costs

Sand Hill is soliciting proxies on behalf of the Sand Hill board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Sand Hill and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this. Sand Hill has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Sand Hill will pay all fees and expenses related to the retention of any proxy solicitation firm.

Sand Hill will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sand Hill will reimburse them for their reasonable expenses.

Stock Ownership

At the close of business on the record date, Humphrey P. Polanen, Sand Hill Security, LLC, an affiliate of the officers and directors of Sand Hill, Keith Walz, Scott Broomfield, Cary Grossman, Daniel Johnson and Alberto Micalizzi beneficially owned and were entitled to vote approximately 1,000,000 shares of Sand Hill common stock, or approximately 19.6% of the then outstanding shares of Sand Hill common stock, which includes all of the shares held by the directors and executive officers of Sand Hill and their affiliates. These shares have a market value of $5,270,000 based on Sand Hill’s common stock price of $5.27 per share as of October 26, 2005. Those persons, who were stockholders of Sand Hill prior to its initial public offering of securities, have agreed pursuant to letter agreements with Sand Hill to vote their shares of Sand Hill common stock purchased prior to the initial public offering in the same manner as how a majority of the shares of common stock held by all other Sand Hill stockholders are voted on the merger proposal. They are entitled to vote the shares acquired by them in or subsequent to the initial public offering as they see fit and have indicated that they will vote the shares acquired by them in or subsequent to the initial public offering, representing approximately ___% of the outstanding common stock, in favor of the merger proposal. Mr. Polanen is currently chairman of the board of directors and chief executive officer of Sand Hill. Messrs. Broomfield and Walz are directors and executive officers of Sand Hill and Messrs. Grossman, Johnson and Micalizzi are directors of Sand Hill. In addition, Sand Hill Security, LLC is an affiliate of the directors and officers of Sand Hill and Mr. Polanen is its sole manager. Based solely upon information contained in public filings, as of December 12, 2005, the following stockholders beneficially owned greater than five percent of Sand Hill’s issued and outstanding common stock:

• Humphrey P. Polanen and his affiliates beneficially owned 559,441 shares of Sand Hill common stock, representing approximately 10.9% of the Sand Hill common stock outstanding on the record date;

• Sapling, LLC beneficially owned 400,000 shares of Sand Hill common stock, representing approximately 7.8% of the Sand Hill common stock outstanding on the record date; and

• Amaranth, LLC beneficially owned 299,098 shares of Sand Hill common stock, representing approximately 5.8% of the shares of Sand Hill common stock outstanding on the record date.

THE MERGER PROPOSAL

The discussion in this document of the merger and the principal terms of the merger agreement, as amended, by and among Sand Hill, Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, and St. Bernard is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement, as amended, is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. We urge you to read this agreement in its entirety.

General Description of the Merger

Pursuant to the merger agreement, Sand Hill Merger Corp. will merge with and into St. Bernard, with St. Bernard surviving as a wholly-owned subsidiary of Sand Hill, and the separate corporate existence of Sand Hill Merger Corp. shall cease. We refer to St. Bernard and Sand Hill, after giving effect to completion of the merger, as the combined company. It is expected that holders of St. Bernard common stock will hold approximately 65.6% of the outstanding shares of Sand Hill common stock immediately following the closing of the merger, based on the number of shares of Sand Hill and St. Bernard common stock outstanding as of October 26, 2005. Under the merger agreement, holders of St. Bernard common stock, options and warrants are entitled to receive their pro rata portion of 10,880,000 shares of Sand Hill common stock, replacement options or replacement warrants to be issued in the merger. No additional consideration will be issued by Sand Hill in the merger. This results in an exchange ratio of 0.421419 shares of Sand Hill common stock or replacement options or warrants for each share of St. Bernard common stock or options or warrants to purchase St. Bernard common stock outstanding. Based upon the number of shares of St. Bernard common stock outstanding and the number of shares issuable for St. Bernard common stock pursuant to outstanding options and warrants as of October 26, 2005, Sand Hill will issue approximately 9,759,600 shares of common stock at the close of the merger and holders of options and warrants to purchase shares of the common stock of St. Bernard will receive, in exchange for those options and warrants, options and warrants to purchase approximately 1,120,400 shares of Sand Hill common stock. To the extent that outstanding St. Bernard options or warrants are exercised prior to the closing of the merger, the number of shares of Sand Hill common stock that would be issued at the closing of the merger would increase and the number of the shares of Sand Hill common stock that would be subject to replacement options or warrants to be issued at the closing of the merger would decrease by a like amount. In no event will Sand Hill issue shares of common stock or replacement options or warrants for an aggregate amount in excess of 10,880,000 shares, other than with respect to purchase price adjustments, which are not expected to be material. For a complete description of the post-closing fully diluted capitalization of Sand Hill please see “Beneficial Ownership of Securities” on page __.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of Sand Hill and St. Bernard.

Sand Hill was formed on April 15, 2004 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in a specified industry. Sand Hill completed an initial public offering on July 30, 2004, in which it raised net proceeds of approximately $22,022,462. Approximately $20,961,000 of these net proceeds were placed in a trust account and, in accordance with Sand Hill’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Sand Hill. Sand Hill must liquidate within sixty days of January 27, 2006 unless it has consummated a business combination, or if a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed but not consummated prior to January 27, 2006, then it is not required to liquidate until within sixty days of June 27, 2006 if a business combination has not been consummated by that date. As of October 26, 2005, approximately $21,565,509.96 was held in deposit in the trust account. Subsequent to its initial public offering, Sand Hill’s officers and directors commenced an active search for a prospective operating business.

Beginning in September 2004, Sand Hill began evaluating companies in the IT security industry that had been identified to it by an industry survey commissioned by Sand Hill from research firm Trusted Strategies, which identified St Bernard as a potentially attractive candidate for a business combination with Sand Hill. In November of 2004, Mr. Polanen telephoned Mr. van Hedel of St. Bernard, to explain the Sand Hill vehicle and discuss whether St. Bernard had any interest in beginning initial discussions regarding a possible business combination. Mr. van Hedel informed Mr. Polanen that St. Bernard was not interested in pursuing strategic discussions with Sand Hill at that time, but that the parties should remain in contact.

St. Bernard Software has regularly evaluated its long-term strategy and potential strategic options, including periodically conducting in-depth operations and strategic reviews of the company with senior management. During the latter part of 2004 and early 2005, St. Bernard undertook an evaluation of the appropriate long-term strategy for its business. As a result of that process, St. Bernard determined that, in conjunction with other strategic initiatives, it should also began to investigate possible business combinations and other strategic transactions that would allow it to expand its security products and service offerings into one or more other key areas of the small and medium enterprise secure content management market

In February 2005, Mr. van Hedel sent Mr. Polanen an update on the business of St. Bernard. On March 25, 2005, Sand Hill and St. Bernard executed a mutual non-disclosure agreement and on March 30 and April 1, 2005, exchanged initial information packages. On May 3, 2005, Mr. Polanen and Mr. van Hedel met in Los Angeles to discuss the parties’ interest in pursuing a possible business combination and agreed to have further discussions.

In early June 2005, St. Bernard sent Sand Hill updated business and financial information. On June 10 and June 13, 2005, Mr. Polanen and Mr. van Hedel had various telephone conversations regarding St. Bernard’s business and aspects of a possible business combination, in preliminary and general terms. On June 13, 2005, Sand Hill sent a non-binding, preliminary letter of interest to Mr. van Hedel, which Mr. van Hedel forwarded on to St. Bernard’s board of directors on June 14, 2005.

From late June 2005 until early September 2005, Mr. Polanen, Mr. van Hedel and representatives and advisors of both Sand Hill and St. Bernard, met and had various telephone conversations regarding due diligence, the business of St. Bernard, the assets of Sand Hill and the possible terms of a letter of intent for a potential business combination. On September 6, 2005, Sand Hill and St. Bernard executed a non-binding letter of intent related to a business combination. Sand Hill’s counsel began legal due diligence investigations in early September 2005. On September 7, 2005, Software Equity Group, Sand Hill’s financial advisor, met with management of St. Bernard to assess certain St. Bernard business issues.

The parties and their counsel met in San Diego on October 7, 2005 to begin negotiating the terms of a draft merger agreement and ancillary documentation. Between this date and the date the merger agreement was executed, representatives of Sand Hill and St. Bernard and their counsel had numerous phone conversations, teleconferences to discuss the terms of the merger agreement and the ancillary documentation and exchanged numerous drafts via email. Due diligence continued to be conducted by both parties during this time.

On October 24, 2005, the Sand Hill board of directors met by teleconference to discuss the proposed business combination. At that meeting the Sand Hill board of directors approved the business combination and the form of the merger agreement presented to them and authorized the officers of Sand Hill to proceed to complete the merger agreement.

On October 25, 2005, the St. Bernard board of directors met by teleconference to discuss the proposed business combination. At that meeting the St. Bernard board of directors approved the business combination and the form of the merger agreement presented to them and authorized the officers of St. Bernard to proceed to complete the merger agreement.

From October 24, 2005 through October 26, 2005, counsel for Sand Hill and St. Bernard negotiated the terms of the merger agreement and the ancillary documentation through a series of telephone conference calls and email exchanges.

On October 26, 2005, the parties executed the merger agreement.

Sand Hill Reasons for the Merger

The Sand Hill board of directors has concluded that the merger with St. Bernard is in the best interests of Sand Hill and its stockholders. As a Targeted Acquisition Corporation, or TAC, we were formed based on the premise that there would be attractive investment opportunities in the IT security industry. In seeking out a candidate for a business combination within the IT security industry, the board felt that the following considerations should be of primary importance:

•	the business combination candidate should be in an attractive segment within the IT security industry;

•	that market segment should have attractive growth characteristics;

•
the business combination candidate should be a company that is well positioned in the industry, with a scalable business model and at least $20 million in annual sales and near breakeven profitability;

•	the business combination candidate should be a company with a number of customers in at least two segments;

•	the business combination candidate should be a company with a strong management team;

•	the business combination candidate should be a company well positioned to take advantage of market consolidation, and;

•	the proposed transaction should be efficiently structured, with customary provisions for transactions of this type.

The Sand Hill board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the Sand Hill board of directors did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Sand Hill board of directors may have given different weight to different factors. The analysis of the Sand Hill board of directors in reaching this conclusion is described in more detail below. In considering the merger with St. Bernard, the Sand Hill board gave considerable weight to the following positive factors:

St. Bernard is in an industry and has a market focus that is attractive.

An important criterion to Sand Hill’s board of directors in identifying a candidate for a business combination was that the company be positioned in an expanding portion of the IT security industry with the potential for continued growth. Sand Hill’s board of directors believes that the markets in which St. Bernard operates are strong and growing. Although the overall security market characteristics continue to be attractive, in particular the Sand Hill board of directors believes that the SCM segment is especially attractive. The worldwide secure content management market addressed by St. Bernard, according to IDC, was $4.5 billion in 2004 and is expected to grow at an average annual rate of 18% through 2009. Moreover, IDC reports that the web and email filtering portion of the SCM market was $433 million in 2004, with the appliances portion of this segment anticipated to grow at an average annual rate of 47% through 2009. With the recent major releases of the iPrism and ePrism product lines, Sand Hill’s board of directors believes that St. Bernard has the ability to attract customers and to capitalize on this market opportunity.

St. Bernard focuses on the relatively underserved and high growth SME segment of the market. As estimated by AMI Partners, an SME oriented research firm, there are 232,000 small to medium sized businesses in the U.S. SME is defined as businesses ranging from 50 to 999 employees. According to a study by AMI conducted in 2005, the SME segment is underserved, or under penetrated, in that only 22% of all small to medium businesses have installed comprehensive security management solutions. We believe that this indicates that there is a real opportunity for growth in this segment. According to this same AMI report, a total of an additional 15% of the SME market, or 35,000 businesses, plan to purchase security management solutions in 2006, representing a growth rate of 73% year over year. We additionally believe that the focus on SME is beneficial because security appliances tend to serve the market well. Brian Burke, an analyst with IDC research recently stated, “Security appliance sales will grow fast in the SME market because IT resources are scarce.”

St. Bernard has experienced solid growth.

St. Bernard has recently experienced attractive growth in its market. From 2000 to the end of 2004, St. Bernard has grown 182% based on revenue and was recently awarded a Deloitte “Technology Fastest 50” award. Specifically, for the nine months ended September 30, 2005, St. Bernard’s revenue totaled $18.1 million, an increase of 16.0% as compared to the same period in 2004. For the quarter ended September 30, 2005, St. Bernard's revenue was 41% higher than in the same quarter last year.

St. Bernard has an attractive business model and solid financial results.

Another important factor in identifying a candidate for a business combination was that the candidate have established business operations, that it was generating meaningful revenues and that it had the strong potential to experience rapid additional growth in the security markets. Sand Hill’s board of directors believes that St. Bernard has in place the infrastructure for strong business operations, a large and growing customer base, and significant technological capabilities. St. Bernard has been in operation since 1995 and for the year ended December 31, 2004 generated over $21 million in revenues and over $18 million through September 30, 2005. Since 1995, St. Bernard has demonstrated the ability to introduce new products into the marketplace addressing new customer requirements and segments of the security software industry. Sand Hill’s board of directors believes that St. Bernard has the ability to continue expanding and accelerate its growth rate because:

•	St. Bernard has approximately 8,000 customers;

•	St. Bernard has customer renewal rates, approximating 85-90%; and

•	St. Bernard has attractive new business opportunities in the SCM market.

In addition, Sand Hill’s board of directors believes that as St. Bernard generates increased revenues its net margins will increase as it believes that because of St. Bernard's cost structure and the scalability of those costs that St. Bernard's costs will not rise proportionately with its revenues. Furthermore, St. Bernard has reached operating profit breakeven and, due to its subscription business model where billings exceed revenue recognition, is operating at a positive cash flow.

The subscription element of St. Bernard’s business is particularly attractive because it operates as a “Software as a Service”, or a “SaaS” model. We believe that this represents a stable portion of the revenue base. As an example, customers subscribe to a URL database service for periods of anywhere from 1 to 3 years. This URL database is organized into more than 60 categories and encompasses more than 6 million websites as of September 30, 2005. This database is updated each business day using a proprietary process of automated content assessment and classification, with manual verification.  Subscribers to the update service receive updates each night. It is this security update subscription that we believe helps create long term customer relationships, as well as providing for better predictability of future revenue. St. Bernard had deferred revenues of $15.2 million as of September 30, 2005. Although the cash is received up front, this deferred revenue is generally recognized over the life of the contract. The result is that billings for the business are greater than the revenue booked in any quarter. For example, revenue for the nine months ending September 30, 2005 was $18.1 million, whereas billings were $21.5 million. The result is an increase to deferred revenue, as recorded on the balance sheet, and, we believe, an enhanced predictability to the business.

St. Bernard has a strong management team.

Another important criterion to Sand Hill’s board of directors in identifying a candidate for a business combination was that the company must have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. St. Bernard’s management has been in place and working together for a number of years. This team has demonstrated the ability to address new markets, develop new products and deliver a high level of customer satisfaction. St. Bernard’s management team has shown a strong ability to adjust its business plan to changing market factors and to develop additional business opportunities. Sand Hill’s board of directors believes that John Jones has the experience and strong understanding of the software security market and of potential needs of customers and how to best satisfy those needs.

The terms of the merger agreement are attractive.

The transaction is efficiently structured, attractively valued as compared against weighted industry averages and contains customary provisions for transactions of this type, including provisions to protect Sand Hill in the event an alternative transaction is proposed to St. Bernard. It was important to Sand Hill’s board of directors that the merger agreement include customary provisions as it believed that such provisions would allow for a more efficient closing process and lower transaction expenses.

In reaching its belief that the transaction was attractively valued against weighted industry averages the board reviewed publicly available information related to software companies that the board felt were similar to St. Bernard and publicly available information related to merger transactions that the board felt were similar to this transaction. The board focused on, amongst other things, the price/revenue multiples that have been accorded public companies in the software industry, as the board felt that this valuation metric was the most relevant metric for valuing St. Bernard.

Sand Hill’s board of directors believes that each of the above factors supports its determination and recommendation to approve the merger. The Sand Hill board of directors did, however, consider the following potentially negative factors, among others, in its deliberations concerning the merger:

•	The IT Security market is intensely competitive;

•	There may be significant industry consolidation;

•	The technologies used in the industry adjust and upgrade quickly;

•	St. Bernard is smaller than the industry leaders;

•	St. Bernard has a relatively small footprint internationally;

•	St. Bernard has a limited reseller channel;

•	St. Bernard has a history of losses and negative cash flow; and

•	Not all of St. Bernard’s products lines are growing at the same rate.

Additionally, Sand Hill’s board of directors considered the risk that some of the current public stockholders of Sand Hill would vote against the merger and demand to redeem their shares for cash upon consummation of the merger, thereby depleting the amount of cash available to the combined company following the merger. Sand Hill’s board of directors deemed this risk to be no worse with regard to St. Bernard than it would be for other target companies and believes that St. Bernard will still be able to implement its business plan even if the maximum number of public stockholders exercised their conversion rights and the combined company received only 80% of the funds deposited in the trust account.

After deliberation, the Sand Hill board of directors determined that these potentially negative factors were outweighed by the potential benefits of the merger described above, including the opportunity for Sand Hill stockholders to share in St. Bernard’s future possible growth, anticipated profitability, and the potential for increased shareholder value.

Due Diligence

A majority of the members of Sand Hill’s board of directors have extensive experience in performing due diligence of acquisition targets and in valuing companies. Humphrey Polanen and Scott Broomfield have held Chief Executive Officer positions at companies that have acquired businesses and performed business valuations assessing the merits of merger and acquisition transactions. Keith Walz is currently a Managing Director of a venture capital fund and performs business valuations on a regular basis in his position. In arriving at its determination to approve the merger agreement with St. Bernard, the board of directors of Sand Hill relied on information (including financial information) relating to St. Bernard and the industry dynamics. In addition, Sand Hill retained the services of the Software Equity Group, as financial advisors to assist Sand Hill with respect to a business combination. Based upon the proposed cost of a fairness opinion, Sand Hill’s existing cash resources and Sand Hill’s belief that its directors had the skill and experience to properly evaluate the fairness of a proposed transaction, Sand Hill determined that its assets should not be used to pay for a fairness opinion.

Interests of Sand Hill Directors and Officers in the Merger

In considering the recommendation of the board of directors of Sand Hill that you vote in favor of the adoption of the merger proposal, you should be aware that a number of Sand Hill’s executives, and members of Sand Hill’s board have interests in the merger that differ from, or are in addition to, those of Sand Hill stockholders generally. In particular if the merger is not approved and Sand Hill fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Sand Hill is therefore required to liquidate, the shares of common stock purchased prior to Sand Hill’s initial public offering and held by Sand Hill’s executives and directors may be worthless because Sand Hill’s executives and directors are not entitled to receive any of the net proceeds of Sand Hill’s initial public offering that may be distributed upon liquidation of Sand Hill with respect to these shares. In addition, the warrants held by such persons will expire without value in the event of a liquidation. On the record date, directors and executive officers of Sand Hill and their affiliates beneficially owned and were entitled to vote approximately 1,000,000 shares of Sand Hill’s common stock that have a market value of $5,270,000 based on Sand Hill’s common stock price of $5.27 per share as of October 26, 2005. The total of these shares represented approximately 19.6% of Sand Hill’s issued and outstanding common stock. However, as Sand Hill’s executive officers and directors are contractually prohibited from selling their shares prior to July 26, 2007 during which time the value of these shares may increase or decrease, it is impossible to determine what the financial impact of the merger will be on Sand Hill’s officers and directors. Finally, if Sand Hill liquidates prior to the consummation of a business combination, Humphrey P. Polanen, chairman of the board and chief executive officer will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Sand Hill for services rendered or products sold to Sand Hill in excess of the net proceeds of Sand Hill’s initial public offering not held in the trust account.

The Sand Hill board of directors was aware of these interests during its deliberations on the merits of the merger and in determining to recommend to the stockholders of Sand Hill that they vote for the adoption of the merger proposal.

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Sand Hill in connection with the merger proposal.

Material United States Federal Income Tax Consequences of the Merger

The following describes the material U.S. federal income tax considerations of the merger that are generally applicable to the holders of St. Bernard common stock and the holders of Sand Hill common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (referred to as the Code), existing, temporary, and proposed Treasury regulations thereunder, current administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to St. Bernard that hold their St. Bernard common stock and Sand Hill stockholders that hold their Sand Hill common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular holder of St. Bernard common stock or Sand Hill common stock in light of such holder’s personal circumstances or to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions,

•	investors in pass-through entities,

•	insurance companies,

•	tax-exempt organizations,

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark to market method of accounting,

•	persons that hold Sand Hill common stock or St. Bernard common stock as part of a straddle, hedge, constructive sale or conversion transaction,

•	persons who are not citizens or residents of the United States, and

•	shareholders who acquired their shares of Sand Hill common stock or their shares of St. Bernard common stock through the exercise of an employee stock option or otherwise as compensation.

In addition, this discussion does not address any alternative minimum or any state, local or foreign tax consequences of the merger.

Neither Sand Hill nor St. Bernard intends to request a ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

Each holder of Sand Hill common stock or St. Bernard common stock should consult its tax advisor with respect to the particular tax consequences of the merger to such holder based on the holder’s specific circumstances, applicable state, local, and foreign tax consequences and potential changes in applicable tax laws.

Reorganization.  It is a condition to the obligation of St. Bernard to complete the merger that it receives an opinion from its counsel, Duane Morris LLP, dated as of the closing date of the merger, that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering this opinion, St. Bernard’s counsel will rely on representations and covenants made by St. Bernard, Sand Hill, Sand Hill Merger Corp. and others. This opinion will also rely on assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger in the manner contemplated by the merger agreement. If any of these representations, covenants or assumptions is inaccurate, St. Bernard’s counsel may not be able to render the required opinion and the tax consequences of the merger may differ from those discussed below. Opinions of counsel are not binding on either the Internal Revenue Service or the courts and do not preclude the Internal Revenue Service from adopting a contrary position. In addition, neither St. Bernard nor Sand Hill intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or a court would not sustain, a position contrary to any of those set forth below. The following discussion is based on the assumption that the merger will qualify as a reorganization for federal income tax purposes.

Tax Consequences of the Merger to St. Bernard Stockholders.

 The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. As a consequences:

•	no gain or loss will be recognized by stockholders of St. Bernard who receive solely shares of Sand Hill common stock in exchange for shares of St. Bernard common stock;

•	the aggregate tax basis of the shares of Sand Hill common stock received in the merger will be equal to the aggregate tax basis of the shares St. Bernard common stock exchanged therefor; and

•	the holding period of the Sand Hill common stock received in the merger will include the holding period of the St. Bernard common stock exchanged therefor.

•
any St. Bernard stockholder who exercises his or her appraisal rights and who receives cash in exchange for his or her shares of St. Bernard common stock generally will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of such stockholder’s shares of St. Bernard common stock exchanged therefor. This gain or loss will generally be long-term capital gain or loss if the holder’s holding period with respect to the St. Bernard common stock surrendered is more than one year at the effective time of the merger.

Tax Consequences of the Merger to Sand Hill Stockholders.

 No gain or loss will be recognized by the stockholders of Sand Hill pursuant to the merger who do not exchange their shares of Sand Hill common stock pursuant to the merger, continue to own such shares of Sand Hill, and do not exercise their conversion rights.

A stockholder of Sand Hill who exercises their conversion rights and effects a termination of the stockholder’s interest in Sand Hill will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of Sand Hill common stock for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Sand Hill common stock. This gain or loss will generally be capital gain or capital loss if the stockholder held the exchanged shares as a capital asset on the date of the merger and that capital gain or loss and will be a long-term capital gain or loss if the holding period for the shares of Sand Hill common stock is more than one year.

Tax Consequences of the Merger Generally to Sand Hill and St. Bernard.

No gain or loss will be recognized by Sand Hill or St. Bernard as a result of the merger.

Reporting and Recordkeeping

A holder of St. Bernard common stock receiving Interchange common stock as a result of the merger, is required to retain records relating to such holder’s St. Bernard common stock and file with its United States federal income tax return a statement setting forth facts relating to the merger and with respect to the holder’s nonrecognition of gain or loss upon the exchange of their shares of St. Bernard common stock for shares of Interchange common stock pursuant to the merger. At a minimum, the statement must include (1) the holder’s tax basis in the St. Bernard common stock surrendered and (2) the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the Sand Hill common stock received in exchange therefor.

Backup Withholding and Information Reporting.

Payments of cash to a holder of St. Bernard common stock as a result of an exercise of their dissenters rights and payments of cash to a holder of Sand Hill common stock as a result of an exercise of their conversion rights may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the holder, unless the holder provides proof of an applicable exemption satisfactory to Sand Hill and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.
To ensure compliance with requirements imposed by the IRS in Circular 230, you are hereby informed that (i) any tax advice contained in this registration statement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Code, (ii) any such advice is written to support the matters addressed herein, and (iii) each shareholder should seek tax advice based on its particular circumstances from an independent tax advisor.

BECAUSE THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH SAND HILL STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS FEDERAL TAX LAWS.

Anticipated Accounting Treatment

The merger will be accounted for under the reverse acquisition application of the equity recapitalization method of accounting in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes.  Under this method of accounting, Sand Hill will be treated as the “acquired” company for financial reporting purposes.  In accordance with guidance applicable to these circumstances, the merger will be considered to be a capital transaction in substance.  Accordingly, for accounting purposes, the merger will be treated as the equivalent of St. Bernard issuing stock for the net monetary assets of Sand Hill, accompanied by a recapitalization.  The net monetary assets of Sand Hill will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded.  The accumulated deficit of St. Bernard will be carried forward after the merger.  Operations prior to the merger will be those of St. Bernard.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to the HSR Act or any federal or state regulatory requirement or approval except for filings necessary to effectuate the transactions contemplated by the merger proposal with the Secretary of State of the State of Delaware.

Consequences if Merger Proposal is Not Approved

If the merger proposal is not approved by the stockholders, Sand Hill Merger Corp. will not merge with St. Bernard and Sand Hill will continue to seek other potential business combinations with an operating business in the IT security industry.

Vote Required to Adopt the Merger Proposal

The adoption of the merger agreement and the transaction contemplated by the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Sand Hill common stock on the record date. However, Sand Hill will not be able to complete the merger if the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger and demand that Sand Hill convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held.

Recommendation of the Sand Hill Board of Directors

After careful consideration, Sand Hill’s board of directors has determined unanimously that the merger is fair to and in the best interests of Sand Hill and its stockholders. Sand Hill’s board of directors has approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that you vote or give instructions to vote “FOR” the proposal to adopt the merger proposal.

The discussion of the information and factors considered by the Sand Hill board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Sand Hill board of directors.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement, as amended, is qualified by reference to the complete text of the merger agreement, as amended, a copy of which is attached as Annex A to this proxy statement/prospectus. The merger agreement was executed on October 26, 2005 and amended on December __, 2005. The following summary describes the merger agreement. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

Structure of the Merger

At the effective time of the merger, Sand Hill Merger Corp. will be merged with and into St. Bernard. St. Bernard will continue as the surviving company and become a wholly-owned subsidiary of Sand Hill.

Closing and Effective Time of the Merger

The closing of the merger will take place on the second business day following the satisfaction of the conditions described below under “The Merger Agreement—Conditions to the Completion of the Merger”, or, if on that day any condition to the respective obligations of either Sand Hill or St. Bernard has not been satisfied or waived, as soon as practicable after all the conditions described below under “The Merger Agreement—Conditions to the Completion of the Merger” have been satisfied, unless Sand Hill and St. Bernard agree in writing to another time.

The merger will become effective at the time the articles of merger are filed with the Delaware Secretary of State, or at a later time agreed to by Sand Hill and St. Bernard in the articles of merger. The articles of merger will be filed at the time of the closing or as soon as practicable thereafter.

Amendment and Restatement of Sand Hill Certificate of Incorporation

Following consummation of the merger, Sand Hill’s amended and restated certificate of incorporation and bylaws will be amended and restated to remove certain provisions related to a business combination that were put in place as a result of our being a Targeted Acquisition Corporation.

Name; Headquarters; Stock Symbol

After completion of the merger:

•	Sand Hill will change its name to St. Bernard Software, Inc. and the surviving company will change its name to _________________;

•	the corporate headquarters and principal executive offices will be located at 15015 Avenue of Science, San Diego, California, which is currently St. Bernard’s corporate headquarters; and

•
Sand Hill will cause the symbol under which Sand Hill’s units, common stock, and warrants outstanding prior to the merger are traded on the OTC Bulletin Board, the Nasdaq Stock Market or the American Stock Exchange to change to a symbol as determined by St. Bernard and Sand Hill that, if available, is reasonably representative of the corporate name or business of St. Bernard.

Merger Consideration

Pursuant to the merger agreement, the holders of St. Bernard common stock will be entitled to receive approximately 0.421419 shares of Sand Hill common stock for each share of St. Bernard common stock held by them. Holders of options and warrants to purchase shares of the common stock of St. Bernard will receive, in exchange for those options and warrants, options and warrants to purchase approximately 1,120,400 shares of the common stock of Sand Hill in the aggregate.

The aggregate number of shares of Sand Hill common stock to be issued in the merger will be adjusted upwards or downwards by the number of shares obtained by dividing the amount by which the working capital of St. Bernard at the closing of the merger is greater than $1,900,000 or less than $1,700,000, by $5.10. In calculating the working capital of St. Bernard, expenses incurred by St. Bernard in relation to this transaction will not be taken into account.

Sand Hill shall file, as soon as practicable after the closing date and as permitted by applicable securities regulations, a registration statement on Form S-8 under the Securities Act of 1933, as amended, and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed outstanding options.

Exchange of Certificates

Immediately prior to the consummation of the merger, Sand Hill will deposit with American Stock Transfer & Trust Company, as exchange agent, certificates representing the shares of Sand Hill common stock issuable to the holders of St. Bernard common stock, less the amount to be escrowed, in exchange for outstanding shares of St. Bernard common stock. Immediately following the consummation of the merger, the exchange agent will deliver to each record holder of St. Bernard common stock instructions and a letter of transmittal for exchanging their St. Bernard stock certificates for Sand Hill stock certificates. In order to effectuate the exchange of St. Bernard common stock for Sand Hill common stock, the stockholders must comply with the instructions set forth in the letter of transmittal.

No fraction of a share of Sand Hill common stock will be issued in the merger. In lieu of any fractional shares, the fractional amount of Sand Hill common stock to which any holder of St. Bernard common stock is entitled to receive will be rounded up to the nearest whole number, and such holder shall receive a whole share of Sand Hill common stock in lieu of a fractional share.

Representations and Warranties

The merger agreement contains a number of generally reciprocal representations and warranties that each of St. Bernard and Sand Hill made to the other. These generally reciprocal representations and warranties relate to:

•	organization, standing, and power;

•	subsidiaries and equity interests;

•	capital structure;

•	authorization, execution, delivery, and enforceability of the merger agreement;

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absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, and receipt of all required consents and approvals;

•	information supplied for inclusion in this proxy statement/prospectus;

•	absence of certain changes or events since December 31, 2004, in the case of St. Bernard, or June 30, 2005, in the case of Sand Hill;

•	taxes;

•	employee benefit plans;

•	litigation;

•	compliance with applicable laws;

•	contracts, debt instruments;

•	absence of brokers;

•	real property;

•	related party transactions;

•	permits;

•	insurance;

•	intellectual property; and

•	completeness and truthfulness of the information and provisions in the merger agreement,

St. Bernard also makes representations to Sand Hill regarding:

•	accuracy of the information contained in the financial statements, and the absence of undisclosed liabilities;

•	labor relations;

•	environmental liability;

•	customers and suppliers; and

•	product warranties.

Sand Hill also makes representations to St. Bernard regarding:

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filings with the Securities and Exchange Commission and the accuracy and completeness of the information contained in those filings, including the financial statements and the lack of undisclosed liabilities;

•	amount of funds contained in the trust account, and the termination after the merger of the obligation to liquidate; and

•	no status as an investment company.

Materiality and Material Adverse Effect

Many of the representations and warranties made by St. Bernard are qualified by materiality or material adverse effect. For the purposes of the merger agreement, a material adverse effect means a material adverse effect with respect to St. Bernard on the business, financial condition or results of operations of St. Bernard and every subsidiary of St. Bernard. A change or effect is excluded from having a material adverse effect with respect to St. Bernard if it arises out of or is related to:

•	changes in general economic conditions relating to the market in which St. Bernard operates;

•	any effect directly resulting from the public announcement or pendency of the transactions contemplated by the merger agreement; or

•	terrorist attack, act of war or other event beyond St. Bernard’s control.

Several of the representations and warranties made by Sand Hill are qualified by materiality. However, only Sand Hill’s representations and warranties related to the absence of certain changes from June 30, 2005, and the completeness and truthfulness of the information and provisions in the merger agreement are qualified by material adverse effect. A change or effect is excluded from having a material adverse effect with respect to Sand Hill for purposes of the latter representation and warranty if it relates to:

•	changes in general economic conditions relating to the market in which Sand Hill operates;

•	any effect directly resulting from the public announcement or pendency of the transactions contemplated by the merger agreement; or

•	terrorist attack, act of war or other event beyond Sand Hill’s control.

Interim Operations of Sand Hill and St. Bernard

Interim covenants relating to Sand Hill and St. Bernard. Under the merger agreement, each of Sand Hill and St. Bernard has agreed, and has agreed to cause their respective subsidiaries, prior to completion of the merger, to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, except as expressly permitted by the merger agreement or related agreements. In addition to this agreement regarding the conduct of business generally, subject to specified exceptions, each of St. Bernard and Sand Hill has agreed that it:

•	will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

•
will not split, combine or reclassify any of its shares of capital stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for its capital stock;

•	will not purchase, redeem or otherwise acquire shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such interests or other securities;

•
will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization, or alter through merger, liquidation, reorganization or restructuring or in any other fashion the corporate structure or ownership of Sand Hill or St. Bernard;

•	will not pledge any shares of its capital stock;

•
will not issue, deliver, sell or grant any shares of its capital stock, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of capital stock, or any “phantom” rights or interest-based performance units;

•	will not amend its organizational documents, except, in the case of Sand Hill, as required by the merger agreement;

•
will not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets in excess of $50,000 in the aggregate;

•
will not sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of, in whole or in part, or create, incur, assume or allow any lien on, any of its assets, including any intellectual property, other than in the ordinary course of business consistent with past practice, but in no event shall such dispositions exceed $50,000 individually or $150,000 in the aggregate, or pursuant to the terms of contracts entered into as of October 26, 2005, and which were disclosed at the time the merger agreement was executed;

•
will not enter into or amend any contract, transaction, indebtedness or other arrangement in which any of its directors or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

•	will not make any change in its accounting methods, principles or practices, except as required by a change in general accepted accounting principles;

•
will not incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person;

•
will not make or agree to make any new capital expenditure or expenditures, except that St. Bernard may make such an expenditure so long as the expenditure does not exceed $25,000 in an individual case and $50,000 in the aggregate for all cases;

•	will not make any material tax election or settle or compromise any material tax liability or refund;

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will not enter into any transaction with, or enter into any agreement, arrangement, or understanding with any of its affiliates that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-B;

•	will not take, authorize, commit or agree to take any of the foregoing actions; or

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will not take any action that would, or that could reasonably be expected to, result in any of its representations and warranties in the merger agreement and related agreements becoming untrue or any condition described below under “The Merger Agreement—Conditions to the Completion of the Merger,” not being satisfied; and

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will promptly advise the other party orally and in writing of any change or event that has or could reasonably be expected to result in a breach of its respective representations, warranties, covenants or agreements contained in the agreements to be signed by them in connection with the merger.

Interim covenants relating to St. Bernard.  The merger agreement restricts, among other things, the ability of St. Bernard to:

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pay, discharge, satisfy or settle any litigation, except any settlement that would not (i) impose any injunctive or similar order on St. Bernard or any of its subsidiaries, or restrict in any way the business of St. Bernard or any of its subsidiaries, or (ii) exceed $50,000 in cost or value to St. Bernard or any of its subsidiaries in the aggregate for all such settlements;

•
hire or terminate any employee or consultant where the annual salary or fee associated with such employment or consulting agreement is in excess of $150,000 or has a term of more than one year, or grant to any of the employees, officers or directors of St. Bernard or any of its subsidiaries any increase in compensation, fringe benefits, severance in excess of $50,000 or termination pay, except in the ordinary course of business or to the extent required under employment agreements or policies in effect as of October 26, 2005;

•	enter into any employee benefit agreement, trust, plan, fund award or other arrangement for the benefit or welfare of any director, officer or employee; or

•	enter into or modify in any respect any labor or collective bargaining agreement or any other agreement or commitment to or relating to any labor union, except as otherwise required by law.

Interim covenants relating to Sand Hill. The merger agreement restricts, among other things, the ability of Sand Hill to:

•	grant to any employee, executive officer or director of Sand Hill any increase in compensation;

•	grant to any employee, executive officer or director of Sand Hill any increase in severance or termination pay;

•	enter into any employment, consulting, indemnification, severance or termination agreement with any employee, executive officer or director of Sand Hill;

•	establish adopt, enter into or amend in any respect any collective bargaining agreement, any other agreement or commitment to or relating to any labor union; or

•	make any determination under any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any employee benefit plan.

No Solicitation by St. Bernard

Except as described below, St. Bernard will not:

•	solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any acquisition proposal;

•	furnish any information regarding St. Bernard to any person in connection with or in response to an acquisition proposal;

•	engage in discussions or negotiations with any person with respect to any acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction.

The above restrictions also apply to St. Bernard’s officers, directors, employees, representatives or agents.

However, if St. Bernard receives a bona fide written acquisition proposal which was not solicited by St. Bernard, it may, before the merger agreement is adopted by its stockholders, furnish information regarding itself to the person making the acquisition proposal and participate in discussions, with the person regarding the acquisition proposal, if:

•	neither St. Bernard, nor any of its officers, directors, employees, representatives or agents has violated any of the no solicitation provisions described above;

•
the board of directors of St. Bernard determines in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board to comply with its fiduciary obligations to St. Bernard’s stockholders under applicable law;

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at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such person, St. Bernard gives Sand Hill written notice of the identity of such person and of St. Bernard’s intention to furnish nonpublic information to, or enter into discussions with, such person, and St. Bernard receives from such person an executed confidentiality agreement on terms substantially similar to the one entered into between St. Bernard and Sand Hill, containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of St. Bernard; and

•
at least one business day prior to furnishing any such nonpublic information to such person, St. Bernard furnishes such nonpublic information to Sand Hill, to the extent that such nonpublic information has not been previously furnished by St. Bernard to Sand Hill

St. Bernard has agreed not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to Sand Hill, the approval by its board of directors of the merger agreement or the merger or the recommendation by the board of directors of St. Bernard of the transactions contemplated by the merger agreement. However, the board of directors of St. Bernard may withdraw or modify its approval or recommendation of the merger agreement and the transactions contemplated thereby in a manner adverse to Sand Hill if:

•	any offer, proposal, inquiry or indication of interest contemplating an acquisition of St. Bernard, other than by Sand Hill, is made to St. Bernard and not withdrawn;

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St. Bernard provides Sand Hill with at least two business days prior notice of any meeting of St. Bernard’s board of directors at which such board will consider and determine whether such acquisition proposal is superior to the transactions contemplated by the merger agreement;

•
St. Bernard’s board of directors determines in good faith, after taking into account the advice of St. Bernard’s independent financial advisors, that such acquisition proposal is superior to the transactions contemplated by the merger agreement;

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St. Bernard’s board of directors determines in good faith, after having taken into account the written advice of St. Bernard’s outside legal counsel, that, in light of the superior proposal, the withdrawal or modification of the board’s recommendation is required in order for the board of directors to comply with its fiduciary obligations to St. Bernard’s stockholders under applicable law; and

•	neither St. Bernard nor any of its representatives has violated any of the no solicitation provisions described above.

St. Bernard must promptly advise Sand Hill orally and in writing of any acquisition proposal, inquiry or indication of interest that could lead to an acquisition proposal, or any request for nonpublic information relating to St. Bernard (including the identity of the person, group or entity making or submitting such proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any person group or entity. St. Bernard must keep Sand Hill fully informed on a current basis with respect to the status of any discussions or indications of interest that St. Bernard is engaged in or has issued.

No Solicitation by Sand Hill

Except as described below, Sand Hill will not:

•	solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any acquisition proposal;

•	furnish any information regarding Sand Hill to any person in connection with or in response to an acquisition proposal;

•	engage in discussions or negotiations with any person with respect to any acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction.

The above restrictions also apply to Sand Hill’s officers, directors, employees, representatives or agents.

However, Sand Hill may, before the merger agreement is adopted by its stockholders, engage in discussions with and issue indications of interest to parties in the IT security industry if:

•	neither Sand Hill nor any of its stockholders, officers, directors, employees, representative or agents have otherwise breached the no solicitation provisions described above;

•
at least two business days prior to issuing any indication of interest, Sand Hill gives St. Bernard written notice of the identity of such person and of Sand Hill’s intention to issue an indication of interest to such person; and

•	at least one (1) business day prior to issuing such indication of interest, Sand Hill furnishes St. Bernard a copy of the indication of interest.

Sand Hill may not enter into or negotiate the terms of any letter of intent or similar document or any contract contemplating or relating to an acquisition transaction until after Sand Hill has received from St. Bernard notice that St. Bernard has received an acquisition proposal that St. Bernard’s board of directors determines in good faith constitutes a proposal superior to the transactions contemplated by the merger agreement.

Sand Hill must promptly advise St. Bernard orally and in writing of any acquisition proposal, inquiry or indication of interest that could lead to an acquisition proposal, or any request for nonpublic information relating to Sand Hill (including the identity of the person, group or entity making or submitting such proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any person group or entity. Sand Hill must keep St. Bernard fully informed on a current basis with respect to the status of any discussions or indications of interest that Sand Hill is engaged in or has issued.

Sand Hill Stockholders’ Meeting

Sand Hill has agreed to call and hold a meeting of its stockholders, as soon as practicable after the date of the merger agreement for the purpose of seeking the adoption of the merger proposal by its stockholders. Sand Hill has also agreed that it will, through its board of directors, recommend to its stockholders that they approve and adopt the merger proposal.

Access to Information; Confidentiality

Sand Hill and St. Bernard will, and will cause their respective subsidiaries to, afford to the other party and its representatives prior to completion of the merger reasonable access during normal business hours to all of their respective properties, books, contracts, personnel and records and will promptly provide to the other party a copy of each document filed pursuant to the requirements of the securities laws of any state or the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the two parties.

St. Bernard has agreed to provide Sand Hill:

•	within 30 days after the date of the merger agreement, unaudited financial statements for the months of August and September 2005, without notes; and

•	thereafter within 30 days after the end of each calendar month, unaudited financial statements, without notes, for each such calendar month.

Reasonable Efforts; Notification

Sand Hill and St. Bernard have agreed that they will use all reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the merger and the transactions contemplated by the merger agreement in the most expeditious manner practicable. This includes:

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obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities, if any, and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	obtaining all necessary consents, approvals or waivers from third parties;

•
defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or any other agreement contemplated by the merger agreement or the consummation of the merger or other transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•
executing and delivering any additional instruments necessary to consummate the merger or other transactions contemplated by the merger and to fully carry out the purposes of the merger agreement and the transaction agreements contemplated by the merger agreement.

In addition, Sand Hill and St. Bernard will take all action necessary so that no takeover statute or similar statute or regulation is or becomes applicable to the merger, any transaction contemplated by the merger agreement or any agreement contemplated by the merger agreement. If any takeover statute or similar statute or regulation becomes so applicable, Sand Hill and St. Bernard will take all action necessary so that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and the agreements contemplated by the merger agreement.

St. Bernard will give prompt notice to Sand Hill, and Sand Hill or Sand Hill Merger Corp. will give prompt notice to St. Bernard, of:

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any representation or warranty made by it or contained in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty that is not qualified by materiality becoming untrue or inaccurate in any material respect; or

•	the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement.

However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement or the agreements contemplated thereby.

Fees and Expenses

Except as specifically provided in the merger agreement, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

Public Announcements

Sand Hill and Sand Hill Merger Corp., on the one hand, and St. Bernard, on the other hand, have agreed:

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to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the merger and the other transactions contemplated by the merger agreement; and

•	not to issue any press release or make any public statement prior to this consultation, except as may be required by applicable laws or court process.

Quotation or Listing

Sand Hill’s outstanding common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board. Sand Hill will use its commercially reasonable efforts to cause its outstanding shares of common stock and warrants and the shares of common stock to be issued in the merger to be approved for quotation on the Nasdaq Stock Market or, if they are not eligible for quotation on Nasdaq, to be listed on the American Stock Exchange, prior to the consummation of the merger.

Tax Treatment

Sand Hill and St. Bernard intend the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Each of Sand Hill, Sand Hill Merger Corp., and St. Bernard and each of their respective affiliates will not take any action and will not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Pre-Closing Confirmation

Promptly after the date of the merger agreement, Sand Hill gave notice of the merger to the trustee holding in trust certain of the proceeds of Sand Hill’s initial public offering. Not later than 48 hours prior to the closing:

•	Sand Hill is required to give the trustee advance notice of the completion of the merger; and

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Sand Hill will cause the trustee to provide a written confirmation to St. Bernard confirming the dollar amount of the account balance held by the trustee in the trust account that will be released to Sand Hill upon consummation of the merger.

Conditions to the Completion of the Merger

Each of Sand Hill’s and St. Bernard’s obligations to effect the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

Conditions to Sand Hill’s and St. Bernard’s obligation

•	The receipt of the Sand Hill stockholder approval;

•	The receipt of the St. Bernard stockholder approval;

•
the effectiveness of the registration statement pursuant to which the shares of Sand Hill’s common stock have been registered with the U.S. Securities and Exchange Commission, and the absence of a stop order suspending the effectiveness of the registration statement or the use of this proxy statement/prospectus, or any proceedings for such purposes;

•	the absence of any order or injunction preventing consummation of the merger;

•	the absence of any suit or proceeding by any governmental entity or any other person challenging the merger or seeking to obtain from St. Bernard, Sand Hill or Sand Hill Merger Corp. any damages;

•
at the Sand Hill special meeting, holders of less than 20% of the shares of common stock issued in Sand Hill’s initial public offering will have voted against the adoption of the merger proposal and demanded that Sand Hill convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held;

•	at the time of consummation of the merger, the board of directors of Sand Hill must determine that the fair market value of St. Bernard is at least 80% of the net assets of Sand Hill; and

•	at the time of consummation of the merger, Sand Hill must have at lest $21,350,000 plus accrued interest from July 31, 2005, in the trust account.

Conditions to Sand Hill’s obligation

The obligation of Sand Hill and Sand Hill Merger Corp. to effect the merger are further subject to the following conditions:

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St. Bernard’s representations and warranties in the merger agreement that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except for representations and warranties in the merger agreement that address matters as of another date, which must be true and correct as of that other date, and Sand Hill must have received a certificate from the chief executive officer and the chief financial officer of St. Bernard to that effect;

•
St. Bernard must have performed in all material respects all obligations required to be performed by it under the merger agreement and Sand Hill must have received a certificate from the chief executive officer and the chief financial officer of St. Bernard to that effect;

•	there must not have occurred since the date of the merger agreement any material adverse effect on St. Bernard;

•	St. Bernard, the escrow agent and the other parties signatory to the Escrow Agreement shall have executed and delivered the Escrow Agreement;

•	each of the affiliates of St. Bernard shall have executed and delivered a written agreement substantially in the form attached to the merger agreement;

•	each of the executive officers and directors of St. Bernard shall have executed a lock-up agreement;

•	counsel for St. Bernard shall have delivered a legal opinion substantially in the form attached to the merger agreement; and

•	St. Bernard shall have obtained any necessary third-party consents to the merger.

Conditions to St. Bernard’s obligation

The obligation of St. Bernard to effect the merger is further subject to the following conditions:

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Sand Hill’s and Sand Hill Merger Corp.’s representations and warranties in the merger agreement that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except for representations and warranties that address matters as of another date, which must be true and correct as of that date, and St. Bernard must have received a certificate from the chief executive officer and the chief financial officer of Sand Hill to that effect;

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Sand Hill and Sand Hill Merger Corp. must have performed in all material respects all obligations required to be performed by them under the merger agreement and St. Bernard must have received a certificate from the chief executive officer and the chief financial officer of Sand Hill to that effect;

•	there must not have occurred since the date of the merger agreement any material adverse effect on Sand Hill;

•	Sand Hill, the escrow agent, and the other parties to be signatory to the Escrow Agreement shall have executed and delivered the Escrow Agreement; and

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St. Bernard shall have received a written opinion from Duane Morris LLP, counsel to St. Bernard, dated on or before the closing date, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

If permitted under applicable law, either St. Bernard or Sand Hill may waive conditions for the benefit of itself and its stockholders and complete the merger even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the merger will occur.

Termination

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after receipt of the Sand Hill stockholder approval, by mutual written consent of Sand Hill, Sand Hill Merger Corp. and St. Bernard.

Termination by either St. Bernard or Sand Hill

Either St. Bernard or Sand Hill may terminate the merger agreement if:

•	the merger is not consummated on or before June 30, 2006;

•
any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action will have become final and nonappealable;

•	any condition to the obligation of such party to consummate the merger becomes incapable of satisfaction prior to June 30, 2006; or

•
at the special meeting, the Sand Hill stockholder approval is not obtained or the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering have demanded that Sand Hill convert their shares into cash pursuant to the terms of Sand Hill’s certificate of incorporation.

Termination by Sand Hill

Sand Hill may terminate the merger agreement if:

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St. Bernard breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure to perform would give rise to the failure of specified conditions in the merger agreement and cannot be or has not been cured within 30 days after the giving of written notice to St. Bernard of such breach or by June 30, 2006, if earlier;

•	a special meeting of the St. Bernard stockholders is not held within 25 days after the effective date of the registration statement of which this proxy statement/prospectus is a part;

•	at the special meeting of St. Bernard’s stockholders, the St. Bernard stockholders do not approve the merger;

•	St. Bernard’s board of directors has withdrawn or adversely modified its recommendation in favor of the merger;

•	St. Bernard’s board of directors has failed to include its recommendation in favor of the merger in its proxy statement to its stockholders;

•
St. Bernard’s board of directors has approved an alternative acquisition proposal, which is a transaction where any person has or will acquire 15% or more of St. Bernard’s voting power or assets that account for 15% or more of St. Bernard’s net revenues, net income or assets; or

•
St. Bernard’s board of directors determines that it has received a superior proposal, which is an alternative acquisition proposal that St. Bernard’s board of directors determines in good faith is superior to the merger that it is required to submit to its stockholders in the exercise of its fiduciary duties.

Termination by St. Bernard

St. Bernard may terminate the merger agreement if:

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Sand Hill breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure to perform would give rise to the failure of specified conditions in the merger agreement and cannot be or has not been cured within 30 days after the giving of written notice to Sand Hill of such breach or by June 30, 2006, if earlier;

•	A special meeting of the Sand Hill stockholders is not held within 60 days after the effective date of the registration statement of which this proxy statement/prospectus is a part;

•	At the special meeting of Sand Hill’s stockholders, the Sand Hill stockholders do not approve the merger;

•	Sand Hill’s board of directors has withdrawn or adversely modified its recommendation in favor of the merger;

•	Sand Hill’s board of directors has failed to include its recommendation in favor of the merger in its proxy statement to its stockholders;

•
Sand Hill’s board of directors has approved an alternative acquisition proposal, which is a transaction where any person has or will acquire 15% or more of Sand Hill’s voting power or assets that account for 15% or more of Sand Hill’s net revenues, net income or assets; or

•
Sand Hill’s board of directors determines that it has received a superior proposal, which is an alternative acquisition proposal that Sand Hill’s board of directors determines in good faith is superior to the merger that it is required to submit to its stockholders in the exercise of its fiduciary duties.

Effect of Termination

In the event of termination by either St. Bernard or Sand Hill, the merger agreement will become void and have no effect, without any liability or obligation on the part of Sand Hill, Sand Hill Merger Corp. or St. Bernard, except in connection with:

•	the confidentiality obligations set forth in a confidentiality agreement signed among the parties to the merger agreement;

•	the indemnification provisions;

•	the provisions described under “Fees and Expenses” to be paid upon termination; and

•	the general provisions of the agreement.

These provisions will survive termination, except to the extent that the termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in the merger agreement.

Termination Fee and Expenses

St. Bernard will pay Sand Hill a termination fee of $1.75 million if any of the following events occur:

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Sand Hill terminates the merger agreement as a result of the merger not being consummated by June 30, 2006 or St. Bernard breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, and prior to such termination an alternative acquisition proposal has been communicated to St. Bernard, and within one year of such termination St. Bernard enters into a definitive agreement with respect to such alternative acquisition proposal; or

•
Sand Hill terminates the merger agreement as a result of St. Bernard not holding a meeting of its stockholders within 25 days of the effectiveness of the registration statement that this proxy statement/prospectus is a part of, or at such St. Bernard stockholders meeting the stockholders fail to approve the merger agreement, or if a Company Triggering Event has occurred, and, within one year of such termination St. Bernard enters into a definitive agreement with respect to an alternative acquisition proposal.

St. Bernard will pay such termination fee within ten business days after the consummation of the alternative acquisition proposal. The termination fee will be net of any expenses reimbursed by St. Bernard to Sand Hill, as described in the next paragraph.

St. Bernard will reimburse Sand Hill for fees and expenses incurred by Sand Hill, up to $300,000, in relation to this transaction if Sand Hill terminates the merger agreement as a result of St. Bernard not holding a meeting of its stockholders within 25 days of the effectiveness of the registration statement that this proxy statement/prospectus is a part of, or at such St. Bernard stockholders meeting the stockholders fail to approve the merger agreement.

Sand Hill will reimburse St. Bernard for fees and expenses incurred by St. Bernard, up to $300,000, in relation to this transaction if St. Bernard terminates the merger agreement as a result of Sand Hill not holding the special meeting within 60 days of the effectiveness of the registration statement that this proxy statement/prospectus is a part of, or at such special meeting the stockholders fail to approve the merger agreement.

A “Company Triggering Event” is generally any of the following:

•	St. Bernard’s board of directors has withdrawn or adversely modified its recommendation in favor of the merger;

•	St. Bernard’s board of directors has failed to include its recommendation in favor of the merger in its proxy statement to its stockholders;

•
St. Bernard’s board of directors has approved an alternative acquisition proposal, which is a transaction where any person has or will acquire 15% or more of St. Bernard’s voting power or assets that account for 15% or more of St. Bernard’s net revenues, net income or assets; or

•
St. Bernard’s board of directors determines that it has received a superior proposal, which is an alternative acquisition proposal that St. Bernard’s board of directors determines in good faith is superior to the merger that it is required to submit to its stockholders in the exercise of its fiduciary duties.

Assignment

The merger agreement may not be assigned by any party without prior written consent.

Amendment

The merger agreement may be amended by the parties at any time before or after receipt of the approval from Sand Hill’s stockholders. However, after receipt of the approval from Sand Hill’s stockholders, the parties will not, without further stockholders approval, amend the merger agreement in a manner that by law requires further approval by the stockholders of Sand Hill. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of St. Bernard and Sand Hill.

Extension; Waiver

At any time prior to the consummation of the merger, St. Bernard and Sand Hill may extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties or other documents, or waive compliance with any of the conditions in the merger agreement. Any agreement on the part of either St. Bernard and Sand Hill to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of it. The failure of St. Bernard or Sand Hill to assert any of its rights will not constitute a waiver.

Indemnification

Upon closing of the merger agreement, each of Sand Hill and its respective directors, officers, stockholders, accountants, agents and employees, affiliates and their respective heirs, successors and assigns will be indemnified, held harmless and reimbursed from and against any and all proceedings, charges, complaints, judgments, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses, caused by or arising, directly or indirectly, out of:

•
any inaccuracy in or breach of any representation or warranty made by St. Bernard in the merger agreement or other agreements contemplated by the merger agreement, St. Bernard’s disclosure letter to Sand Hill, or any other certificate or document delivered by St. Bernard pursuant to the merger agreement;

•	any breach by St. Bernard of any covenant or obligation in the merger agreement or other agreements contemplated by the merger agreement; and

•
any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with St. Bernard, or any person acting on its behalf, in connection with the merger.

However, no indemnification payable shall be required until the aggregate amount of the damages incurred exceeds $500,000. In the event that the damages exceed $500,000, the indemnification obligations will include all damages from the first dollar. In no event will the aggregate liability for which the indemnified parties may seek indemnification exceed the amount escrowed pursuant to the stock escrow agreement. The payment of indemnification obligations will be made pursuant to the stock escrow agreement.

Exclusive Remedy

Except in the case of fraud or willful misrepresentation, the indemnification provisions represent the exclusive remedy of Sand Hill stockholders for losses incurred in connection with the breach by St. Bernard of any of its representations and warranties or its covenants requiring performance prior to the merger contained in the merger agreement.

Survival Period

For the purpose of the stock escrow agreement and the indemnification provisions of the merger agreement, all of the representations, warranties, covenants and obligations of St. Bernard contained in the merger agreement and other documents contemplated by the merger agreement will survive the merger agreement and remain in force for a period of nine (9) months following the closing of the merger agreement. Any claim must be made prior to the expiration of the appropriate period in order for the indemnification claim to be paid with respect to any losses.

Stockholders Representative

The St. Bernard stockholders have designated Mr. Bart A.M. van Hedel as stockholders’ representative with authority to make all decisions and determinations and to take all actions (including giving consents and waivers) required or permitted under the merger agreement on behalf of the St. Bernard stockholders with respect to indemnity claims against St. Bernard.

Mr. Humphrey P. Polanen and Mr. Scott R. Broomfield have been designated as the representatives of Sand Hill after the merger, with authority to make all decisions and determinations and to take all actions (including giving consents and waivers) required or permitted under the merger agreement with respect to indemnity claims by Sand Hill.

Stock Escrow Agreement

At the time of the consummation of the merger, Sand Hill will deposit with a mutually acceptable escrow agent ten percent (10%) of the shares of common stock of Sand Hill to be issued in the merger. If within 270 days of the consummation of the merger, Sand hill asserts a claim that St. Bernard breached any representation or warranty in the merger agreement, or covenant requiring performance prior to the consummation of the merger, then, subject to the resolution or arbitration of such claim in favor of Sand Hill, the escrow agent will return to Sand Hill a portion of the shares of Sand Hill common stock held in escrow with a value equal to the damages caused by such breach, up to a maximum of the total number of shares of Sand Hill common stock held in escrow. The number of shares to be returned will be based on a per share price of $5.10. The escrowed shares will only be available to satisfy claims that are made within 270 days after the completion of the merger. Two hundred seventy days after completion of the merger any remaining escrowed shares that have not been used to satisfy indemnification claims by Sand Hill will be released to the former stockholders of St. Bernard. The complete text of the stock escrow agreement that will govern these matters is attached as Exhibit E of Annex A. We encourage all stockholders to read the stock escrow agreement in its entirety.

THE AMENDMENT PROPOSAL

General Description of the Amendment and Restatement of the Certificate of Incorporation of Sand Hill

The amendment and restatement of the certificate of incorporation of Sand Hill involves changing the name of Sand Hill to St. Bernard Software, Inc. and to remove the preamble and sections A through E of Article Sixth from the certificate of incorporation from and after the closing of the merger, as these provisions will no longer be applicable to Sand Hill and to redesignate section F of the Article Sixth as Article Sixth.

Sand Hill’s Reasons for the Amendment and Restatement of the Certificate of Incorporation and Recommendation of Sand Hill’s Board of Directors

Sand Hill’s Board of Directors has concluded that the amendment and restatement of its certificate of incorporation is in the best interests of Sand Hill’s stockholders.

Sand Hill’s Board of Directors believes that the name St. Bernard Software, Inc. more accurately reflects the business the combined company will conduct after the acquisition, and will enable industry and financial market participants to more closely associate the combined company with its operating business.

Consequences if Amendment Proposal is Not Approved

If the merger proposal is not approved by the stockholders, Sand Hill will not amend and restate its certificate of incorporation and Sand Hill’s name will remain “Sand Hill IT Security Acquisition Corp.”

Vote Required to Adopt the Amendment Proposal

The adoption of the amendment proposal will require the affirmative vote of a majority of the outstanding shares of Sand Hill’s common stock on the record date. The adoption of the amendment proposal is conditioned upon the adoption of the merger proposal, but the adoption of the merger proposal is not conditioned on the adoption of the amendment proposal.

Sand Hill’s Board of Directors’Recommendation

After careful consideration, Sand Hill’s Board of Directors has determined unanimously that the amendment proposal is in the best interests of Sand Hill and its stockholders. Sand Hill’s Board of Directors has approved and declared advisable the amendment proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the amendment proposal.

THE STOCK OPTION PLANS PROPOSAL

St. Bernard 1992 Stock Option Plan

Administration

The plan is administered by St. Bernard’s board or a board committee. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

The plan reserves a maximum of 2,103,070 shares of St. Bernard common stock. Shares of stock subject to options that are forfeited or terminated, will be available for future option grants under the plan.

Under the plan, on a change in the number of shares of common stock as a result of a stock split, stock dividend, combination of shares or other change affecting the outstanding common stock as a class without receipt of consideration, the board or committee may determine whether the change requires equitably adjusting the terms of the award or the aggregate number of shares reserved for issuance under the plan.

Eligibility

St. Bernard may grant options under the plan to key employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who provide valuable services to St. Bernard.

Options

The plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options. Only employees of St. Bernard may receive incentive stock options. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option.

The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of St. Bernard stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options which may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to St. Bernard specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative.

Generally, if the holder is an employee, stock options granted under the plan may be exercised by the holder while he or she is employed by us or a subsidiary of ours at the time of the exercise, and for a period of 3 months, or such other greater period as the board or committee may determine, after the holder ceases to be an employee for reasons other than death or permanent disability. In the event the holder’s employment is terminated due to permanent disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter.

Accelerated Vesting and Exercisability

In the event of (i) a merger or consolidation in which St. Bernard is not the surviving entity; (ii) the sale, transfer, or other disposition of all or substantially all of the assets of St. Bernard in liquidation or dissolution of St. Bernard; (iii) a reverse merger in which St. Bernard is the surviving entity but in which fifty percent or more of the St. Bernard outstanding voting stock is transferred to holders different from those who held the securities immediately prior to the merger; or (iv) if any “person,” is or becomes the owner, directly or indirectly, of St. Bernard securities representing 50% or more of the combined voting power of St. Bernard in one or more transactions, then the vesting periods with respect to options and awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements. Upon consummation of any transaction described in this paragraph, the options under the plan shall terminate, unless assumed by the successor corporation or parent thereof.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences for the Plans

The following discussion of the federal income tax consequences of participation in the plans is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options

Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. St. Bernard will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above: the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and St. Bernard will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

Non-Incentive Stock Options

With respect to non-incentive stock options: upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of St. Bernard common stock on the date of grant; upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and St. Bernard will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and St. Bernard will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and St. Bernard will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

St. Bernard 2000 Stock Option Plan

Administration

The plan is administered by St. Bernard’s board or a board committee. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

The plan reserves a maximum of 1,777,631 shares of St. Bernard common stock. Shares of stock subject to options that are forfeited or terminated, will be available for future option grants under the plan.

Under the plan, the number of shares of common stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend, or other change increasing or decreasing the outstanding common stock without receipt of consideration. The total number of shares of common stock issuable upon exercise of all outstanding options and under any stock bonus or similar plan may not exceed thirty percent of the total number of shares outstanding.

Eligibility

St. Bernard may grant options under the plan to key employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who provide valuable services to St. Bernard.

Options

The plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options. Only employees of St. Bernard may receive incentive stock options. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option.

The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of St. Bernard stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options which may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to St. Bernard specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative.

Generally, if the holder is an employee, stock options granted under the plan may be exercised by the holder while he or she is employed by us or a subsidiary of ours at the time of the exercise, and for a period of 3 months, or such other greater period as the board or committee may determine, after the holder ceases to be an employee for reasons other than death or disability as “disabled” is defined in Section 22(e)(3) of the Internal Revenue Code. In the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter.

Accelerated Vesting and Exercisability

Upon (i) a sale or exchange of all or substantially all of the assets of St. Bernard; (ii) a merger or consolidation in which St. Bernard is not the surviving corporation; (iii) a merger, reorganization or consolidation in which St. Bernard is the surviving entity and stockholders of St. Bernard exchange their stock for securities or property; (iv) a liquidation of St. Bernard, or similar transaction as determined by the board or committee, then the vesting periods with respect to options and awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements. Upon consummation of any transaction described in this paragraph, the options under the plan shall terminate, unless assumed by the successor corporation or parent thereof.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

St. Bernard 2005 Stock Option Plan

Administration

The plan is administered by St. Bernard’s board or a board committee. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

The plan reserves a maximum of 5,000,000 shares of St. Bernard common stock. Shares of stock subject to options that are forfeited or terminated, will be available for future option grants under the plan.

Under the plan, the number of shares of common stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend, or other change increasing or decreasing the outstanding common stock without receipt of consideration. The total number of shares of common stock issuable upon exercise of all outstanding options and under any stock bonus or similar plan may not exceed thirty percent of the total number of shares outstanding.

Eligibility

St. Bernard may grant options under the plan to key employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who provide valuable services to St. Bernard.

Options

The plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options. Only employees of St. Bernard may receive incentive stock options. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option.

The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of St. Bernard stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options which may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to St. Bernard specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative.

Generally, if the holder is an employee, stock options granted under the plan may be exercised by the holder while he or she is employed by us or a subsidiary of ours at the time of the exercise, and for a period of 3 months, or such other greater period as the board or committee may determine, after the holder ceases to be an employee for reasons other than death or disability as “disabled” is defined in Section 22(e)(3) of the Internal Revenue Code. In the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter.

Accelerated Vesting and Exercisability

Upon (i) a sale or exchange of all or substantially all of the assets of St. Bernard; (ii) a merger or consolidation in which St. Bernard is not the surviving corporation; (iii) a merger, reorganization or consolidation in which St. Bernard is the surviving entity and stockholders of St. Bernard exchange their stock for securities or property; (iv) a liquidation of St. Bernard, or similar transaction as determined by the board or committee, then the vesting periods with respect to options and awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements. Upon consummation of any transaction described in this paragraph, the options under the plan shall terminate, unless assumed by the successor corporation or parent thereof.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Adoption of the Stock Option Plans

The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the amendment to the stock option plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

The stock option plan will not be effected if the merger proposal is not adopted. However, the merger proposal is not conditioned upon the approval of the stock option plan.

The board of directors unanimously recommends a vote “FOR” adoption of the stock option plans proposal.

Accounting

Historically the combined company has accounted for stock-based compensation following Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations, in accounting for the stock options to be issued under the stock option plan, rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation (SFAS No. 123).” Accounting Principles Board Opinion No. 25 provides that the compensation expense relative to the stock options be measured based on the intrinsic value of the stock option. Statement of Financial Accounting Standards No. 123 requires companies that continue to follow Accounting Principles Board Opinion No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123; the combined company intends to provide such pro forma disclosure. Options granted to non-employees will be reported as compensation expense as required by SFAS No. 123.

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” This Statement eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, and generally requires instead that such transactions be accounted for using a fair-value-based method. The combined company intends to implement the provisions of SFAS No. 123(R) on January 1, 2006, which will require, in general terms, the combined company to apply fair value based methods for measuring an equity awards granted after that date, as well as to any previously granted, unvested awards existing at that date. The exact impact of adopting the provisions of SFAS No. 123(R) has not been determined by the combined company as yet; however, due to the underlying change in the fundamental nature of measuring and accounting for such awards, its impact on the combined company’s financial statements in the future may be significant.

Federal Tax Treatment

Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the stock option plan.

A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the combined company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, the combined company will not be entitled to any deduction for federal income tax purposes.

A participant who is granted a non-qualified stock option will not have taxable income at the time of grant but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The combined company is entitled to a tax deduction for the same amount.

Limitation on the Combined Company’s Deduction

Under Section 162(m) of the Internal Revenue Code, the combined company may not deduct otherwise deductible compensation paid to covered employees (i.e., generally, the chief executive officer and the four highest compensated officers of the combined company) to the extent that the compensation exceeds $1 million. An exception applies, however, for performance-based compensation if the terms under which the compensation is paid are approved by the combined company’s shareholders and certain other requirements are satisfied. Although the combined company intends that awards under the stock option plan (other than awards not based on Performance Criteria) will satisfy the requirements to be considered performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, there is no assurance awards will satisfy these requirements, and, accordingly, Section 162(m) of the Internal Revenue Code may limit the amount of deductions otherwise available to the combined company with respect to awards to covered employees under the stock option plan. The inclusion of the limits on individual awards satisfy the requirements of Section 162(m) by establishing a maximum number of shares that may be represented by awards granted to any employee and by specifying the factors that may be used by the compensation committee with respect to awards made under the stock option plan.

Effect of Approval of the Stock Option Plans Proposal

Approval by the stockholders of the stock option plans proposal will permit the compensation committee the ability to make equity compensation awards in the form of stock options to non-employee directors, consultants, officers and other key employees. If the stock option plans proposal are not approved with additional shares, the compensation committee will not have sufficient shares to make grants of equity compensation settled in stock to key employees for 2006.

Vote Required to Adopt the Stock Option Plans Proposal

The adoption of the stock option plans proposal will require the affirmative vote of the holders of a majority of the shares of Sand Hill common stock present in person or represented by proxy at the special meeting.

Sand Hill’s Board of Directors’ Recommendation

After careful consideration, Sand Hill’s board of directors has determined unanimously that the stock option plans proposal is fair to, and in the best interests of, Sand Hill and its stockholders. Sand Hill’s board has unanimously approved and declared advisable the stock option plans proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the stock option plans proposal.

INFORMATION ABOUT ST. BERNARD

Overview

St. Bernard Software is a leading independent supplier of IT security software products and services, with a special emphasis on Secure Content Management, or SCM, including secure messaging. St. Bernard’s products protect businesses, government organizations and educational institutions from cyber attack, improve worker productivity, reduce legal liability and assist in meeting regulatory requirements for data/privacy protection. St. Bernard’s network-attached security products are delivered as appliances that connect into the data path between the Internet gateway and a company’s local area network. St. Bernard’s system security products consist of software that is installed on workstations and servers. St. Bernard has approximately 8,000 customers, primarily comprised of small to medium sized businesses, educational institutions and governmental organizations. The products offered by St. Bernard include Open File Manager, a data protection product; UpdateEXPERT, a patch and settings management product; iPrism, SCM, Internet access management product; and ePrism, SCM, a secure messaging, e-mail filtering product. According to IDC, in September 2005, St. Bernard’s iPrism product line was the leading Internet filtering appliance, enabling customers to manage and control employee access to millions of web sites that are updated continuously as part of St. Bernard’s fee-based subscription service. St. Bernard’s products have a subscription component, which results in adding positive cash flow, via deferred revenue, to St. Bernard’s business thereby increasing revenue predictability. St. Bernard’s principal offices are located at 15015 Avenue of Science, San Diego, California 92128 and its telephone number at that location is (858) 524-2299. St. Bernard’s home page on the Internet is at http://www.stbernard.com. The information on the St. Bernard website is not a part of this proxy statement/prospectus.

All of St. Bernard’s products are designed to protect companies from IT security threats. The secure content management products, iPrism and ePrism, are dedicated appliances that provide perimeter security, with iPrism targeting internet access security and ePrism targeting email security. Certain ePrism implementations also provide active firewall protection. The iPrism and ePrism products are self-contained appliances which use St. Bernard’s proprietary threat databases to identify security risks. St. Bernard subscription holders receive daily, and sometimes hourly, updates to these databases to ensure response to the latest threats. UpdateEXPERT and Open File Manage operate to maintain smooth system operation by assisting with the application of the latest patches and allowing for backup of open files, ensuring business continuity and protection of mission critical data. St. Bernard products work in conjunction with other commonly used security devices, such as network firewalls, to provide protection and security that common security devices do not provide.

System Security: St. Bernard products harden workstations and servers against cyberattack by keeping systems patched and configured properly. Its products defend against viruses and spyware entering the network, a growing threat to corporate systems. Access to instant messaging and peer-to-peer services is regulated to prevent malicious programs from being transferred through attachments or file transfers. E-mail attachments are checked for viruses before reaching the mail server as well as outgoing messages. Phishing sites can be blocked from access by Web browsers.

Employee Productivity: St. Bernard products control access to the Internet which allows enforcement of enterprise Internet usage policies. These policies when enforced allow an enterprise to insure that employees are not involved in non work related Internet usage.

Network Bandwidth Conservation: St. Bernard products assist companies in managing in managing the type of content that is on their networks. Items such as streaming video or audio consume significant network bandwidth which negatively impacts the performance of the network for business related activity.

Data Protection: Data recovery from backup media is central to an effective disaster recovery process. St. Bernard products work with major third party backup products to ensure a complete backup of data by managing files that are constantly changing.

St. Bernard focuses on the relatively underserved and high growth Small to Medium Enterprises (or SME) segment of the market. As estimated by AMI Partners, an SME oriented research firm, there are 232,000 small to medium sized businesses in the U.S. The SME segment is defined as businesses ranging from 50 to 999 employees. According to a study by AMI conducted in 2005, the SME segment is underserved, or under penetrated, in that only 22% of all small to medium sized businesses have installed comprehensive security management solutions. We believe that this indicates that there is real opportunity for growth in this segment. According to this same AMI report, a total of an additional 15% of the SME market, or 35,000 businesses, plan to purchase security management solutions in 2006, representing a growth rate of 73% year over year. We also additionally believe that the focus on SME is beneficial because security appliances tend to serve the market well because of their ease of installation and use. Brian Burke, an analyst with IDC research recently stated, “… security appliance sales will grow fast in the SME market because IT resources are scarce.”

St. Bernard had revenue of $21.2 million in 2004 and as of September 30, 2005 had 160 employees in three countries. St. Bernard was incorporated in Delaware in 1984 as Emerald Systems, Inc. and changed its name to St. Bernard Software, Inc. April 1995. Its principal offices are located at 15015 Avenue of Science, San Diego, California 92128. Its telephone number at that location is (858) 524-2299. St. Bernard’s home page on the Internet is at http://www.stbernard.com. Information on the website is not a part of this proxy statement/prospectus.

Products

St. Bernard offers a wide range of IT security products. Demand for its products is driven by continually increasing threats to IT assets, employee productivity and company proprietary data. Other factors driving demand are the scarcity of IT resources and the need to reduce IT costs. Power tools for system administrators that protect systems and data, improve employee productivity and assist in meeting regulatory requirements are increasing in demand. St. Bernard products address these important needs.

Secure Content Management (SCM)

iPrism
iPrism is a dedicated internet filtering appliance that delivers perimeter protection from emerging internet threats in HTTP websites, IM (instant messaging) and P2P (peer 2 peer) traffic including spyware, malware and phishing. In addition, iPrism allows customers to enforce their Internet usage policy to reduce potential legal liability, improve employee productivity and reduce saturation of network bandwidth. iPrism combines hardware, OS, Free BSD and applications into a single appliance.

iPrism’s proprietary kernel-level filtering technology delivers superior internet traffic throughput performance. iPrism uses iGuard, St. Bernard’s proprietary URL database, which is 100% human-reviewed for accuracy. iGuard uses 63 URL classifications and tracks and monitors over 6 million web sites, worldwide. The iGuard database is updated daily and certain critical security categories such as spyware, malware and phishing sites are updated hourly.

ePrism
The ePrism appliance product group provides perimeter email security for small and medium businesses and larger enterprises. This is the secure messaging component of the St. Bernard product family. The ePrism M500 is an email filtering appliance targeted at small and medium sized businesses, that combines spam filtering technology with award-winning Kaspersky Labs Anti-Virus to provide superior perimeter defense against spam and email borne malicious code. ePrism uses eGuard, St. Bernard’s proprietary database, which is 100% human-reviewed and contains spam profiles and customized anti-spam heuristics,. The eGuard database is updated daily.

The ePrism Enterprise includes three appliance models that provide business organizations with a total perimeter defense solution. ePrism Enterprise is a EAL4+ certified firewall that delivers advanced features, and is available in three models. St. Bernard’s ePrism Enterprise models combine spam filtering technology with award-winning Kaspersky Labs Anti-Virus to provide superior perimeter defense against spam and email borne malicious code.

Secure System Management

UpdateEXPERT
UpdateEXPERT offers system administrators simplified patch and settings management. System administrators face the daunting challenge of keeping systems up to date and ensuring that the operating systems and applications are current. This includes deploying patches and settings to systems that are vulnerable. UpdateEXPERT is patch management software that addresses the administrative challenge of deploying numerous complex patches that may interact with one another in unexpected and undesirable ways.

UpdateEXPERT discovers applicable patches for customer’s installed software that are missing and applicable and deploys them. By encouraging continual updating of patches, UpdateEXPERT enforces software security policies and provides a superior way of managing hotfixes, patches and service packs.

UpdateEXPERT can function automatically by assessing security risk factors and establishing enforcement policies based its internal criteria based on input from industry experts. Customers can create and edit their own policies, as well.

Open File Manager (OFM)
OFM is enterprise-class software that enables backup applications to back up open files, ensuring business continuity and protection of mission critical data. We believe it is a reliable, easy-to-use, disk-level open file solution that is cost-effective and scalable from workstations to servers.

Since 1995, OFM has been the leading open file management solution. St. Bernard expects the Linux platform will soon be available. The rich feature set of OFM helps IT professionals automate backup of open files through system-wide synchronization, improve application availability and lower operating costs. St. Bernard has designed OFM to integrate with leading backup software, including Computer Associates BrightStor ARCserve, VERITAS Backup Exec and NetBackup, IBM Tivoli Storage Manager, Hewlett-Packard Data Protector, EMC/LEGATO NetWorker and many more. OFM has three license levels - Enterprise Server, Server and Workstation. It is also available for OEM applications as an embedded feature.

Marketing, Sales and Distribution

St. Bernard sells and markets its products and related services both directly to end-users and through a variety of indirect sales channels, which include value-added resellers (VAR), distributors, system integrators (SI) and original equipment manufacturers (OEM). St. Bernard’s customers include many leading global corporations and small and medium sized enterprises around the world operating in a wide variety of industries.

Direct Sales to End-Users, and VARs. One of St. Bernard’s primary methods of distribution to end-users is through its direct sales, services and technical support organizations that market products and services throughout the world. Many of St. Bernard’s products involve a consultative, solution-oriented tele-sales model that uses the collaboration of technical and sales personnel to demonstrate how our solutions fit specific customer requirements. St. Bernard’s focuses its initial sales effort on system administrators and IT department personnel who are responsible for a customer’s business initiatives and data center management. St. Bernard complements its direct sales efforts with indirect sales channels such as resellers, VARs, distributors and SIs. Single and multiple tier distribution channels are important in its expansion strategy and are the one of the primary channels for addressing the small to medium-sized enterprise market. St. Bernard believes that its VAR partner program provides one of the best programs for VARs that the industry has to offer. St. Bernard will continue to invest in programs that train and enable its channel partners to market its technologies. St. Bernard provides its software products to its channel partners and customers under non-exclusive reseller license agreements, including shrink-wrap or click-wrap licenses for some products, without transferring title of our software products.

Other Indirect Channels. An important element of St. Bernard’s sales and marketing strategy is to continue to expand St. Bernard’s relationships with third parties, including St. Bernard’s strategic partners, to increase market awareness, demand and acceptance of its products. St. Bernard’s strategic partners generate and qualify sales leads, recommend St. Bernard solutions which interoperate with their products or are related to their value-added services and complete transactions through distribution rights granted by St. Bernard. St. Bernard may enter into distribution arrangements for its products with its strategic partners, including granting rights to integrate or bundle its products with its partners’ products and services. Some of its strategic partner relationships include:

System Integrators and Managed Services Providers: St. Bernard collaborates with SIs, who may refer its customers to St. Bernard, utilize St. Bernard as a subcontractor in some situations, build standard and customized solutions with its products or use products to deliver hosted services as well as outsourced services. SIs use St. Bernard’s products and services in conjunction with optimizing their client’s investment in transactional applications and related hardware. St. Bernard’s SI relationships include Electronic Data Systems Corporation, Update Technology Corporation, Hitachi Data Systems, Attix5 and Novarra, Inc. Some SIs are authorized resellers of its products and some use St. Bernard products and services to deliver consultative services or managed services to their customers. Under these arrangements, SIs and managed services providers are not obligated to use or sell St. Bernard’s products or services. In general, St. Bernard receives a fee for each sublicense of its products granted by its partners. In some cases, St. Bernard grants rights to distribute promotional versions of its products, which have limited functionality or limited use periods, on a non-fee basis. St. Bernard enters into both object-code only licenses and, when appropriate, source-code licenses of its products. St. Bernard does not transfer title of software products to its customers.

Original Equipment Manufacturers (‘OEMs’). Another important element of its sales and marketing strategy involves its strategic relationships with OEM partners. These OEM partners may incorporate St. Bernard’s products into their products, bundle its products with their products, endorse St. Bernard’s products in the marketplace or serve as authorized resellers of its products. St. Bernard’s OEM partners with whom St. Bernard generates the greatest distribution and sales of its products include Hewlett Packard, Veritas/Symantec, Legato/EMC and Altiris, Inc. In general, the OEM partners are not obligated to sell St. Bernard’s products or services under these arrangements and are not obligated to continue to include its products in future versions of their products.

Subscription and Deferred Revenue

A typical sale of a St. Bernard product consists of a software license or an appliance accompanied by a subscription component. The subscription component includes traditional maintenance support (telephone support, product upgrades, bug fixes) as well as database updates, some as frequent as hourly. The subscription component percentage of the original sale varies from 25% to 100% depending on the product line. The subscriptions are generally available for 1 to 3 years. Renewal of the subscriptions are an important and growing part of St. Bernard’s business. Due to high customer satisfaction and high product value, St. Bernard enjoys renewal rates greater than 80% and as high as 95% depending on product line which results in very significant recurring revenue opportunity. Even though the full payment for the subscription or the renewal, as the case may be, is received at the time of renewal, the revenue is recognized over the subscription or renewal period resulting in deferred revenue on the balance sheet. Deferred revenue was approximately $15.2 million, $13.2 million and $8.5 million at September 30, 2005, December 31, 2004 and 2003, respectively. Deferred revenue represents subscription and product maintenance orders for St. Bernard’s software products that have been billed to and paid by its customers and for which revenue will generally be earned within the next few years. Deferred revenue also includes subscription and maintenance orders that have not been paid by St. Bernard’s customers, are included in accounts receivable, and that do not otherwise satisfy its revenue recognition criteria.

Subscription and product maintenance revenue recognized was approximately $9.4 million, $9.2 million and $6.0 million for the nine months ended September 30, 2005, and the twelve months ended December 31, 2004 and 2003, respectively. Subscription and maintenance are generally recognized over the subscription and maintenance period of twelve to thirty-six months.

Maintenance and Technical Support

St. Bernard believes that providing a high level of customer service and technical support is critical to customer satisfaction and its success in increasing the adoption rate of its solutions. Most of its customers have maintenance and technical support agreements with St. Bernard that provide for fixed fee, renewable annual maintenance and technical support, consisting of technical and emergency support, bug fixes and product upgrades. St. Bernard offers seven-day a week, 24-hour a day telephone support, as well as e-mail customer support. In addition St. Bernard provides its enterprise customers with support account management, emergency fly-to-site capability. Some of the value-added resellers, system integrators and original equipment manufacturers that offer St. Bernard’s products also provide customer technical support for its products through a Tier1/Tier2 arrangement whereby the partner handles the initial customer contact, Tier1, and St. Bernard provides secondary support and engineering assistance, Tier 2.

Seasonality

As is typical for many software companies, St. Bernard’s business is seasonal. Product sales are generally higher in its fourth fiscal quarter and lower in its first fiscal quarter, with a decline in sales orders in the first quarter of a fiscal year when compared to sales orders in the fourth quarter of the prior fiscal year. In addition, St. Bernard generally receives a higher volume of sales orders in the last month of a quarter, with orders concentrated in the later part of that month. St. Bernard believes that this seasonality primarily reflects customer spending patterns and budget cycles, as well as the impact of compensation incentive plans for its sales personnel. Product revenue generally reflects similar seasonal patterns but to a lesser extent than sales orders because product revenue is not recognized until an order is shipped and other revenue recognition criteria are met.

Customers

St. Bernard’s software solutions are used by customers in a wide variety of industries, including many leading global corporations and small and medium -sized enterprises around the world, as well as by various governmental entities. For the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004 and 2003, no end-user customer or distributor accounted for more than 10% of our net revenue.

Competition

The market for St. Bernard’s products is intensely competitive and is likely to become even more so in the future. St. Bernard’s current principal competitors frequently offer their products at a significantly lower price than St. Bernard’s products, which has resulted in pricing pressures on sales of St. Bernard’s products and potentially could result in the commoditization of web filtering and email filtering products. St. Bernard also faces increasing competition from security solutions providers who may add security modules or features to their product offerings. If St. Bernard is unable to maintain the current pricing on sales of its products or increase its pricing in the future, St. Bernard’s profitability could be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of St. Bernard’s products to achieve or maintain more widespread market acceptance, any of which could have a material adverse effect on its business, results of operations and financial condition. St. Bernard’s current principal competitors include:

• companies offering web filtering products, such as Websense, SurfControl plc, Secure Computing, Symantec Corporation, CyberGuard, Websense and Trend Micro;

• companies integrating web filtering into specialized security appliances, such as SonicWALL, 8e6 Technologies, Postini, Tumbleweed, Blue Coat Systems, Watchguard and Internet Security Systems;

• companies offering web security solutions, such as Computer Associates and Symantec Corporation; and

• companies offering desktop security solutions such as Microsoft Corporation, Cisco Systems, Internet Security Systems, and Check Point Software.

The principal competitive factors in St. Bernard’s industry include product functionality, product integration, platform coverage, price, ability to scale, worldwide sales and marketing infrastructure and technical support. Although some of its competitors have greater financial, technical, sales, marketing and other resources than St. Bernard does, as well as greater name recognition and a larger installed customer base, St. Bernard believes it competes favorably on the basis of each of these competitive factors relative to its competitors. St. Bernard believes that its unique position as an independent software provider and strategy for system security and secure content management products give it an advantaged position in the market.

St. Bernard’s future anticipated growth and success will depend on its ability to continue to develop products more rapidly than and equal to or superior to those of its competitors, educate potential customers as to the benefits of licensing its products rather than purchasing or using competing technologies and develop additional channels to market. St. Bernard’s future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than its products, and could also bundle existing or new products with other more established products to compete with its products. St. Bernard’s competitors could also gain market share by acquiring or forming strategic alliances with its other competitors. Finally, because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies in the software industry, St. Bernard may face additional competition from these companies in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could adversely affect St. Bernard’s business and operating results.

Research and Development

St. Bernard’s research and development efforts have been directed toward continual improvement of its secure content management appliances and system protection products. St. Bernard’s products are designed to be simple and powerful security tools tailored specifically to the needs of small and medium size businesses.

St. Bernard’s recent major research and development initiatives include, but are not limited to:

•
Data protection over an expanding list of operating platforms. St. Bernard has successfully ported the enterprise data protection products to Linux, NetWare and Windows and is seeing good acceptance of the new platform offerings in the marketplace.

•
New SCM products. St. Bernard has successfully launched two major products and two major product version upgrades in 2005. The product releases include e-mail filtering and Web filtering products and product improvements.

•
Local language support. St. Bernard continues to focus on providing local language support for system security products and secure content management products to increase the acceptance of these products in international markets.

•
Scalability improvements for system protection products. A major architectural upgrade to St. Bernard’s patch management product has been completed. The upgrade provides patch and security settings management for large and small segmented networks gaining clear differentiation over competitive products.

•
Subscription database expansion. The majority of St. Bernard’s products are driven by data. St. Bernard engineers keep these databases up to date.  Presently, the database keeps track of over 6 million web sites, worldwide. Customers pay an annual subscription fee for access to the latest data. The quality and quantity of this data is a key differentiator for St. Bernard’s products.

St. Bernard had research and development expenses of $5.1 million for the nine months ended September 30, 2005, $8.1 million in 2004 and $4.5 million in 2003. This equates to 28.2%, 38.2% and 22.5% of net revenues over those same periods. St. Bernard believes that technical leadership is essential to its success and expects to continue to commit substantial resources to research and development. St. Bernard’s future success will depend in large part on its ability to enhance existing products, respond to changing customer requirements and develop and introduce new products in a timely manner that keep pace with technological developments and emerging industry standards. St. Bernard continues to make substantial investments in new products. All research and development expenses are included in technical operations.

Intellectual Property Rights

Protective Measures

St. Bernard regards some of the features of its internal operations, software and documentation as proprietary and relies on copyright, patent, trademark and trade secret laws, confidentiality procedures, contractual and other measures to protect its proprietary information. St. Bernard’s intellectual property is an important and valuable asset that helps enable us to gain recognition for its products, services and technology and enhance its competitive position. St. Bernard’s intellectual property is further protected by using encryption security and product activation keys.

As part of St. Bernard’s confidentiality procedures, it generally enters into non-disclosure agreements with its employees, distributors and corporate partners and license agreements with respect to software, documentation and other proprietary information. These license agreements are generally non-transferable without St. Bernard’s consent and have a perpetual term. St. Bernard also employs measures to protect its facilities, equipment and networks.

Trademarks, Patents and Copyrights

St. Bernard and the St. Bernard logo are trademarks or registered trademarks in the United States and other countries. In addition to “St. Bernard” and the St. Bernard logo, it has used, registered and/or applied to register other specific trademarks and service marks to help distinguish its products, technologies and services from those of its competitors in the U.S. and foreign countries and jurisdictions. St. Bernard enforces its trademark, service mark and trade name rights in the U.S. and abroad. The duration of St. Bernard’s trademark registrations varies from country to country and in the U.S. St. Bernard generally is able to maintain its trademark rights and renew any trademark registrations for as long as the trademarks are in use.

St. Bernard has one U.S. issued patent and pending patent applications which relate to various aspects of its products and technology. The duration of its patent for the U.S. is typically 17 years from the date of issuance of the patent or 20 years from the date of filing of the patent application resulting in the patent, which St. Bernard believes is adequate relative to the expected lives of its products.

St. Bernard’s products are protected under U.S. and international copyright laws and laws related to the protection of intellectual property and proprietary information. St. Bernard generally takes measures to label such products with the appropriate proprietary rights notices and actively is enforcing such rights in the U.S. and abroad. However, these measures may not provide sufficient protection, and St. Bernard’s intellectual property rights may not be of commercial benefit to St. Bernard or the validity of these rights may be challenged. While St. Bernard believes that its ability to maintain and protect its intellectual property rights is important to its success, it also believes that its business as a whole is not materially dependent on any particular patent, trademark, license or other intellectual property right.

Employees

As of September 30, 2005, St. Bernard had 160  employees, including 71 employees in technical operations, 72 in sales, marketing, consulting, customer support and strategic initiatives and 17 in general and administrative services. St. Bernard has not entered into any collective bargaining agreements with its employees and believes that relations with its employees are good. St. Bernard believes that its future success will depend in part upon the continued service of its key employees and on its continued ability to hire and retain qualified personnel.

Other Information

St. Bernard’s website is located at http://www.stbernard.com. The information on the St. Bernard website is not a part of this proxy statement/prospectus.

Properties

St. Bernard’s properties consist of leased office facilities for sales, research and development, and administrative personnel. St. Bernard’s corporate headquarters consist of approximately 56,000 square feet located in San Diego, California. St. Bernard’s facilities are occupied under leases that expire at various times through 2008. In Europe it leases approximately 2,000 square feet of space in Camberly, UK. St. Bernard has an office suite in France.

St. Bernard believes its existing and facilities will be suitable for its needs. See St. Bernard’s historical consolidated financial statements and accompanying notes included in this proxy statement/prospectus for information regarding St. Bernard’s operating lease obligations.

Legal Proceedings

St. Bernard has no litigation other than that incurred in the normal course of business, none of which is material. St. Bernard uses a third party collection agency to pursue unpaid accounts receivable. The collection agency is authorized to use legal proceedings as part of its collection effort.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ST. BERNARD

The following discussion should be read in conjunction with St. Bernard’s financial statements and accompanying notes, which appear elsewhere in this proxy statement/prospectus.

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A, is intended to help the reader understand St. Bernard’s historical results and anticipated future outlook prior to the close of the proposed merger with Sand Hill IT Security. MD&A is provided as a supplement to — and should be read in conjunction with — St. Bernard’s consolidated financial statements and accompanying notes.

St. Bernard’s Business

St. Bernard Software is a leading independent supplier of IT security software products and services, with a special emphasis on Secure Content Management, or SCM, including secure messaging. St. Bernard’s products protect businesses, government organizations and educational institutions from cyber attack, improve worker productivity, reduce legal liability and assist in meeting regulatory requirements for data/privacy protection. St. Bernard’s network-attached security products are delivered as appliances that connect into the data path between the Internet gateway and a company’s local area network. St. Bernard’s system security products consist of software that is installed on workstations and servers. St. Bernard approximately 8,000 customers, primarily comprised of small to medium sized businesses, educational institutions and governmental organizations. The products offered by St. Bernard include Open File Manager, a data protection product; UpdateEXPERT, a patch and settings management product; iPrism, SCM, Internet access management product; and ePrism, SCM, a secure messaging, e-mail filtering product. According to IDC, in September 2005, St. Bernard’s iPrism product line was the leading Internet filtering appliance, enabling customers to manage and control employee access to millions of web sites that are updated continuously as part of St. Bernard’s fee-based subscription service. St. Bernard’s products have a subscription component, which results in adding positive cash flow, via deferred revenue, to St. Bernard’s business thereby increasing revenue predictability.

St. Bernard generates revenues, income and cash flows by licensing products and subscription and maintenance services to its customers, which include many leading global corporations and small and medium -sized enterprises around the world operating in a wide variety of industries. St. Bernard markets its products and related services both directly to end-users and through a variety of indirect sales channels, which include value added resellers, or VARs, distributors, system integrators, or SIs, and original equipment manufacturers, or OEMs.

St. Bernard invests significantly in research and development activities and for the nine months ended September 30, 2005 and year ended December 31, 2004 it spent $5.1 million and $8.1 million, respectively, on research and development. St. Bernard’s research and development efforts have been directed toward developing new products for Linux, NetWare, UNIX and Windows, developing new features and functionality for existing products, integrating products across its existing product lines, porting new and existing products to different operating systems and expanding its product portfolio into new secure content management markets such as intrusion prevention and consolidation of products under a common console. Research and development costs are included in technical operations expenses.

St. Bernard’s Strategy

During 2005, St. Bernard undertook an evaluation of the appropriate long-term strategy for its business. As a result of that process, St. Bernard determined that it should continue to build on the company’s existing small and medium enterprise security business by increasing its penetration of the secure content management security business, and also seek to expand into broader security segments; such as secure messaging. St. Bernard also believed that the software industry was undergoing a trend towards consolidation, and that the areas of security, and content management were beginning to converge. Commencing in the first half of calendar year 2005, St. Bernard began to investigate business combinations and other strategic transactions that would allow it to expand the security products and service offerings into one or more other key areas of the small and medium enterprise secure content management market. St. Bernard’s acquisitions including anti-phishing, instant messaging management, anti-spyware and e-mail filtering technologies were the company’s initial steps in pursuing the expansion of the security business with the adjacent secure content management software products.

St. Bernard has historically grown the company organically and through acquisitions.

St. Bernard’s Financial Results

Net revenue and net income per share are key measurements of St. Bernard’s financial results. For the nine months ended September 30, 2005, net revenue was $18.1 million, an increase of 16.0% from the same period in 2004. This increase was primarily a result of increased SCM sales. Basic and diluted net loss per share was $0.08 for the nine months ended September 30, 2005, down from a net loss per share of $0.27 for the same period in 2004, primarily as a result of reduced operating expenses due to reduced staffing.

For fiscal 2004, net revenue was $21.2 million, an increase of 6% from 2003. Basic and diluted net loss per share was $0.39 in 2004, up from $0.02 in 2003, as a result of increased investment in research and development for new product releases and functionality enhancements to existing products.

Cash used in operations during the nine months ended September 30, 2005 was $1.1 million compared to cash used during the nine months ended September 30, 2004 of $0.8 million. This increase was primarily due to offsetting changes in net loss and deferred revenue and a payable reduction. St. Bernard utilizes cash in ways that management believes provides an optimal return on investment. Principal uses of its cash for investing and financing activities include new product development, marketing, acquisition of technologies and purchases of property and equipment.

Critical Accounting Policies and Estimates

There are several accounting policies that are critical to understanding St. Bernard’s historical and future performance, because these policies affect the reported amounts of revenue and other significant areas in St. Bernard’s reported financial statements and involve management’s judgments and estimates. These critical accounting policies and estimates include:

•	revenue recognition;

•	allowance for doubtful accounts;

•	impairment of goodwill and long-lived assets;

•	accounting for income taxes; and

•	accounting for stock options.

These policies and estimates and St. Bernard’s procedures related to these policies and estimates are described in detail below and under specific areas within the discussion and analysis of its financial condition and results of operations. Please refer to Note 1, “Organization and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements of St. Bernard for the year ended December 31, 2004 included herein for further discussion of St. Bernard’s accounting policies and estimates.

Revenue Recognition

St. Bernard makes significant judgments related to revenue recognition. For each arrangement, St. Bernard makes significant judgments regarding the fair value of multiple elements contained in its arrangements, judgments regarding whether its fees are fixed or determinable and judgments regarding whether collection is probable. St. Bernard also makes significant judgments when accounting for potential product returns. These judgments, and their effect on revenue recognition, are discussed below.

Multiple Element Arrangements

St. Bernard typically enters into arrangements with customers that include perpetual software licenses, hardware appliances, maintenance and technical support. Software licenses are on a per copy basis. Per copy licenses give customers the right to use a single copy of licensed software. St. Bernard makes judgments regarding the fair value of each element in the arrangement and generally accounts for each element separately.

Assuming all other revenue recognition criteria are met, license and appliance and product revenue is recognized upon delivery in accordance with Statement of Position, or SOP, 97-2 Software Revenue Recognition. Under 97-2 St. Bernard has established vendor specific objective evidence, or VSOE, on each element of multiple element arrangements using the price charged when the same element is sold separately. Undelivered elements typically include subscription, maintenance and technical support and are recognized ratably over the term.

If St. Bernard cannot establish fair value for any undelivered element, St. Bernard would be required to recognize revenue for the whole arrangement at the time revenue recognition criteria for the undelivered element is met using SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition, with respect to Certain Transactions.

The Fee is Fixed or Determinable

Management makes judgments, at the outset of an arrangement, regarding whether the fees are fixed or determinable. St. Bernard’s customary payment terms are generally within 30 days after the invoice date. Arrangements with payment terms extending beyond 120 days after the effective date of the license agreement are not considered to be fixed or determinable, in which case revenue is recognized as the fees become due and payable.

Collection is Probable

Management also makes judgments at the outset of an arrangement regarding whether collection is probable. Probability of collection is assessed on a customer-by-customer basis. St. Bernard typically sells to customers with whom it has a history of successful collections. New customers are subjected to a credit review process to evaluate the customer’s financial position and ability to pay. If it is determined at the outset of an arrangement that collection is not probable, then revenue is recognized upon receipt of payment.

Indirect Channel Sales

St. Bernard generally recognizes revenue from licensing of software products through its indirect sales channel upon sell-through or when evidence of an end-user exists. For certain types of customers, such as distributors, St. Bernard recognizes revenue upon receipt of a point of sales report, which is its evidence that the products have been sold through to an end-user. For resellers, St. Bernard recognizes revenue when it obtains evidence that an end-user exists, which is usually when the software is delivered. For licensing of St. Bernard’s software to original equipment manufacturers, or OEMs, royalty revenue is recognized when the OEM reports the sale of software to an end-user customer, in some instances, on a quarterly basis.

Delivery of Software Products

St. Bernard’s software may be physically delivered to its customers with title transferred upon shipment to the customer. St. Bernard primarily delivers its software electronically, by making it available for download by its customers or by installation at the customer site. Delivery is considered complete when the software products have been shipped and the customer has access to license keys. If an arrangement includes an acceptance provision, St. Bernard generally defers the revenue and recognizes it upon the earlier of receipt of written customer acceptance or expiration of the acceptance period.

Product Returns and Exchanges

St. Bernard’s license arrangements do not typically provide customers a contractual right of return. Some of its sales programs allow customers limited product exchange rights. Management estimates potential future product returns and exchanges and reduces current period product revenue in accordance with Statement of Financial Accounting Standards, or SFAS, No. 48, Revenue Recognition When Right of Return Exists. The estimate is based on an analysis of historical returns and exchanges. Actual returns may vary from estimates if St. Bernard experiences a change in actual sales, returns or exchange patterns due to unanticipated changes in products, competitive or economic conditions.

Allowance for Doubtful Accounts

Management estimates potential future un-collectible accounts and recognize expense as appropriate. The estimate is based on an analysis of historical un-collectible accounts and on a review of all significant outstanding invoices. Actual bad debts may vary from estimates if St. Bernard experiences a change in actual sales, returns or exchange patterns due to unanticipated changes in products, competitive or economic conditions.

Impairment of Goodwill and Long-Lived Assets

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, management tests St. Bernard’s goodwill for impairment annually and whenever events or changes in circumstances suggest that the carrying amount may not be recoverable.

St. Bernard compares the implied fair value of its reporting unit’s goodwill to its carrying amount. If the carrying amount of its reporting unit’s goodwill exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess.

St. Bernard completed this test during the fourth quarter of 2004 and was not required to record an impairment loss on goodwill.

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management reviews St. Bernard’s long-lived asset groups, including property and equipment and other intangibles, for impairment and whenever events indicate that their carrying amount may not be recoverable. When management determines that one or more impairment indicators are present for an asset group, it compares the carrying amount of the asset group to net future undiscounted cash flows that the asset group is expected to generate. If the carrying amount of the asset group is greater than the net future undiscounted cash flows that the asset group is expected to generate, it would compare the fair value to the book value of the asset group. If the fair value is less than the book value, it would recognize an impairment loss. The impairment loss would be the excess of the carrying amount of the asset group over its fair value.

Some of the events that St. Bernard considers as impairment indicators for its long-lived assets, including goodwill, are:

•	significant under performance of St. Bernard relative to expected operating results;

•	significant adverse change in legal factors or in the business climate;

•	an adverse action or assessment by a regulator;

•	unanticipated competition;

•	a loss of key personnel;

•	significant decrease in the market value of a long-lived asset;

•	significant adverse change in the extent or manner in which a long-lived asset is being used or its physical condition; and

Significant assumptions and estimates are made when determining if St. Bernard’s goodwill or other long-lived assets have been impaired or if there are indicators of impairment. Management bases its estimates on assumptions that it believes to be reasonable, but actual future results may differ from those estimates as its assumptions are inherently unpredictable and uncertain. Management’s estimates include estimates of future market growth and trends, forecasted revenue and costs, expected periods of asset utilization, appropriate discount rates and other variables.

Accounting for Income Taxes

St. Bernard is required to estimate its income taxes in each federal, state and international jurisdiction in which it operates. This process requires that management estimate the current tax exposure as well as assess temporary differences between the accounting and tax treatment of assets and liabilities, including items such as accruals and allowances not currently deductible for tax purposes. The income tax effects of the differences identified are classified as current or long-term deferred tax assets and liabilities in St. Bernard’s consolidated balance sheets. Management’s judgments, assumptions and estimates relative to the current provision for income tax take into account current tax laws, its interpretation of current tax laws and possible outcomes of current and future audits conducted by foreign and domestic tax authorities. Changes in tax laws or management’s interpretation of tax laws, including the provisions of the American Jobs Creation Act of 2004, and the resolution of current and future tax audits could significantly impact the amounts provided for income taxes in St. Bernard’s balance sheet and results of operations. St. Bernard must also assess the likelihood that deferred tax assets will be realized from future taxable income and~~,~~ based on this assessment~~,~~ establish a valuation allowance, if required. As of September 30, 2005, management determined the valuation allowance to be approximately $8.5 million based upon uncertainties related to St. Bernard’s ability to recover certain deferred tax assets. These deferred tax assets are net operating losses and may be subject to significant annual limitation under certain provisions of the Internal Revenue Code. Management’s determination of valuation allowance is based upon a number of assumptions, judgments and estimates, including forecasted earnings, future taxable income and the relative proportions of revenue and income before taxes in the various domestic and international jurisdictions in which St. Bernard operates. Future results may vary from these estimates, and at this time, it can not be determined if St. Bernard will need to establish an additional valuation allowance and if so, whether it would have a material impact on its financial statements.

Results of Operations of St. Bernard

Comparison of Nine Months Ended September 30, 2005 and 2004

Net Revenues

	Nine Months Ended
	September 30,
	2005	2004	% Change
	(In millions, except percentages)
Total net revenue	$18.1	$15.6	16.0%

For the nine months ended September 30, 2005, St. Bernard’s total net revenue increased by $2.5 million or 16.0% over the same period a year ago. The increase is due to $1.5 million of increased subscription revenue and $1.0 million of new customer acquisition. There were no price increases during the period. Revenue from the sale of software licenses was relatively the same from period to period however, appliance and subscription revenue increased. During 2005 and 2004, as part of St. Bernard’s strategy to increase its net revenue, St. Bernard continued expanding its product portfolio and offerings, expanded its capabilities across the multiple platforms its software supports and continued to invest in sales and service capacity internationally. While management believes that the increase in total net revenue achieved in recent periods is not necessarily indicative of future results, it expects total net revenue on an annual basis to increase in fiscal 2005 over 2004 assuming increased sales penetration of international markets, the benefit of new product offerings and continued growth of subscription, maintenance and technical support revenue.

Cost of Revenue

	Nine Months Ended
	September 30,
	2005	2004	% Change
	(In millions, except percentages)
Cost of revenue	$2.4	$1.8	33.3%
As a percentage of net revenue	13.2%	11.5%

Cost of Revenue includes primarily appliance costs, royalties for licensed technology and packaging materials. The cost of revenue for the period ending September 30, 2005 is $0.6 million higher and 1.7% higher as a percentage of revenue than the same period for 2004 primarily because of a change in product mix to more appliance based products resulting in a change of $0.3 million. In 2005 St. Bernard incurred $0.3 million in license fees related to an appliance based product.

Selling and Marketing

	Nine Months Ended
	September 30,
	2005	2004	% Change
	(In millions, except percentages)
Selling and marketing	$7.5	$9.0	(16.7%)
As a percentage of net revenue	41.4%	57.7%

Selling and marketing expenses consist primarily of salaries, related benefits, commissions, consultant fees and other costs associated with St. Bernard’s sales and marketing efforts. The decrease for the nine months ended September 30, 2005 over 2004 of $1.5 million was primarily the result of a reduction of $0.94 million in sales compensation due to a reduced headcount in our sales department and a reduction of $0.56 million in other marketing related expenditures realized through our general cost reduction focus. Management expects selling and marketing expenses to increase as a percentage of net revenue for the remainder of 2005.

Technical Operations

	Nine Months Ended
	September 30,
	2005	2004	% Change
	(In millions, except percentages)
Technical Operations	$7.9	$8.3	(4.8)%
As a percentage of net revenue	43.6%	53.2%

Technical operations includes research and development, database maintenance and technical support expenses and consist primarily of salaries, related benefits, third-party consultant fees and other engineering related costs. The decrease of $0.4 million for the nine months ended September 30, 2005 over 2004 was primarily the result of decreases in compensation costs, realized through the reduction of personnel. Management believes that a significant level of research and development investment is required to remain competitive and it expects to continue to invest in research and development for the remainder of 2005 at current levels as a percentage of net revenue.

General and Administrative

	Nine Months Ended
	September 30,
	2005	2004	% Change
	(In millions, except percentages)
General and administrative	$1.7	$1.8	(5.6)%
As a percentage of net revenue	9.4%	11.5%

General and administrative expenses consist primarily of salaries, related benefits and fees for professional services, such as legal and accounting services. Expenses were generally flat for the two periods but decreased as a percentage of revenue due to the increase in revenue. Management expects general and administrative expenses to increase as a percentage of net revenue for the remainder of 2005 due to the merger activity.

Interest and Other Income, Net

	Nine Months Ended
	September 30,
	2005	2004	% Change
	(In millions, except percentages)
Interest and other income, net	$(.3)	$(.2)	50.0%
As a percentage of net revenue	1.7%	1.3%

Interest and other income, net, includes interest expenses and interest income. The increase in interest and other income of $0.1 million for the nine months ended September 30, 2005 over 2004 was primarily due to an increased utilization of the line of credit.

Comparison of Fiscal Years Ended December 31, 2004 and 2003

Net Revenues

	Year Ended December 31,
	2004	2003	% Change
	(In millions, except percentages)
Total net revenue	$21.2	$20.0	6.0%

For the year ended December 31, 2004, St. Bernard’s total net revenue increased by $1.2 million or 6.0% over the same period a year ago. Revenue for the period ending December 31, 2004 is $1.2 million higher than the same period for 2003 primarily due to the planned replacement of a discontinued appliance. There were no price increases during the period. Revenue from the sale of software licenses was relatively the same from period to period however, appliance and subscription revenue increased. During 2004 and 2003, as part of its strategy to increase net revenue, St. Bernard continued expanding its product portfolio and offerings, expanded its capabilities across the multiple platforms its software supports and continued to invest in sales and service capacity internationally. While management believes that the increase in total net revenue achieved in recent periods is not necessarily indicative of future results, it expects total net revenue to increase in 2005 assuming increased penetration of international markets, the benefit of new product offerings and continued growth of subscription and maintenance revenue.

Cost of Revenue

	Year Ended December 31,
	2004	2003	% Change
	(In millions, except percentages)
Cost of revenue	$2.7	$1.5	80.0%
As a percentage of net revenue	12.7%	7.5%

Cost of revenue includes appliance costs, royalties for licensed technology and packaging materials. The cost of revenue for the period ending December 31, 2004 is $1.2 million higher and 5.2% higher as a percentage of revenue than the same period for 2003 primarily because of a change in product mix to more appliance based products and the planned replacement of a discontinued appliance.

Selling and Marketing

	Years Ended December 31,
	2004	2003	% Change
	(In millions, except percentages)
Selling and marketing	$12.2	$9.4	29.8%
As a percentage of net revenue	57.5%	47.0%

Selling and marketing expenses consist primarily of salaries, related benefits, commissions, consultant fees and other costs associated with St. Bernard’s sales and marketing efforts. The increase for the year ended December 31, 2004 over 2003 of $2.8 million was primarily the result of an increase in sales compensation of $2.0 million due to increased staffing and an increase of $0.8 in discretionary marketing expenditures. Selling and marketing expenses increased significantly when measured as a percentage of net revenue. Management expects selling and marketing expenses to decrease in absolute dollars below the 2004 level for 2005.

Technical Operations

	Years Ended December 31,
	2004	2003	% Change
	(In millions, except percentages)
Technical Operations	$11.5	$6.5	76.9%
As a percentage of net revenue	54.2%	32.5%

Technical operations includes research and development, database maintenance and technical support expenses and consist primarily of salaries, related benefits, third-party consultant fees and other engineering related costs. The increase of $5.0 million for the year ended December 31, 2004 over 2003 was primarily the result of an increase of $1.3 million in third party consulting fees and $3.7 million in increased compensation for technical operations staffing costs.

General and Administrative

	Years Ended December 31,
	2004	2003	% Change
	(In millions, except percentages)
General and administrative	$2.5	$3.2	(21.9)%
As a percentage of net revenue	11.8%	16.0%

General and administrative expenses consist primarily of salaries, related benefits and fees for professional services, such as legal and accounting services. The Company consolidated its facilities costs in 2004 resulting in a savings of $.7 million. Management expects general and administrative expenses to increase as a percentage of net revenue for the remainder of 2005 due to the merger activity including compliance with corporate governance initiatives, and those requirements under the Sarbanes-Oxley Act of 2002 should St. Bernard complete the proposed merger.

Interest and Other Income, Net

	Year Ended December 31,
	2004	2003	% Change
	(In millions, except percentages)
Interest and other income, net	$(.2)	$(.3)	(33.3)%
As a percentage of net revenue	0.9%	1.5%

Interest and other income, net, includes interest expense and interest income. The decrease in interest and other income and expense, net of $0.1 million for the year ended December 31, 2004 over 2003 was primarily due to a decreased utilization of the line of credit.

Recent Accounting Pronouncements

In December 2004 the FASB issued SFAS No. 123R, Share-Based Payment, an amendment of SFAS Nos. 123 and 95. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB 25 and requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the statement of operations. SFAS No. 123R allows for the use of a modified version of prospective application, which requires that the fair value of new awards, granted after the effective date of SFAS no. 123R, plus unvested awards at the date of adoption, be expensed over the applicable vesting period. The provisions of SFAS No. 123R will be effective for interim or annual reporting period beginning after December 15, 2005. The Company is currently evaluating the impact the implementation guidance and revisions included in SFAS No. 123R will have on its consolidated financial statements.

In November 2004, FASB issued SFAS No. 151 “Inventory Costs, an Amendment of ARB No. 43 Chapter 4” (“FAS 151”). FAS 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling be recognized as current-period charges rather than be included in inventory regardless of whether the costs meet the criterion of abnormal as defined in ARB 43. FAS 151 is applicable for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company will adopt this standard beginning in the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on our financial statements as such costs have historically been expensed as incurred.

On June 7, 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements.” FAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. FAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

Liquidity and Capital Resources

Cash Flows

St. Bernard’s largest source of operating cash flows is cash collections from its customers for purchases of products and subscription, maintenance and technical support. St. Bernard’s standard payment terms for both license and support invoices are net 30 days from the date of invoice. The recurring revenue subscription portion of the business is a mainstay of the cash flow the company generates. Its primary uses of cash for operating activities include personnel and facilities related expenditures, income tax payments and technology costs as well as costs associated with outside support and services.

Cash flows used in operating activities increased $0.3 million for the nine months ended September 30, 2005 over 2004 primarily due to offsetting changes in net loss and deferred revenue and a reduction in accounts payable in 2005 compared to 2004.

Cash flows provided by operating activities decreased $3.6 million for 2004 compared to 2003, due to losses and an increase in inventory and other prepaid marketing expenses.

Cash flows provided by or used for investing activities consist primarily of purchases of property and equipment, purchases of technology and investments in partnerships. Cash flows used in investing activities for the nine months ended September 30, 2005 for purchases of property and equipment decreased by $0.6 million from the same period in 2004 to $0.1 million.

Cash flows used in investing activities in 2004 decreased by $0.3 million. In 2003 investing consisted primarily of office furniture and equipment related to the change in facilities. Investing activity in 2004 related primarily to purchases of software.

Cash flows provided by financing activities for the nine months ended September 30, 2005 consist primarily of the repayment of $0.5 million of St. Bernard’s revolving line of credit offset by proceeds related to the issuance of common stock under a private placement agreement of $1.0 million and the exercise of stock option and stock warrants of $0.2 million.

Cash flows from financing activities consisted of proceeds related to the issuance of common stock due to exercise of employee options under St. Bernard’s employee stock option plans of $0.5 million in 2004 compared to minimal activity in 2003 and an increase in the revolving line of credit of $0.6 million in 2004 compared to repayment of the revolving line of credit of $0.5 million in 2003.

Credit Facility

During 2001, St. Bernard entered into a short-term credit facility with an asset-based lender in the amount of $0.5 million. During 2003, the short-term credit facility was renewed and increased to $1.3 million. There was $0.3 million and $0.8 million outstanding at September 30, 2005 and December 31, 2004, respectively. The revolving credit facility is secured by accounts receivable and other assets of St. Bernard.

Contractual Commitments

The following table is a summary of the contractual lease commitments for operating facilities and certain equipment under non-cancelable operating leases with various expiration dates through December 2008. Future minimum payments as of December 31, 2004 are as follows.

Year Ending December 31, (In thousands)
2005	$1,117,000
2006	1,124,000
2007	1,141,000
2008	1,127,000
Total	$4,509,000

Losses from Operations — Liquidity

During 2003 and 2004 St. Bernard has reported losses from operations and the use of cash in 2004. In 2005 the St. Bernard management implemented cost reduction measures that will reduce the reported losses and use of cash. During 2005 St. Bernard raised $1.0 million dollars through a private placement of common stock.

At December 31, 2004, the Company's current liabilities exceeded its current assets by approximately $9,400,000 and the Company had a stockholder's deficit of approximately $6,800,000. The Company expects sufficient cash flows from operation during 2005, along with its available line of credit financing and approximately $550,000 of cash on hand at December 31, 2004 to cover its anticipated 2005 operating expenses. The Company's expenses consist primarily of variable costs such as payroll and related expenses that can be modified to meet the operating needs of the Company. In addition, approximately $9,000,000 of the current liability balance at December 31, 2004, consists of deferred revenues, which represents amounts that will be amortized into revenue over time, as they are earned. While there are costs that will be incurred as these revenues are earned, these costs are far less than the approximately $9,000,000 recorded as a liability. In addition to focusing on cost containment, St. Bernard has also raised additional funds in 2005, as well as entering into an agreement through which it will be acquired by a blank check company. However, while the likelihood of a liquidity crisis is considered remote, should one occur there are no guarantees that the Company would obtain sufficient cash from outside sources on a timely basis. Management does not believe the situation represents a significant risk to the Company.

Off-Balance Sheet Arrangements

Except for the commitments arising from our operating leases arrangements disclosed in the preceding section, we have no other off-balance sheet arrangements that are reasonably likely to have a material effect on our financial statements.

INFORMATION ABOUT SAND HILL

Business of Sand Hill

General

Sand Hill was incorporated in Delaware on April 15, 2004, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in a specified industry. As a “Targeted Acquisition Corporation” or “TAC,” Sand Hill’s objective is to acquire an operating business in the IT security industry. To date, Sand Hill’s efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations. Sand Hill intends to utilize cash derived from the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Offering Proceeds Held in Trust

The net proceeds of Sand Hill’s initial public offering consummated on July 30, 2004, after payment of underwriting discounts and expenses were $24,883,562. $21,025,000, or approximately 85% of such amount was placed in the trust account and invested in government securities. The remaining proceeds have been used by Sand Hill in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Sand Hill. The trust account contained approximately $21,565,510 as of October 26, 2005. If the merger with St. Bernard is consummated, the trust account will be released to Sand Hill, less amounts paid to stockholders of Sand Hill who do not approve the merger and elect to convert their shares of common stock into their pro-rata share of the trust account. See “Indemnification and Escrow Agreement.”

Fair Market Value of Target Business

Pursuant to Sand Hill’s certificate of incorporation, the initial target business that Sand Hill acquires must have a fair market value equal to at least 80% of Sand Hill’s net assets at the time of such acquisition. The fair market value will be determined by Sand Hill’s board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. Sand Hill will not be required to obtain an opinion from an investment banking firm as to the fair market value if Sand Hill’s board of directors independently determines that the target business does have sufficient fair market value. Sand Hill has not obtained any opinion from an investment banking firm in connection with the merger.

Stockholder Approval of Business Combination

Sand Hill will proceed with a business combination only if a majority of all of the outstanding shares of Sand Hill are voted in favor of the business combination. In addition, the stockholders existing prior to the initial public offering have agreed to vote their common stock in accordance with the vote of the majority in interest of the stockholders participating in the initial public offering with respect to any business combination. If the holders of 20% or more of Sand Hill’s common stock issued in its initial public offering vote against the merger proposal and demand that Sand Hill convert their shares into, their pro rata share of the trust account, then Sand Hill will not consummate the merger. In this case, Sand Hill would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

Conversion Rights

Each stockholder who holds shares of Sand Hill common stock issued in the initial public offering has the right to have his, her or its shares of common stock converted to cash if he votes against the merger and the merger is approved and completed.

The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in Sand Hill's initial public offering. The initial per-share conversion price would be $5.25 as of October 26, 2005, for each share that is eligible to participate in the funds held in the trust account. An eligible stockholder may request conversion at the time the vote is taken with respect to the merger at the special meeting, but the request will not be granted unless the stockholder votes against the merger and the merger is approved and completed. Any request for conversion, if made by proxy prior to the date of the special meeting, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who elect conversion will be distributed promptly after completion of the merger. Any public stockholder who converts her stock into her share of the trust account still has the right to exercise the warrants that she received as part of the units in the initial public offering. Sand Hill will not complete the merger if the eligible stockholders, owning 20% or more of the shares sold in the initial public offering, exercise their conversion rights.

Liquidation if No Business Combination

If Sand Hill does not complete a business combination by January 27, 2006, or by July 27, 2006 if the extension criteria described below have been satisfied, Sand Hill will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Sand Hill’s existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust fund with respect to Sand Hill’s warrants.

If Sand Hill were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of October 26, 2005 would be $5.25, or $0.75 less than the per-unit offering price of $6.00 in Sand Hill’s initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Sand Hill’s creditors that could be prior to the claims of Sand Hill’s public stockholders. There is no assurance that the actual per-share liquidation price will not be less than $5.25, due to claims of creditors. If Sand Hill liquidates prior to the consummation of a business combination, Humphrey P. Polanen, chairman of the board and chief executive officer, will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Sand Hill for services rendered or products sold to Sand Hill in excess of the net proceeds of Sand Hill’s initial public offering not held in the trust account. There is no assurance, however, that he would be able to satisfy those obligations.

If Sand Hill enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to January 27, 2006, but is unable to complete the business combination by January 27, 2006, then Sand Hill will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Sand Hill is unable to do so by July 27, 2006, upon notice from Sand Hill, the trustee of the trust account will commence liquidating the investments constituting the trust fund and will turn over the proceeds to the transfer agent for distribution to the stockholders. Sand Hill anticipates that the instruction to the trustee would be given promptly after January 27, 2006 or July 27, 2006, as applicable.

The stockholders holding shares of Sand Hill common stock issued in the initial public offering will be entitled to receive funds from the trust fund only in the event of Sand Hill’s liquidation or if the stockholders seek to convert their respective shares into cash and the merger is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

If the merger is completed, Sand Hill will become subject to competition from competitors of St. Bernard. See “Business of St. Bernard—Competition.”

Facilities

Sand Hill maintains executive offices at 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025. The cost for this space is included in a $7,500 per-month fee that Sand Hill Security LLC, an affiliate of Humphrey P. Polanen, charges Sand Hill for general and administrative services pursuant to a letter agreement between Sand Hill and Sand Hill Security LLC. Sand Hill believes, based on rents and fees for similar services in the Menlo Park, California area, that the fee charged by Sand Hill Security LLC is at least as favorable as Sand Hill could have obtained from an unaffiliated person. Sand Hill considers its current office space adequate for current operations.

Employees

Sand Hill has six directors and three officers who are also directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to Sand Hill’s affairs. Sand Hill has no employees.

Periodic Reporting and Audited Financial Statements

Sand Hill has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Sand Hill’s annual reports will contain financial statements audited and reported on by Sand Hill’s independent accountants. Sand Hill has filed a form 10-KSB with the Securities and Exchange Commission covering the fiscal year ended December 31, 2004, a form 10-QSB covering the three-month period ended March 31, 2005, a form 10-QSB covering the three-month period ended June 30, 2005, and a form 10-QSB covering the three-month period ended September 30, 2005.

Legal Proceedings

There are no legal proceedings pending against Sand Hill.

Plan of Operations

The following discussion should be read in conjunction with Sand Hill’s Financial Statements and related Notes thereto included elsewhere in this proxy statement/prospectus.

Sand Hill was incorporated in Delaware on April 15, 2004 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the IT security industry. Sand Hill intends to utilize the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Sand Hill consummated its initial public offering on July 30, 2004. Operations commenced July 31, 2004. The net loss of $49,907 reported for the period from April 15, 2004 (inception) through December 31, 2004 consists primarily of $51,408 for director and officer liability and other insurance, $37,500 for a monthly administrative services fee, $53,826 for professional fees, and $49,210 for travel and other expenses. Interest accreted on the trust fund was $139,510, and other interest income was $2,529.

As of September 30, 2005, Sand Hill had cash of $331,343, and treasury securities in its trust account (at cost) of $21,530,847; a total of approximately $21.9 million. The difference between the sum of initial capital plus the net proceeds of the Offering reduced by cash and the amount placed in trust is approximately $140,000. Through September 30, 2005, Sand Hill has used $781,849 of the net proceeds that were not deposited into the trust fund to pay general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund and have earned $569,202 in interest and $10,355 on money market accounts through September 30, 2005.

For the three months ended September 30, 2005, Sand Hill earned interest income of approximately $1,184 and recorded income from the accretion in value of its trust account of approximately $176,925. Sand Hill incurred operating expenses of approximately $285,567 for that same period. Sand Hill’s expenses consist primarily of professional fees, overhead fees, insurance, financial advisory fees, and certain other expenses associated with being a public company.

Over the 24-month period subsequent to the consummation of the Offering, Sand Hill anticipates approximately $250,000 of expenses for legal, accounting and other expenses related to the due diligence investigations, and structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Sand Hill Security, LLC ($7,500 per month for two years), $100,000 of expenses for the due diligence and investigation of a target business, $75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $475,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $180,000 for director and officer liability insurance premiums, inclusive of the amounts set out in the preceding paragraph. Sand Hill does not believe it will need to raise additional funds in order to meet the expenditures required for operating our business. However, it may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. Sand Hill would only consummate such a fund raising simultaneously with the consummation of a business combination.

Through September 30, 2005, Sand Hill has paid $5,963of costs relating to the merger. As of September 30, 2005, Sand Hill had approximately $331,343 in cash and cash equivalents, excluding the trust fund. Sand Hill believes that it has sufficient available funds outside of the trust fund to operate until the merger is consummated, or, in the case of termination of the merger, Sand Hill believes that it has sufficient funds to operate through 2004 and into 2005. Anticipating closure of the merger within two months, Sand Hill estimates costs of approximately $15,000 for the administrative fee payable to Sand Hill Security LLC ($7,500 per month for two months), $10,000 of expenses in legal and accounting fees relating to quarterly SEC reporting obligations and $225,000 for merger related costs and general corporate working capital. To the extent that merger- related costs exceed amounts available outside the trust fund, trust fund assets will be used to fund the excess costs of the merger if the merger is completed and the trust fund assets are released to Sand Hill.

Sand Hill is obligated, commencing July 26, 2004, to pay to Sand Hill Security LLC, an affiliate of Humphrey P. Polanen, its chairman of the board, chief executive officer and president, a monthly fee of $7,500 for general and administrative services. In addition, in April 2004, Sand Hill security, LLC advanced $40,000 to Sand Hill, on a non-interest bearing basis, for payment on Sand Hill’s behalf of offering expenses. This loan was repaid in July 2004 out of proceeds of the initial public offering.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the period from April 15, 2004 (inception) through September 30, 2005, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to Sand Hill.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of St. Bernard and the historical balance sheet of Sand Hill as of September 30, 2005 giving effect to the merger of St. Bernard and Sand Hill pursuant to the merger agreement, as if the merger had been consummated on September 30, 2005. The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of St. Bernard and Sand Hill for the year ended December 31, 2004.  The 2004 financial statements of Sand Hill as reflected in the accompanying pro forma statement of operations are for the period from April 15, 2004 (inception) to December 31, 2004, and for the nine month period ended September 30, 2005, giving effect to the merger, as if it had occurred on January 1, 2004.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2004 from the audited financial statements of St. Bernard and Sand Hill for that year and the information for the nine months ended September 30, 2005 from the unaudited financial statements of St. Bernard and Sand Hill for that period. Neither St. Bernard nor Sand Hill assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the St. Bernard audited and unaudited financial statements and related notes included in this document under St. Bernard Consolidated Financial Statements and the Sand Hill audited and unaudited financial statements included in this document under Sand Hill Consolidated Financial Statements.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed consolidated statements:

•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements.

•	Separate historical consolidated financial statements of St. Bernard for the year ended December 31, 2004 and the nine months ended September 30, 2005 included elsewhere in this document.

•
Separate historical financial statements of Sand Hill for the period from April 15, 2004 (inception) to December 31, 2004 and the nine months ended September 30, 2005 included elsewhere in this document.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2005 and the consolidated statement of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 have been prepared using two different levels of approval of the merger by the Sand Hill stockholders as follows:

•	Assuming No Conversions: This presentation assumes that no stockholders of Sand Hill seek to convert their shares into a prorata share of the trust account; and

•	Assuming Maximum Conversions: This presentation assumes the Sand Hill stockholders owning 19.9% of the stock seek conversion.

The unaudited pro forma condensed consolidated financial statements were prepared using the reverse acquisition application of the equity recapitalization method of accounting with St. Bernard treated as the acquirer in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Accordingly, the assets and liabilities of Sand Hill have been presented at their historical cost with no goodwill or other intangible assets recorded and no increment in stockholders equity.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
ST. BERNARD SOFTWARE AND SAND HILL IT SECURITY
YEAR ENDED DECEMBER 31, 2004

(IN THOUSANDS)

	Historical St. Bernard Software	Historical Sand Hill IT Security	Pro-forma Adjustment	Combined
Net revenues	$21,174	$-	$-	$21,174
Cost of sales	2,714	-	-	2,714
Gross profit	18,460	-	-	18,460
Operating expenses:
Sales and marketing	12,247	-	-	12,247
Technical operations	11,531	-	-	11,531
General and administrative	2,456	192	-	2,648
Total operating expenses	26,234	192	-	26,426

Loss from operations	(7,774)	(192)	-	(7,966)

Interest and other income, net	5	142	-	147
Interest expense	(240)	-	-	(240)

Loss before income taxes	(8,009)	(50)	-	(8,059)
Income tax benefit	47	-	-	47

Net loss	$(7,962)	$(50)	$-	$(8,012)

Net loss per share -
Basic and Diluted	$(0.39)	$(0.01)		$(0.66)
Shares used to compute net loss per share
Basic and Diluted	20,503	3,468		12,108

This Combined Statement of Operations assumes 100.0% conversion by Sand Hill IT Security common stock holders.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
ST. BERNARD SOFTWARE AND SAND HILL IT SECURITY
NINE MONTHS ENDED SEPTEMBER 30, 2005

(IN THOUSANDS)

	Historical St. Bernard Software	Historical Sand Hill IT Security	Pro-forma Adjustment	Combined
Net revenues	$18,138	$-	$-	$18,138
Cost of sales	2,392	-	-	2,392
Gross profit	15,746	-	-	15,746
Operating expenses:
Sales and marketing	7,512	-	-	7,512
Technical operations	7,909	-	-	7,909
General and administrative	1,723	701	-	2,424

Total operating expenses	17,144	701	-	17,845

Loss from operations	(1,398)	(701)	-	(2,099)

Interest and other income, net	-	438	-	438
Interest expense	(201)	-	-	(201)
Other income (expense)	(76)	-	-	(76)

Net loss	$(1,675)	$(263)	$-	$(1,938)

Net loss per share -
Basic and Diluted	$(0.08)	$(0.05)		$(0.14)
Shares used to compute net loss per share
Basic and Diluted	21,760	5,110		14,289

This Combined Statement of Operations assumes 100.0% conversion by Sand Hill IT Security common stock holders.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF ST. BERNARD SOFTWARE AND SAND HILL IT SECURITY SEPTEMBER 30, 2005 (IN THOUSANDS)
	Historical St. Bernard Software	Historical Sand Hill IT Security	Pro Forma Adjustments		Pro Forma Combined
Current Assets
Cash and cash equivalents	$29	$331	$21,531	a.	$20,791
			(600)	b.
			(500)	c.
Treasury bill held in trust		21,531	(21,531)	a.	-
Accounts receivable - net of allowance for doubtful accounts	3,565				3,565
Inventories	565	-	-		565
Prepaid expenses and other current assets	239	43	-		282
Deferred income taxes	218	-	-		218

Total current assets	4,616	21,905	(1,100)		25,421

Fixed Assets - Net	1,599	-	-		1,599

Other Assets	505	-	-		505

Goodwill	3,285	-	-		3,285

Deferred Income Taxes	841	-	-		841

	$10,846	$21,905	$(1,100)		$31,651

Current Liabilities
Line of credit	$295	$-	$-		$295
Note payable	178	-	-		178
Current portion of capitalized lease obligations	31	-	-		31
Accounts payable	1,281	146	-		1,427
Accrued Compensation	1,106	-	-		1.106
Accrued expenses and other current liabilities	75	-	-		75
Deferred revenue	10,582	-	-		10,582

Total current liabilities	13,548	146	-		13,694

Capitalized Lease Obligations, Less Current Portion	16	-	-		16

Deferred Revenue	4,576	-	-		4,576

Total liabilities	18,140	146	-		18,286

Common Stock subject to possible conversion (821,589 shares of conversion value)	-	4,304	(4,304)	h.	-

Stockholders’ (Deficit) Equity
Preferred stock
Common stock	2,315	51	(2,222)	d.	144
Additional paid-in capital	18,117	17,717			40,947

			2,222	d.
			(600)	b.
			(813)	e.
			4,304	h.
Accumulated deficit	(27,726)	(313)	813	e.	(27,726)
			(500)	c.

Total stockholders’ (deficit) equity	(7,294)	17,455	3,204		13,365

	$10,846	$21,905	$(1,100)		$31,651
This Combined Balance Sheet assumes 100.0% conversion by Sand Hill IT Security common stock holders.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
ST. BERNARD SOFTWARE AND SAND HILL IT SECURITY
YEAR ENDED DECEMBER 31, 2004

(IN THOUSANDS)

	Historical St. Bernard Software	Historical Sand Hill IT Security	Pro-forma Adjustments		Combined
Net revenues	$21,174	$-	$-		$21,174
Cost of sales	2,714	-	-		2,714
Gross profit	18,460	-	-		18,460
Operating expenses:
Sales and marketing	12,247	-	-		12,247
Technical Operations	11,531	-	-		11,531
General and administrative	2,456	192	-		2,648
Total operating expenses	26,234	192	-		26,426

Loss from operations	(7,774)	(192)	-		(7,966)

Interest and other income, net	5	142	(28)	g.	119
Interest expense	(240)	-	-		(240)

Loss before income taxes	(8,009)	(50)	(28)		(8,087)
Income tax benefit	47	-	-		47

Net loss	$(7,962)	$(50)	$(28)		$(8,040)

Net loss per share -
Basic and Diluted	$(0.39)	$(0.01)			$(0.69)
Shares used to compute net loss per share
Basic and Diluted	20,503	3,468			11,617

This Combined Statement of Operations assumes 80.1% conversion by Sand Hill IT Security common stock holders.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
ST. BERNARD SOFTWARE AND SAND HILL IT SECURITY
NINE MONTHS ENDED SEPTEMBER 30, 2005

(IN THOUSANDS)

	Historical St. Bernard Software	Historical Sand Hill IT Security	Pro-forma Adjustments		Combined
Net revenues	$18,138	$-	$-		$18,138
Cost of sales	2,392	-	-		2,392
Gross profit	15,746	-	-		15,746
Operating expenses:
Sales and marketing	7,512	-	-		7,512
Technical operations	7,909	-	-		7,909
General and administrative	1,723	701	-		2,424
Total operating expenses	17,144	701	-		17,845

Loss from operations	(1,398)	(701)	-		(2,099)

Interest and other income, net	-	438	(87)	g.	351
Interest expense	(201)	-	-		(201)
Other income (expense)	(76)	-	-		(76)

Net loss	$(1,675)	$(263)	$(87)		$(2,025)

Net loss per share -
Basic and Diluted	$(0.08)	$(0.05)			$(0.15)
Shares used to compute net loss per share
Basic and Diluted	21,760	5,110			13,471

This Combined Statement of Operations assumes 80.1% conversion by Sand Hill IT Security common stock holders.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF ST. BERNARD SOFTWARE AND SAND HILL IT SECURITY SEPTEMBER 30, 2005 (IN THOUSANDS)
	Historical St. Bernard Software	Historical Sand Hill IT Security	Pro Forma Adjustments		Pro Forma Combined
Current Assets
Cash and cash equivalents	$29	$331	$21,531	a.	$16,487
			(600)	b.
			(4,304)	f.
			(500)	c.
Treasury bill held in trust		21,531	(21,531)	a.	-

Accounts receivable - net of allowance for doubtful accounts of $351,000	3,565				3,565
Inventories	565	-	-		565
Prepaid expenses and other current assets	239	43	-		282
Deferred income taxes	218	-	-		218

Total current assets	4,616	21,905	(5,404)		21,117

Fixed Assets - Net	1,599	-	-		1,599

Other Assets	505	-	-		505

Goodwill	3,285	-	-		3,285

Deferred Income Taxes	841	-	-		841

	$10,846	$21,905	$(5,404)		$27,347

Current Liabilities
Line of credit	$295	$-	$-		$295
Note payable	178	-	-		178
Current portion of capitalized lease obligations	31	-	-		31
Accounts payable	1,281	146	-		1,427
Accrued Compensation	1,106	-	-		1.106
Accrued expenses and other current liabilities	75	-	-		75
Deferred revenue	10,582	-	-		10,582

Total current liabilities	13,548	146	-		13,694

Capitalized Lease Obligations, Less Current Portion	16	-	-		16

Deferred Revenue	4,576	-	-		4,576

Total liabilities	18,140	146	-		18,286

Common Stock subject to possible conversion (821,589 shares at conversion value)	-	4,304	(4,304)	f.	-

Stockholders’ (Deficit) Equity
Preferred stock
Common stock	2,315	51	(2,233)	d.	133
Additional paid-in capital	18,117	17,717	2,233	d.	36,654

			(600)	b.
			(813)	e.

Accumulated deficit	(27,726)	(313)	813	e.	(27,726)
			(500)	c.

Total stockholders’ (deficit) equity	(7,294)	17,455	(1,100)		9,061

	$10,846	$21,905	$(5,404)		$27,347

This Combined Balance Sheet assumes 80.1% conversion by Sand Hill IT Security common stock holders.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation

On October 27, 2005, Sand Hill and St. Bernard entered into a definitive agreement under which Sand Hill Merger Corp. will be merged into St. Bernard in a transaction to be accounted for as a reverse acquisition of Sand Hill. As a result, the historical financial statements of St. Bernard constitute the historical financial statements of the merged companies. The transaction is considered to be a capital transaction and as such is the equivalent to the issuance of common stock by St. Bernard for the net monetary assets of Sand Hill, accompanied by a re-capitalization. For accounting purposes, St. Bernard is treated as the continuing reporting entity. The costs of the transaction incurred by St. Bernard will be charged directly to equity, those incurred by Sand Hill will be expensed.

The unaudited pro forma condensed combined financial statements assume the issuance of approximately 9.179 million shares of Sand Hill common stock based on an exchange ratio of 0.421419 shares of Sand Hill common stock for each outstanding share of St. Bernard common stock as of September 30, 2005. The actual number of shares of Sand Hill common stock to be issued will be determined based on the actual number of shares of St. Bernard common stock outstanding at the completion of the merger.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma combined condensed financial statements.
•
Separate historical financial statements of St. Bernard for the years ended December 31, 2004 and 2003 and the nine (9) month period ended September 30, 2005 and 2004, included elsewhere in this document.

•
Separate historical financial statements of Sand Hill for the period from April 15, 2004 (inception) to December 31, 2004 and the nine (9) month periods ended September 30, 2005 and 2004, included elsewhere in this document.

The unaudited pro forma condensed combined balance sheet has been prepared using two different levels of approval of the merger by Sand Hill stockholders, as follows:

•	Assuming Maximum Approval: This presentation assumes that 100% of Sand Hill stockholders approve the merger; and
•	Assuming Minimum Approval: This presentation assumes that only 80.1% of Sand Hill stockholders approve the merger.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements were prepared using the reverse acquisition application of the equity recapitalization method of accounting with St. Bernard treated as the acquirer in accordance with US generally accepted accounting principles for accounting and financial reporting purposes. Accordingly, the assets and liabilities of Sand Hill have been presented at their historical cost (which is considered to be the equivalent of estimated fair value), with no goodwill or other intangible assets recorded and no increment in combined stockholders’ equity.

2. Pro Forma Adjustments

There were no inter-company balances and transactions between Sand Hill and St. Bernard as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sand Hill and St. Bernard filed consolidated income tax returns during the periods presented

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)	Release of funds held in trust by Sand Hill IT Security to operating cash account.
b)
Estimated transaction costs in the amount of $500,000 were included in the pro-forma adjustments for Sand Hill IT Security. It is assumed the transaction expenses for Sand Hill IT Security will be paid in conjunction with the closing of the merger.

c)	Estimated transaction costs in the amount of $600,000 for St. Bernard Software.
d)	Common stock adjustment to reflect the decrease in par value from $0.10 per share to $0.01 per share.
e)	The elimination of the Sand Hill IT Security accumulated deficit.
f)	To reflect the payment of cash to the maximum amount of dissenting Sand Hill IT Security shareholders as consideration for their shares of common stock.
g)	Record an estimate of reduced interest income assuming minimum approval by the Sand Hill IT Security shareholders.
h)	To reclassify common stocks subject to possible conversion to stockholders equity.

3. Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share are based on the number of shares of St. Bernard common stock, options and warrants adjusted for the re-capitalization and conversion ratio and the issuance of the common stock to Sand Hill.

DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER

At the effective time of the merger, the board of directors and executive officers of the combined company will be as follows:

Name	Age	Position

Humphrey P. Polanen	55	Chairman of the Board

John Jones	60	President and Chief Executive Officer

Gary Stowell, Ph.D.	57	Vice President, Business Development/Product Management

Bob Crowe	42	Vice President, Internet Appliance Technology

Steve Yin	39	Vice President, Sales and Marketing

April Juric	32	Vice President, Human Resources

Al Riedler	56	Chief Financial Officer

Scott R. Broomfield	49	Director

Bart van Hedel	61	Director

HUMPHREY P. POLANEN has been the chairman of the board and chief executive officer of Sand Hill IT Security Acquisition Corp. since April 2004. He has had a career as an entrepreneur in technology, a global executive for leading technology companies and as an international corporate lawyer. From January 2000 until December 2003, Mr. Polanen served as Managing Director of Internet Venture Partners, a strategic consulting and venture capital management firm for technology companies. From February 1998 through February 1999, he was President and CEO of Trustworks Systems, a network security software company. Between 1995 and 1998 he was General Manager of two divisions of Sun Microsystems. From 1981 to 1995, he was with Tandem Computers (acquired by Compaq/Hewlett-Packard), where he held several executive positions ventures, business development. Mr. Polanen has been a member of the board of directors of Heritage Bank of Commerce since the bank’s inception and has been chair of the board’s audit committee for ten years. Mr. Polanen is a graduate of Hamilton College and the Harvard Law School.

SCOTT BROOMFIELD has been a member of the board of directors of Sand Hill IT Security Acquisition Corp. and VP of Corporate Development since April 2004. Until recently, Mr. Broomfield was the CEO of Xtegra Corporation, a private EII software company specializing in information integration, which he sold to SAP AG in August 2005. Previously, Mr. Broomfield had been the CEO of Visuale, a private business process software company that he sold to Onyx Software Corporation (NASDAQ: ONXS) in April 2004. Prior to joining Visuale and from 1997 until 2001, Mr. Broomfield was the CEO of Centura Software Corporation (formerly Gupta Technologies, a NASDAQ traded company), a $50 million software business specializing in secure, embedded and mobile databases and application development tools. During his tenure as CEO of Gupta, Mr. Broomfield completed the acquisition of Raima Corporation and in three years built its market capitalization from $6 million to $700 million by early 2000. Prior to Centura, he was a Managing Director of Hickey & Hill, Inc., a turnaround consultancy. At Hickey & Hill he was in charge of the high technology restructuring practice. Mr. Broomfield structured the acquisition of Polyscan and the equity recapitalization for ETEC Corporation. He was also instrumental in the following company divestitures: Dazix, Domain Technologies, Priam, Everex and Zitel, where he acquired 2 businesses to reposition Zitel in the market. Prior to Hickey & Hill, Mr. Broomfield was the CFO of Trilogy Technology Corporation which was sold to Digital Equipment Corporation. Mr. Broomfield holds an MBA from Santa Clara University and is a member of Business Executives for National Security (BENS), where he was the co-chair of BENS’ cyber security task force and Y2K initiatives.

JOHN E. JONES has been the Chief Executive Officer and President of St. Bernard Software, Inc. since 1995. Mr. Jones is responsible for the strategic and operational performance of the company. His career spans more than 25 years in engineering, product management, business management and as an executive officer with a number of high technology organizations. His previous positions include CEO/President of Emerald Systems, President of Irwin Magnetics, President of ComputerX (a Motorola Subsidiary), Executive Vice President of Gould Inc. and multiple management assignments within IBM. Mr. Jones holds a Bachelor of Science degree in Mechanical Engineering from Indiana Institute of Technology.

AL RIEDLER has been the Chief Financial Officer of St. Bernard Software, Inc. since 2000. A certified public accountant, Mr. Riedler has more than 20 years of management experience in the areas of public accounting, finance and operations within technical companies. He is responsible for finance and administrative operations for St. Bernard Software. Most recently, Mr. Riedler was the chief financial officer of Bluebird Systems, a software development company from 1993 to 2000. He is the former Industrial Group Controller for Ramada Inns and Vice President of Finance of STARNET Corporation (a subsidiary of Ford Motor Company). He holds a Bachelor of Science in Business Administration from the University of Nebraska.

GARY STOWELL, Ph.D., has been the Vice President, Business Development/Product Management of St. Bernard Software, Inc. since 2000. Dr. Stowell is responsible for St. Bernard Software’s business development programs and product management. Prior to joining St. Bernard Software, he was a Business Unit Director at Accel Technology from 1996 to 2000. Prior positions included engineering, marketing and operations management within high technology companies for 20 years. He received his academic degrees from Purdue University, where he was subsequently appointed to the engineering faculty.

BOB CROWE has been the Vice President, Internet Appliance Technology of St. Bernard Software, Inc. since 2000 Mr. Crowe is responsible for the development and engineering of Internet Appliance Technology, and leads the related research, product development and customer support teams. Mr. Crowe is an expert in operating system development, protocol design and numerous programming languages, and has led software development teams in database, simulation, imaging, speech recognition, and advanced TCP/IP network design. His expertise in object oriented and structured design methodologies have resulted in many award-winning products. Prior to joining St. Bernard, he was VP Engineering at Internet Products from 1992 to 2000.

STEVE YIN has been the Vice President, Sales and Marketing of St. Bernard Software, Inc. since 2004 Mr. Yin joined St. Bernard in 2004 bringing over a dozen years of management experience in marketing, product management, and software technology. His responsibilities include both strategic and tactical marketing leadership for the company. Recently, Mr. Yin served as senior vice president of marketing and product management for Mitchell International, a leading information and software technology company for insurance-related industries from 1997 to 2004. His broad background ranges from consulting with Accenture to being a principal in an emerging technology start-up. Mr. Yin graduated cum laude from the University of Arizona’s Eller School of Business and later received a fellowship to the University of Southern California where he received a Master of Business Administration.

APRIL JURIC has been the Vice President, Human Resources of St. Bernard Software, Inc. since 2001 April Juric is responsible for managing our most valuable asset, our employees. She is responsible for managing all corporate HR activities, developing and driving company wide initiatives to include compensation, benefits, training, organization development, employee relations, staffing and performance management. Her experience includes 10 years of hands-on Human Resources experience, managing corporate HR activities developing and implementing policies, procedures, vision, and strategies for HR. Ms. Juric has a Bachelors Degree in Management and Masters of Business Administration.

BART A.M. VAN HEDEL has been a Director of St. Bernard since 1996. He has been a Partner of BeeBird corporate finance c. v. since 1992. Mr. van Hedel has been a non-executive member of the board of Ai-Investments N.V. from 1997 until December 2005, when he was named an executive board member. He was an executive board member of venture capital firm Paribas Participations N.V., from 1990 to 1992 and was an executive board member for Kempen & Co., Investment Bank in Amsterdam from 1981 to 1990. Mr. van Hedel graduated in 1973 from Eramus University of Rotterdam with a Master in economics and tax.

Independence of Directors

In anticipation of being listed on Nasdaq, Sand Hill will adhere to the rules of Nasdaq in determining whether a director is independent. The board of directors of Sand Hill also will consult with the company’s counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, the board of directors of Sand Hill has affirmatively determined that, upon appointment to the board of directors of Sand Hill on the closing of the merger, Messrs. ________, ________, _______ and _________ will be the independent directors of Sand Hill for the ensuing year. The other directors are not independent.

Sand Hill currently does not have an independent board of directors and is not required to have one.

Board of Directors Committees

Audit Committee and Audit Committee Financial Expert

Sand Hill’s board of directors presently does not have an audit committee. Upon adoption and consummation of the merger proposal, the board of directors of Sand Hill will create an audit committee and adopt a charter that will govern its responsibilities and actions. In addition, Sand Hill will designate an audit committee financial expert to serve on its audit committee. As its plan of operations involves identifying a target business and completing a business combination with such business, Sand Hill presently does not have material operations and does not experience complex accounting issues. Accordingly, Sand Hill’s board of directors has determined that it is not necessary for it to have an audit committee or an audit committee financial expert at this time. Upon adoption and consummation of the merger proposal, the board of directors will appoint an audit committee financial expert.

Compensation Committee Information

Upon consummation of the merger, the board of directors of Sand Hill will establish a compensation committee. The purpose of the compensation committee will be to review and approve compensation paid to our officers and to administer the company’s equity compensation plans, including authority to make and modify awards under such plans. Initially, the only plans will be the St. Bernard 1992 Stock Option Plan, the St. Bernard 2000 Stock Option Plan and the St. Bernard 2005 Stock Option Plan.

Nominating Committee Information

Upon consummation of the merger, Sand Hill will form a nominating committee in connection with the consummation of the merger. The members will each be independent directors under Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Sand Hill’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Code of Ethics

In August 2004, Sand Hill’s board of directors adopted a code of ethics that applies to its directors, officers and employees. A copy of our Code of Ethics was filed as exhibit 14 to our Quarterly Report on Form 10-QSB for the period ended June 30, 2004.

Director and Officer Compensation

Sand Hill’s directors and officers currently do not receive any cash or non-cash compensation for their service as members of the board of directors and officers. Commencing July 26, 2004, and ending upon the acquisition of a target business, Sand Hill has and will continue to pay Sand Hill Security, LLC, an affiliate of the directors and executive officers of Sand Hill, a fee of $7,500 per month for providing Sand Hill with office space and certain office and secretarial services. Other than this $7,500 per month fee, no compensation of any kind, including finders and consulting fees, have been or will be paid to any of Sand Hill’s officers. However, Sand Hill executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on Sand Hill’s behalf such as identifying potential target businesses and performing due diligence on suitable business combination candidates.

St. Bernard Executive Officers

Executive Compensation

The following sets forth summary information concerning the compensation paid by St. Bernard for the last three fiscal years to the persons who were its five highest paid executive officers during fiscal 2004.

Name	Title	Year	Salary	Bonus	Other Annual Compensation (1)		SARS/ Options Granted	All Other Compensation
John E. Jones	President and Chief Executive Officer	2004	$236,500	$150,000	$61,200		0	$0
		2003	$232,653	$30,000	$61,200		150,000	$0
		2002	$225,000	$54,375	$61,200		0	$0

Alfred F. Riedler	Chief Financial Officer	2004	$151,566	$19,926	$0		35,000	$0
		2003	$143,789	$24,186	$0		15,278	$0
		2002	$138,975	$13,877	$0		13,889	$0

Gary Stowell, Ph.D.	VP - Business Development/ Product Management	2004	$157,752	$20,738	$0		20,000	$0
		2003	$149,494	$25,636	$0		6,111	$0
		2002	$144,531	$14,710	$0		13,889	$0

Bob Crowe	VP Internet Appliance Technology	2004	$151,879	$19,970	$0		0	$0
		2003	$143,314	$24,620	$0		0	$0
		2002	$139,654	$13,869	$0		0	$0

Gary Pritchett (2)	VP Technical Operations	2004	$233,438	$28,063	$0	)	20,000	$0
		2003	$199,375	$34,183	$0		0	$0
		2002	$194,561	$19,802	$0		13,889	$0

(1)	Consists of automobile allowance of $750 per month, housing and utilities allowance of $3,200 per month and travel reimbursement to Chicago of $1,150 per month.

(2)	As of November 4, 2005 Mr. Pritchett is no longer an executive officer of St. Bernard.

Aggregated Option Values at December 31, 2004

The following table provides information concerning unexercised options held as of December 31, 2004, by each of our executive officers:

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Jones	182,840	54,167	$28,668	$5,070
Alfred F. Riedler	33,959	30,208	$3,179	$2,828
Gary Stowell, Ph.D.	26,297	16,481	$2,201	$1,543
Bob Crowe	211,346	0	$0	$0
Gary Pritchett	19,614	14,275	$1,826	$1,336

(1)
Based upon $0.34 (the fair market value of St. Bernard’s common stock as determined by its board of directors in January 2005) minus the exercise price, multiplied by the number of shares issued upon the exercise of, or subject to the option, without taking into account any taxes that may be payable in connection with the transaction

Option Grants During Year 2004

The following options to purchase shares of St. Bernard common stock were granted to executive officers during the year ended December 31, 2004:

							Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
Named Executive Officer	Number of Shares Subject to Options	% of Total Options Granted During Period	Date of Grant		Exercise Price	Expiration Date	5% (1)	10% (1)
John E. Jones	0	0%		$			$0	$0
Alfred F. Riedler	35,000	17.3%	01/01		$0.2464	12/31/14	$5,424	$13,744
Gary Stowell, Ph.D.	20,000	9.9%	01/01		$0.2464	12/31/14	$3,099	$7,854
Bob Crowe	0	0%		$			$0	$0
Gary Pritchett	20,000	9.9%	01/01		$0.2464	12/31/14	$3,099	$7,854

(1)
In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of St. Bernard common stock appreciates from the date of grant over the maximum life of the option at an annualized compounded rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero. Rules of the Securities and Exchange Commission permit St. Bernard to use 5% and 10% in this table. There can be no assurance that the price of St. Bernard’ stock will increase and this table does not constitute any prediction of the future value of its stock by St. Bernard.

Sand Hill Executive Officers

No executive officer of Sand Hill has received any cash or non-cash compensation for services rendered to Sand Hill.

Commencing July 31, 2004 and ending upon the acquisition of a target business, Sand Hill has paid and will continue to pay Sand Hill Security LLC, an affiliate of the directors and officers of Sand Hill, a fee of $7,500 per month for providing it with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the Sand Hill stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Sand Hill stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the Sand Hill board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

In March 2004, Sand Hill granted options to purchase an aggregate of 60,000 shares of common stock at an exercise price of $4.75 per share to two advisors and one consultant who assisted in the due diligence investigation of St. Bernard and other aspects of the merger. These options are exercisable for a period of five years from the date on which the option was granted. Other than these options and except for an option granted in connection with Sand Hill’s initial public offering to I-Bankers Securities Incorporated and Newbridge Securities Corporation or their affiliates to purchase 270,000 units (consisting of one share of common stock and two warrants), Sand Hill has not granted any pension plans, warrants, stock options, stock appreciation rights or any awards under long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sand Hill

Prior to the date of this document and Sand Hill’s initial public offering, Sand Hill issued a total of 1,000,000 shares of common stock, which will be held in escrow until July 2007, to the individuals set forth below at a purchase price of $0.025 per share as follows:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Humphrey Polanen	459,441	9.0%
Sand Hill Security, LLC(1)	100,000	2.0%
Keith Walz	174,825	3.4%
Scott Broomfield(2)	174,825	3.4%
Cary Grossman(3)	48,951	1.0%
Dan Johnson	20,979	*
Alberto Micalizzi	20,979	*
All directors and executive officers as a group (6 individuals)	1,000,000	19.6%

* less than 1%.

(1)
Sand Hill Security, LLC Membership Interests are held by (i) the Polanen and Nicodimos Family Trust, of which Mr. Polanen is a trustee, (ii) the Broomfield Family Trust, of which Mr. Broomfield is a trustee, (iii) Dan Johnson, (iv) Keith Walz, (v) Alberto Micalizzi, and (vi) the Grossman Family Limited Partnership, of which Mr. Grossman is a general partner.

(2)	Mr. Broomfield’s shares are held by the Broomfield Family Trust, of which Mr. Broomfield is a Co-Trustee.

(3)	Mr. Grossman’s shares are held by Grossman Family Limited Partnership, of which Mr. Grossman is a general partner.

Sand Hill Security, LLC, an affiliate of the directors and officers of Sand Hill, made advances aggregating $40,000 to Sand Hill to cover expenses related to the initial public offering. The loan was payable without interest on the earlier of July 31, 2004 or the consummation of the initial public offering. The loan was repaid in July 2004 from the proceeds of the initial public offering.

Sand Hill has and will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Sand Hill, which will be reviewed only by its board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Sand Hill officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Sand Hill stockholders existing prior to its initial public offering, officers or directors who owned Sand Hill common stock prior to the initial public offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between Sand Hill and any of its officers and directors or their respective affiliates, will be on terms believed by Sand Hill to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Sand Hill board who do not have an interest in the transaction.

St. Bernard

At September 30, 2005 and December 30, 2004 and 2003 St. Bernard owed approximately $178,000 to its chief executive officer pursuant to the terms of a promissory note.

During July 2005, Ai-Investments N.V., a Netherlands corporation, which is partially owned by Mr. Bart van Hedel, a director of St. Bernard, purchased 200,000 units for $5.00 each, or an aggregate of $1,000,000. Each unit purchased was comprised of three shares of St. Bemard common stock and one warrant which may be exercised for five shares of St. Bernard common stock for an exercise price of $1.25 per share. The issuance was made in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Mr. Robert G. Copeland, a director of St. Bemard, is a partner in the law firm of Duane Morris LLP, which has provided legal services to St. Bernard during 2004 and 2005. In 2003 and 2004 Mr. Copeland was a partner in the law firm of Luce Forward Hamilton and Scripps which also provided legal services to St. Bernard.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Officers and Directors of Sand Hill

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2005 and after consummation of the merger by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock either on September 30, 2005 or after the consummation of the merger;

•	each of our current officers and directors;

•	each director nominee;

•	all our current officers and directors as a group; and

•	all of our officers and directors as a group after the consummation of the merger.

This table assumes that (i) no holder of shares of Sand Hill’s common stock issued in its initial public offering converts such shares into cash, (ii) approximately 9,759,600 shares are issued to St. Bernard stockholders in the merger, (iii) options and warrants for 1,120,400 shares are issued to St. Bernard option and warrant holders in the merger, (iv) all shares held in escrow are released to the holders and not cancelled and (v) none of the shares of Sand Hill common stock issuable upon exercise of its outstanding warrants or warrants that are part of outstanding units are issued.

	Beneficial Ownership of our common stock on September 30, 2005		Beneficial ownership of our common stock after the consummation of the merger
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class before Merger	Number of Shares	Percent of Class after Merger
Humphrey P. Polanen (2)	459,441	9.0%	459,441
Sand Hill Security, LLC (3)	100,000	2.0%	100,000
Keith Walz	174,825	3.4%	174,825
Scott Broomfield (4) (5)	174,825	3.4%	174,825
Cary Grossman (6) (7)	48,951	1.0%	48,951
Daniel Johnson	20,979	*	20,979
Alberto Micalizzi (8)	20,979	*	20,979
Sapling LLC (9)	400,000	7.8%	400,000
Amaranth, LLC(10)	299,098	5.9%	299,098

John Jones(11)	0	0%	1,409,885

Alfred Riedler (12)	0	0%	101,141

Gary Stowell, Ph.D.(13)	0	0%	122,212

Bob Crowe(14)	0	0%	497,864

Bart van Hedel(15)	0	0%	2,655,277

All current Sand Hill directors and executive officers as a group (6 individuals)	1,000,000	19.6%	1,000,000

All post-merger directors and executive officers as a group (5 individuals)	0	0%	5,387,836

__________________
* Less than 1%.
(1) Unless otherwise indicated, the business address of each of the following is 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California.
(2) Does not include 100,000 shares of common stock issuable upon exercise of warrants that are not currently exercisable.
(3) Sand Hill Security, LLC Membership Interests are held by (i) the Polanen and Nicodimos Family Trust, of which Mr. Polanen is a trustee, (ii) the Broomfield Family Trust, of which Mr. Broomfield is a trustee, (iii) Dan Johnson, (iv) Keith Walz, (v) Alberto Micalizzi, and (vi) the Grossman Family Limited Partnership, of which Mr. Grossman is a general partner.
(4) Mr. Broomfield’s shares are held by the Broomfield Family Trust, of which Mr. Broomfield is a Co-Trustee.
(5) Does not include 100,000 shares of common stock issuable upon exercise of warrants that are not currently exercisable.
(6) Mr. Grossman’s shares are held by Grossman Family Limited Partnership, of which Mr. Grossman is a general partner.
(7) Does not include 100,000 shares of common stock issuable upon exercise of warrants that are not currently exercisable.
(8) Mr. Micalizzi’s business address is Corso Italia 66, 20136, Milan, Italy.
(9) The business address for Sapling, LLC is 535 Fifth Ave., 31st Floor, New York, New York 10003.
(10) The business address for Amaranth, LLC is One American Lane, Greenwich, Connecticut 06831.
(11) The business address for Mr. Jones is 15015 Avenue of Science, San Diego, California 92128.
(12) The business address for Mr. Riedler is 15015 Avenue of Science, San Diego, California 92128.
(13) The business address for Mr. Stowell, Ph.D. is 15015 Avenue of Science, San Diego, California 92128.
(14) The business address for Mr. Crowe is 15015 Avenue of Science, San Diego, California 92128.
(15) The business address for Mr. van Hedel is Strawinsky laan 3107, 10722x, Amsterdam, The Netherlands.

Security Ownership of Certain Beneficial Owners and Officers and Directors of St. Bernard

The following table sets forth information pertaining to the beneficial ownership of the outstanding shares of St. Bernard’s common stock as of September 30, 2005 by (a) persons known to St. Bernard to own more than five percent of the outstanding shares of St. Bernard’s common stock, (b) each director and executive officer of St. Bernard and (c) St. Bernard's directors and executive officers as a group. The information contained herein has been obtained from St. Bernard's records and from information furnished to St. Bernard by each individual. St. Bernard knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of St. Bernard's common stock, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
John E. Jones(1)	3,345,565	14.34%
Alfred Riedler(2)	240,000	1.03%
Gary Stowell, Ph.D (3)	290,000	1.25%
Bob Crowe(4)	1,181,399	5.06%
Steve Yin(5)	100,000	*
April Juric(6)	100,000	*
Bart van Hedel(7)	6,300,801	25.98%
Robert G. Copeland(8)	95,000	*
Mel Lavitt(9)	369,364	1.59%
All directors and executive officers as a group (9 individuals)	13,522,129	53.88%
_________

* less than 1%.

(1)
Includes 3,175,565 shares of common stock and 170,000 shares that are subject to options granted under one or more of St. Bernard’s 1992 Stock Option Plan (the “1992 Plan”), 2000 Stock Option Plan (the “2000 Plan”) and 2005 Stock Option Plan (the “2005 Plan”), collectively referred to in this table as (the “Plans”), of which 153,333 shares were exercisable as of September 30, 2005 and 16,667 shares which will be exercisable upon consummation of the Merger.

(2)
Includes 145,833 shares of common stock and 94,167 shares that are subject to options granted under one or more of the Plans, of which 51,081 shares were exercisable as of September 30, 2005 and 43,086 shares which will be exercisable upon consummation of the Merger.

(3)
Includes 217,222 shares of common stock and 72,778 shares that are subject to options granted under one or more of the Plans, of which 37,377 shares were exercisable as of September 30, 2005 and 35,401 shares which will be exercisable upon consummation of the Merger.

(4)	Includes 970,053 shares of common stock and 211,346 shares that are subject to options granted under one or more of the Plans, of which 211,346 shares were exercisable as of September 30, 2005.
(5)
Includes 100,000 shares that are subject to options granted under one or more of the Plans, of which 88,889 shares were exercisable as of September 30, 2005 and 11,111 shares which will be exercisable upon consummation of the Merger.

(6)
Includes 36,667 shares of common stock and 63,333 shares that are subject to options granted under one or more of the Plans, of which 16,250 shares were exercisable as of September 30, 2005 and 47,083 shares which will be exercisable upon consummation of the Merger.

(7)
Includes 5,205,801 shares of common stock held in trust by Stichting Trustee Ai- Investments for Ai-Investments N.V. and Perennial Investments B.V. and warrants exercisable for the purchase of 1,000,000 shares of common stock held by Ai- Investments N.V. and 95,000 shares that are subject to options granted under one or more of the Plans, of which 82,778 shares were exercisable as of September 30, 2005 and 12,222 shares which will be exercisable upon consummation of the Merger. Mr. van Hedel is a board member for Stichting Trustee Ai-Investments and managing director for both Ai-Investments N.V. and Perennial Investments B.V.

(8)
Includes 95,000 shares that are subject to options granted under one or more of the Plans, of which 82,778 shares were exercisable as of September 30, 2005 and 12,222 shares which will be exercisable upon consummation of the Merger.

(9)
Includes 334,641 shares of common stock and 34,723 shares that are subject to options granted under one or more of the Plans, of which 23,735 shares were exercisable as of September 30, 2005 and 10,988 shares which will be exercisable upon consummation of the Merger.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Sand Hill

The shares of Sand Hill common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols “SHQC”, “SHQCW” and “SHQCU”, respectively. The closing price for each share of common stock, warrant and unit of Sand Hill on October 26, 2005, the last trading day before the announcement of the execution of the merger agreement, was $5.27, $1.51 and $8.35, respectively. Sand Hill units, common stock and warrants are each quoted on the Over-the-Counter Bulletin Board under these symbols SHQCU, SHQC and SHQCW, respectively. Sand Hill units commenced public trading on July 27, 2004, and common stock and warrants commenced public trading on August 24, 2004.

The closing price per share of Sand Hill common stock, warrants and units as reported on the Over-the-Counter Bulletin Board on __________________, 2005, the most recent trading day practicable before the printing of this document, was $____, $____ and $_____, respectively

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Sand Hill common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Common Stock		Warrants		Units
Quarter Ended	High	Low	High	Low	High	Low

December 31, 2004	$4.95	$4.55	$0.80	$0.45	$6.20	$5.42
March 31, 2005	$5.25	$4.80	$0.95	$0.55	$7.25	$6.00
June 30, 2005	$5.47	$4.91	$0.96	$0.56	$7.25	$6.00
September 30, 2005	$5.57	$5.08	$1.59	$0.74	$8.51	$6.45

No cash dividends have been paid to Sand Hill’s stockholders since its inception.

Holders of Sand Hill common stock, warrants and units should obtain current market quotations for their securities. The market price of Sand Hill common stock, warrants and units could vary at any time before the merger.

In connection with the merger, application will be made for the quotation of the combined company’s common stock, warrants and units on the Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Sand Hill directors, officers and persons owning more than 10% of Sand Hill’s common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based on its review of the copies of such reports furnished to Sand Hill, or representations from certain reporting persons that no other reports were required, Sand Hill believes that all applicable filing requirements were complied with during the fiscal year dated December 31, 2004.

Combined Company

The combined company does not intend to pay any dividends on its shares of common stock at this time. Rather, it intends to reinvest any earnings back into the combined company. At this time, the combined company anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. The combined company also expects that any loan or credit facilities that it enters into will limit its ability to pay dividends.

DESCRIPTION OF SAND HILL’S SECURITIES FOLLOWING THE MERGER

The following description of the material terms of the capital stock and warrants of Sand Hill following the merger includes a summary of specified provisions of the amended and restated certificate of incorporation of Sand Hill and bylaws of Sand Hill that will be in effect upon completion of the merger. This description is subject to the relevant provisions of Delaware General Corporation Law and is qualified by reference to Sand Hill’s amended and restated certificate of incorporation, a copy of which is attached as Annex B.

General

Sand Hill’s authorized capital stock following the merger will consist of 55,000,000 shares of all classes of capital stock, of which 50,000,000 will be shares of common stock, par value, $0.01 per share, and 5,000,000 will be shares of preferred stock, par value of $0.01 per share.

Common Stock

The holders of Sand Hill’s shares of common stock following the merger are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preferred stock, the holders of the shares of common stock of Sand Hill are entitled to receive dividends if and when declared by the board of directors of Sand Hill. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of the Sand Hill’s shares of common stock are entitled to share ratably in any distribution of the assets of Sand Hill’s upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Application will be made to quote the common stock, warrants and units of Sand Hill on the Nasdaq National Market.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series and the board of directors of the combined company, without approval of the stockholders, is authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preferred stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company’s shares of common stock.

As of the date of this document, there are no outstanding shares of preferred stock of any series.

Unissued Shares of Capital Stock

Common Stock.  After the merger, and assuming that the St. Bernard options or warrants are exercised prior to the merger, Sand Hill will have outstanding approximately 14,869,600 shares of common stock assuming that none of the public stockholder elect to exercise their conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the Sand Hill’s board of directors in opposing a hostile takeover bid.

Preferred Stock.  The certificate of incorporation will grant sand Hill’s board of directors the authority, without any further vote or action by Sand Hill’s stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce Sand Hill’s attractiveness as a target for an unsolicited takeover bid since Sand Hill could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors, Vacancies and Removal of Directors

The certificate of incorporation and bylaws will provide that Sand Hill’s board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of the combined company’s board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Stockholders may only remove directors only for cause. Vacancies in the combined company’s board of directors, including a vacancy created by increasing the size of the board, may only be filled by a majority of Sand Hill’s directors. Any director elected to fill a vacancy, including a vacancy created by increasing the size of the board, will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. The combined company’s certificate of incorporation and bylaws will provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of the combined company’s board of directors that would effect a change of control.

Business Combination Under Delaware Law

As a Delaware corporation, Sand Hill will be subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. Sand Hill does not plan to make that election. Subject to specified exceptions, Section 203, as currently in effect, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

• before that date, the board of directors approved either the business combination or the transaction in which such stockholder became an interested stockholder;

• upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

• on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the holders of at least 66 2/3% of the combined company’s outstanding voting stock which is not owned by the interested stockholder.

A “business combination”, as further defined by the Delaware General Corporation Law, includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Except as otherwise described in the Delaware General Corporation Law, an “interested stockholder” is defined to include:

• any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

• the affiliates and associates of any such person.

Limitation of Liability of Directors

The certificate of incorporation will provide that no director will be personally liable to the combined company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law. As currently enacted, the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• payments of unlawful dividends or unlawful stock repurchases or redemptions; or

• any transaction from which the director derived an improper personal benefit.

The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the Delaware General Corporation Law applies. This provision, however, will not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The combined company’s certificate of incorporation will not eliminate its directors’ fiduciary duties. The inclusion of this provision in the certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the combined company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of his or her fiduciary duties.

The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Sand Hill’s certificate of incorporation and, with regard to its officers, its bylaws provide that Sand Hill will indemnify its directors and officers to the fullest extent permitted by Delaware law. Under these provisions and subject to the Delaware General Corporation Law, sand Hill will be required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the combined company or another entity that the director or officer serves as a director, officer, employee or agent at the combined company’s request, subject to various conditions, and to advance funds to the combined company’s directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of the combined company. The bylaws also specifically authorize the combined company to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the combined company, or is or was serving at the combined company’s request as a director, officer, employee or agent of another entity, against certain liabilities.

Warrants and Options

8,220,000 warrants are currently outstanding, which includes 829,722 warrants as part of units that were issued in our initial public offering. The warrants entitle the registered holder to purchase one share of our common stock at a price of $5.00 per share, each subject to adjustment as discussed below, at any time commencing on the later of:

• the completion of the merger; or

• one year from the date of Sand Hill’s initial public offering.

The warrants will expire at 5:00 p.m., New York City time on July 25, 2009. Sand Hill may call the warrants for redemption:

• in whole and not in part;

• at a price of $.01 per warrant at any time after the warrants become exercisable;

• upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

• if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and Sand Hill.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, Sand Hill will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

In connection with Sand Hill’s initial public offering, it issued an option for $100 to I-Bankers Securities Incorporated and Newbridge Securities Corporation to purchase 270,000 units (consisting of one share of common stock and two warrants) at an exercise price of $7.50 per unit. The option is exercisable until July 25, 2009.

60,000 options entitle the holder to purchase one share of common stock at an exercise price of $4.75 per share. These options were granted on March 9, 2004 to two advisors and one consultant who assisted in the due diligence investigation of St. Bernard and other aspects of the merger. These options are exercisable for a period of five years from the date on which the option was granted.

Quotation or Listing

Sand Hill’s currently outstanding common stock, warrants and units currently are quoted on the Over-the-Counter Bulletin Board. Sand Hill will use its best efforts to list the outstanding shares of common stock and warrants and the shares of common stock to be issued in the merger on the Nasdaq Stock Market or, if they are not eligible for Nasdaq, on the American Stock Exchange.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the shares of Sand Hill common stock, warrants and units is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

COMPARISON OF RIGHTS OF SAND HILL AND ST. BERNARD STOCKHOLDERS

This section describes material differences between the rights of holders of our common stock and the rights of holders of St. Bernard capital stock. This summary is not intended to be a complete discussion of our certificate of incorporation and bylaws and the certificate of incorporation and bylaws of St. Bernard and is qualified in its entirety by reference to the applicable document and applicable Delaware law.

Sand Hill and St. Bernard are both organized under the laws of the State of Delaware. Therefore, any differences in the rights of holders of our capital stock and St. Bernard’s capital stock arise primarily from differences in their respective certificates of incorporation and bylaws. Upon completion of the merger, holders of St. Bernard capital stock will become holders of our capital stock and their rights will be governed by Delaware law and our amended and restated certificate of incorporation and our bylaws. The following discussion summarizes material differences between the rights of our stockholders and St. Bernard stockholders under the respective certificates of incorporation and bylaws of Sand Hill and of St. Bernard. Copies of the governing corporate instruments are available without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information” on page ___.

Sand Hill	St. Bernard

AUTHORIZED CAPITAL STOCK

Authorized Shares. Sand Hill is authorized under its certificate of incorporation to issue 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Preferred Stock. Sand Hill’s certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series by the board of directors. The board can fix voting powers, full or limited, and designations, preferences and relative, participating, option or other special rights and such qualifications, limitations or restrictions. No shares of preferred stock have been issued.

Authorized Shares. St. Bernard is authorized under its fifth restated certificate of incorporation to issue 37,000,000 shares of common stock, par value $0.10 per share and 10,000,000 shares of common stock, par value $1.00 per share.

Preferred Stock. St. Bernard’s fifth restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series by the board of directors. The board can determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any unissued series of the preferred stock. Currently, no shares of preferred stock are issued and outstanding.

CLASSIFICATION, NUMBER AND ELECTION OF DIRECTORS

The Sand Hill board of directors is divided into three classes, with each class serving a staggered two-year term. Currently, Sand Hill has six directors, including two Class A directors, one Class B director, and three Class C directors. The Class A directors have a term expiring at the first annual meeting of stockholders, the Class B director has a term expiring at the second annual meeting of stockholders, and the Class C directors have a term expiring at the third annual meeting of stockholders. The Sand Hill bylaws provide that its board of directors will consist of a number of directors to be fixed from time to time by a resolution duly adopted by the Sand Hill board of directors.

Currently, St. Bernard’s bylaws provide that its board of directors will consist of one or more members, the exact number to be determined from time to time by the board of directors. The number of directors currently serving is four, each of whom serves a one year term.

VACANCIES ON THE BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

Generally. Delaware law provides that if, at the time of filling of any vacancy or newly created directorship, the directors then in office constitute less than a majority of the authorized number of directors, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock of the corporation then outstanding having the right to vote for such directors, order an election to be held to fill the vacancy or replace the directors selected by the directors then in office.

Any vacancy in the Sand Hill board of directors, including vacancies resulting from any increase in the authorized number of directors may be filled by a vote of the remaining directors then in office or by a sole remaining director.

Sand Hill’s bylaws provide that the entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors.

A vacancy occurring in the St. Bernard’s board of directors, including a newly created directorship, may be filled by a majority of the remaining board of directors, although less than a quorum, or by a plurality of the votes cast at a stockholders’ meeting.

St. Bernard’s bylaws provide that directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Sand Hill’s board of directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of two or more members of the board. Any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of Sand Hill, except: (i) the power to amend the certificate of incorporation; (ii) the power to adopt an agreement of merger or consolidation, (iii) recommend to stockholders the sale, lease or exchange of all or substantially all of Sand Hill’s property and assets, (iv) recommend to stockholders a dissolution of Sand Hill or a revocation of a dissolution; and (v) the power to amend the bylaws. There is currently no sitting committee.

St. Bernard’s board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more members of the board. Any such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business. St. Bernard currently has an audit committee and a compensation committee.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

General. Under Delaware law, an amendment to the certificate of incorporation of a corporation generally requires the approval of the corporation’s board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment (unless a higher vote is required by the corporation’s certificate of incorporation).

Sand Hill’s certificate of incorporation may be amended in accordance with the general provisions of Delaware law; provided, however, that Article Sixth of Sand Hill’s certificate of incorporation may not be amended prior to the consummation of any business combination, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of a company in the entertainment, media and communications industry.
St. Bernard’s fifth restated certificate of incorporation may be amended in accordance with the general provisions of Delaware law.

AMENDMENTS TO BYLAWS

General. Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The stockholders always have the power to adopt, amend or repeal the bylaws, even though the board of directors may also be delegated the power.

Sand Hill’s bylaws provide that the bylaws may be amended by stockholders entitled to vote thereon at any regular or special meeting; provided, however, that Section 3.2 of the bylaws may not be amended without the affirmative vote of at least 80 percent of the combined voting stock of the corporation.
St. Bernard’s bylaws provide that the bylaws may be amended by the stockholders of the corporation.

ABILITY TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the Sand Hill stockholders may be called for any purpose by the chairman of the board, the chief executive officer or the president, and shall be called by the chairman, the chief executive officer, the president or the secretary on the written request of a majority of the board of directors; or at the written request in writing of stockholders owning not less than 10% of shares of the entire capital stock of Sand Hill issued and outstanding and entitled to vote.
Special meetings of the St. Bernard stockholders may be called at any time by the board of directors, the chairman of the board, or the president.

NOTICE OF STOCKHOLDER ACTION

Pursuant to Sand Hill’s bylaws, at annual meetings of the stockholders only such business shall be conducted as has been properly brought before the meeting. A written notice must be given prior to any meeting which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice must be given no less than 10 nor more than 60 days before the date of the meeting.

Pursuant to St. Bernard’s’ bylaws, annual meetings of the stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting. A written notice must be given prior to any meeting which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice must be given no less than 10 nor more than 60 days before the date of the meeting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

General. Under Delaware law, a corporation may generally indemnify directors, officers, employees and agents in connection with any proceeding (other than an action by or in the right of the corporation):

(i) for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and with respect to any criminal proceeding, if they had no reasonable cause to believe that their conduct was unlawful

In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Sand Hill’s bylaws provide that Sand Hill shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Sand Hill, or is or was servicing at the request of Sand Hill as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Sand Hill, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Sand Hill’s bylaws further provide that any indemnification shall be made by Sand Hill only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders.

Sand Hill’s bylaws and certificate of incorporation provide that no director or officer of Sand Hill shall be personally liable to Sand Hill or to any stockholder for monetary damages for breach of fiduciary duty as a director or officer. However, liability of an officer or director shall not be limited (i) for any breach of the director’s or the officer’s duty of loyalty to Sand Hill or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Sand Hill’s certificate of incorporation further provides that Sand Hill, to the fullest extent permitted by Section 145 of the DGCL, shall indemnify all persons whom it may indemnify pursuant thereto.

St. Bernard’s’ bylaws provide that St. Bernard will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is a party to, is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of St. Bernard or is or was serving at the request of St. Bernard as a director or officer of another corporation against all liability and loss suffered and expenses in any such proceeding; provided, however, that St. Bernard shall be required to indemnify a person listed above in connection with a proceeding initiated by such person only if the initiation was authorized by the board.

St. Bernard’s fifth restated certificate of incorporation provides that (i) the liability of each director shall be eliminated to the fullest extent permissible under California law and (ii) no director of St. Bernard shall have personal liability for monetary damages for breach of fiduciary duty as a director: provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to St. Bernard or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any successor provision, or (iv) for any transaction from which such director derived an improper personal benefit.

STOCKHOLDER PROPOSALS

If the merger is not consummated, the Sand Hill 2005 annual meeting of stockholders will be held on or about _______________ unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2005 annual meeting, you need to provide it to us by no later than ______________. You should direct any proposals to our secretary at Sand Hill’s principal office in Menlo Park, California. If you want to present a matter of business to be considered at the year 2005 annual meeting, under Sand Hill's bylaws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between _____________ and _____________.

LEGAL MATTERS

Jenkens & Gilchrist, P.C. will pass upon the validity of the common stock issued in connection with the merger and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The financial statements of Sand Hill included in this document have been audited by Hein & Associates, LLP, independent registered public accounting firm to the extent and for the period set forth in their report included herein, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing.

The consolidated financial statement of St. Bernard Software, Inc. as of and for the years ended December 31, 2004 and 2003 included in this proxy statement/prospectus have been audited by Anton Collins Mitchell LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

CHANGE IN ACCOUNTANTS

Anton Collins Mitchell LLP has acted as auditors of St. Bernard Software, Inc. since 2005. The financial statements of St. Bernard for 2003 and 2004 were previously audited by Mayer Hoffmann McCann P.C. ("MHM") who have been appointed as St. Bernard's auditors for the year ended December 31, 2005. MHM assisted St. Bernard in its preparation of its financial statements during 2003 and 2004, which assistance, although permissible under independence standards afforded privately owned companies, is incompatible with the independence standards promulgated by the Securities and Exchange Commission. Accordingly, St. Bernard engaged Anton Collins Mitchell LLP to perform a reaudit of its 2003 and 2004 financial statements.

WHERE YOU CAN FIND MORE INFORMATION

Sand Hill files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Sand Hill with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

Sand Hill files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Sand Hill at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

After the merger, unless you notify Sand Hill of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request Sand Hill’s Annual Report on Form 10-KSB.

Information and statements contained in this document, or any annex to this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document.

All information contained in this document relating to Sand Hill has been supplied by Sand Hill, and all such information relating to St. Bernard has been supplied by St. Bernard. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document, or if you have questions about the merger, you should contact:

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

INDEX TO FINANCIAL STATEMENTS

ST. BERNARD SOFTWARE, INC. REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

ST. BERNARD, INC. CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets for the years ended December 31, 2004 and 2003	F-3
Consolidated Statements of Operations for the years ended December 31, 2004 and 2003	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003	F-6
Consolidated Statements of Stockholders' Deficit for the years ended December 31, 2004 and 2003	F-8
Notes to Consolidated Financial Statements	F-9
Consolidated Balance Sheets for the nine months ended September 30, 2005 and 2004	F-25
Consolidated Statements of Operations for the nine months ended September 30, 2005 and 2004 (unaudited)	F-27
Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (unaudited)	F-28
Notes to Consolidated Financial Statements	F-30

SAND HILL REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-35

SAND HILL FINANCIAL STATEMENTS
Balance Sheet for December 31, 2004	F-36
Statement of Operations for the period from April 15, 2004 (inception) to December 31, 2004	F-37
Statement of Cash Flows for the period from April 15, 2004 (inception) to December 31, 2004	F-38
Statement of Stockholders’ Equity for the period from April 15, 2004 (inception) to December 31, 2004	F-39
Notes to Financial Statements	F-40
Condensed Balance Sheet as of September 30, 2005 (unaudited)	F-47
Condensed Statements of Operations for the nine months ended September 30, 2005 (unaudited) and the period from April 15, 2004 (inception) to September 30, 2004	F-48
Condensed Statements of Cash Flows for the nine months ended September 30, 2005 (unaudited) and for the period from April 15, 2004 (inception) to September 30, 2004 (unaudited)	F-49
Notes to Financial Statements	F-50

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
St. Bernard Software, Inc.
San Diego, California

We have audited the accompanying consolidated balance sheets of St. Bernard Software, Inc. and Subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of St. Bernard Software, Inc. and Subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the consolidated financial statements, the 2004 and 2003 financial statements have been restated to correct for errors.

/s/ Anton Collins Mitchell LLP
Denver, Colorado
November 11, 2005

St. Bernard Software, Inc.
and Subsidiary

Consolidated Balance Sheets

December 31,	2004	2003

	(Restated)	(Restated)
Assets (Note 3)

Current Assets
Cash and cash equivalents (Notes 1 and 10)	$556,727	$1,110,827
Accounts receivable - net of allowance for doubtful
accounts of $344,000 and $237,000 in 2004 and
2003, respectively (Notes 1 and 10)	3,202,157	3,913,935
Inventories (Note 1)	629,240	251,411
Prepaid expenses and other current assets	235,483	41,398
Deferred income taxes (Notes 1 and 5)	218,000	218,000

Total current assets	4,841,607	5,535,571

Fixed Assets - Net (Notes 1 and 2)	1,867,493	1,406,599

Other Assets (Note 9)	618,086	412,058

Goodwill (Note 1)	3,285,319	3,285,319

Deferred Income Taxes (Notes 1 and 5)	841,000	841,000

	$11,453,505	$11,480,547

St. Bernard Software, Inc.
and Subsidiary

Consolidated Balance Sheets

December 31,	2004	2003

	(Restated)	(Restated)
Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities
Line of credit (Note 3)	$812,714	$177,555
Accounts payable	2,617,524	753,183
Accrued compensation expenses	1,297,554	1,087,231
Other accrued expenses and other current liabilities	78,518	104,582
Note payable to related party (Note 4)	178,322	178,322
Current portion of capitalized lease obligations (Note 9)	40,710	16,536
Deferred revenue (Note 1)	9,236,381	5,774,706

Total current liabilities	14,261,723	8,092,115

Capitalized Lease Obligations, Less Current Portion
(Note 9)	39,549	32,835

Deferred Revenue (Note 1)	3,963,868	2,704,651

Total liabilities	18,265,140	10,829,601

Commitments and Contingencies (Notes 1, 7 and 9)

Stockholders’ (Deficit) Equity (Note 6)
Preferred stock, $1.00 par value; 10,000,000 shares
authorized and 0 shares issued and outstanding	-	-
Common stock, $0.10 par value; 37,000,000 shares
authorized and 20,859,821 and 19,434,429 shares issued
and outstanding in 2004 and 2003, respectively	2,085,983	1,943,445
Additional paid-in capital	17,153,616	16,796,408
Accumulated deficit	(26,051,234)	(18,088,907)

Total stockholders’ (deficit) equity	(6,811,635)	650,946

	$11,453,505	$11,480,547

The accompanying notes are an integral part of these consolidated financial statements.

 St. Bernard Software, Inc.
and Subsidiary

Consolidated Statements of Operations

Years Ended December 31,	2004	2003

	(Restated)	(Restated)

Sales (Notes 1 and 10)	$21,173,599	$19,969,635
Cost of sales (Note 10)	2,714,282	1,471,294

Gross Profit	18,459,317	18,498,341

Sales and marketing expenses	12,246,302	9,350,295
Technical operation expenses	11,531,260	6,466,001
General and administrative expenses	2,455,651	3,212,490

Loss from Operations	(7,773,896)	(530,445)

Other Income (Expense)
Interest expense	(240,140)	(284,650)
Other income (expense)	5,032	(8,772)

Total Other Income (Expense)	(235,108)	(293,422)

Loss Before Income Taxes	(8,009,004)	(823,867)

Income tax benefit (Notes 1 and 5)	46,677	514,664

Net Loss	$(7,962,327)	$(309,203)

Basic and Diluted Loss Per Common Share	$(0.39)	$(0.02)
Weighted Average Shares Outstanding	20,503,473	19,433,770

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31,	2004	2003

	(Restated)	(Restated)
Cash Flows From Operating Activities
Net loss	$(7,962,327)	$(309,203)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Deferred income taxes	-	(561,217)
Depreciation and amortization	536,980	317,747
Provision for bad debts	106,257	(156,976)
Noncash interest expense	36,562	36,562
Increase (decrease) in cash resulting from changes in:
Accounts receivable	476,590	(726,434)
Inventories	(377,829)	79,275
Prepaid expenses and other current assets	(194,085)	90,081
Accounts payable	1,864,342	(300,358)
Accrued expenses and other liabilities	184,260	407,525
Deferred revenue	4,720,890	4,109,381

Net cash (used in) provided by operating activities	(608,360)	2,986,383

Cash Flows From Investing Activities
Purchases of fixed assets	(857,867)	(1,159,085)
Other assets	(186,195)	(224,080)

Net cash used in investing activities	(1,044,062)	(1,383,165)

Cash Flows From Financing Activities
Net increase (decrease) in line of credit	635,159	(492,070)
Proceeds from stock option exercises	499,746	650
Principal payments on capitalized lease obligations	(36,583)	(6,085)

Net cash provided by (used in) financing activities	1,098,322	(497,505)

Net (Decrease) Increase in Cash and Cash Equivalents	(554,100)	1,105,713

Cash and Cash Equivalents at Beginning of Year	1,110,827	5,114

Cash and Cash Equivalents at End of Year	$556,727	$1,110,827

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Consolidated Statements of Cash Flows, Continued

Years Ended December 31,	2004	2003

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:
Interest	$208,040	$248,050
Income taxes	$82,250	$64,140

Noncash Investing and Financing Activities:

During 2004 the Company entered into capitalized lease obligations for the purchase of
$67,471 in fixed assets.

During 2004 the Company acquired an equity interest in one of its customers for $128,931, paid for by reducing the accounts receivable from the customer.

During 2003 the Company entered into capitalized lease obligations for the purchase of
$55,456 in fixed assets.

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Consolidated Statements of Stockholders' (Deficit) Equity

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2002	19,431,791	$1,943,181	$16,796,022	$(17,110,009)	$1,629,194
(As previously reported)
Prior period adjustment (Note 12)	-	-	-	(669,695)	(669,695)

Balance at December 31, 2002, Restated	19,431,791	1,943,181	16,796,022	(17,779,704)	959,499
Exercise of stock options (Note 6)	2,638	264	386	-	650
Net loss	-	-	-	(309,203)	(309,203)

Balance at December 31, 2003, Restated	19,434,429	1,943,445	16,796,408	(18,088,907)	650,946
Exercise of stock options (Note 6)	1,425,392	142,538	357,208	-	499,746
Net loss	-	-	-	(7,962,327)	(7,962,327)

Balance at December 31, 2004, Restated	20,859,821	$2,085,983	$17,153,616	$(26,051,234)	$(6,811,635)

The accompanying notes are an integral part of these consolidated financial statements.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

Nature of operations
St. Bernard Software, Inc., a Delaware corporation (the “Company”) is a software development firm specializing in the design and production of innovative network systems management software. The Company sells its products through distributors, dealers and original equipment manufacturers (“OEM”), and directly to network managers and administrators worldwide. The Company’s corporate office and main operating facility is located in California. During 1998 the Company established as a wholly-owned subsidiary, St. Bernard Software U.K. Ltd., which operates primarily as a sales office in the United Kingdom. During 2004 St. Bernard Software U.K. Ltd. opened a second sales office in France. The consolidated financial statements include the accounts and transactions of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing the consolidated financial statements includes those assumed in computing the allowance for uncollectible accounts receivable, the valuation allowance on deferred tax assets, and in testing goodwill for impairment.

Liquidity
At December 31, 2004, the Company’s current liabilities exceeded its current assets by approximately $9,400,000 and the Company had a stockholder’s deficit of approximately $6,800,000. The Company expects sufficient cash flows from operation during 2005, along with its available line of credit financing and approximately $550,000 of cash on hand at December 31, 2004 to cover its anticipated 2005 operating expenses. The Company’s expenses consist primarily of variable costs such as payroll and related expenses that can be reduced to meet the operating needs of the Company. In addition, approximately $9,200,000 of the current liability balance at December 31, 2004 consists of deferred revenues, which represents amounts that will be amortized into revenue over time, as they are earned. While there are costs that will be incurred as these revenues are earned, these costs are far less than the approximately $9,200,000 recorded as a liability. In addition to focusing on cost containment, the Company has also raised additional funds (Note 11) in 2005, as well as entering into an agreement through which it will be acquired by a public blank check company.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Liquidity (cont.)
However, while the likelihood of a liquidity crisis is considered remote, should one occur there are no guarantees that the Company would obtain sufficient cash from outside sources on a timely basis. Management does not believe the situation represents a significant risk to the Company.

Fair value of financial instruments
The Company’s financial instruments whose fair value approximates their carrying value due to the short-term nature of the instruments consist of cash, accounts receivable, accounts payable, and accrued expenses. The fair value of the Company’s obligations under its line of credit and note payable to a related party approximates their carrying value as the stated interest rates of these instruments reflect rates which are otherwise currently available to the Company.

Cash and cash equivalents	The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Inventories
Inventories are stated at the lower of cost (first-in, first-out) or market, and consist primarily of computer hardware. At December 31, 2004 and 2003, the Company has provided a reserve for obsolete inventory of approximately $144,000 and $105,000.

Capitalized software costs and research and development
The Company’s research and development expenses include payroll, employee benefits, stock-based compensation, off-shore development and other head-count related costs associated with product development. Research and Development costs totaled approximately $8,130,000 and $4,493,000 in 2004 and 2003, respectively, and are included in technical operations expense in the consolidated statement of operations. In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” capitalization of costs begins when technological feasibility has been established and ends when the product is available for general release to customers. The Company has determined that technological feasibility for its products is reached after beta testing which is shortly before the products are released to manufacturing/operations. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred. The technological feasibility of significant intellectual property that is purchased has been established prior to the acquisition and therefore the cost is capitalized.

Amortization is computed on an individual-product basis using the straight-line method over a useful life ranging from three to six years. Amortization expense was approximately $72,000 and $60,000 for 2004 and 2003, respectively.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Capitalized software costs and research and development (cont.)
At December 31, 2004 the unamortized balance of software development costs was approximately $290,000. Estimated remaining annual amortization of this asset is:
2005    $90,000
2006     $90,000
2007     $66,000
2008     $44,000

Fixed Assets and Depreciation
Property and equipment are carried at cost. Expenditures that extend the life of the asset are capitalized and depreciated. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. Estimated useful lives of fixed assets range from three years to eight years. Depreciation includes amortization expense for assets capitalized under capital leases. When there is an indication of possible impairment, the Company tests fixed assets for impairment by comparing the estimated undiscounted future cash flows to be generated from the assets to their carrying value. Should the assets carrying value exceed this amount, the assets are written down to their estimated fair value.

Goodwill
The Company accounts for goodwill, which arose through a business acquisition made in 2000, in accordance with the provisions of SFAS No. 142. The Company subjects the goodwill to an annual impairment test. The impairment test consists of a comparison of the estimated fair value of the reporting unit to which the goodwill has been assigned to the sum of the carrying value of the assets and liabilities of that reporting unit. The fair value used in this evaluation is based upon discounted future cash flow projections for the reporting unit. Based upon the results of the impairment test, management of the Company has concluded there was no impairment of goodwill at either December 31, 2004 or 2003.

Revenue and cost recognition
The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, and the interpretations of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition.

The Company generates revenue primarily by licensing software and providing related software maintenance and support to its customers. The Company’s software arrangements typically include: (i) an end-user license fee paid in exchange for the use of its products in perpetuity, generally based on a specified number of payees; and (ii) a maintenance or support arrangement that provides for technical support and product updates, generally over renewable twelve to thirty-six month periods. The Company does not require customers to purchase support and maintenance in conjunction with purchasing a software license.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Revenue and cost recognition (cont.)
In accordance with the aforementioned guidance, the Company recognizes revenue when the following criteria are met: (i) persuasive evidence of the customer arrangements exists, (ii) fees are fixed and determinable, (iii) acceptance has occurred, and (iv) collectibility is deemed probable. The Company determines the fair value of each element in the arrangement based on vendor-specific objective evidence (“VSOE”) of fair value. VSOE of fair value is based upon the normal pricing and discounting practices for those products and services when sold separately.

The Company recognizes revenue for software licenses at the time of shipment or delivery of the authorization code, provided that all revenue recognition criteria set forth in SOP 97-2 are fulfilled. Revenues from support and maintenance agreements are recognized ratably over the term of the support maintenance period.

Sales to the Company’s customers include multi-element arrangements that include a delivered element (a software license) and undelivered elements (such as maintenance and support). In these instances, the Company determines if these elements can be separated into multiple units of accounting. The entire fee from the arrangement is allocated to each respective element based on its relative fair value. Revenue for each element is then recognized when revenue recognition criteria for that element is met. If the Company cannot establish fair value for any undelivered element, the Company would be required to recognize revenue for the whole arrangement at the time revenue recognition criteria for the undelivered element is met. Fair value for the delivered software element is based on the value received in transactions in which the software is sold on a stand-alone basis. Fair value for maintenance is based on substantive renewal rates. The Company records shipping costs in both revenue and cost of revenue when it bills its customers for shipping, the costs incurred for shipping are reflected in cost of revenue but not recorded in revenue. Discounts applied to multiple-element sales are allocated to the elements based upon their respective VSOE of fair value (i.e. the price charged when the same element is sold separately.

The Company nets advanced billing receivable amounts for future unearned maintenance and support renewals against the related amount in deferred revenue until such time as the legal right to collection of the receivable amount has been established.

The Company generally does not grant a right of return to its customers. When a right of return exists, revenue is deferred until the right of return expires, at which time revenue is recognized provided that all other revenue recognition criteria are met.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Revenue and cost recognition (cont.)
Probability of collection is assessed on a customer-by-customer basis. The Company’s customers are subjected to a credit review process that evaluates the customers’ financial condition and ability to pay for the Company’s products and services. If it is determined from the outset of an arrangement that collection is not probable based upon the review process, revenue is not recognized until cash is received. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains and allowance for doubtful accounts. The Company analyzes accounts receivable and historical bad debts, customer concentrations, customer solvency, current economic and geographic trends, and changes in customer payment terms and practices when evaluating the adequacy of such allowance, and any changes are expensed to general and administrative expense.

Foreign currency
The functional currency of the Company’s foreign operations is the U.S. dollar. Monetary assets and liabilities of the foreign operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date while nonmonetary items are translated at historical rates. Revenues and expenses are translated at average exchange rates during the period. Remeasurement gains or losses are recognized currently in consolidated operations. For 2004 and 2003, such gains and losses were insignificant.

Stock options
The Company applies Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for all stock option plans. Under APB No. 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant. SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” require the Company to provide pro forma information regarding net loss as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Minimum Value Method. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock-based compensation under APB No. 25.

Years Ended December 31,	2004	2003
Net loss as reported	$(7,962,327)	$(309,203)
Compensation expense	(15,105)	(62,656)
Net loss pro forma	$(7,977,432)	$(371,859)

Net loss per share - as reported	$(0.39)	$(0.02)
Net loss per share - pro forma	(0.39)	(0.02)

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Loss per share
Basic loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding. Diluted loss per share includes the components of basic loss per share and also gives effect to dilutive common stock equivalents. Potentially dilutive common stock equivalents include stock options and warrants. No dilutive effect was calculated of 2004 or 2003 as the Company reported a net loss in each year. At December 31, 2004 and 2003, options to acquire 1,393,321 and 2,675,102 shares of the Company’s common stock and warrants to acquire 1,792,615 shares of the Company’s common stock were excluded from the computation of diluted loss per share as they were antidilutive.

Income taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Advertising	The Company expenses advertising costs as incurred. Advertising expenses were approximately $1,933,000 and $1,398,000 for 2004 and 2003, respectively.

Guarantees and Warranty Obligations
The Company’s customer agreements generally include certain provisions for indemnifying such customers against liabilities if the Company’s products infringe a third party’s intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying financial statements. The Company accrues for warranty expenses as part of its cost of revenue at the time revenue is recognized and maintains an accrual for estimated future warranty obligations based upon the relationship between historical and anticipated warranty costs and revenue volumes. If actual warranty expenses are greater than those projected, additional obligations and other charges against earnings may be required. If actual warranty expenses are less than projected, prior obligations could be reduced, providing a positive impact on reported results. The Company generally provides a one-year warranty on hardware products and a 60-day warranty on software products.

New accounting standards	In December 2004 the FASB issued SFAS No. 123R, Share-Based Payment, an amendment of SFAS Nos. 123 and 95. SFAS No. 123R eliminates the ability to account for share-based compensation

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

New accounting standards (cont.)
transactions using APB 25 and requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the statement of operations. SFAS No. 123R allows for the use of a modified version of prospective application, which requires that the fair value of new awards granted after the effective date of SFAS No. 123R, plus unvested awards at the date of adoption, be expensed over the applicable vesting period. The provisions of SFAS No. 123R will be effective for interim or annual reporting periods beginning after December 15, 2005. The Company is currently evaluating the impact the implementation guidance and revisions included in SFAS No. 123R will have on its consolidated financial statements.

2. Fixed Assets	Fixed assets consisted of the following:

December 31,	2004	2003
Computer equipment	$2,461,682	$2,039,482
Computer software	1,184,366	747,989
Office furniture	901,724	865,650
Office equipment	267,331	236,610
Leasehold improvements	211,455	212,820
	5,026,558	4,102,551
Less accumulated depreciation and amortization	(3,159,065)	(2,695,952)
	$1,867,493	$1,406,599

Depreciation and amortization expense was approximately $464,000 and $258,000 for 2004 and 2003, respectively.

3. Line of Credit
The Company has a $1,250,000 line of credit with a finance company that automatically renews every six months. The line of credit provides for advances of up to 80% of eligible accounts receivable. Interest is payable monthly at 1.5% per month (18% per annum). The agreement includes a provision for a 1% annual renewal fee and a 1% per annum charge for the average daily unused portion of the line. The agreement may be terminated without penalty but requires thirty days notice. The line of credit is secured by all of the assets of the Company and all assets acquired by the Company during the term of the agreement. The Company is required to deliver all accounts receivable proceeds to the finance company upon receipt by the Company. At December 31, 2004 the remaining borrowing availability was approximately $437,000.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

4. Note Payable to a Related Party
At December 31, 2004 and 2003, the Company owed approximately $178,000 to its chief executive officer pursuant to the terms of a promissory note. The note is unsecured, bears interest at 18%, and requires monthly interest only payments until May 2006, at which time all amounts outstanding come due.

5. Income Taxes	The Company’s income tax provision (benefit) consists of the following components:

	Year ending December 31, 2004
	Current	Deferred	Total
Federal	$(73,978)	$-	$(73,978)
State	1,250	-	1,250
Foreign	26,051	-	26,051
	$(46,677)	$-	$(46,677)

	Year ending December 31, 2003
	Current	Deferred	Total
Federal	$44,536	$(243,000)	$(198,464)
State	800	(317,000)	(316,200)
	$45,336	$(560,000)	$(514,664)

Deferred income tax assets and liabilities consist of the following:

December 31,	2004	2003
Allowance for doubtful accounts	$137,000	$95,000
Inventory	58,000	42,000
Fixed Assets	128,000	60,000
Accrued compensation	148,000	123,000
Deferred Revenue	1,913,000	1,307,000
Other	(1,000)	(10,000)
Net operating loss carryforwards	3,322,000	1,276,000
Tax credits carryforwards	1,973,000	1,146,000
	7,678,000	4,039,000
Valuation Allowance	(6,619,000)	(2,980,000)
Net deferred tax asset	$1,059,000	$1,059,000

A reconciliation of the actual income tax benefit recorded to that based on expected federal tax rates is as follows:

	Year Ended December 31,
	2004	2003
Expected federal tax benefit	$2,723,000	$280,000
Expected state tex benefit, net of federal tax effect	480,000	49,000
Change in valuation allowance	(3,639,000)	104,000
Tax credits	827,000	498,000
Permanent differences and other	(344,000)	(416,000)

Actual income tax benefit	$47,000	$515,000

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Income Taxes, (Cont.)
FASB Statement No. 109 requires that the Company reduce its deferred tax assets by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that all or a portion of a deferred tax asset may not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. As of December 31, 2004 and 2003, the Company had deferred tax assets arising from deductible temporary differences, tax losses, and tax credits before being offset against certain deferred tax liabilities and a valuation allowance. Primarily due to differences between the recognition of revenue between financial reporting and income tax basis, the Company has historically had years in which it reported a loss for financial reporting purposes but taxable income in its income tax returns. This situation occurred most recently in 2003 and, based on currently available evidence, management believes it is more likely than not that the Company will generate taxable income in 2005 and is projected to generate taxable income in 2006. Based on this analysis, management believes it is more likely than not that approximately $1,100,000 of its overall deferred tax asset will be utilized. Accordingly as of December 31, 2004 and 2003, a valuation allowance of $6,619,000 and $2,980,000, respectively, has been recorded against the deferred tax asset for the benefits of tax loss carryforwards that may not be realized. The Company will continue to evaluate the realizability of the deferred tax assets quarterly by assessing the need for and amount of the valuation allowance.

At December 31, 2004 and 2003, the Company had federal net operating loss carryforwards of approximately $8,200,000 and $3,300,000 and state net operating loss carryforwards of approximately $6,000,000 and $1,600,000, respectively. The federal and state tax net operating loss carryforwards will begin to expire in 2015 and 2010, respectively. Approximately $1,900,000 of the Company’s net operating loss carryforwards available for federal tax purposes are subject to annual limitation usage restrictions.

Additionally, at December 31, 2004 the Company has tax credit carryforwards, primarily arising from its research and development activities, available to offset future federal and state income taxes of approximately $1,090,000 and $880,000, respectively. The federal tax credits expire in 2021 through 2024 and the state research tax credits have no expiration.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

6. Stockholders’ (Deficit) Equity

Capital structure
The Company is authorized to issue up to 37,000,000 shares of common stock with a $0.10 par value and 10,000,000 shares of preferred stock with a $1.00 par value. Common shares are voting shares with equal dividend participation, if and when declared, and equal rights in the event of liquidation. The Company has not issued any preferred shares. Preferred shares may be issued in one or more series, and the Board of Directors is authorized to determine the rights, preferences, privileges and restrictions of each series of preferred shares upon issuance.

Stock option plans
The Company has non-qualified and incentive stock option plans (together, the “Plans”) providing for the issuance of options to employees and others as deemed appropriate by the Board of Directors. Terms of options issued under the Plans include an exercise price equal to the estimated fair value (as determined by the Board of Directors) at the date of grant, vesting periods generally between three to five years, and expiration dates not to exceed ten years from date of grant. The determination of fair value of the Company’s stock is highly subjective. At each of the option grant dates, the Company performed an analysis of the estimated fair value of the common stock at that date. The analysis consisted of various considerations, including the Company’s financial performance, future financial projections, general industry and economic factors, and then-market valuations afforded to publicly traded companies which the Company viewed as comprising a representative peer group. At December 31, 2004, all options available under the Plans had been granted.

The fair value of each option is estimated on the date of grant using the Minimum Value Method with the following weighted-average assumptions: no volatility, a risk-free interest rate of 2.80% to 3.17% and 3.92% to 4.21% for 2004 and 2003, respectively, an expected life of four years, and dividend yield of zero.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Stock Option Plans (Cont.)	A summary of the Company’s stock option activity is as follows:
	Number of Shares Outstanding	Weighted Average Exercise Price
Options outstanding at December 31, 2002	2,605,781	$0.39
Granted	374,500	$0.25
Exercised	(2,638)	$0.25
Forfeited	(302,541)	$0.47
Options outstanding at December 31, 2003	2,675,102	$0.36
Options outstanding at December 31, 2003	2,675,102	$0.36
Granted	207,500	$0.25
Exercised	(1,425,392)	$0.35
Forfeited	(63,889)	$0.37
Options outstanding at December 31, 2004	1,393,321	$0.36

Additional information regarding options outstanding as of December 31, 2004 is as follows:

Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.11	108,007.78		$0.11	108,007	$0.11
$0.25	628,812	8.05	$0.25	377,288	$0.25
$0.50	656,502	4.82	$0.50	656,502	$0.50
	1,393,321	6.03	$0.36	1,141,797	$0.38

At December 31, 2003, options to purchase 2,262,477 shares of the Company’s common stock were exercisable, at a weighted average exercise price of $0.38. The estimated fair value of each option granted during the years ended December 31, 2004 and 2003 was $0.07 in both years.

Warrants	As of December 31, 2004 and 2003, a total of 1,792,615 shares of common stock were reserved for issuance for the exercise of warrants at an exercise price of $0.11, $0.50 and $2.29 per share.

In December 2000 warrants were issued to purchase 165,000 shares of the Company’s stock in conjunction with the Company’s acquisition by merger of Internet Products, Inc. The warrants expire in August, 2006 and 35,000 of the warrants have an exercise price of $2.29 and 130,000 have an exercise price of $0.50.

In June 1997 a warrant to purchase 1,627,615 shares of the Company’s common stock at and exercise price of $0.11 was issued in conjunction with a note payable to a shareholder.

In May 2001 the Company extended the expiration date of 1,627,615 warrants for four years to June 2005 in exchange for an agreement with the shareholder for an unsecured loan in the amount of $300,000. Accordingly, the Company recorded prepaid interest expense in the amount of $135,000, based on the estimated fair value allocated to the warrants using the minimum value method and the following assumptions; no volatility, risk free interest rate of 4.57%, an expected life of four years and no dividends. The Company amortized approximately $37,000 of the prepaid interest expense in both 2004 and 2003 and reported $7,000 and $44,000 of prepaid interest, respectively, in other assets on the accompanying consolidated balance sheets. Subsequent to December 31, 2004, all of the warrants were exercised.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

7. Employee Benefits
The Company has a qualified 401(k) profit sharing plan (the “Plan”) which covers substantially all employees. Company contributions are discretionary and are generally allocated to Plan participants based on compensation levels. Benefits vest ratably over three years beginning with the employees’ first year of service, with 100% vesting immediately upon death or disability. Vested benefits are paid in the form of a lump sum or annuity upon retirement, death, disability or termination. The Company contributed approximately $351,000 and $268,000 to the Plan in 2004 and 2003, respectively.

8. Related Party Transactions
During 2004 the Company purchased 10% of the common stock of one of its customers for approximately $128,000, which is carried at cost and is included in other assets. The purchase was financed through a reduction of the customer’s accounts receivable balance. Total sales to the customer were approximately $600,000 in 2004 and approximately $172,000 is included in accounts receivable from the customer at year end.

A shareholder and member of the Board of Directors provides legal services to the Company in the ordinary course of business. Therefore, amounts due to this related party’s firms exist throughout the year. Vendor payments to the related party in 2004 and 2003 were $67,000 and $67,000. Amounts due at December 31, 2004 was $27,000. No amounts were due at December 31, 2003.

9. Commitments and Contingencies

Operating leases
The Company leases its operating facilities and certain equipment under non-cancelable operating leases with various expiration dates through December 2008. Future minimum payments under operating leases are as follows:

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Operating leases
(cont.)
Year Ending December 31,
2005	$1,117,282
2006	1,124,214
2007	1,141,385
2008	1,126,511
Total	$4,509,392

Future minimum lease payments include approximately $62,000 per annum related to a lease for office space in the United Kingdom, which expires in September 2007. The terms of this lease include a cancellation clause whereby the lessor or the lessee may terminate the agreement upon a minimum of six-months written notice. The dollar value of these payments through September 2007 was converted using the value of the British Pound at December 31, 2004. Actual future cash payments may fluctuate with changes in currency exchange rates. Facilities rent expense totaled approximately $1,120,000 and $734,000 in 2004 and 2003, respectively. To the extent the Company’s operating leases provide for escalating rents during the term of the lease, the Company recognizes rent expense on a straight line basis based upon the average monthly contractual lease amount.

Included in other assets at December 31, 2004 and 2003 are security deposits related to leased assets of approximately $177,000 in both years.

Capital leases	The Company leases certain equipment under non-cancelable capital leases, which were included in fixed assets as follows:

December 31, 2004 and 2003	2004	2003
Software	$85,206	$17,735
Computer equipment	37,721	37,721
	122,927	55,456
Less accumulated depreciation	(28,431)	(5,223)
	$94,496	$50,233

Depreciation expense related to these capitalized lease obligations was approximately $24,000 and $5,000 during 2004 and 2003, respectively.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Capital Leases (Cont.)	Future minimum lease payments are as follows:

	Year Ending December 31,
	2005	$53,914
	2006	39,543
	2007	5,001
	Total minimum lease payments	98,458
	Amount representing interest	(18,199)
	Present value of minimum lease payments	80,259
	Less current portion	(40,710)
	Long-term portion	$39,549

Litigation
In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. It is the opinion of management that the outcome of any pending lawsuits will not materially affect the operations, financial position or cash flows of the Company.

Software License Agreement
The Company has entered into a software license agreement with a third party pursuant to which the Company obtained the right to use certain of the third party's software within one of the Company's products. Pursuant to terms of the agreement, the Company is obligated to pay the third party $100,000 upon commercial release of the product, which occurred in 2005, as well as eight quarterly payments of approximately $72,000 and a 10% royalty on sales of the product in excess of $15,000,000 occurring during the term of the agreement.

10. Concentrations

Credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. Credit risk with respect to accounts receivable is mitigated by the large number of geographically diverse customers.

The Company maintains cash balances at various financial institutions primarily located in the United States and Europe. Accounts at US institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. At times, balances may exceed federally insured limits. As of December 31, 2004, the Company had approximately $614,000 of uninsured cash based on actual bank balances. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Supplier
During 2004 the Company had a major vendor that accounted for approximately $1,800,000 (15.6%) of the Company’s total purchases. At December 31, 2004, the amount payable to this vendor was approximately $204,000. During the year ended December 31, 2003, the Company purchased approximately $414,000 from this vendor.

Sales and revenue
The Company considers itself to operate within one business segment, Secure Content Management (SCM). For the years ended December 31, 2004 and 2003, approximately 90% of the Company’s billings were in North America, the remaining 10% were disbursed over the rest of the world.

The Company’s revenue consists of products and subscriptions. For 2004 and 2003 the product revenue was $12,024,057 and $13,963,750, respectively. For 2004 and 2003 the Company subscription revenue was $9,149,542 and $6,005,885, respectively.

11. Subsequent Events
In July 2005, the Company obtained approximately $1,000,000 through the offering of 200,000 units to an investor affiliated with a member of the board of directors. Each unit consisted of three shares of common stock, as well as a warrant to acquire an additional five shares of common stock at a per share price of $1.25. The warrants expire in December 2008. The common stock and warrants sold provide certain anti-dilution rights to the investor.

Also in 2005, the Company adopted the St Bernard Software 2005 Stock Option Plan (the “2005 Plan”). Under the 2005 Plan, the Company has the ability to grant options to acquire up to 5,000,000 shares of its common stock to employees. Following the adoption of the 2005 Plan, the Company granted options to acquire 300,000 shares of common stock to various employees at a per share price of $0.34. Subsequent to granting the options, the Company reduced the vesting period of the options to two years. This modification of terms gave rise to a new measurement date for accounting purposes for the options. However, as the Company currently estimates that none of the grantees will directly benefit from the option modification due to the short term nature of the original vesting period and the limited size and employment status of the grantees, no compensation expense will be recorded in 2005.

In October 2005, the Company entered into an agreement pursuant to which it agreed to merge with a public “blank check company”. Although no assurances can be provided that the merger will occur, upon completion of the transaction the Company will end up with a controlling interest in the newly combined entity. Under certain circumstances, should the merger not occur, the Company may be obligated to pay a termination fee of $1,750,000 plus additional costs of up to $300,000 to the public company.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

12. Restatement of Previously Issued Financial Statements
In connection with a re-audit of the Company’s 2004 and 2003 financial statements for use within a registration statement to be filed with the Securities and Exchange Commission, the Company determined that accounting errors related to the treatment of revenue recognition under its reseller agreements, recognition of lease expense, and recognition of accrued payroll existed. The Company had previously failed to allocate amounts received under its reseller agreements to post-contract support which it is obligated to provide to these resellers and to recognize the allocated amount as revenue over the period of time which the support is provided, as required under Statement of Position No. 97-2, “Software Revenue Recognition”. Further, the Company did not recognize rent expense under its main facility lease on a straight-line basis, as required by Statement of Financial Accounting Standards No. 13, “Accounting for Leases”. Finally, the Company determined that it did not accrue certain of its payroll related obligations at December 31, 2002. The following is a summary of the effects of the restatement adjustments on the Company’s consolidated statements of operations for the years ending December 31, 2004 and 2003:

Year Ended December 31,	2004	2003
Net Loss, as previously reported	$(7,809,800)	$(218,720)
Effect of revenue restatement	(81,788)	(267,485)
Effect of rent expense restatement	(70,739)	-
Effect of payroll restatement	-	177,002
Net Loss, as restated	$(7,962,327)	$(309,203)

In addition to the foregoing items which impacted the Company’s previously reported net loss, the Company has also revised the presentation of its consolidated balance sheet to present accounts receivable and deferred revenue arising from pre-billings for subscription renewals where the renewal period has yet to commence and the customer has not agreed to renew the subscription as of the balance sheet date. The impact of this balance sheet reclassification entry was to reduce the recorded balance of accounts receivable and deferred revenue at December 31, 2004 and 2003 by approximately $694,000 and $557,000, respectively.

St. Bernard Software, Inc.
and Subsidiary

Consolidated Balance Sheets

	September 30,	December 31,
	2005	2004
	(Unaudited)	(Restated)
Assets

Current Assets
Cash and cash equivalents	$28,871	$556,727
Accounts receivable - net of allowance for doubtful
accounts of $351,000 and $344,000 in 2005 and
2004, respectively	3,564,985	3,202,157
Inventories	565,459	629,240
Prepaid expenses and other current assets	238,783	235,483
Deferred income taxes	218,000	218,000

Total current assets	4,616,098	4,841,607

Fixed Assets - Net	1,599,157	1,867,493

Other Assets	505,882	618,086

Goodwill	3,285,319	3,285,319

Deferred Income Taxes	841,000	841,000

	$10,847,456	$11,453,505

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Consolidated Balance Sheets

	September 30,	December 31,
	2005	2004
	(Unaudited)	(Restated)
Liabilities and Stockholders’ Deficit

Current Liabilities
Line of credit	$295,113	$812,714
Note payable to related party	178,322	178,322
Current portion of capitalized lease obligations	30,725	40,710
Accrued compensation	1,106,379	1,297,554
Accounts payable	1,281,484	2,617,524
Accrued expenses and other current liabilities	75,192	78,518
Deferred revenue	10,580,626	9,236,381

Total current liabilities	13,547,841	14,261,723

Capitalized Lease Obligations, Less Current Portion	16,002	39,549

Deferred Revenue	4,575,938	3,963,868

Total liabilities	18,139,781	18,265,140

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $1.00 par value; 10,000,000 shares
authorized and 0 shares issued and outstanding	-	-
Common stock, $0.10 par value; 37,000,000 shares
authorized and 23,158,887 and 20,859,821 shares issued
and outstanding in 2005 and 2004, respectively	2,315,890	2,085,983
Additional paid-in capital	18,117,314	17,153,616
Accumulated deficit	(27,725,529)	(26,051,234)

Total stockholders’ deficit	(7,292,325)	(6,811,635)

	$10,847,456	$11,453,505

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Unaudited Consolidated Statements of Operations

Nine Months Ended September 30,	2005	2004

Sales	$18,138,307	$15,580,563
Cost of sales	2,392,554	1,845,434

Gross Profit	15,745,753	13,735,129

Sales and marketing expenses	7,512,337	9,049,992
Technical operations expenses	7,907,714	8,279,237
General and administrative expenses	1,723,488	1,809,628

Loss from Operations	(1,397,786)	(5,403,728)

Other Income (Expense)
Interest expense	(200,237)	(160,428)
Other income (expense)	(76,272)	3,512

Total Other Income (Expense)	(276,509)	(156,916)

Net Loss	$(1,674,295)	$(5,560,644)

Basic and Diluted Loss Per Common Share	(0.08)	(0.27)

Weighted Average Shares Outstanding	21,759,677	20,389,912

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Unaudited Consolidated Statements of Cash Flows

Nine Months Ended September 30,	2005	2004

Cash Flows From Operating Activities
Net loss	$(1,674,295)	$(5,560,644)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	486,293	393,509
Provision for bad debts	8,023	102,072
Noncash interest expense	7,033	27,421
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(370,849)	(591,334)
Inventories	63,781	(620,059)
Prepaid expenses and other current assets	(3,300)	(466,171)
Accounts payable	(1,336,040)	1,091,719
Accrued expenses and other liabilities	(194,501)	129,447
Deferred revenue	1,956,315	4,676,407

Net cash used in operating activities	(1,057,540)	(817,633)

Cash Flows From Investing Activities
Purchases of fixed assets	(153,609)	(781,193)
Other assets	40,823	53,329

Net cash used in investing activities	(112,786)	(727,864)

Cash Flows From Financing Activities
Net increase (decrease) in line of credit	(517,602)	282,183
Proceeds from stock option exercises	8,707	498,414
Proceeds from warrant exercises	184,897	-
Proceeds from issuance of common stock and warrants	1,000,000	-
Principal payments on capitalized lease obligations	(33,532)	(26,926)

Net cash provided by financing activities	642,470	753,671

Net Decrease in Cash and Cash Equivalents	(527,856)	(791,826)

Cash and Cash Equivalents at Beginning of Period	556,727	1,110,827

Cash and Cash Equivalents at End of Period	$28,871	$319,001

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.
and Subsidiary

Unaudited Consolidated Statements of Cash Flows, Continued

Nine Months Ended September 30,	2005	2004

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$193,204	$133,007
Income taxes	$3,000	$82,250

Noncash Investing and Financing Activities:

During 2004 the Company purchased 10% of the stock of one of its customers for $128,931, paid for by reducing the accounts receivable from the customer.

During 2004 the Company entered into capitalized lease obligations for the purchase of
$67,471 in fixed assets.

During 2005 a share holder exercised 67,007 options through the reduction of interest .
payable on a promisary note. The non-cash proceeds were $7,000.

The accompanying notes are an integral part of these consolidated financial statements.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies
St Bernard Software, Inc., a Delaware corporation (the “Company”) is a software development firm specializing in the design and production of innovative network systems management security software. The Company sells its products through distributors, dealers and original equipment manufacturers (“OEM”), and directly to network managers and administrators worldwide.

Basis of presentation
The accompanying consolidated financial statements have been prepared by us without audit and reflect all adjustments (consisting of normal and recurring adjustments and accruals) which are, in our opinion, necessary to present a fair statement of the results for the interim periods presented. The consolidated financial statements include our accounts and those of our subsidiary. All inter-company balances and transactions have been eliminated in consolidation. The statements have been prepared in accordance with the regulations of the Securities and Exchange Commission, but omit certain information and footnote disclosures necessary to present the statements in accordance with U.S. generally accepted accounting principles. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal year. These financial statements should be read in conjunction with the Consolidated Financial Statements and footnotes thereto included in our Registration Statement on Form S-4 for the year ended December 31, 2004 and 2003, as filed with the Securities and Exchange Commission.

Use of estimates
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing the consolidated financial statements includes those assumed in computing the allowance for uncollectible accounts receivable, the valuation allowance on deferred tax assets, and in testing goodwill for impairment.

Research and development
The Company’s research and development expenses include payroll, employee benefits, stock-based compensation, off-shore development and other head-count related costs associated with product development. Research and Development costs totaled approximately $5,106,000 and $5,820,000 in 2005 and 2004, respectively, and are included in technical operations expense in the consolidated statement of operations.

Stock options
The Company applies Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for all stock option plans. Under APB No. 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant. SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” require the Company to provide pro forma information regarding net loss as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Minimum Value Method. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock-based compensation under APB No. 25.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Stock options cont.	Under the accounting provision of SFAS No. 123, the Company’s net loss per share would have been increased by the proforma amounts indicated below:

Nine Months Ended September 30,	2005	2004
Net loss as reported	$(1,674,295)	$(5,560,644)
Compensation expense	(6,335)	(1,329)
Net loss pro forma	$(1,680,630)	$(5,561,973)

Nine Months Ended September 30,	2005	2004
Basic and diluted loss per share as reported	(0.08)	(0.27)
Basic and diluted loss per share pro forma	(0.08)	(0.27)

Loss per share
Basic loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding. Diluted loss per share includes the components of basic loss per share and also gives effect to dilutive common stock equivalents. Potentially dilutive common stock equivalents include stock options and warrants. No dilutive effect was calculated as of 2005 or 2004 as the Company reported a net loss in each period.

Income taxes
Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. For the nine months ended September 30, 2005, the valuation allowance has been increased by approximately $840,000 to $8,500,000.

New accounting standards
In December 2004 the FASB issued SFAS No. 123R, Share-Based Payment, an amendment of SFAS Nos. 123 and 95. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB 25 and requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the statement of operations. SFAS No. 123R allows for the use of a modified version of prospective application, which requires that the fair value of new awards granted after the effective date of SFAS No. 123R, plus unvested awards at the date of adoption, be expensed over the applicable vesting period. The provisions of SFAS No. 123R will be effective for interim or annual reporting periods beginning after December 15, 2005. The Company is currently evaluating the impact the implementation guidance and revisions included in SFAS No. 123R will have on its consolidated financial statements.

In November 2004, FASB issued SFAS No. 151 “Inventory Costs, an Amendment of ARB No. 43 Chapter 4” (“FAS 151”). FAS 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling be recognized as current-period charges rather than being included in inventory regardless of whether the costs meet the criterion of abnormal as defined in ARB 43. FAS 151 is applicable for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company will adopt this standard beginning the first quarter of fiscal year 2006 and do not believe the adoption will have a material impact on our financial statements as such costs have historically been expensed as incurred.

On June 7, 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

New accounting standards cont.
Statement No. 3, Reporting Accounting Changes in Interim Financial Statements”. FAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. FAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

FAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe that the adoption of FAS 154 will have a material effect on the Company’s financial position, results of operations or cash flows.

2. Line of Credit
The Company has a $1,250,000 line of credit with a finance company that automatically renews every six months. The line of credit provides for advances of up to 80% of eligible accounts receivable. Interest is payable monthly at 1.5% per month (18% per annum). The agreement includes a provision for a 1% annual renewal fee and a 1% per annum charge for the average daily unused portion of the line. The agreement may be terminated without penalty but requires thirty days notice. The line of credit is secured by all of the assets of the Company and all assets acquired by the Company during the term of the agreement. The Company is required to deliver all accounts receivable proceeds to the finance company upon receipt by the Company.

3. Stockholder deficit

Common stock
In July 2005, the Company obtained approximately $1,000,000 through the offering of 200,000 units to an investor affiliated with a member of the board of directors. Each unit consisted of three shares of common stock, as well as a warrant to acquire an additional five shares of common stock at a per share price of $1.25. The warrants expire on December 2008. The common stock and warrants sold provide certain anti-dilution rights to the investor.

In addition, the Company issued common stock due to the exercise of options and warrants that resulted in proceeds of approximately $193,000.

Stock option plans
The Company has non-qualified and incentive stock option plans (together, the “Plans”) providing for the issuance of options to employees and others as deemed appropriate by the Board of Directors. Terms of options issued under the Plans include an exercise price equal to fair value (as determined by the Board of Directors) at the date of grant, vesting periods generally between three to five years, and expiration dates not to exceed ten years from date of grant.

In 2005, the Company adopted the St Bernard Software 2005 Stock Option Plan (the “2005 Plan”). Under the 2005 Plan, the Company has the ability to grant options to acquire up to 5,000,000 shares of its common stock to employees and others. Under this plan the Company granted 298,000 options.

In 2005 71,451 options were exercised for a total of $8,700 and 126,251 options were canceled under the plans.

Following the adoption of the 2005 Plan, the Company granted options to acquire 205,000 shares of common stock to various employees at a per share price of $0.34. Subsequent to granting the options, the Company reduced the vesting period of the options to two years. This modification of terms gave rise to a new measurement date for accounting purposes for the options. However, as the Company currently estimates that none of the grantees will directly benefit from the option modification due to the short term nature of the original vesting period and the limited size and employment status of the grantees, no compensation expense has been recorded in 2005.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

Warrants
As of September 30, 2005 and 2004, a total of 1,165,000 and 1,792,615 shares of common stock respectively were reserved for issuance for the exercise of warrants at an exercise price of $0.50, $1.25 and $2.29 per share.

In May 2001 the Company extended the expiration date of 1,627,615 warrants for four years to June 2005 in exchange for an agreement with a shareholder for an unsecured loan in the amount of $300,000. Accordingly, the Company recorded prepaid interest expense in the amount of $135,000. The Company amortized approximately $7,000 and $27,000 of the prepaid interest expense for the nine months ended September 30, 2005 and 2004 and reported $0 and $7,000 of prepaid interest, respectively, in other assets on the accompanying consolidated balance sheets. The warrants were exercised in 2005. The proceeds were $184,000.

4. Related Party Transactions
During 2005 the Company sold a product source code license to a customer in which the Company is a 10% stockholder. The revenue earned on the transaction was $1,200,000. Total sales to the customer were approximately $1,331,000 for the nine months ended September 30, 2005 and approximately $22,000 is included in accounts receivable from the customer at period end.

At September 30, 2005 and 2004, the Company owed approximately $178,000 to its chief executive officer and stockholder pursuant to the terms of a promissory note. The note is unsecured, bears interest at 18%, and requires monthly interest only payments until May 2006, at which time all amounts outstanding come due. The stockholder exercised options due to expire in 2005 and the purchase was financed by a $7,000 reduction of the interest payable.

A shareholder and member of the board of directors provides legal services to the Company in the ordinary course of business. Therefore, amounts due to this related party's firm exist throughout the period. Billings from the firm totalled $128,000 and $16,000 for the period ended September 30, 2005 and 2004 respectively.

5. Commitments and Contingencies

Litigation
In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. It is the opinion of management that the outcome of any pending lawsuits will not materially affect the operations or the financial position of the Company.

Software License Agreement
The Company has entered into a software license agreement with a third party pursuant to which the Company obtained the right to use certain of the third party's software within one of the Company's products. Pursuant to terms of the agreement, the Company is obligated to pay the third party $100,000 upon commercial release of the product, which occurred in 2005, as well as eight quarterly payments of approximately $72,000 and a 10% royalty on sales of the product in excess of $15,000,000 occurring during the term of the agreement.

6. Subsequent Events
In October 2005 the Company entered into an agreement pursuant to which it agreed to merge with a public “blank check company”. Although no assurances can be provided that the merger will occur, upon completion of the transaction the Company will end up with a controlling interest in the newly combined entity. Under certain circumstances, should the merger not occur, the Company may be obligated to pay a termination fee of $1,750,000 plus additional costs of up to $300,000 to the public company.

St Bernard Software, Inc.
and Subsidiary
Notes to Consolidated Financial Statements

7. Concentrations

Sales and revenue
The Company considers itself to operate within one business segment, Secure Content Management (SCM). For the periods ended September 30, 2005 and 2004, approximately 90% of the Company’s billings were in North America, the remaining 10% were disbursed over the rest of the world.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Sand Hill IT Security Acquisition Corp.
Houston, Texas

We have audited the accompanying balance sheet of Sand Hill IT Security Acquisition Corp. (a corporation in the development stage) as of December 31, 2004, and the related statement of operations, stockholders’ equity and cash flows for the period from April 15, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sand Hill IT Security Acquisition Corp. at December 31, 2004, and the results of their operations and their cash flows for the period from April 15, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As explained in Note 9 to the financial statements, the Company has restated the accompanying balance sheet to reflect the possible conversion of 821,589 shares of common stock.

/s/ HEIN & ASSOCIATES LLP
March 15, 2005
Houston, Texas

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
BALANCE SHEET

December 31, 2004
ASSETS	(restated)
CURRENT ASSETS:
Cash	$783,133
Treasury bill held in trust	21,100,510
Prepaid expenses	132,131

Total current assets	22,015,774

TOTAL ASSETS	$22,015,774

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,772

Total Liabilities	15,772

Common stock subject to possible conversion (821,589 shares at conversion value)	4,217,992

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value
Authorized 5,000,000 shares; none issued	--
Common stock, $0.01 par value
Authorized 50,000,000 shares
Issued and outstanding, 5,110,000 shares, which amount includes 821,589 shares subject to possible conversion	51,100

Additional paid-in capital	17,780,817
Deficit accumulated during the development stage	(49,907)

TOTAL STOCKHOLDERS’ EQUITY	17,782,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,015,774

See accompanying notes to financial statements.

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
STATEMENT OF OPERATIONS

Period from April 15, 2004 (inception) to December 31, 2004

Formation and operating costs	$(191,946)

Operating loss	(191,946)
Interest income	142,039

Net loss	$(49,907)
Weighted Average Shares Outstanding	3,468,784

Net Loss Per Share (Basic and Diluted)	$(0.01)

See accompanying notes to financial statements.

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
STATEMENT OF CASH FLOWS

Period from April 15, 2004 (inception) to December 31, 2004
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(49,907)
Accretion of treasury bill	(75,510)
Increase in prepaid expenses	(132,131)
Increase in accounts payable and accrued expenses	15,772
Compensation expense related to issuance of Advisory Board options	2,447

Net cash provided by (used in) operating activities	(239,329)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of treasury bill in trust account	(21,025,000)

Net cash used in investing activities	(21,025,000)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of common stock to initial shareholders	25,000
Gross proceeds from public offering	24,660,000
Costs of public offering	(2,637,538)
Proceeds from stockholder loan	40,000
Repayment of stockholder loan	(40,000)

Net cash provided by financing activities	22,047,462

NET INCREASE IN CASH	783,133
CASH AT BEGINNING OF PERIOD	--

CASH AT END OF PERIOD	$783,133
See accompanying notes to financial statements.

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from April 15, 2004 (inception) to December 31, 2004

	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total

Balance, April 15, 2004 (inception)	$--	$--	$--	$--	$--

Sale of 1,000,000 shares of common stock to initial stockholders at $0.025 per share	1,000,000	$10,000	$15,000		$25,000

Sale of 3,600,000 shares of common stock to public stockholders at $6.00 per share, net of offering expenses of $2,637,538	3,600,000	$36,000	$18,926,462		$18,962,462

Sale of 510,000 shares of common stock to underwriters at $6.00 per share	510,000	$5,100	$3,054,900		$3,060,000

Amortization of Advisory Board Compensation			$2,447		$2,447

Net loss for the period April 15, 2004 (inception) to December 31, 2004				$(49,907)	$(49,907)

Balance, December 31, 2004	$5,110,000	$51,100	$21,998,809	$(49,907)	$22,000,002

See accompanying notes to financial statements.

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION, BUSINESS OPERATIONS

Sand Hill IT Security Acquisition Corp. was incorporated in Delaware on April 15, 2004 as a blank check company whose objective is to merge with or acquire an operating business in the IT Security industry. The Company’s initial stockholders’ purchased 1,000,000 shares of common stock, $0.01 par value, for $25,000 on April 20, 2004.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on July 26, 2004. The Company consummated the Offering on July 30, 2004 and received proceeds, net of the underwriters’ discount, of $22,022,462. Subsequently, the underwriters exercised their over allotment option and the Company received an additional $2,861,100 in proceeds, net of the underwriters’ discount. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a merger with or acquisition of an operating business in the IT security industry (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to $21,025,000 was deposited in an interest bearing trust account (“Trust Fund”) until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Fund, funds may only be invested in United States government securities with a maturity of 180 days or less. The trust fund balance has been invested in a United States Treasury Bill, which is accounted for as a trading security and is recorded at its market value of approximately $21,100,510 at December 31, 2004. The excess of market value over cost is included in interest income in the accompanying Statement of Operations. The remaining proceeds of the Offering may be used to pay for business, legal and accounting due diligence on prospective mergers or acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the merger with or acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders immediately prior to the Offering, vote against the Business Combination, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to a Business Combination. After consummation of the Company’s first Business Combination, these voting safeguards no longer apply.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.9% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation provides for the mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (January 30, 2006), or 24 months from the consummation of the Offering (July 30, 2006) if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering as described in Note 3).

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements include the accounts of the Company. The Company commenced operations effective July 31, 2004. All activity through July 30, 2004, is related to the Company’s formation and preparation of the Offering. The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. At December 31, 2004, a deferred income tax asset relating to the Company’s net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

Earnings per Common Share

Basic earnings per share (“EPS”) is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants.

Recently Issued Accounting Standards

In November 2002, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others” (Interpretation No. 45”). Interpretation No. 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of Interpretation No. 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. Interpretation No. 45 did not have an effect on the financial statements.

In January 2003, the Financial Accounting Standard Board (“FASB”) issued Interpretation No. 46 (FIN 46”), “Consolidation of Variable Interest Entities.” FIN 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” and addresses consolidation by business enterprises of variable interest entities (more commonly known as Special Purpose Entities or SPE’s). In December 2003, FASB issued FIN No. 46R which replaced FIN 46 and clarified ARB 51. This interpretation provides guidance on how to identify a variable interest entity and determine when the assets, liabilities, non-controlling interests and results of operations of a variable interest entity should be consolidated by the primary beneficiary. The primary beneficiary is the enterprise that will absorb a majority of the variable interest entity’s expected losses or receive a majority of the expected residual returns as a result of holding variable interests. This FIN requires the consolidation of results of variable interest entities in which the Company is the primary beneficiary of the variable interest entity. The Company has not owned an interest in a variable interest entity that met the consolidation requirements and as such the adoption of FIN No. 46R did not have any effect on the financial condition, results of operations, or liquidity of the Company. Interests in entities acquired or created after December 31, 2003 will be evaluated based on FIN No. 46R criteria and consolidated, if required.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”, an amendment of FASB Statement No. 123 (“SFAS 148”). SFAS 148 amends FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board (“APB”) Opinion No. 28, “Interim No. 28, “Interim Financial Reporting”, to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. SFAS 148 did not have an effect on the financial statements.

Stock-Based Compensation. On December 16, 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) will require companies to measure all employee stock-based compensation awards using a fair value method and record such expense in the financial statements. In addition, the adoption of SFAS No. 123(R) requires additional accounting and disclosure related to the income tax and cash flow effects resulting from share-based payment arrangements. For public entities that file as small business filers, SFAS No. 123(R) is effective beginning as of the first interim or annual reporting period that begins after December 15, 2005. There was no impact on the Company’s basic financial statements resulting from the issuance of SFAS No. 123(R).

3.    PUBLIC OFFERING

On July 30, 2004, the Company sold 3,600,000 units (“Units”) in a public offering, which included granting the underwriters’ an over-allotment option to purchase up to an additional 540,000 Units. Subsequently, the underwriters exercised their over-allotment option and purchased an additional 510,000 shares. Each Unit consists of one share of the Company’s common stock, $0.01 par value, and two Redeemable common stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a Business Combination or July 25, 2005 and expiring July 25, 2009. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the redemption is given. In connection with the Offering, the Company issued an option for $100 to the underwriters’ to purchase 270,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of this option are identical to those included in the Offering except that exercise price of the Warrants included in the Units is $6.65 per share.

4.    COMMITMENT

The Company presently occupies office space provided by an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on July 31, 2004.

5.    NOTE PAYABLE

Sand Hill Security, LLC, an Initial Stockholder and affiliate of the officers and directors of the Company, entered into a revolving credit agreement with the Company in the amount of $60,000. Advances under the credit facility amounted to $40,000 during 2004. The loan was repaid out of the net proceeds of the Offering.

6.    PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.01, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors as of December 31, 2004, no shares of preferred stock have been issued.

7.    INVESTMENTS HELD IN TRUST

Investments held in trust as of December 31, 2004 is comprised of a zero coupon United States treasury bill with a face value of $21,124,800 purchased at a discount of 99.53% due January 27, 2005. The investment is carried on the Company’s financial statements at $20,100,510, which includes accreted interest of $75,510.

8.    EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share as of December 31, 2004.

BASIC:
Numerator: Net loss	$(49,907)
Denominator: Average common shares outstanding	3,468,784
Basic earnings per share	$(0.01)
DILUTED:
Numerator: Net loss	$(49,907)
Denominator: Average common shares outstanding	3,468,784
Diluted earnings per share	$(0.01)

There is no dilution because of the loss.

Operations commenced subsequent to the Offering, therefore, average common shares outstanding reflect shares issued in the Offering. No computation for diluted earnings per share was prepared for the common stock Purchase Warrants and the underwriters’ option that were outstanding at December 31, 2004 to purchase an aggregate of 9,030,000 share of common stock at $5.00 per share and $6.65 per share, respectively, because the warrants’ exercise price was greater than the average market price of the common shares and conversion of the warrants and underwriters’ option would have had an antidilutive effect on loss per share.

9.    STOCK OPTION PLAN

On December 1, 2004, the Board of Directors of the Company created an Advisory Board, consisting of four independent members to advise the Company with respect to the research and structuring of a business combination with an operating business in the IT security industry. The Board of Directors authorized the Company to reserve 100,000 shares of common stock for issuance pursuant to the exercise of stock options to purchase shares of common stock at an exercise price of $4.75 per share, to be granted to the initial members of the Advisory Board. Pursuant to the terms of the stock option agreement, the options will vest (i) 50% one year from the grant of the option and (ii) 50% two years from the grant of the option; however, the options will not be exercisable prior to the consummation of a business combination by the Company.

The Company has 9,130,000 shares of common stock reserved for issuance upon exercise of issued and outstanding warrants, the option to purchase 270,000 units that we granted to the representatives of the underwriters in the Offering, and the options granted to Advisory Board Members.

The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing (“Black-Scholes”) model with the following weighted average assumptions for 2004: (i) risk-free interest rate of 4.17%, (ii) a dividend yield of 0.00%, (iii) volatility factors of the historical market price of the Company’s common stock of 10.1% and (iv) a weighted average expected life of 5 years.

The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility. Because the Company’s stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

THE ESTIMATED FAIR VALUE OF THE OPTIONS IS AMORTIZED TO EXPENSE OVER THE VESTING PERIOD OF THE STOCK OPTIONS. A SUMMARY OF THE STATUS AND ACTIVITY OF THE COMPANY’S FIXED STOCK OPTION PLANS IS PRESENTED BELOW:

	Shares	Weighted Average Exercise Prices	Weighted Average Fair Value
Stock options outstanding at April 15, 2004	-	$-	$-
Options granted	60,000	4.75	.98
Options cancelled	-	-	-
Stock options outstanding at December 31, 2004	60,000	$4.75	$.98
Common shares authorized under the 2004 Stock Plan	100,000
Outstanding options	(60,000)
Outstanding stock grants	-
Options available for grant at December 31, 2004	40,000
Shares exercisable at December 31, 2004	60,000	$4.75

The weighted average remaining contractual life of options is 5 years.

10.   RESTATEMENT

The balance sheet for December 31, 2004 has been restated to reclassify out of equity 821,589 shares of common stock subject to conversion in the amount of $4,217,992 to common stock subject to possible conversion in the accompanying balance sheet.

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
CONDENSED BALANCE SHEET

ASSETS	September 30, 2005 (Unaudited)
Current assets:	(restated)
Cash	$331,343
Treasury securities held in trust, at market	21,530,847
Prepaid expenses	42,624
Total Assets	$21,904,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$145,910
Total Liabilities	145,910

Common stock subject to possible conversion (821,589 shares at conversion value)	4,304,016

Stockholders’ Equity:
Preferred stock, $0.01 par value Authorized 5,000,000 shares; none issued	$-
Common stock, $0.01 par value
Authorized 50,000,000 shares
Issued and outstanding 5,110,000 shares, which amount includes 821,589 shares subject to possible conversion.	51,100
Additional paid-in capital	17,716,816
Deficit accumulated during the development stage	(313,027)
Total Stockholders’ Equity	17,454,889
Total Liabilities and Stockholders’ Equity	$21,904,815

SAND HILL IT SECURITY ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED STATEMENTS OF OPERATIONS

	Nine months ended September 30, 2005 (Unaudited)	Three months ended September 30, 2005 (Unaudited)	Period from April 15, 2004 (inception) to September 30, 2004 (Unaudited)	Three months ended September 30, 2004 (Unaudited)	Period from April 15, 2004 (inception) to September 30, 2005 (Unaudited)
Formation and operating costs	$(701,284)	$(285,567)	$(63,125)	$(50,432)	$(893,230)

Operating loss	(701,284)	(285,567)	(63,125)	(50,432)	(893,230)
Interest income and mark to market gain	438,163	178,109	46,752	46,752	580,202

Net loss	$(263,121)	$(107,458)	$(16,373)	$(3,680)	$(313,028)
Weighted Average Shares Outstanding	5,110,000	5,110,000	2,542,454	3,732,826	4,317,367

Net loss Per Share (Basic and Diluted)	$(0.05)	$(0.02)	$(0.01)	$(0.00)	$(0.07)

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
CONDENSED STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2005 (Unaudited)	Period from April 15, 2004 (inception) to September 30, 2004 (Unaudited)	Period from April 15, 2004 (inception) to September 30, 2005 (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(263,121)	$(16,373)	$(313,028)
Compensation expense related to issuance of Advisory Board options	22,023	-	24,470
Changes in assets & liabilities:
Accretion of treasury bill and mark to market gain	(430,337)	(46,464)	(569,847)
Prepaid expenses	89,508	(170,476)	(42,624)
Accounts payable and accrued expenses	130,138	13,772	145,910

Net cash used in operating activities	(451,789)	(219,541)	(691,119)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of treasury bill in trust account	-	(20,961,000)	(20,961,000)
Net cash used in investing activities	-	(20,961,000)	(20,961,000)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of common stock to initial stockholders	-	25,000	25,000
Gross proceeds from public offering	-	24,660,000	24,660,000
Costs of public offering	-	(2,636,773)	(2,637,538)
Proceeds from stockholder loan	-	40,000	40,000
Repayment of stockholder loan	-	(40,000)	(40,000)
Net cash provided by financing activities	-	22,047,462	22,047,462

NET INCREASE (DECREASE) IN CASH	(451,789)	867,686	331,343
CASH AT BEGINNING OF PERIOD	783,133	-	-
CASH AT END OF PERIOD	331,343	867,686	331,343

SAND HILL IT SECURITY ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO CONDENSED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

The financial statements included herein as of and for the three and nine months ended September 30, 2005, the three months ended September 30, 2004, the period from inception (April 15, 2004) to September 30, 2004 and the period from inception to September 30, 2005, have been prepared by Sand Hill IT Security Acquisition Corp. (the “Company”) without audit pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and include the accounts of the Company and its subsidiary, Sand Hill Merger Corp. Accordingly, these statements reflect all adjustments (consisting only of normal recurring entries), which are, in the opinion of the Company, necessary for a fair presentation of the financial results for the interim periods. Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. These financial statements should be read in conjunction with the financial statements that were included in the Company’s Annual Report on Form 10-KSB for the period ended December 31, 2004.

2.    ORGANIZATION, BUSINESS OPERATIONS

Sand Hill IT Security Acquisition Corp. was incorporated in Delaware on April 15, 2004 as a blank check company whose objective is to merge with or acquire an operating business in the IT security industry. The Company’s initial stockholders’ purchased 1,000,000 shares of common stock, $0.01 par value, for $25,000 on April 20, 2004.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on July 26, 2004. The Company consummated the Offering on July 30, 2004 and received proceeds, net of the underwriters’ discount of $22,022,462. Subsequently, the underwriters exercised their over allotment option and the Company received an additional $2,861,100 in proceeds, net of the underwriters’ discount. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a merger with or acquisition of an operating business in the IT security industry (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to $20,961,000 was placed in an interest bearing trust account (the “Trust Fund”) until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Fund, funds may only be invested in United States government securities with a maturity of 180 days or less. The remaining proceeds of the Offering may be used to pay for business, legal and accounting due diligence on prospective mergers or acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the merger with or acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders immediately prior to the Offering, vote against the Business Combination and exercise their conversion rights, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (the “Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (the “Public Stockholders”) with respect to a Business Combination. The Business Combination will not be completed unless more than 50% of the Public Stockholders vote in favor of the transaction. After consummation of the Company’s first Business Combination, these voting safeguards will no longer apply.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation provides for the mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (January 30, 2006), or 24 months from the consummation of the Offering (July 30, 2006) if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering as described in Note 3). On October 26, 2005, the Company entered into a definitive merger agreement (see Note 5).

3.    PUBLIC OFFERING

On July 30, 2004, the Company sold 3,600,000 units (“Units”) in a public offering, which included granting the underwriters’ an over-allotment option to purchase up to an additional 540,000 Units. Subsequently, the underwriters exercised their over-allotment option and purchased an additional 510,000 units. Each Unit consists of one share of the Company’s common stock, $0.01 par value, and two Redeemable common stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a Business Combination or July 25, 2005 and expiring July 25, 2009. The Warrants are redeemable by the Company at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the redemption is given. In connection with the Offering, the Company issued an option for $100 to the underwriters’ to purchase 270,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of this option are identical to those included in the Offering except that the exercise price of the Warrants included in the Units will be $6.65 per share.

4.    TREASURY SECURITIES

Treasury securities are classified as trading securities and are carried at fair value, with gains or losses resulting from changes in fair value recognized currently in earnings.

5.    SUBSEQUENT EVENT

On October 26, 2005, the Company and its wholly-owned subsidiary Sand Hill Merger Corp., a Delaware corporation (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), pursuant to which Merger Sub will merge with and into St. Bernard in an all-stock transaction (the “Merger”). At the effective time of the Merger, St. Bernard will be the surviving corporation and become a wholly-owned subsidiary of the Company.

6.    COMMITMENT

The Company presently occupies office space provided by an Initial Stockholder and affiliate of the officers and directors of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services.

7.    NOTE PAYABLE

Sand Hill Security, LLC, an Initial Stockholder and affiliate of the officers and directors of the Company, entered into a revolving credit agreement with the Company in the amount of $60,000. Advances under the credit facility amounted to $40,000 as of July 30, 2004. The loan was repaid out of the net proceeds of the Offering.

8.    COMMON STOCK

At September 30, 2005, 50,000,000 shares of $0.01 par value common stock were authorized and 5,110,000 shares were outstanding.

9.    PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

10.   RESTATEMENT

The balance sheet for September 30, 2005 has been restated to reclassify out of equity 821,519 shares of common stock subject to conversion in the amount of $4,304,016 to common stock subject to possible conversion in the accompanying balance sheet.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SAND HILL IT SECURITY ACQUISITION CORP.

The undersigned appoints Humphrey P. Polanen and Scott R. Broomfield, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Sand Hill held of record by the undersigned on ______________, 200__, at the Special Meeting of Stockholders to be held on ______________, 200__, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2,3 & 4. THE SAND HILL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

SAND HILL MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE SAND HILL BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

[TELEPHONE]	VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE	[COMPUTER]
Sand Hill IT Security Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As a Sand Hill IT Security Acquisition Corp. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Pacific Time, on _____________, 200__.

To Vote Your Proxy By Internet

Its fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

1. Read the accompanying Proxy Statement and Proxy Card.

2.  Go to the Website http://www.proxyvote.com

3.  Enter your 12-digit Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

YOUR VOTE IS IMPORTANT! http://www.proxyvote.com!

To Vote Your Proxy By Phone

Its fast, convenient, and immediate.

Call Toll-free on a Touch-Tone Phone (____________).

Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number (_______________).

3. Enter your 12-digit Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions. YOUR VOTE IS IMPORTANT! Call (_______________)!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Please mark votes as in this example ☐

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2 & 3. THE SAND HILL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1. To adopt the Agreement and Plan of Merger dated as of October 26, 2005, among Sand Hill, Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, and St. Bernard, Inc., and the transactions contemplated by the merger agreement.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Sand Hill common stock issued in the Sand Hill initial public offering, you may exercise your conversion rights and demand that Sand Hill convert your shares of common stock into cash by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Sand Hill common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and you tender of your stock certificate to the combined company.

EXERCISE CONVERSION RIGHTS ☐

2. To adopt the amended and restated certificate of incorporation of Sand Hill.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To adopt the St. Bernard, Inc. 1992 Stock Option Plan, the St. Bernard, Inc. 2000 Stock Option Plan and the St. Bernard 2005 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger proposal or the stock option plans proposal.
	FOR ☐	AGAINST ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.

PART II

Information Not Required in Prospectus

Item 20. Indemnification Of Directors And Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph twelve of our certificate of incorporation provides:

“The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.”

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Item 21. Exhibits and Financial Statement Schedules

The following exhibits are included as exhibits to this Registration Statement

Exhibit No.	Description	Incorporated by Reference from Document	No. in Document

2.1
Agreement and Plan of Merger dated October 26, 2005 by and among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc. (Attached as Annex A to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.)
		__	__

2.2
Amendment to Agreement and Plan of Merger by and among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc. (Attached as Annex A to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.)
		__	__

3.1	Certificate of Incorporation of Sand Hill IT Security Acquisition Corp.	A	3.1

3.1.1
Form of Amended and Restated Certificate of Incorporation of Sand Hill IT Security Acquisition Corp. (Attached as Annex B to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.)
		__	__

3.2	Bylaws of Sand Hill IT Security Acquisition Corp.	A	3.2

4.1	Specimen Unit Certificate of Registrant.	B	4.1

4.2	Specimen Common Stock Certificate of Registrant.	B	4.2

4.3	Specimen Warrant Certificate of Registrant.	B	4.3

4.4.1	Unit Purchase Option No. UPO-2 dated July 30, 2004, granted to Newbridge Securities Corporation.	C	4.4.1

4.4.2	Unit Purchase Option No. UPO-3 dated July 30, 2004, granted to James E. Hosch.	C	4.4.2

Exhibit No.	Description	Incorporated by Reference from Document	No. in Document

4.4.3	Unit Purchase Option No. UPO-4 dated July 30, 2004, granted to Maxim Group, LLC.	C	4.4.3

4.4.4	Unit Purchase Option No. UPO-5 dated July 30, 2004, granted to Broadband Capital Management, LLC.	C	4.4.4

4.4.5	Unit Purchase Option No. UPO-6 dated July 30, 2004, granted to I-Bankers Securities Incorporated.	C	4.4.5

5.1	Opinion of Jenkens & Gilchrist regarding the legality of securities.		Filed herewith

10.1	Letter Agreement among the Registrant, Newbridge Securities and I-Bankers Securities Incorporated and Humphrey P. Polanen.	C	10.1

10.2	Letter Agreement among the Registrant, Newbridge Securities and I-Bankers Securities Incorporated and Cary M. Grossman.	C	10.2

10.3	Letter Agreement among the Registrant, Newbridge Securities and I-Bankers Securities Incorporated and Daniel J. Johnson.	C	10.3

10.4	Letter Agreement among the Registrant, Newbridge Securities and I-Bankers Securities Incorporated and Keith A. Walz.	C	10.4

10.5	Letter Agreement among the Registrant, Newbridge Securities and I-Bankers Securities Incorporated and Scott Broomfield.	C	10.5

10.5	Letter Agreement among the Registrant, Newbridge Securities and I-Bankers Securities Incorporated and Alberto Micalizzi.	C	10.6

10.7	Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.	C	10.8

10.8	Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.	C	10.9

10.10	Registration Rights Agreement among the Registrant and the Initial Stockholders	C	10.10

10.11	Letter Agreement between Sand Hill LLC and Registrant regarding administrative support.	C	10.11

10.12	Revolving Credit Agreement in the principle amount of $60,000 between the Registrant and Sand Hill Security, LLC.	C	10.12

10.13	Warrant Purchase Agreement among Humphrey P. Polanen and Newbridge Securities Corporation and I-Bankers Securities Incorporated.	A	10.13

Exhibit No.	Description	Incorporated by Reference from Document	No. in Document

10.14	Form of Escrow Agreement by and among St. Bernard Software, Inc., a Delaware corporation, Sand Hill IT Security Acquisition Corp., the Stockholders’ Representative and the Parent Indemnified Parties’ Representative. (Attached as Exhibit E of Exhibit 2.1 and incorporated herein by reference.)	D	2.1
		—	—
10.21	St. Bernard Software, Inc. 1992 Stock Option Plan. (Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.)
		—	—
10.22	St. Bernard Software, Inc. 2000 Stock Option Plan. (Attached as Exhibit D to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.)
		—	—
10.23	St. Bernard Software, Inc. 2005 Stock Option Plan. (Attached as Exhibit E to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.)

23.1	Consent of Jenkens & Gilchrist (included in Exhibit 5.1).		Filed herewith

23.2	Consent of Hein & Associates, LLP.		Filed herewith

23.3	Consent of Anton Collins Mitchell LLP.		Filed herewith

A.	Incorporated by reference from the Registration Statement 333-114861 on Form S-1 filed with the Securities and Exchange Commission on April 26, 2004.

B.	Incorporated by reference from Amendment No. 2 to the Registration Statement 333-114861 on Form S-1 filed with the Securities and Exchange Commission on June 23, 2004.

C.	Incorporated by reference from Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005.

(b) Financial Statements

ITEM 22. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 14th day of December, 2005.

SAND HILL IT SECURITY ACQUISITION CORP.

By:	/s/ Humphrey P. Polanen
Name: Humphrey P. Polanen Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Humphrey P. Polanen his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Humphrey P. Polanen	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2005
Humphrey P. Polane

/s/ Keith Walz	President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 14, 2005
Keith Walz

/s/ Scott Broomfield	Executive Vice President of Corporate Development and Director	December 14, 2005
Scott Broomfield

/s/ Cary M. Grossman	Director	December 14, 2005
Cary M. Grossman

/s/ Daniel Johnson, Jr.	Director	December 14, 2005
Daniel Johnson, Jr.

/s/ Alberto Micalizzi	Director	December 14, 2005
Alberto Micalizzi

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of October 26, 2005,

by and among

SAND HILL IT SECURITY ACQUISITION CORP.,

SAND HILL MERGER CORP.

and

ST. BERNARD SOFTWARE, INC.

-i-

-ii-

-iii-

Exhibits

Exhibit A	-	Board of Directors and Officers
Exhibit B	-	Form of Amended and Restated Certificate of Incorporation of Parent
Exhibit C	-	Form of Amended and Restated Bylaws of Parent
Exhibit D	-	Form of Letter of Transmittal
Exhibit E	-	Form of Stock Escrow Agreement
Exhibit F	-	Form of Affiliate Letter
Exhibit G	-	Form of Lock-Up Agreement
Exhibit H	-	Form of Company Counsel Opinion

-iv-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 26, 2005 (this “Agreement”), is by and among SAND HILL IT SECURITY ACQUISITION CORP., a Delaware corporation (the “Parent”), SAND HILL MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), and ST. BERNARD SOFTWARE, INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS each of the Boards of Directors of Parent and Merger Sub, the sole stockholder of Merger Sub, Merger Sub and the Board of Directors of the Company have unanimously approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company, with the Company surviving (the “Merger”) on the terms and subject to the conditions set forth in this Agreement, whereby each share of common stock, par value $0.10 per share, of the Company shall be converted into the right to receive common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), on the terms set forth in this Agreement;

WHEREAS for federal income tax purposes it is intended that the Merger qualify as a reorganization as described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement constitutes a “plan of reorganization” within the meaning of Section 1.368-1(c) of the Treasury Regulations; and

WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger.

(a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

(b) The Merger, the issuance by Parent of shares of Parent Common Stock in connection with the Merger, the Charter Amendment (as defined herein) and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the “Transactions.” This Agreement, together with the Stock Escrow Agreement (as defined herein), the Lock-Up Agreements (as defined herein) and the Affiliate Letters (as defined herein), are referred to in this Agreement collectively as the “Transaction Agreements.”

Section 1.02 Closing.  The closing (the “Closing”) of the Merger shall take place at the offices of the Company, 15015 Avenue of Science, San Diego, CA 92128 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined herein), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or Section 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time.  Prior to the Closing, the parties shall prepare, and on the Closing Date the parties will execute and file with the Delaware Secretary of State, a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to give full effect to the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04 Effects.  The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation and Bylaws.

(a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06 Directors and Officers.

(a) From and after the Effective Time, each of the Parent and the Surviving Corporation shall be governed by a board of directors consisting of the persons identified on Exhibit A attached hereto, and each shall serve as a member of the board of directors from and after the Effective Time until his successor shall have been elected or appointed and shall have qualified in accordance with applicable Law, the Certificate of Incorporation or Bylaws of the Surviving Corporation. From and after the Effective Time, the officers of the Parent will be the persons listed on Exhibit A.

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(b) From and after the Effective Time, the officers of the Surviving Corporation will consist of the officers of the Company at the Effective Time. Such persons will continue as officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

Section 1.07 Parent Charter and Bylaws.

(a) Charter Amendment. The Parent Charter (as defined herein), as in effect immediately prior to the Effective Time, shall be amended immediately prior to the Effective Time, in substantially the form of Exhibit B attached hereto (the “Charter Amendment”), and, as so amended, shall be the certificate of incorporation of Parent until thereafter changed or amended as provided therein or by applicable Law.

(b) Bylaw Amendment. The Parent Bylaws (as defined herein), as in effect immediately prior to the Effective Time, shall be amended immediately prior to the Effective Time, in substantially the form of Exhibit C attached hereto, and, as so amended, shall be the by-laws of Parent until thereafter changed or amended as provided therein or by applicable Law.

ARTICLE II

EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES

Section 2.01 Conversion of Company Shares, Options and Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the Company or Merger Sub:

(a) Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub that shall be outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of common stock, par value $0.10 per share of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation.

(b) Cancellation of Company Treasury Shares and Common Stock Owned by Parent. Each share of the Company’s common stock, par value $0.10 per share (the “Company Common Stock”), held in the treasury of the Company and each share of Company Common Stock owned by Parent, or any other direct or indirect, wholly-owned subsidiary of Parent immediately prior to the Effective Time shall be automatically canceled and retired and shall cease to exist and no payment or other consideration shall be made with respect thereto.

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(c) Conversion of Company Common Stock, Options and Warrants.  Subject to Section 2.01(b) and Section 2.04, each share of Company Common Stock, together with each share of Company Common Stock issuable pursuant to all options and warrants to purchase Company Common Stock, issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive or purchase, as the case may be, a number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock, or options or warrants to purchase Parent Common Stock, as applicable, equal to the quotient obtained by dividing the sum of (i) 10,880,000 (the “Initial Parent Shares”) (as adjusted pursuant to Section 2.04), plus (ii) two (2) times the number of shares of Parent Common Stock issued subsequent to the date hereof, plus (iii) without duplication, two (2) times the number of shares of Parent Common Stock that are the subject of any options or warrants issued subsequent to the date hereof, excluding in the case of clause (ii) and clause (iii), shares of Parent Common Stock issued or issuable upon the exercise of any outstanding warrants (including warrants issued or issuable upon the exercise of outstanding units) issued in connection with Parent’s initial public offering by the sum of (A) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (B) the total number of shares of Company Common Stock issuable pursuant to options and warrants to purchase Company Common Stock outstanding immediately prior to the Effective Time (the “Exchange Ratio”).

(d) Conversion of Company Common Stock. As of the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable portion of the Merger Consideration in accordance with Section 2.02, without interest. The aggregate shares of Parent Common Stock to be issued, upon the conversion of the Company Common Stock pursuant to Section 2.01, are referred to as the “Merger Consideration”.

(e) Conversion of Options.

(i) At the Effective Time, all options to purchase Company Common Stock then outstanding (individually, an “Outstanding Employee Option,” and collectively, the “Outstanding Employee Options”) under the Company’s (i) 1992 Stock Option Plan, and (ii) 2005 Stock Option Plan (each as amended, collectively, the “Option Plans”), by virtue of the Merger and without any action on the part of the holder thereof, shall be assumed by Parent in accordance with this Section 2.01.

(ii) At the Effective Time, each Outstanding Employee Option, whether vested or unvested, will be assumed by Parent without further action by the holder thereof. Each such Outstanding Employee Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans, option agreements thereunder and other relevant documentation in existence immediately prior to the Effective Time, except that each such Outstanding Employee Option will be converted into the option to purchase that number of shares of Parent Common Stock calculated by multiplying such Outstanding Employee Option by the Exchange Ratio and rounding to the nearest whole share of Parent Common Stock. The per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Outstanding Employee Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Outstanding Employee Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

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(iii) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Employee Options assumed by Parent under this Agreement. Parent shall file as soon as practicable after the Closing Date a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) covering the shares of Parent Common Stock issuable upon the exercise of the Outstanding Employee Options assumed by Parent, and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Outstanding Employee Options.

(iv) The vesting of each Outstanding Employee Option will accelerate pursuant to its terms as a result of, or in connection with, the transactions contemplated hereby. The Company shall ensure that none of its Board of Directors nor any committee thereof nor any other body or person within its control takes any discretionary action so as to cause the vesting of any Outstanding Employee Option which does not vest by its terms.

(f) Conversion of Warrants.

(i) At the Effective Time, all warrants to purchase Company Common Stock then outstanding (individually, an “Outstanding Company Warrant,” and collectively, the “Outstanding Company Warrants”), by virtue of the Merger and without any action on the part of the holder thereof, shall be assumed by Parent in accordance with this Section 2.01.

(ii) At the Effective Time, each Outstanding Company Warrant will be assumed by Parent without further action by the holder thereof. Each such Outstanding Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the agreements which govern the Outstanding Company Warrant in existence immediately prior to the Effective Time, except that each such Outstanding Company Warrant will be converted into a warrant to purchase that number of shares of Parent Common Stock calculated by multiplying such Outstanding Company Warrant by the Exchange Ratio and rounding to the nearest whole share of Parent Common Stock. The per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Outstanding Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Outstanding Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

(iii) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Company Warrants assumed by Parent under this Agreement.

Section 2.02 Exchange of Certificates.

(a) Exchange Agent. Immediately prior to the Effective Time, Parent shall deposit with American Stock Transfer & Trust Company (or another comparable bank or trust company) (the “Exchange Agent”), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01, less the Stock Escrow Amount (as defined herein), in exchange for outstanding Company Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). Upon the occurrence of the Effective Time, the Exchange Agent shall, pursuant to irrevocable instructions, immediately deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

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(b) Exchange Procedures. Upon the surrender of the certificate that formerly represented shares of Company Common Stock in accordance with the provisions of Section 2.02(c), the Exchange Agent shall deliver to the holders of Company Common Stock certificates representing (i) the number of shares of Parent Common Stock into which such shares shall have been converted in accordance with Sections 2.01(c) and 2.04, less (ii) the portion of the Stock Escrow Amount attributable to each such holder of Company Common Stock. Company Common Stock to be exchanged shall be delivered under cover of a Letter of Transmittal in the form of Exhibit D, attached hereto.

(c) No Further Ownership Rights in the Company. At and after the Effective Time, each holder of Company Common Stock immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company, except for the right to surrender such stockholder’s certificates which immediately prior to the Effective Time represented outstanding Company Common Stock in exchange for receipt of the Merger Consideration and after the Effective Time no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Company. Any certificates representing Shares presented after the Effective Time for transfer shall be canceled and exchanged for the applicable Merger Consideration. Subject to the terms of Section 2.03 and Section 9.03, Parent shall have no obligation to deliver to any holder of Company Common Stock their portion of the applicable Merger Consideration except to the extent that such holder has caused certificates representing such holder’s shares of Company Common Stock (or affidavits of lost certificates, together with a bond in favor of Parent if requested by Parent, each in form, substance and amount acceptable to Parent, if applicable) to be tendered to Parent.

(d) Dissenting Shares. Shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL shall not be converted into a right to receive the applicable Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal under the DGCL. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal, each such share shall be treated as if it had been converted as of the Effective Time into a right to receive the applicable Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company in connection with such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL prior to the Effective Time. The Company shall not, except with the prior written consent of Parent or as otherwise required by any applicable Law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

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(e) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of Company Common Stock with respect to the shares of Parent Common Stock until surrender of Company Common Stock in accordance with this Article II. Following surrender of any such Company Common Stock, there shall be paid to the holder of the certificate representing shares of Parent Common Stock issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such shares of Parent Common Stock.

(f) Fractional Shares. No fraction of a share of Parent Common Stock shall be issued in the Merger. In lieu of any fractional shares, the fractional amount of Parent Common Stock to which any holder of Company Common Stock is entitled to receive under Sections 2.01(c) and 2.02(b) shall be rounded up to the nearest whole number, and such holder shall receive a whole share of Parent Common Stock in lieu of a fractional share.

Section 2.03 Stock Escrow Agreement. Immediately prior to the Effective Time, the Stockholders’ Representative (as defined herein), the Parent Indemnified Parties’ Representative (as defined herein), Parent, Merger Sub and the Company shall enter into a Stock Escrow Agreement in substantially the form of Exhibit E attached hereto (the “Stock Escrow Agreement”) with American Stock Transfer & Trust Company, as escrow agent (the “Stock Escrow Agent”). At the Effective Time, Parent shall deposit with the Stock Escrow Agent ten percent (10%) of the Merger Consideration otherwise issuable to the holders of Company Common Stock pursuant to Section 2.01(c) (the “Stock Escrow Amount”), plus an additional 30,000 shares of Parent Common Stock that is otherwise issuable to the holders of Company Common Stock pursuant to Section 2.01(c) for use by the Stockholders’ Representative to pay the costs and expenses of the Stockholders’ Representative. The Stock Escrow Amount and such additional shares shall be held and distributed pursuant to the Stock Escrow Agreement. The number of shares of Parent Common Stock on deposit with the Escrow Agent from time to time shall be referred to as the “Stock Escrow.”

Section 2.04 Working Capital Adjustment. The parties hereto hereby agree to make the following adjustments to the Initial Parent Shares:

(a) Prior to the Closing Date, the Company shall prepare a calculation of the Working Capital (as defined herein) for the end of the month immediately prior to the Closing Date (the “Adjusted Working Capital”), each component of which shall be prepared in accordance with generally accepted United States accounting principles applied in a manner consistent with past practices (“GAAP”) from the books and records of the Company and which shall be derived from the balance sheet of the Company as of the end of the month immediately prior to the Closing Date (the “Closing Balance Sheet”). The Company shall, within five (5) days of the end of the relevant month, deliver such Closing Balance Sheet and the calculation of the Adjusted Working Capital to Parent for review. Within five (5) business days of its receipt of the Closing Balance Sheet and Adjusted Working Capital, Parent shall notify the Company whether Parent agrees with such Closing Balance Sheet and the calculation of the Adjusted Working Capital or disputes such Closing Balance Sheet and the calculation of the Adjusted Working Capital, in the latter case specifying in reasonable detail the points of disagreement. If any such dispute cannot be resolved to the satisfaction of both the Company and Parent within five (5) days after the Company receives notice from Parent of the existence of such dispute, then Peterson & Company, LLP, CPA’s (“Peterson”), shall resolve all points of disagreement with respect to the Closing Balance Sheet and the calculation of the Adjusted Working Capital. All determinations made by Peterson, shall be final, conclusive and binding with respect to such Closing Balance Sheet and the calculation of the Adjusted Working Capital.

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(b) “Working Capital” means the sum of cash, accounts receivable and prepaid expenses set forth as a current asset on the Closing Balance Sheet, minus the sum of accounts payable, accrued expenses and all indebtedness for borrowed money set forth as a current liability on the Closing Balance Sheet. Expenses (as defined herein) shall not be taken into account in the calculation and determination of Working Capital.

(c) In the event that the Adjusted Working Capital of the Company is less than $1,800,000 (the “Target Working Capital”), the Initial Parent Shares shall be reduced in the amount by which the Adjusted Working Capital of the Company is less than the Target Working Capital; and in the event the Adjusted Working Capital of the Company exceeds the Target Working Capital, the Initial Parent Shares shall be increased in the amount by which the Adjusted Working Capital of the Company so exceeds the Target Working Capital (such increase or reduction being the “Working Capital Adjustment”).

(d) The Working Capital Adjustment shall be calculated by increasing or reducing the Initial Parent Shares by an amount equal to the quotient, rounded to the nearest whole number, represented by dividing the Working Capital Adjustment by $5.10; provided, however, that no such adjustment shall be made if the Working Capital Adjustment is less than $100,000.

(e) The amount of any Merger Consideration to be issued pursuant to Section 2.04(d) that is a subject of a dispute pursuant to Section 2.04(a), shall remain as part of the Stock Escrow Amount until the dispute is resolved, and the amount of the Merger Consideration that is not subject to such dispute shall be distributed to the holders of Company Common Stock pursuant to the terms of this Agreement and the Escrow Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Merger Sub (the “Company Disclosure Letter”):

Section 3.01 Organization, Standing and Power.  The Company, is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals (“Permits”) necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such Permits, the lack of which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The term “Company Material Adverse Effect” shall mean any material adverse effect on the business, financial condition, or results of operations of the Company and every Company Subsidiary (defined below), taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include (i) any adverse effect on the Company occurring either prior to, or after the Effective Time resulting from any change in general economic conditions relating to the market in which the Company operates, (ii) any effect directly resulting from the public announcement or pendency of the transactions contemplated hereby, or (iii) terrorist attack, act of war, or natural disaster. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Certificate of Incorporation of the Company (as so amended, the “Company Certificate of Incorporation”) and the Company Bylaws in each case, as amended through the date of this Agreement.

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Section 3.02 Company Subsidiaries; Equity Interests.

(a) Section 3.02(a) of the Company Disclosure Letter lists each subsidiary of the Company (each a “Company Subsidiary”), and the jurisdiction of its incorporation or organization. Each Company Subsidiary is a corporation duly formed, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and has full corporate power and authority and possesses all Permits necessary to carry on their respective businesses as they are now being conducted and as now proposed to be conducted other than such Permits, the lack of which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

(b) Except for each Company Subsidiary, neither the Company nor any Company Subsidiary has any direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Each Company Subsidiary is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.02(b) of the Company Disclosure Letter, the Company owns all of the issued and outstanding capital stock of each Company Subsidiary free and clear of all Liens, and there are no outstanding options, warrants or rights to purchase capital stock or other equity securities of any Company Subsidiary, other than the capital stock owned by the Company.

Section 3.03 Capital Structure. The authorized capital stock of the Company consists of (i) 37,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”). As of the date hereof, (a) 23,158,887 shares of Company Common Stock are issued and outstanding (treating any treasury shares as not outstanding); (b) no shares of Company Preferred Stock are issued and outstanding; (c) 1,165,000 shares of Company Common Stock are reserved for issuance upon exercise of the Outstanding Company Warrants as more particularly described in Section 3.03 of the Company Disclosure Letter (such disclosure to include the holders thereof, the expiration date, the exercise prices thereof and the dates of issuance); and (d) 1,493,619 shares of Company Common Stock in the aggregate are issuable as of the date hereof pursuant to options that have been granted under the Option Plans that have not been exercised and that remain in effect, as more particularly described in Section 3.03 of the Company Disclosure Letter (such disclosure to include the holders thereof, the expiration date, the exercise prices thereof and the dates of grant). Except as set forth above, the Company does not have any outstanding bonds, debentures, notes or other securities or obligations, the holders of which have the right to vote or which are or were convertible into or exercisable for, voting securities, capital stock or other equity ownership interests in the Company. Except as set forth in Section 3.03 of the Company Disclosure Letter, there are not as of the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other rights (x) to acquire shares of capital stock or other equity ownership interests in the Company, (y) which obligate the Company to issue, exchange, transfer or sell any shares of capital stock or other equity ownership interests of the Company, or (z) to receive any payment from the Company that is based on the value of any equity securities of the Company, such as stock appreciation rights, phantom stock, or other equity participation rights. Except as set forth in Section 3.03 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity ownership interests of the Company. Section 3.03 of the Company Disclosure Letter sets forth a true and correct list of the Company’s stockholders and any persons with rights to acquire the Company’s securities, which list will be promptly updated prior to the Closing to reflect any changes thereto. Except as set forth in Section 3.03 of the Company Disclosure Letter, none of the outstanding options permit any accelerated vesting or exercisability of those options by reason of the Merger or any other transactions contemplated by this Agreement. True and complete copies of all agreements and instruments relating to stock options or warrants have been provided or made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. All shares of Company Common Stock were issued in compliance with all applicable federal and state securities laws, and each share of Company Common Stock was duly authorized, validly issued, fully paid and nonassessable, and issued free of any preemptive rights or other rights of first refusal.

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Section 3.04 Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and corporate authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party (when executed and delivered pursuant hereto) will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors’ rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought, and (iii) with respect to any indemnification agreements set forth herein or therein, enforceability may be limited by principles of public policy.

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(b) This Agreement, the Merger and the consummation by the Company of the transactions contemplated hereby and by the other Transaction Agreements have been duly authorized by all requisite corporate action and no other action on the part of the Company is necessary to authorize the execution, delivery or performance of this Agreement, the Merger, the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

Section 3.05 No Conflicts; Consents.

(a) The execution and delivery by the Company and each Company Subsidiary of each Transaction Agreement to which it is a party does not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (as defined herein) upon any of the properties or assets of the Company under, any provision of (i) the Company’s Certificate of Incorporation or Bylaws, (ii) each Company Subsidiary’s certificate of incorporation, bylaws, articles of association or memorandum of association, (iii) any contract, lease, license, indenture, note, bond, agreement, concession, or other agreement (a “Contract”) to which the Company or a Company Subsidiary is a party and which is a Material Contract (as defined herein), or (iv) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree (“Judgment”) or statute, law, ordinance, rule or regulation (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets, other than in the case of clause (iv) any such items that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

(b) No consent, approval, license, Permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or a Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) approval by the Company’s stockholders, (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iv) such other items, individually or in the aggregate, as are not material to the consummation of the Transactions.

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Section 3.06 Financial Statements; Undisclosed Liabilities.

(a) Section 3.06 of the Company Disclosure Letter sets forth on a consolidated basis (i) the audited Balance Sheet of the Company as of December 31, 2004 (the “Company Balance Sheet”), December 31, 2003, and reviewed as of September 30, 2005, and (ii) the audited Income Statement of the Company for the years ended December 31, 2004 and December 31, 2003, and reviewed for the period ended September 30, 2005, in each case, together with the notes thereto, if any (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with GAAP and fairly present, the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated.

(b) Except as set forth in the Company Disclosure Letter, Company Financial Statements, or any Exhibit hereto, or incurred in the ordinary course of business since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, including with respect to Taxes (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.

Section 3.07 Information Supplied.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement or consent solicitation statement to be filed by Parent with the Securities and Exchange Commission (the “SEC”) relating to the Parent Stockholder Approval (the “Proxy Statement”) will, at the date it is first mailed to the Parent stockholders or at the time of the Parent Stockholders Meeting (as defined herein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued as Merger Consideration will be registered with the SEC (the “Registration Statement”) shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.08 Absence of Certain Changes or Events.  Except as set forth in Section 3.08 of the Company Disclosure Letter, from December 31, 2004 to the date of this Agreement, the Company and each Company Subsidiary has conducted its business only in the ordinary course, and during such period there has not been:

(a) any event, change, effect or development that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock;

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(c) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Company Common Stock;

(d) any change in accounting methods, principles or practices by the Company materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(e) any material elections with respect to Taxes (as defined herein) by the Company or a Company Subsidiary or settlement or compromise by the Company or a Company Subsidiary of any material Tax liability or refund;

(f) a sale, lease, license, sublicense or other disposition of any material portion of the assets, tangible or intangible, of the Company or a Company Subsidiary, other than sales and licenses entered into in the ordinary course of business;

(g) a waiver of any material rights or cancellation of any material debts owed to or material claims of the Company or a Company Subsidiary, other than in the ordinary course of business;

(h) except for employment compensation in the ordinary course of business consistent with past practice, any material payments to or on behalf of the Company’s stockholders whether for previously contracted liabilities, management fees, dividends or otherwise; or

(i) any increase in cash or equity compensation to employees (as defined herein), other than in the ordinary course of business.

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Section 3.09 Taxes.

(a) The Company and each Company Subsidiary has filed, or has caused to be filed on its behalf, all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. Neither the Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. The Company and each Company Subsidiary has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for the quarter ended September 30, 2005. The Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company or any Company Subsidiary now pending, and neither the Company nor any Company Subsidiary has received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Neither the Company nor any Company Subsidiary is obligated to make a payment or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G or Section 162(m) of the Code. Neither the Company nor any Company Subsidiary has agreed or is required to make any adjustments under section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date; (B) prepaid amounts received on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); or (D) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date. Neither the Company nor any Company Subsidiary has distributed stock of another entity, or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361 within the five-year period ending on the date of this Agreement. To the knowledge of the Company, neither the Company nor any Company Subsidiary has any losses that are subject to limitation under Code Section 382 or any other provision of federal, state, local or foreign income Tax law. Neither the Company nor any Company Subsidiary has ever been a beneficiary or has otherwise participated in: (X) any reportable transaction within the meaning of Treasury Regulation § 1.6011-4(b)(1); (Y) any transaction that was required to be registered as a “tax shelter” pursuant to Section 6111 of the Code, or (Z) any transaction subject to comparable provisions of state law. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company and each Company Subsidiary (i) is neither a party to, nor is bound by nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten other than those solely among the Company and each Company Subsidiary (copies of which have been provided to the Parent) (collectively, “Tax Sharing Agreements”), and (ii) has no potential liability or obligation (as a transferee or successor, by contract, or otherwise) to any person as a result of, or pursuant to, any such Tax Sharing Agreements. Except as described in Section 3.09(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is (i) a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law), (ii) a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign law), or (iii) a “passive foreign investment company” within the meaning of Section 1297 of the Code. Except as described in Section 3.09(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. To the knowledge of the Company, neither the Company nor any of its subsidiaries has incurred (or been allocated) an “overall foreign loss” as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code. Neither the Company nor any of the Company Subsidiaries is a party to a gain recognition agreement under Section 367 of the Code.

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(b) Section 3.09(b) of the Company Disclosure Letter lists all federal, state, local and foreign income and franchise Tax Returns filed with respect to the Company or any Company Subsidiary for taxable periods ending on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal Income Tax Returns and state income and franchise Tax Returns, examination reports and statements of deficiencies assessed against, or agreed to by the Company since December 31, 2002. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c) For purposes of this Agreement:

“Tax” or “Taxes” means, with respect to any person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, real property, personal property, environmental (including taxes under Code Section 59A), capital stock, profits, social security (or similar), registration, estimated premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any), whether disputed or not.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
Section 3.10 Benefit Plans.

(a) The Company Disclosure Letter sets forth a complete and correct list of all employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are (or have been) provided, maintained, contributed to or sponsored by the Company or an ERISA Affiliate, or for which the Company or an ERISA Affiliate has (or has had) any liability, contingent or otherwise (collectively, the “Company Benefit Plans”). “ERISA Affiliate” means any trade or business (whether or not incorporated) which is or has been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

(b) With respect to each Company Benefit Plan, the Company has furnished Parent with a complete and accurate copy of the plan document or other governing contract. There are no unwritten Company Benefit Plans. The Company Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of all applicable Laws, including, but not limited to, ERISA, the Code, the Health Insurance Portability and Accountability Act of 1996, as amended, (“HIPAA”) and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). There are no pending or, to the knowledge of the Company or any ERISA Affiliate, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Company Benefit Plans.

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(c) None of the Company Benefit Plans is or has been subject to section 302 of ERISA, Title IV of ERISA or section 412 of the Code. Neither the Company nor any ERISA Affiliate has or has had any liability or obligation of any nature to the Pension Benefit Guaranty Corporation, or any other person arising directly or indirectly under Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or section 412 of the Code.

(d) No Company Benefit Plan is or has been associated with, or related to a “multiple employer welfare arrangement” within the meaning of section 3(40) of ERISA.

(e) None of the Company Benefit Plans is or has been a “multiemployer plan” within the meaning of section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has contributed to, or had an obligation to contribute to, a “multiemployer plan” within the meaning of section 3(37) of ERISA.

(f) None of the Company Benefit Plans promises or provides, or has promised or provided, medical benefits to any person (or such person’s dependent, spouse, or beneficiaries) after such person’s termination of employment with the Company or any ERISA Affiliate, including, but not limited to, any retiree benefits, except as required by COBRA.

(g) Neither the Company nor any ERISA Affiliate has, or has had, the obligation to maintain, establish, sponsor, participate in, or contribute to any employee benefit plan or other similar arrangement that is subject to any law or applicable custom or rule of any jurisdiction outside of the United States.

(h) The execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not (either alone or upon the occurrence of any additional or subsequent events), (i) entitle any employee, officer or stockholder of the Company to any severance pay, bonus payment, finders fee, “change of control” payment or similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan.

Section 3.11 Litigation.  Section 3.11 of the Company Disclosure Letter contains a true and complete list of all claims, suits, actions, proceedings or known investigations (collectively, “Litigation Claims”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, as of the date of this Agreement. There are no Litigation Claims that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, nor are there any Judgments outstanding against the Company or any Company Subsidiary.

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Section 3.12 Compliance with Applicable Laws.  The Company and each Company Subsidiary has complied in all material respects with and is not in default under any applicable Laws. The Company has not received any written communication during the past two years from a Governmental Entity that alleges that the Company or any Company Subsidiary is not in compliance in any material respect with any applicable Law. This Section 3.12 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or environmental Laws, which are the subject of Section 3.21.

Section 3.13 Contracts; Debt Instruments

(a) Section 3.13 of the Company Disclosure Letter sets forth a list of the following Contracts as of the date of this Agreement (collectively, the “Material Contracts”):

(i)
all management agreements, employment agreements, consulting agreements, and independent contractor agreements to which the Company or any Company Subsidiary is a party (other than any agreement which (A) provides for future payments of less than $50,000 annually and less than $150,000 in the aggregate, or (B) which is terminable by the Company or such Company Subsidiary without breach or penalty on less than thirty (30) days’ prior written notice);

(ii)	all guarantees, mortgages, deeds of trust, indentures and loan agreements, to which the Company or any Company Subsidiary is a party, which involve an amount in excess of $50,000;

(iii)
all Contracts (other than those described in or excepted from clauses (i) or (ii) of this Section 3.13(a)) to which the Company or any Company Subsidiary is a party (other than any agreement (A) in which the aggregate amount to be received or paid thereunder does not exceed $50,000 annually and $150,000 in the aggregate, or (B) which can be performed in the normal course within six months after the Effective Time without breach or penalty and involves the future payment of less than $100,000 in the aggregate); and

(iv)
(A) all Contracts with stockholders, directors or officers of the Company or any Company Subsidiary, (B) all Contracts containing covenants by the Company or any Company Subsidiary not to compete in any lines of business or commerce, (C) all Contracts for the acquisition, sale or lease of material properties or assets of the Company or any Company Subsidiary (by merger, purchase or sales of assets or stock or otherwise) and (D) all investment, joint venture, and operating Contracts or partnership agreements of the Company or any Company Subsidiary.

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(b) The Company has delivered or made available to Parent a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each oral Material Contract. With respect to each such Material Contract: (i) it is the legal, valid, binding, and enforceable obligation of the Company or applicable Company Subsidiary, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors rights generally, by applicable Law or by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (ii) upon receipt of any required Consent (all of which are set forth in Section 3.13(b) of the Company Disclosure Letter), each Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the consummation of the Transactions, (iii) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party, is in breach or default under any Material Contract, and, to the knowledge of the Company, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a breach or default under any Material Contract by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party and (iv) no party has repudiated in writing any material provision of a Material Contract.

Section 3.14 Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

Section 3.15 Real Property.

(a) Neither the Company nor any Company Subsidiaries owns any real property.

(b) Section 3.15(b) of the Company Disclosure Letter lists and describes briefly all real property leased or subleased to the Company and the Company Subsidiaries. The Company has delivered to Parent correct and complete copies of the leases and subleases listed in Section 3.15 of the Company Disclosure Letter. With respect to each lease and sublease listed in Section 3.15 of the Company Disclosure Letter:

(i)
the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (2) laws and judicial decisions regarding indemnification for violations of securities laws, and (3) the availability of specific performance or other equitable remedies;

(ii)
the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (2) laws and judicial decisions regarding indemnification for violations of securities laws, and (3) the availability of specific performance or other equitable remedies;

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(iii)
to the Company’s knowledge, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iv)	no party to the lease or sublease has repudiated any provision thereof;

(v)	there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(vi)	with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

(vii)	neither the Company nor any of the Company Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(viii)
all facilities leased or subleased thereunder have received all material approvals of governmental authorities (including licenses and permits) required by the Company and the Company Subsidiaries in connection with the operation thereof and have been operated and maintained by the Company and the Company Subsidiaries in accordance with applicable laws, rules, and regulations, except where such failure would not have a Company Material Adverse Effect; and

(ix)	all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the Company’s business as currently conducted at such facilities.

Section 3.16 Related Party Transactions.  Except as set forth in Section 3.16 of the Company Disclosure Letter, no director, officer, employee or affiliate of the Company or any Company Subsidiary has (a) borrowed any money from, nor has any indebtedness or other similar obligations to, the Company or any Company Subsidiary, (b) is a party to any Contract relating to the voting or disposition of Company Common Stock, or (c) has business dealings or a financial interest (including, without limitation, through the ownership of any equity interest in any other entity) in any material transaction, other than the Transactions and Employee Stock Options, with the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary is a party or subject to any Contract in which any director, officer, employee or stockholder of the Company has an interest, direct or indirect, and there does not exist any commitment or liability of the Company or any Company Subsidiary to pay any remuneration or other consideration to any such director, officer, employee or stockholder, such as fees, rentals, loans, dividends or fixed or contingent deferred or current compensation.

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Section 3.17 Permits.  The Company and each Company Subsidiary has all necessary Permits required of the Company or the Company Subsidiary, or necessary for the conduct of the Company’s business as currently operated, except for the lack of any of such Permits that, individually and in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All such Permits are currently in full force and effect, except where the failure of such Permits to be in full force and effect, individually and in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. No proceedings have been instituted or, to the Company’s knowledge are threatened, seeking the suspension, termination or revocation, or the adverse modification or amendment, of any such Permits or to declare any of them invalid in any respect, except for such proceedings that individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.18 Labor Relations.

(a) (i) Neither the Company nor any Company Subsidiary is a party to, and has no obligations under any collective bargaining agreement with any party relating to the compensation or working conditions of any of the Company’s employees; (ii) neither the Company nor any Company Subsidiary is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; (iii) as of the date hereof, the Company has no knowledge of any union organizational or representational activities underway among any of the employees of the Company or any Company Subsidiary; and (iv) as of the date hereof, neither the Company nor any Company Subsidiary has been charged or, to the Company’s knowledge, threatened with a charge of any unfair labor practice. As of the date hereof, there are no existing or, to the Company’s knowledge, threatened labor strikes, slowdowns, work stoppages, disputes or grievances materially affecting or which could reasonably be expected to materially affect operations at the Company or deliveries from or into any of the Company’s or any Company Subsidiary’s facilities.

(b) Neither the Company nor any Company Subsidiary has committed any act or failed to take any required action with respect to any of its employees which has resulted in a violation of: (i) ERISA, or similar legislation as it affects any employee benefit or welfare plan of the Company or any Company Subsidiary; (ii) the Immigration Reform and Control Act of 1986; (iii) the National Labor Relations Act, as amended; (iv) Title VII of the Civil Rights Act of 1964, as amended; (v) the Occupational Safety and Health Act; (vi) Executive Order 11246; (vii) the Fair Labor Standards Act; (viii) the Rehabilitation Act of 1973; (ix) all regulations under such acts described in the preceding clauses (i) through (vi) inclusive; and (viii) and all other Laws of the United States or any state, city or municipality thereof relating to the employment of labor, except in each case for any such violation which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is liable for any arrearage of wages or taxes or penalties that are material to the Company taken as a whole, for failure to comply with any of the foregoing.

(c) Section 3.18(c) of the Company Disclosure Schedule contains a complete and accurate lists of the names and compensation paid to each person employed by the Company or any Company Subsidiary during the year ended December 31, 2004 and the period ending on September 30, 2005.

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Section 3.19 Insurance.  Section 3.19 of the Company Disclosure Letter sets forth as of the date of this Agreement the material insurance policies maintained by the Company and each Company Subsidiary. All material policies of fire, liability, workers’ compensation, director and officer, malpractice and professional liability and other forms of insurance providing insurance coverage to or for the Company or any Company Subsidiary in respect of each such policy for the last three years have been made available to Parent and (a) the Company is named insured under such policies, (b) all premiums required to be paid with respect thereto covering all periods up to the date hereof have been paid, (c) there has been no lapse in coverage under such policies during any period for which the Company has conducted its operations, and (d) no written notice of cancellation or termination has been received with respect to any such policy as of the date hereof. All such policies are in full force and effect, unless replaced with comparable insurance policies having comparable terms and conditions. Since December 31, 2004 to the date of this Agreement, there have been no material claims made with respect to such policies. No such policies shall terminate as a result of the consummation of the Transactions. Since December 31, 2004 to the date of this Agreement, no insurer has given the Company or any Company Subsidiary written notice that coverage was denied with respect to any material claim submitted to such insurer by the Company or any Company Subsidiary.

Section 3.20 Intellectual Property.  For purposes of this Agreement, “Intellectual Property” means all inventions, patents, industrial designs, applications and registrations for any of the foregoing (including any continuations, divisionals, continuations-in-part, renewals, reissues, patents issuing upon reexamination); trademarks, trade names, service marks, domain names, designs, logos, slogans, indicia of source and general intangibles of a like nature, together with all goodwill, registrations and applications related to the foregoing; works of authorship, copyrights, mask works, together with all registrations and applications related to the foregoing; proprietary technology, trade secrets, proprietary or other confidential information, know-how, proprietary processes, formulae, algorithms, models, technical and engineering data; proprietary computer software programs or applications (in both source code and object code form and including without limitation firmware), and including all related technical documentation, user or operator manuals, software libraries, compliers, databases, schematics, diagrams and methodologies related to any of the foregoing (“Software”); all moral rights including without limitation any rights of paternity or integrity, and right of restraint, any right to claim authorship of any of the foregoing, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any of the foregoing, whether or not such would be prejudicial to honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a “moral” right (“Moral Rights”); rights of publicity and privacy related to the use of the names, likenesses, voices, signatures and biographical information of real persons; licenses, immunities, covenants not to sue relating to any of the foregoing; any and all other intellectual property or other proprietary rights protectable as a matter of law; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing. Any Intellectual Property that is used by the Company or any Company Subsidiary and that is owned by the Company or any Company Subsidiary is herein referred to as the “Company Intellectual Property.” Any Intellectual Property that is used by the Company or any Company Subsidiary and that is owned by a third party is herein referred to as the “Third Party Intellectual Property.”Section 3.20 of the Company Disclosure Letter lists all Company Intellectual Property for which an application for registration or request for approval has been filed or which is material to the Company and for which no applications for registration or requirements for approval have been filed, and specifies the jurisdictions in which such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. With respect to all applications listed in Section 3.20 of the Company Disclosure Letter, each such application has been prosecuted in material compliance with all applicable rules, policies and procedures of the appropriate U.S., state or foreign registry. Section 3.20 of the Company Disclosure Letter is a true and complete list of all Third Party Intellectual Property and specifies any Third Party Intellectual Property that is incorporated in, is, or forms a part of, any Company product, excluding any such Third Party Intellectual Property that is available on a commodity basis (such as “shrink wrap” licenses) and that is non-exclusive, terminable and available at a standard fee, or is used in the Company’s business as currently conducted. Section 3.20 of the Company Disclosure Letter lists (i) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property of the Company; and (ii) all material licenses, sublicenses and other agreements as to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary is authorized to use any Third Party Intellectual Property. To the knowledge of the Company, each such license, sublicense and other agreement constitutes the valid and binding obligation of all parties thereto, enforceable in accordance with its terms, and, to the knowledge of the Company, there exists no breach by any party thereto and no event has occurred that will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any Company Subsidiary thereunder. The Company owns, or is licensed or otherwise possesses legally sufficient rights in and to the Company Intellectual Property and the Third Party Intellectual Property to carry out the business of the Company as currently conducted.

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(a) The Company and each Company Subsidiary is not, nor following receipt of any required Consent, will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 3.20 of the Company Disclosure Letter. No claims with respect to any Company Intellectual Property or Third Party Intellectual Property to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property by or through the Company or any Company Subsidiary, are currently pending or, to the knowledge of the Company, threatened by any person, nor does the Company know of any valid grounds for any bona fide claims: (i) to the effect that the manufacture, sale, licensing, disclosure, distribution or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes or violates the Company’s or a third party’s Intellectual Property; (ii) against the use by the Company or any Company Subsidiary of any Company Intellectual Property or Third Party Intellectual Property in the Company’s business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any Company Intellectual Property or Third Party Intellectual Property; or (iv) challenging the Company’s or any Company Subsidiary’s license or legally enforceable right to use of the Company Intellectual Property or Third Party Intellectual Property in the Company’s business as currently conducted by the Company. All registered, granted or issued patents, registered trademarks, mask works and registered copyrights held by the Company and each Company Subsidiary are valid and subsisting. Except as set forth in Section 3.20(a) of the Company Disclosure Letter, to the Company’s knowledge, there is no unauthorized use, disclosure, dissemination, infringement or misappropriation of any Third Party Intellectual Property or Company Intellectual Property by any third party, including any employee or former employee of the Company or any Company Subsidiary. The Company and each Company Subsidiary (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of a third party’s Intellectual Property and that has not been finally terminated prior to the date hereof or been informed or notified in writing by any third party that the Company or any Company Subsidiary may be engaged in such infringement or (ii) has knowledge of any unauthorized use, misappropriation or infringement liability with respect to, or any unauthorized use, misappropriation or infringement by, the Company of the Intellectual Property of another. Neither the Company nor any Company Subsidiary has taken any action to encourage adoption by any uniform standards board of any technology upon which any Company Intellectual Property is based or with respect to any Third Party Intellectual Property, which is incorporated in, are or form a part of any Company product.

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(b) All current and former consultants, contractors and agents of the Company and each Company Subsidiary who have participated in the development or creation of any Company Intellectual Property have executed appropriate written agreements or other instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all Company Intellectual Property thereby arising, or that have conveyed legally sufficient rights in any Third Party Intellectual Property provided by such consultant, contractor or agent for use in the business as currently conducted by the Company. No current or former partner, director, officer, or employee of the Company or any Company Subsidiary will, after giving effect to the transactions contemplated herein, own or retain any rights in or to any of the Company Intellectual Property. To the knowledge of the Company, no such employee, consultant, contractor or agent of the Company or any Company Subsidiary is in breach of any agreement with any former employer or other third party concerning the Company Intellectual Property and the Third Party Intellectual Property.

(c) To the knowledge of the Company, there are no royalties, fees, honoraria or other payments payable by the Company or any Company Subsidiary to any person or by reason of the ownership, development, use, license, sale or disposition of any Company Intellectual Property or Third Party Intellectual Property, other than license fees owed pursuant to written agreements and salaries and sales commissions paid to employees and sales agents, in each case, in the ordinary course of business.

(d) Except as set forth in Section 3.20(d) of the Company Disclosure Letter, to the knowledge of the Company, no portion of any Company Intellectual Property or Third Party Intellectual Property, at the time of delivery thereof at Closing, contains any “back door,”“time bomb,”“Trojan horse,”“worm,”“drop dead device,”“lock-out,”“virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other similar unauthorized actions. The Company has made available to Buyer a complete and accurate list of all material bugs, defects and errors of which it has knowledge in the Software constituting Company Intellectual Property (“Company Software”).

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(e) Except as set forth in Section 3.20(e) of the Company Disclosure Letter, to the knowledge of the Company, no Company Software or component thereof contains any software code that is, in whole or in part, subject to the provisions of any license to software that is made generally available to the public without requiring payment of fees or royalties (including without limitation any obligation or condition under any “open source” license such as the GNU General Public License, GNU Lesser General Public License, Mozilla Public License or BSD licenses). With respect to the items set forth in Section 3.20(e) of the Company Disclosure Letter, if any, the applicable license terms do not (i) require, or condition the use or distribution of any Company Software on the disclosure, licensing or distribution of any source code for any portion of such Company Software or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any Company Subsidiary to use or distribute any Company Software.

(f) No funding, facilities or personnel of any governmental entity were used directly to develop or create, in whole or in part, any Company Intellectual Property. Neither the Company nor any Company Subsidiary is or ever was a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company or any Company Subsidiary to grant or offer to any third party any license or right to any Company Intellectual Property.

(g) To the knowledge of the Company, the activities of the Company and each Company Subsidiary have at all times been conducted in full compliance in all material respects with applicable United States and foreign import and export control laws. Without limitation of the foregoing, the Company and each Company Subsidiary has obtained all required licenses, clearances and classifications in connection with the Company’s sale and distribution of any Company Intellectual Property and Third Party Intellectual Property.

(h) Notwithstanding anything else contained in this Agreement, including this Section 3.20, if any of the representations and warranties contained in this Section 3.20 are or become incorrect or untrue as a result of the delivery by the Company to Palamida, Inc. (“Palamida”) of any Company Intellectual Property or as a result of any omission by, negligence of or actions taken by Palamida or by any employee, agent, contractor or consultant of Palamida or any other person or entity that has been provided access to Company Intellectual Property by, through or with the consent or approval of Palamida, then such incorrectness or untruth shall not be taken into account for any purposes under this Agreement.

Section 3.21 Environmental Liability.  Without limiting Section 3.12 hereof, at all times the Company has been and is in compliance, in all material respects, with all material environmental and hazardous waste Laws applicable to the Company, that have been adopted, imposed or promulgated by any Governmental Entity having jurisdiction over the Company. As of the date hereof, the Company has not received from any Governmental Entity or third party any written requests for information, notices of claim, demand letters, or other written notification stating that the Company is or may be potentially responsible with respect to any investigation or clean-up of any hazardous materials.

Section 3.22 Customers and Suppliers. Section 3.22 of the Company Disclosure Letter lists the twenty five (25) largest customers of the Company (on a consolidated basis) for each of the fiscal year 2004 and the period from January 1, 2005 to September 30, 2005, and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. Since January 1, 2005, no supplier of the Company or any Company Subsidiary has indicated in writing that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company, and no customer listed on Section 3.22 of the Company Disclosure Letter has indicated in writing that it shall stop, or decrease the rate of, buying materials, products or services from the Company or any Company Subsidiary.

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Section 3.23 Product Warranties. Except as set forth in Section 3.23 of the Company Disclosure Letter, (a) there is no agreement or obligation to which the Company or any Company Subsidiary is a party, or any claim against or liability of the Company or any Company Subsidiary in excess of the reserves set forth on the Company Financial Statements for all such claims or liabilities, on account of product warranties or with respect to the manufacture, sale, license or rental of defective products, and (b) to the Company’s knowledge, there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented which is not fully covered by insurance or, where not covered by insurance, could reasonably be expected to result in a Company Material Adverse Effect. Section 3.23 of the Company Disclosure Letter sets forth the form of product warranty used by the Company and each Company Subsidiary.

Section 3.24 Complete Disclosure.   Except as contemplated by or disclosed in this Agreement, and in Section 3.24 of the Company Disclosure Letter, there is no fact or circumstance known to the Company that could reasonably be expected to result in a Company Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of the Company set forth in this Agreement, together with the Company Disclosure Letter and Exhibits to be furnished hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole. Other than as set forth herein or in the Company Disclosure Letter, neither the Company, nor any Company Subsidiary makes any representation or warranty whatsoever regarding any projections, estimates or budgets heretofore delivered to or made available to Parent of future revenues, expenses or expenditures, or future results of operations or any other information or documents made available to Parent, Merger Sub, or their counsel, accountants or advisors with respect to the Company or any Company Subsidiary or in respect of any other matter, except as expressly set forth in a representation and warranty (including the related Company Disclosure Letter) contained in this Agreement or any other agreement delivered in connection herewith. The Company makes no other representations or warranties other than as expressly set forth in this Agreement or any other agreement delivered in connection herewith.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the letter, dated as of the date of this Agreement, from Parent and Merger Sub to the Company (the “Parent Disclosure Letter”):

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Section 4.01 Organization, Standing and Power.  Each of Parent and Merger Sub is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and corporate authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Parent and Merger Sub are duly qualified to do business in each jurisdiction where the nature of their business or their ownership or leasing of its properties make such qualification necessary. Parent has made available to the Company true and complete copies of the Certificate of Incorporation of Parent (as so amended, the “Parent Charter”), and the Bylaws of Parent (the “Parent Bylaws”), and the comparable organizational documents of Merger Sub, in each case as amended through the date of this Agreement.

Section 4.02 Parent Subsidiaries; Equity Interests.

(a) All the outstanding shares of common stock in Merger Sub have been validly issued and are fully paid and nonassessable and owned by Parent, free and clear of all Liens.

(b) Except for 100% of the common stock of Merger Sub, Parent does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

(c) Since the date of its formation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the other Transaction Agreements to which it is a party, and the performance of its obligations hereunder and thereunder.

Section 4.03 Capital Structure.

(a) The authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of Parent (the “Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on the date of this Agreement, (i) 4,695,139 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock were issued and outstanding, and (ii) no shares of Parent Common Stock were held by Parent in its treasury. At the close of business on the date of this Agreement, warrants issued pursuant to the warrant agreement dated as of July 30, 2004, between Parent and American Stock Transfer & Trust Company (the “IPO Warrant Agreement”) to purchase 7,390,278 shares of Parent Common Stock (the “Parent Warrants”) were issued and outstanding. At the close of business on the date of this Agreement, 414,861 units were issued and outstanding, which such units consisted of 414,861 shares of Parent Common Stock and warrants to purchase 829,722 shares of Parent Common Stock. At the close of business on the date of this Agreement, options issued pursuant to advisory board agreements and a consulting agreement to purchase 60,000 shares of Parent Common Stock, in the aggregate, were issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent Bylaws or any Contract to which Parent is a party. Except as set forth above or in the Section 4.03(a) of the Parent Disclosure Letter and except for an option granted to I-Bankers Securities Incorporated and Newbridge Securities Corporation or their affiliates to purchase 270,000 units (each unit consisting of one share of Parent Common Stock and two Parent Warrants), as of the date of this Agreement there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or Merger Sub is a party (i) obligating Parent or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or Merger Sub, (ii) obligating Parent or Merger Sub to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Capital Stock. As of the date of this Agreement, other than as set forth in the Parent Charter, the Underwriting Agreement, the IPO Warrant Agreement or the Trust Agreement, there are not any outstanding contractual obligations of Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Merger Sub.

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(b) The authorized capitalization of Merger Sub consists of 1,000 shares of common stock, par value $0.01, all of which have been validly issued, fully paid and nonassessable and owned by Parent free and clear of any Lien.

Section 4.04 Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions and Parent has full corporate power and corporate authority to prepare and file the Proxy Statement and the Registration Statement and to distribute the Proxy Statement. The execution and delivery by each of Parent and Merger Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject in the case of Parent, to receipt of the Parent Stockholder Approval (as defined herein) and the filing with the Secretary of State of the State of Delaware of the Charter Amendment. Parent, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger. Each of Parent and Merger Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party (when executed and delivered pursuant hereto) will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors’ rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought, and (iii) with respect to any indemnification agreements set forth herein or therein, enforceability may be limited by principles of public policy.

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(b) The Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Parent and its stockholders and (iii) recommending that Parent’s stockholders approve the Merger and the other Transactions. Such resolutions are sufficient to render inapplicable to this Agreement, the Transactions, the other Transaction Agreements and the transactions contemplated thereby the provisions of Section 203 of the DGCL. No state takeover statute or similar statute or regulation applies or purports to apply to Parent with respect to this Agreement and other Transaction Agreements, the Merger or any other Transaction.

(c) The only vote of holders of any class or series of Parent Capital Stock necessary to approve this Agreement, the Merger and the other Transactions is the approval and adoption by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote generally in the election of directors (the “Parent Stockholder Approval”); provided, however, that the Parent may not consummate the Merger if the holders of 20% or more in interest of the IPO Shares shall have demanded that Parent convert their IPO Shares into cash pursuant to the Parent Charter and/or the Underwriting Agreement dated as of July 27, 2004, between Parent and I-Bankers Securities Incorporated and Newbridge Securities Corporation (the “Underwriting Agreement”).

Section 4.05 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement and each Transaction Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the Parent Charter (subject to the approval, filing and effectiveness of the Charter Amendment), the Parent Bylaws or the charter or bylaws of Merger Sub, (ii) any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to Parent or Merger Sub or their respective properties or assets.

(b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which Parent or Merger Sub is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of the Charter Amendment with the Delaware Secretary of State, and (iv) such other items, individually or in the aggregate, as are not material to the consummation of the Transactions.

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Section 4.06 SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) Parent has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since the date of Parent’s formation. Section 4.06(a) of the Parent Disclosure Letter lists and Parent has delivered to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s web site through EDGAR at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-KSB for each fiscal year of Parent beginning with the first year that parent was required to file such form, (ii) Parent’s Quarterly Reports on Form 10-QSB for each fiscal quarter that Parent was required to file a Quarterly Report on Form 10-QSB in each of the fiscal years of Parent referred to in clause (i) above, (iii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 4.06) filed by Parent with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”), (vi) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. §1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any report referred to in clause (i) or (ii) above (collectively, the “Certifications”), and (vii) all comment letters received by Parent from the Staff of the SEC since the Parent’s formation and all responses to such comment letters by or on behalf of Parent. The Parent SEC Documents (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC (except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document) or will not at the time they are filed with the SEC (except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent and Merger Sub maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent and Merger Sub is made known on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents. Section 4.06(a) of the Parent Disclosure Letter lists, and Parent has delivered to the Company copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To Parent’s knowledge, each director and executive officer of Parent has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since the date of Parent’s formation. As used in this Section 4.06, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Parent and Merger Sub as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X or Regulation S-B, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-B, as applicable, (that, if presented, would not differ materially from notes to the financial statements included in Parent’s Annual Report on Form 10-KSB for the year ended December 31, 2004 (the consolidated balance sheet included in such Annual Report is the “Balance Sheet”)); the financial statements referred to in this Section 4.06 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements other than those of Parent and Merger Sub are required by GAAP to be included in the consolidated financial statements of Parent. Section 4.06(b) of the Parent Disclosure Letter contains a description of all non-audit services performed by the Parent’s auditors for Parent and Merger Sub since date of Parent’s formation and the fees paid for such services; further, all such non-audit services were approved by the Board of Directors of Parent. Parent and Merger Sub maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 4.06(b) of the Parent Disclosure Letter lists, and Parent has delivered to the Company copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls. Parent has no off-balance sheet arrangements.

(c) Except (i) as set forth on the balance sheet of Parent for the year ended December 31, 2004, (ii) for the reasonable fees and expenses incurred by Parent in connection with the Transactions, (iii) the fees to lease Parent’s office space and (iv) general administrative expenses not exceeding $100,000, as of the date of this Agreement neither Parent nor Merger Sub has any liabilities or obligations required by GAAP to be set forth on a consolidated balance sheet of Parent or in the notes thereto.

(d) Merger Sub has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

Section 4.07 Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Parent’s stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion in the Registration Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in the Registration Statement or Proxy Statement.

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Section 4.08 Absence of Certain Changes or Events.

(a) From June 30, 2005, to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

(i)
any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect. The term “Parent Material Adverse Effect” shall mean any material adverse effect on the business, financial condition, or results of operations of Parent and Merger Sub, taken as a whole; provided, however, that Parent Material Adverse Effect shall not be deemed to include (i) any adverse effect on Parent occurring either prior to or after the Effective Time resulting from any change in general economic conditions relating to the market in which Parent operates, (ii) any effect directly resulting from the public announcement of the pendency of the transactions contemplated hereby, or (iii) terrorist attack, act of war or natural disaster;

(ii)
any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Parent Capital Stock or any repurchase for value by Parent of any Parent Capital Stock;

(iii)
any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Capital Stock; (A) any granting by Parent to any present or former director or executive officer, officer or employee of Parent or Merger Sub or of any increase in compensation or bonus, except in the ordinary course of business consistent with prior practice or as was required under employment agreements described in Section 4.08(a) of the Parent Disclosure Letter, (B) any granting by Parent to any such present or former director or executive officer, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements described in Section 4.08(a) of the Parent Disclosure Letter, or (C) any entry by Parent into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer, officer or employee;

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(iv)
any change in accounting methods, principles or practices by Parent or Merger Sub materially affecting the consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP;

(v)	any material elections with respect to Taxes by Parent or settlement or compromise by Parent or of any material Tax liability or refund;

(vi)	a sale, lease, license, sublicense or other disposition of any material portion of the assets, tangible or intangible, of Parent or Merger Sub;

(vii)	a waiver of any material rights or cancellation of material debts owed to or material claims of Parent or Merger Sub; or

(viii)	any Contract executed or delivered by Parent or Merger Sub, relating to the use or application of the funds in the Trust Account (as defined herein).

(b) Since the date of its formation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

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Section 4.09 Taxes.

(a) Parent and Merger Sub each has filed, or has caused to be filed on its behalf, all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by the Parent and Merger Sub (whether or not shown on any Tax Return) have been paid. Neither the Parent nor Merger Sub is currently the beneficiary of any extension of time within which to file any Tax Return. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Parent or Merger Sub. Each of Parent and Merger Sub have each made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for the quarter ended September 30, 2005. Each of Parent and Merger Sub has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent or Merger Sub now pending, and neither Parent nor Merger Sub has received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Neither Parent nor Merger Sub is obligated to make a payment or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G or Section 162(m) of the Code. Neither Parent nor Merger Sub has agreed or is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. Neither Parent nor Merger Sub has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither Parent nor Merger Sub will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date; (B) prepaid amounts received on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); or (D) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date. Neither Parent nor Merger Sub has distributed stock of another entity, or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361 within the five-year period ending on the date of this Agreement. To the knowledge of the Parent, neither Parent nor Merger Sub has any losses that are subject to limitation under Code Section 382 or any other provision of federal, state, local or foreign income Tax law. Neither Parent nor Merger Sub has ever been a beneficiary or has otherwise participated in: (X) any reportable transaction within the meaning of Treasury Regulation § 1.6011-4(b)(1); (Y) any transaction that was required to be registered as a “tax shelter” pursuant to Section 6111 of the Code, or (Z) any transaction subject to comparable provisions of state law. Parent has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent and Merger Sub (i) is neither a party to, nor is bound by nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten other than those solely among Parent and Merger Sub (collectively, “Tax Sharing Agreements”), and (ii) has no potential liability or obligation (as a transferee or successor, by contract, or otherwise) to any person as a result of, or pursuant to, any such Tax Sharing Agreements. Except as described in Section 4.09(a) of the Parent Disclosure Letter, neither Parent nor Merger Sub is (i) a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law), (ii) a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign law), or (iii) a “passive foreign investment company” within the meaning of Section 1297 of the Code. Except as described in Section 4.09(a) of the Parent Disclosure Letter, neither Parent nor Merger Sub has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. To the knowledge of Parent, neither Parent nor Merger Sub has incurred (or been allocated) an “overall foreign loss” as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code. Neither Parent nor Merger Sub is a party to a gain recognition agreement under Section 367 of the Code.

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(b) Section 4.09(b) of the Parent Disclosure Letter lists all federal, state, local and foreign income and franchise Tax Returns filed with respect to Parent or Merger Sub for taxable periods ending on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Parent has delivered to the Company correct and complete copies of all federal Income Tax Returns and state income and franchise Tax Returns, examination reports and statements of deficiencies assessed against, or agreed to by Parent since December 31, 2002. Parent has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

Section 4.10 Employees.  Parent has six (6) directors and three (3) officers, the names of which are set forth on Section 4.10 of the Parent Disclosure Letter. Merger Sub has two (2) directors and two (2) officers, the names of which are set forth on Section 4.10 of the Parent Disclosure Letter. Parent is the sole stockholder of Merger Sub. Neither Parent nor Merger Sub has ever had any current or former employees.

Section 4.11 Benefit Plans.

(a) The Parent Disclosure Letter sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of ERISA, and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by Parent or Merger Sub, or for which Parent or Merger Sub has any liability, contingent or otherwise (collectively, the “Parent Benefit Plans”).

(b) With respect to each Parent Benefit Plan, Parent has furnished the Company with a complete and accurate copy of the plan document or other governing contract. The Parent Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of the Code and applicable Law. There are no pending or, to the knowledge of Parent or Merger Sub, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Parent Benefit Plans.

(c) No Parent Benefit Plan is intended to be “qualified” within the meaning of Section 401(a) of the Code. Neither Parent nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Parent under Section 414(b), (c), (m) or (o) of the Code, has incurred any liability under Title IV of ERISA or Section 412 of the Code.

(d) The execution and delivery by each of Parent and Merger Sub of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not (i) entitle any employee, officer or director of the Parent or Merger Sub to severance pay, bonus payment, finders fee, “change of control” payment or similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Parent Benefit Plan or (iii) result in any breach or violation of, or a default under, any Parent Benefit Plan. There is no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of Parent or any of its affiliates.

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Section 4.12 Litigation.  There is no claim, suit, action or proceeding, or known investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub nor are there any Judgments outstanding against Parent or Merger Sub.

Section 4.13 Compliance with Applicable Laws.  Parent and Merger Sub are in compliance in all material respects with all applicable Laws. Neither Parent nor Merger Sub has received any written communication since the date of the formation of Parent from a Governmental Entity that alleges that Parent or Merger Sub is not in compliance with any Applicable Law. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09.

Section 4.14 Contracts; Debt Instruments.

(a) Except as contemplated by this Agreement or as disclosed in Section 4.14 of the Parent Disclosure Letter, the Form 10-KSB filed by Parent with the SEC for the year ended December 31, 2004, or the Form 10-QSB filed by Parent with the SEC for the quarter ended March 31, 2005, there are no Parent Material Contracts. “Parent Material Contracts” means”:

(i)
all management agreements, employment agreements, consulting agreements, and independent contractor agreements to which Parent or Merger Sub is a party (other than any agreement which (A) provides for future payments of less than $50,000 annually and less than $150,000 in the aggregate, or (B) which is terminable by Parent or Merger Sub without breach or penalty on less than thirty (30) days’ prior written notice);

(ii)	all guarantees, mortgages, deeds of trust, indentures and loan agreements, to which Parent or Merger Sub is a party, which involve an amount in excess of $50,000;

(iii)
all Parent Contracts (as defined below) (other than those described in or excepted from clauses (i) or (ii) of this Section 4.14(a)) (other than any agreement (A) in which the aggregate amount to be received or paid thereunder does not exceed $50,000 annually and $150,000 in the aggregate, or (B) which can be performed in the normal course within six months after the Effective Time without breach or penalty and involves the future payment of less than $100,000 in the aggregate); and

(iv)
(A) all Parent Contracts with stockholders, directors or officers of Parent or Merger Sub, (B) all Parent Contracts containing covenants by Parent or Merger sub not to compete in any lines of business or commerce, (C) all Parent Contracts for the acquisition, sale or lease of material properties or assets of Parent or Merger Sub (by merger, purchase or sales of assets or stock or otherwise) and (D) all investment, joint venture, and operating Parent Contracts or partnership agreements of Parent or Merger Sub.

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“Parent Contracts” means any contract, lease, license, indenture, note, bond, agreement, concession, or other agreement to which Parent or Merger Sub is a party. Neither Parent nor Merger Sub nor, to the knowledge of Parent, any other party thereto is in violation of or in default (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default by Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto) under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other Parent Contract, to which it is a party or by which it or any of its properties or assets is bound. Parent has not received any written notice of the intention of any party to such Parent Contract to terminate such Parent Contract whether as a termination for convenience or for default of Parent thereunder.

(b) True and complete copies of any Parent Contracts set forth on the Parent Disclosure Letter have been provided or made available to the Company. Each such Parent Contract is valid, binding and enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors rights generally, by applicable Law or by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) Parent has not been notified in writing as of the date of this Agreement that in the event of a sale or change of ownership of Parent, any of such Parent Contracts would reasonably be expected to be terminated or modified in any manner.

Section 4.15 Brokers; Schedule of Fees and Expenses.  Except as described in Section 4.15 of the Parent Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.16 Intellectual Property.  Neither Parent nor Merger Sub owns, uses or licenses any material Intellectual Property.

Section 4.17 Trust Funds; Liquidation.

(a) Since July 1, 2005, Parent has had at least $21,350,000, plus accrued interest (the “Trust Fund”), invested in U.S. government securities in a trust account at a New York branch of JP Morgan Chase (the “Trust Account”), held in trust by American Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement dated as of July 30, 2004, between Parent and the Trustee (the “Trust Agreement”). Upon consummation of the Merger and notice thereof to the Trustee, the Trust Account will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable to Parent the Trust Fund held in the Trust Account, which Trust Fund will be free of any Lien whatsoever and, after taking into account any funds paid to holders of IPO Shares who shall have demanded that Parent convert their IPO Shares into cash pursuant to the Parent Charter and/or the Underwriting Agreement, will be available for use in the businesses of Parent and the Company.

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(b) Effective as of the Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period contained in the Parent Charter and/or the Underwriting Agreement will terminate, and effective as of the Effective Time Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Merger or the Transactions, and following the Effective Time no Parent stockholder shall be entitled to receive any amount from the Trust Account except to the extent such stockholder votes against the approval of this Agreement and the Transactions and demands, contemporaneous with such vote, that Parent convert such stockholder’s shares of Parent Common Stock into cash pursuant to the Parent Charter and/or the Underwriting Agreement.

Section 4.18 Real Property.  Neither Parent nor Merger Sub owns any real property. Section 4.18 of the Parent Disclosure Letter sets forth a complete list of all real property and interests in real property leased by Parent or Merger Sub.

Section 4.19 Related Party Transactions.  Except as set forth in Section 4.19 of the Parent Disclosure Letter, no director, officer, employee or affiliate of Parent or Merger Sub has any indebtedness or other similar obligations to, Parent or is a party to any Contract relating to the voting or disposition of Parent Common Stock, and Parent is not a party or subject to any Contract in which any director, officer, employee or stockholder of Parent has an interest, direct or indirect, and there does not exist any commitment or liability of Parent to pay any remuneration or other consideration to any such director, officer, employee or stockholder, such as fees, rentals, loans, dividends or fixed or contingent deferred or current compensation.

Section 4.20 Investment Company Act.  Parent is not, and will not be after the Effective Time, an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

Section 4.21 Permits.  Parent and Merger Sub have all necessary material Permits, required of Parent or Merger Sub. All such Permits are currently in full force and effect. No proceedings have been instituted or, to Parent’s knowledge are threatened, seeking the suspension, termination or revocation, or the adverse modification or amendment, of any such Permits or to declare any of them invalid in any respect.

Section 4.22 Insurance.  Other than the directors’ and officers’ insurance policy set forth on Section 4.22 of the Parent Disclosure Letter (the “Parent D&O Policy”), neither Parent nor Merger Sub maintains any insurance policy. The Parent D&O Insurance Policy has been made available to the Company and (a) Parent or Merger Sub are named insureds under such policy, (b) all premiums required to be paid with respect thereto covering all periods up to and including the date hereof have been paid, (c) there has been no lapse in coverage under such policy during any period for which Parent and Merger Sub have conducted their respective operations, and (d) no written notice of cancellation or termination has been received with respect to such policy as of the date hereof. None of Parent or Merger Sub has any obligation for retrospective premiums for any period prior to the date hereof. The Parent D&O Policy is in full force and effect, unless replaced with a comparable insurance policy having comparable terms and conditions. As of the date of this Agreement, there have been no claims made with respect to the Parent D&O Policy.

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Section 4.23 Advisory Board. The members of the Advisory Board of Parent, the charter or other written guidelines governing the activities and proceedings of the Advisory Board, the fees and compensation arrangements for each member of the Advisory Board and terms of service of the members of the Advisory Board are set forth in or attached to Section 4.23 of the Parent Disclosure Letter. The members of the Advisory Board of Parent, or any of them, may be removed from such membership or position, with or without cause and without cost or expense in the absolute discretion of the Parent Board.

Section 4.24 Complete Disclosure.  Except as contemplated by or disclosed in this Agreement, and in Section 4.24 of the Parent Disclosure Letter, there is no fact or circumstance known to Parent that could reasonably be expected to result in a Parent Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of Parent and Merger Sub set forth in this Agreement, together with the Parent Disclosure Letter and Exhibits to be furnished hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 Conduct of Business.

(a) Conduct of Business by the Company. The Company covenants and agrees that, from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries shall conduct their business in the usual, regular and ordinary course in substantially the same manner as previously conducted. The Company shall use its commercially reasonable efforts to (w) preserve intact the business organization and assets of the Company and each Company Subsidiary, (x) keep available the services of the present officers, employees and consultants of the Company and each Company Subsidiary, (y) maintain in effect Material Contracts and (z) preserve the present relationships of the Company and each Company Subsidiary with customers, licensees, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations. In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, neither the Company nor any Company Subsidiary shall do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its shares of capital stock, (B) split, combine or reclassify any of its shares of capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, (C) purchase, redeem or otherwise acquire shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such interests or other securities, (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership, or (E) pledge after the date hereof any shares of its capital stock;

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(ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B)  any securities convertible into or exchangeable for, or any options (other than vesting of currently outstanding options and warrants pursuant to their terms), warrants or rights to acquire, any such shares of its capital stock, or (C) any “phantom” rights, or interest-based performance units of the Company;

(iii) amend the Company Certificate of Incorporation or Bylaws;

(iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets in excess of $50,000 in the aggregate;

(v) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or allow (other than with respect to those certain liens in effect as of the date of this Agreement securing the lessors’ interest in leased equipment used by the Company and liens in effect as of the date of this Agreement in favor of lenders, all as set out in the Company Disclosure Letter) any lien on, any of its assets (including any Company Intellectual Property) other than (A) in the ordinary course of business consistent with past practice, but in no event shall such dispositions exceed $50,000 individually or $150,000 in the aggregate for the Company and all Company Subsidiaries taken as a whole, or (B) pursuant to the terms of Material Contracts which are set forth in the Company Disclosure Letter;

(vi) (A) enter into any agreement, other than in the ordinary course of business, that if entered into prior the date hereof would be a Material Contract required to have been disclosed pursuant to Section 3.13; or (B) modify, amend in any material respect, transfer, terminate or waive any material rights under any Material Contract in any manner adverse to the Company or any Company Subsidiary;

(vii) pay, discharge, satisfy or settle any litigation, except any settlement that would not: (A) impose any injunctive or similar order on the Company or any Company Subsidiary; or restrict in any way the business of the Company or any Company Subsidiary; or (B) exceed $50,000 in cost or value to the Company or any Company Subsidiary in the aggregate for all such settlements;

(viii) enter into or amend any contract, transaction, indebtedness or other arrangement in which any of its directors or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

(ix) except in the ordinary course of business or to the extent required under employment agreements in effect as of the date hereof, and which are set forth in the Company Disclosure Letter, (A) hire or terminate any employee or consultant having an annual salary or fee in excess of $150,000 or (B) grant to any of the employees, officers or directors of the Company or any Company Subsidiary, any increase in (i) compensation or fringe benefits (including, without limitation, bonuses), or (ii) severance or termination pay;

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(x) make any change in accounting methods, principles or practices affecting its reported consolidated assets, liabilities or results of operations, except insofar as may have been required by a change in GAAP;

(xi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

(xii) make or agree to make any new capital expenditure or expenditures in excess of $25,000 in an individual case and $50,000 in the aggregate for all cases;

(xiii) make any material Tax election, settle or compromise any material Tax liability or refund or file any amended Tax Return;

(xiv) enter into, adopt or amend or terminate any (A) employment or consulting agreement where the annual salary or fee associated with such employment or consulting agreement is in excess of $150,000 or where such employment or consulting agreement has a term of more than one (1) year, (B) severance agreements in excess of $50,000, (C) Company Benefit Plan or (D) other employee benefit agreement, trust, plan, fund award or other arrangement for the benefit or welfare of any director, officer or employee;

(xv) except as otherwise required by Law, enter into any or modify in any respect any labor or collective bargaining agreement or any other agreement or commitment to or relating to any labor union;

(xvi) enter into any transaction with, or enter into any agreement, arrangement, or understanding with any of the Company’s affiliates that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-B;

(xvii) engage any investment or financial advisor prior to the receipt of an Acquisition Proposal; or

(xviii) take, authorize, commit or agree to take any of the foregoing actions.

(b) Conduct of Business by Parent. The Parent covenants and agrees that, from the date of this Agreement to the Effective Time, the Parent shall, and shall cause Merger Sub to, conduct their business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit Merger Sub to, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

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(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization of, or alter through merger, liquidation, reorganization or restructuring or in any other fashion its corporate structure;

(ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B)  any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares of its capital stock, or (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(iii) amend the Parent Charter, the Parent Bylaws or the comparable organizational documents of Merger Sub, other than as contemplated herein;

(iv) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any lien on, any of its assets (including any Parent Intellectual Property) other than (A) in the ordinary course of business consistent with past practice, but in no event shall such dispositions exceed $50,000 individually or $100,000 in the aggregate, or (B) pursuant to the terms of contracts entered into as of the date of this Agreement, which shall be disclosed on the Parent Disclosure Letter;

(v) enter into or amend any contract, transaction, indebtedness or other arrangement in which any of its directors or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

(vi) (A) grant to any employee, executive officer or director of Parent any increase in compensation, (B) grant to any employee, executive officer or director of Parent any increase in severance or termination pay, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any employee, executive officer or director of Parent, (D) establish, adopt, enter into or amend in any respect any collective bargaining agreement, any other agreement or commitment to or relating to any labor union, or (E) make any determinations under any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any Parent Benefit Plan;

(vii) make any change in accounting methods, principles or practices affecting its reported consolidated assets, liabilities or results of operations, except insofar as may have been required by a change in GAAP;

(viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

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(ix) make or agree to make any new capital expenditure or expenditures;

(x) make any material Tax election, settle or compromise any material Tax liability or refund or file any amended Tax Return;

(xi) enter into any transaction with, or enter into any agreement, arrangement or understanding with any of Parent’s affiliates that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-B; or

(xii) take, authorize or commit or agree to take any of, the foregoing actions.

(c) Other Actions. The Company and Parent shall use its commercially reasonable efforts to not, and shall use its commercially reasonable efforts to not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party becoming untrue, or (ii)  any condition to the Merger set forth in Article VII not being satisfied.

Section 5.02 No Solicitation by the Company.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company shall not, directly or indirectly, and shall not authorize any of its directors, officers, employees, representatives or agents (collectively, the “Company Representatives”, which term shall not include stockholders of the Company that are not authorized to act on behalf of the Company and that are not also a director, officer or employee of the Company), to not, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (as defined herein), (ii) furnish any information regarding the Company to any person, group or entity in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person, group or entity with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (as defined herein); provided, however, that prior to the approval of this Agreement by the stockholders of the Company, this Section 5.02(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions with, any person, group or entity in response to a Superior Proposal (as defined herein) that is submitted to the Company by such person, group or entity (and not withdrawn) if (w) neither the Company nor any of the Company Representatives have breached any of the terms of this Section 5.02(a), (x) the Board of Directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company’s stockholders under applicable Law, (y) at least two (2) Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such person, group or entity, the Company gives Parent written notice of the identity of such person, group or entity and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such person, group or entity, and the Company receives from such person, group or entity an executed confidentiality agreement on terms substantially similar to these in effect between the Company and Parent containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person, group or entity by or on behalf of the Company, and (z) at least one (1) Business Day prior to furnishing any such nonpublic information to such person, group or entity the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.02(a) by any Company Representative shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company shall promptly notify each Company Representative of the Company’s obligations under this Section 5.02.

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(b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company (including the identity of the person, group or entity making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any person, group or entity. The Company shall keep Parent fully informed on a current basis with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto. The Company shall promptly advise Parent orally and in writing if the Company’s board of directors determines that any such Acquisition Proposal constitutes a Superior Proposal (the “Superior Proposal Notice”).

(c) For purposes hereof, the term “Acquisition Proposal” shall mean any written offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

(d) For purposes hereof, the term “Acquisition Transaction” shall mean any transaction or series of transactions involving:

(i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (A) in which the Company or a material Subsidiary of the Company is a constituent corporation, (B) in which a person or group, acting in concert, directly or indirectly, acquires beneficial or record ownership of securities representing more than 15% of the voting power of the Company or a material Subsidiary of the Company, or (C) in which the Company or a material Subsidiary of the Company issues or sells securities representing more than 15% of the voting power of the Company or a material Subsidiary of the Company, or

(ii) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries.

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Section 5.03 Company Stockholders’ Meeting.

(a) The Company shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement and the transactions contemplated hereby (the “Company Stockholders’ Meeting”), and shall submit such proposal to such holders at the Company Stockholders’ Meeting. The Company (in consultation with Parent) shall set a record date for persons entitled to notice of, and to vote at, the Company Stockholders’ Meeting, which shall be held no later than twenty five (25) days after the Registration Statement on Form S-4 has been declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with applicable Law.

(b) The Company shall submit the proposal at the Company Stockholders Meeting pursuant to a proxy statement (the “Company Proxy Statement”). Subject to Section 5.03(c): (i) the Company Proxy Statement shall include a statement to the effect that the board of directors of the Company unanimously recommends that the Company’s stockholders vote to adopt this Agreement and the transactions contemplated hereby at the Company Stockholders’ Meeting (the unanimous recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt this Agreement and the transactions contemplated hereby being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.03(b), at any time prior to the approval of this Agreement by the holders of Company Common Stock at the Company Stockholders’ Meeting, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) any Acquisition Proposal is made to the Company and is not withdrawn; (ii) the Company provides Parent with two (2) Business Days prior notice of any meeting of the Company’s board of directors at which such board of directors will consider and determine whether such Acquisition Proposal is superior to the transactions contemplated hereby; (iii) the Company’s board of directors determines in good faith, after taking into account the advice of the Company’s independent financial advisors, that such Acquisition Proposal constitutes a proposal (the “Superior Proposal”) superior to the transactions contemplated hereby; (iv) the Company’s board of directors determines in good faith, after having taken into account the written advice of the Company’s outside legal counsel, that, in light of the Superior Proposal, the withdrawal or modification of the Company Board Recommendation is required in order for the Company’s board of directors to comply with its fiduciary obligations to the Company’s stockholders under applicable Law; and (v) neither the Company nor any of the Company Representatives shall have violated any of the restrictions set forth in Section 5.02.

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Section 5.04 New Audit. The Company shall deliver to Parent and Merger Sub on or prior to November 10, 2005, (a) the audited balance sheet of the Company as of December 31, 2004, and December 31, 2003, and (b) the audited statements of income, cash flows and stockholders’ equity of the Company for the years ended December 31, 2004 and December 31, 2003 prepared by Anton Collins Mitchell, LLP (the “New Audit”).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Preparation of the Proxy Statement; Parent Stockholders Meeting; Company Stockholders Meeting.

(a) As soon as practicable following the date of this Agreement, Parent shall, with the cooperation of the Company, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Parent shall use its reasonable best efforts to (i) prepare and file with the SEC the definitive Proxy Statement, (ii) cause the Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, and (iii) to cause the definitive Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the Registration Statement is declared effective by the SEC. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

(b) As soon as practicable following the date of this Agreement, Parent, with the cooperation of the Company, shall prepare and file with the SEC a Registration Statement on Form S-4, in which the Proxy Statement shall be included as part of the prospectus, and the parties hereto shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement. Parent shall allow the Company’s full participation in the preparation of the Registration Statement and any amendment or supplement thereto and shall consult with the Company and its advisors concerning any comments from the SEC with respect thereto.

(c) If, prior to the Effective Time, any event occurs with respect to the Company, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement or Registration Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or Registration Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or Registration Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent’s stockholders.

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(d) If, prior to the Effective Time, any event occurs with respect to Parent or Merger Sub, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement or Registration Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or Registration Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or Registration Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent’s stockholders.

(e) Parent shall, promptly after the date hereof, take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) as soon as practicable after the Registration Statement is declared effective. Parent shall consult with the Company on the date for the Parent Stockholders Meeting. Parent shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Parent’s stockholders as soon as practicable after the Registration Statement is declared effective. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval, except to the extent that the Parent Board shall have withdrawn its approval or recommendation of this Agreement and the Merger, which withdrawal may be made only if deemed by the Parent Board to be necessary in order to comply with its fiduciary duties. Notwithstanding any other provision thereof, Parent shall not be restricted from complying with any of its obligations under the Exchange Act.

Section 6.02 No Shopping.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Parent shall not, directly or indirectly, and shall use its commercially reasonable efforts to cause its stockholders, directors, officers, employees, representatives or agents (collectively, the “Parent Representatives”), to not, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Parent Acquisition Proposal (as defined herein), (ii) furnish any information regarding Parent to any person, group or entity in connection with or in response to a Parent Acquisition Proposal, (iii) engage in discussions or negotiations with any person, group or entity with respect to any Parent Acquisition Proposal, (iv) approve, endorse or recommend any Parent Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction (as defined herein); provided, however, that prior to the approval of this Agreement by the stockholders of Parent, it shall not be a breach of any of the provisions of this Section 6.02 nor shall this Section 6.02(a) prohibit Parent from engaging in discussions with (the “Parent Discussions”) and issuing indications of interest to (the “Indications of Interest”) parties in the IT security industry, if (x) neither Parent nor any of the Parent Representatives have breached any of the terms of this Section 6.02(a), (y) at least two (2) Business Days prior to issuing any Indication of Interest, Parent gives the Company written notice of the identity of such person, group or entity and of Parent’s intention to issue such Indication of Interest, and (z) at least one (1) Business Day prior to issuing such Indication of Interest Parent furnishes a copy of such Indication of Interest to the Company. Parent may not enter into or negotiate the terms of any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction until after Parent has received a Superior Proposal Notice. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.02(a) by any Parent Representative shall be deemed to be a breach of this Section 6.02(a) by Parent. Parent shall promptly notify each Parent Representative of its obligations under this Section 6.02.

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(b) Parent shall promptly advise the Company orally and in writing of any Parent Acquisition Proposal, any inquiry or indication of interest that could lead to a Parent Acquisition Proposal, or any request for nonpublic information relating to Parent (including the identity of the person, group or entity making or submitting such Parent Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any person, group or entity. Parent shall keep the Company fully informed on a current basis with respect to the status of any Parent Discussions or Indications of Interest.

(c) For purposes hereof, the term “Parent Acquisition Proposal” shall mean any written offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest for the Company) contemplating or otherwise relating to any Parent Acquisition Transaction.

(d) For purposes hereof, the term “Parent Acquisition Transaction” shall mean any transaction or series of transactions involving:

(i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (A) in which Parent is a constituent corporation, (B) in which a person or group, acting in concert, directly or indirectly, acquires beneficial or record ownership of securities representing more than 15% of the voting power of Parent, (C) in which Parent issues or sells securities representing more than 15% of the voting power of Parent, or (D) in which Parent is obligated to pay cash or cash equivalents in excess of fifteen percent (15%) of the Trust Fund, or

(ii) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the net revenues, net income or assets of Parent.

Section 6.03 Access to Information; Confidentiality.

(a) Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws. All information exchanged pursuant to this Section 6.03(a) shall be subject to the mutual nondisclosure agreement dated as of March 25, 2005, between the Company and Parent (the “Confidentiality Agreement”).

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(b) The Company agrees to provide to Parent, within thirty (30) days after the date hereof, an unaudited balance sheet and an unaudited income statement, in each case without any notes, for each of the calendar months of September 2005 and October 2005, and thereafter, shall provide to Parent within thirty (30) days after the end of each calendar month after October 2005, an unaudited balance sheet and an unaudited income statement, in each case without any notes, for each such calendar month.

Section 6.04 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Merger or other Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger or other Transactions and to fully carry out the purposes of this Agreement and the Transaction Agreements. In connection with and without limiting the foregoing, Parent and the Company shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Transaction Agreements.

(b) The Company and Parent shall give prompt notice to the other, of (i) any representation or warranty made by it contained in any Transaction Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement, provided, however, that such notification pursuant to this Section 6.04(b) shall not limit or otherwise effect the remedies available hereunder to the party receiving such notice.

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Section 6.05 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with the Merger and the other Transactions by Parent, Merger Sub or the Company shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 6.06 Public Announcements.  Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process.

Section 6.07 Affiliates.  Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are expected by the Company to be, at the date of the Parent Stockholders Meeting, “affiliates” of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form of Exhibit F attached hereto (the “Affiliate Letters”).

Section 6.08 Quotation of Listing.  Parent shall use its commercially reasonable efforts to cause (a) the shares of Parent Common Stock to be issued in the Merger, (b) all shares of Parent Common Stock outstanding as of the date of the Effective Time and (c) the Parent Warrants outstanding as of the Effective Time, to be approved for quotation on The Nasdaq Stock Market, Inc. (“Nasdaq”), or if any of such securities are not eligible to be quoted on Nasdaq, to cause such non-eligible securities to be approved for listing on The American Stock Exchange LLC (the “AMEX”), in each case subject to official notice of issuance, prior to the Effective Time.

Section 6.09 Tax Treatment.  The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 6.10 Lock-Up Agreements. As of the Effective Time, lock-up letters, on substantially in the form of Exhibit G attached hereto (the “Lock-Up Agreements”), shall have been executed by the persons listed on Exhibit G.

Section 6.11 Pre-Closing Confirmation.

(a) Promptly after the date hereof, Parent shall give to the Trustee the notice attached as Exhibit A to the Trust Agreement.

(b) Not later than 48 hours prior to the Closing, Parent shall (i) give the Trustee advance notice of the Effective Time, and (ii) cause the Trustee to provide a written confirmation to the Company confirming the dollar amount of the Trust Fund balance held by the Trustee in the Trust Account that will be released to Parent upon consummation of the Merger.

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Section 6.12  Stock Symbol.  As of and after the Effective Time, Parent shall cause the symbol under which the Parent Common Stock and Parent Warrants are traded on the OTC Bulletin Board, Nasdaq or the AMEX to change to a symbol as determined by the Company and Parent that, if available, is reasonably representative of the corporate name or business of the Company.

Section 6.13 Preliminary Disclosure Letters. Concurrently with the execution of this Agreement, (a) the Company shall deliver the Company Disclosure Letter to Parent and (b) Parent and Merger Sub shall deliver the Parent Disclosure Letter to the Company. The Company Disclosure Letter and the Parent Disclosure Letter (collectively, the “Initial Disclosure Letters”) shall (i) be arranged in sections and subsections corresponding to the sections and subsections contained in Article III or Article IV, as applicable, and the disclosure in any section or subsection of the Disclosure Letters shall qualify only the corresponding section or subsection in Article III or Article IV, as applicable, unless it is reasonably apparent that the disclosure in any section or subsection of the Disclosure Letters should apply to one or more other sections or subsections of Article III or Article IV, as applicable and (ii) be updated, amended and supplemented, as appropriate through the Supplemental Disclosure Letters (as defined below) through the Closing, so that the Company Disclosure Letter and the Parent Disclosure Letter shall, as of the Closing, contain accurate, true and correct information and data, and shall be executed by Parent, Merger Sub and Company, as applicable, and dated the Closing Date. Terms used and defined in this Agreement shall have the same definition when used in the Initial Disclosure Letters and the Supplemental Disclosure Letters.

Section 6.14 Supplemental Disclosure Letters. Each of the Company, Parent and Merger Sub agree that, with respect to the Initial Disclosure Letters, each party shall have the continuing obligation until the Closing Date to supplement, modify or amend promptly the Initial Disclosure Letters with respect to (a) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Initial Disclosure Letters (the “New Matters”), and (b) other matters which are not New Matters but should have been set forth or described in the Initial Disclosure Letters as of the date hereof (the “Other Matters”). Any such supplement, modification or amendment (the “Supplemental Disclosure Letters”) (i) that reflects a New Matter shall qualify the representations and warranties of the Company or Parent and Merger Sub, as the case may be, for all purposes of this Agreement, and (ii) that reflects one or more Other Matters shall not qualify any of the representations or warranties of the Company or Parent and Merger Sub, as the case may be, for any purpose under this Agreement, and shall be provided solely for informational purposes. On or before the Closing Date, each party will prepare and deliver to the other party a copy of the Supplemental Disclosure Letters revised to reflect any supplement, modification or amendment required pursuant to this Section 6.14. Each party shall deliver any such Supplemental Disclosure Letter at least five (5) Business Days before the Closing Date. If no Supplemental Disclosure Letter satisfying the foregoing requirements is provided by the Company or Parent or Merger Sub, as the case may be, the Initial Disclosure Letter with respect to such party as delivered upon the execution of this Agreement shall continue to apply.

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

(b) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

(c) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

(d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.04, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

(e) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person that is not an affiliate of the party seeking to terminate this Agreement, (i) challenging the Merger or the Transactions, (ii) seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions, or (iii) seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to Parent and Merger Sub taken as a whole.

(f) Conversion Rights. At the Parent Stockholder Meeting, holders of less than twenty percent (20%) of the IPO Shares shall have demanded that Parent convert their IPO Shares into cash pursuant to the terms of the Parent Charter.

(g) Net Assets. By Closing, the Board of Directors of Parent must determine the fair market value of the Company immediately prior to the Effective Time is at least eighty percent (80%) of the net assets of Parent immediately prior to the Effective Time.

(h) Parent Disclosure Letter and Company Disclosure Letter. (i) The Parent and Merger Sub shall have determined in good faith that the Supplemental Disclosure Letter delivered by the Company does not reflect any material change to the business, financial condition, results of operations or prospects of the Company on a consolidated basis. (ii) The Company shall have determined in good faith that the Supplemental Disclosure Letter delivered by Parent does not reflect any material change to the business, financial condition, results of operations or prospects of Parent on a consolidated basis.

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(i) Trust Account. At the Effective Time, Parent shall have in the Trust Account no less than an amount equal to (i) $21,350,000, plus interest accrued as of and following July 31, 2005, less (ii) the amount required to convert any IPO Shares into cash pursuant to the terms of the Parent Charter.

(j) Board of Directors. The Company and Parent shall have agreed on directors to fill the classes of Parent’s Board of Directors.

Section 7.02 Conditions to Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) Material Adverse Effect. There shall not have occurred since the date of this Agreement any Company Material Adverse Effect.

(d) Escrow Agreement. Each of the Company, the Escrow Agent and the other parties to be signatory thereto shall have executed and delivered the Escrow Agreement.

(e) Affiliate Letters. Each of the affiliates of the Company set forth in the letter sent by the Company to Parent pursuant to Section 6.07 shall have executed and delivered an Affiliate Letter.

(f) Lock-Up Agreements. Each of the persons listed on Exhibit G shall have executed and delivered a Lock-Up Agreement.

(g) Opinion. Counsel for the Company shall have delivered an opinion substantially in the form attached hereto as Exhibit H.

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(h) Other Deliveries. The Company shall have delivered to Parent and Merger Sub:

(i) the Company’s Certificate of Incorporation certified by the Secretary of State of Delaware; and

(ii) (A) copies of the Company’s resolutions of its Board of Directors and its stockholders authorizing and approving this Agreement, the other agreements contemplated hereby and all of the Transactions and agreements contemplated hereby and thereby, (B) the Company’s bylaws, and (C) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by any authorized officer of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

(i) Material Consents. The Company shall have obtained all of the third party consents as set forth in Section 3.13(b) of the Company Disclosure Letter.

Section 7.03 Conditions to Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

(c) Material Adverse Effect. There shall not have occurred since the date of this Agreement any material adverse effect on Parent.

(d) Escrow Agreement. Parent, the Escrow Agent and the other parties to be signatory thereto shall have executed and delivered the Escrow Agreement.

(e) Other Deliveries. Parent shall have delivered to the Company:

(i) the Parent Charter certified by the Secretary of State of Delaware; and

(ii) (A) copies of Parent’s resolutions of its Board of Directors and its stockholders authorizing and approving this Agreement, the other agreements contemplated hereby and all of the Transactions and agreements contemplated hereby and thereby, (B) Parent’s bylaws, and (C) the names of the officer or officers of Parent authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by any authorized officer of Parent to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

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(f) Tax Opinion. The Company shall have received the written opinion of Duane Morris LLP, dated on or before the Closing Date, which shall be based on such written representations from Company, Parent, Merger Sub and others as such counsel shall request, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

(g) Company Stockholder Approval. The Company shall have obtained the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock.

(h) Letter Agreement. Parent shall have entered into a letter agreement with I-Bankers Securities Incorporated and Newbridge Securities Corporation acknowledging certain terms of the Underwriting Agreement with respect to Section 8(k) of the Underwriting Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Parent Stockholder Approval:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company;

(i)	if the Merger is not consummated on or before June 30, 2006 (the “Outside Date”);

(ii)
if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(iii)
if any condition to the obligation of such party to consummate the Merger set forth in Section 7.01 becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement; or

(iv)
if, upon a vote at a duly held meeting to obtain Parent Stockholder Approval, either (A) Parent Stockholder Approval is not obtained or (B) the holders of 20% or more of the IPO Shares shall have demanded that Parent convert their IPO Shares into cash pursuant to the terms of the Parent Charter;

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(c) by Parent, if Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02, and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such breach or the Outside Date, if earlier (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement);

(d) by the Company, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03, and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent of such breach or the Outside Date, if earlier (provided that Company is not then in material breach of any representation, warranty or covenant in this Agreement);

(e) by Parent, if the Company Stockholders’ Meeting is not duly called and held within twenty five (25) days after the Registration Statement on Form S-4 has been declared effective under the Securities Act;

(f) by Parent, if, at the Company Stockholders’ Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to approve and adopt this Agreement shall not have been obtained;

(g) by Parent, if a Company Triggering Event shall have occurred;

(h) by the Company, if the Parent Stockholders’ Meeting is not duly called and held within sixty (60) days after the Registration Statement on Form S-4 has been declared effective under the Securities Act;

(i) by the Company, if, at the Parent Stockholders’ Meeting (including any adjournment or postponement thereof), the Parent Stockholder Approval shall not have been obtained; or

(j) by the Company, if a Parent Triggering Event shall have occurred.

Section 8.02 Effect of Termination.  In the event of termination of this Agreement by either Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or Company, other than Section 6.05, Section 8.03, and this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement;

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Section 8.03 Fees, Expenses and Other Payments.

(a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the transactions contemplated herein are consummated.

(b) If (i) Parent shall terminate this Agreement pursuant to Section 8.01(b)(i) or  Section 8.01(c), and prior to such termination an Acquisition Proposal has been communicated to the board of directors of the Company, and, within one (1) year of such termination, the Company enters into a definitive agreement with respect to such Acquisition Proposal, or (ii) Parent terminates this Agreement pursuant to Section 8.01(e), Section 8.01(f) or Section 8.01(g), and, within one (1) year of such termination, the Company enters into a definitive agreement with respect to any Acquisition Proposal, then in each of case (i) and (ii) the Company shall promptly, but in no event later than ten (10) Business Days after the consummation of the transaction which is the subject of such Acquisition Proposal, pay Parent an amount equal to $1.75 million by wire transfer of immediately available funds, less the amount of any Expenses previously paid by the Company to Parent.

(c) If this Agreement is terminated by Parent pursuant to Section 8.01(e) or Section 8.01(f) then the Company shall reimburse Parent for all its Expenses not later than ten (10) Business Days after the date of such termination, but not in excess of $300,000.

(d) If this Agreement is terminated by the Company pursuant to Section 8.01(h) or Section 8.01(i) then Parent shall reimburse the Company for all its Expenses not later than ten (10) Business Days after the date of such termination, but not in excess of $300,000.

(e) As used in this Agreement, the term “Expenses” shall mean those fees and expenses actually incurred by a party in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of outside counsel, investment bankers, accountants, experts, consultants and other representatives.

(f) Except as provided in Section 8.03(b), the payments by one party to the other under this Section 8.03 shall be in satisfaction of all amounts and claims that either party may have against the other party in respect of the event(s) giving rise to the right to payment.

Section 8.04 Amendment.  This Agreement may be amended by the parties at any time before or after receipt of Parent Stockholder Approval; provided, however, that after receipt of Parent Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.05 Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions of another party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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Section 8.06 Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.04 or an extension or waiver pursuant to Section 8.05 shall, in order to be effective, require in the case of Parent or Merger Sub, action by its Board of Directors or the duly authorized designee of its Board of Directors, and in the case of the Company, action by the Company Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 9.01 Survival.  All representations, warranties, covenants, and obligations in this Agreement, the Company Disclosure Letter, and the certificates delivered by the Company pursuant to Article VII, shall survive the Closing. Any and all claims for indemnification under Section 9.02 must be made prior to the 270th calendar day following the Closing (the “Claims Period”); provided, however, that in the event notice of any claim for indemnification under Section 9.02 shall have been given prior to the end of the Claims Period, such indemnification claim may be pursued until such time as such claim is finally resolved.

Section 9.02 Indemnification and Payment of Damages by the Company. After the Closing, each of Parent and its respective directors, officers, stockholders, accountants, agents and employees, affiliates and their respective heirs, successors and assigns (each a “Parent Indemnified Party”) shall be fully indemnified, held harmless and reimbursed from and against any and all proceedings, charges, complaints, judgments, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, Taxes, Liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses (collectively, “Damages”), caused by or arising, directly or indirectly, out of:

(a) any inaccuracy in or breach of any representation or warranty made by the Company in the Transaction Agreements, the Company Disclosure Letter, or any other certificate or document delivered by the Company pursuant to this Agreement;

(b) any breach by the Company of any covenant or obligation in the Transaction Agreements; and

(c) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Company (or any person acting on its behalf) in connection with the Merger.

The items referred to in clauses (a) through (c) of this Section 9.02 are referred to collectively as “Claims.”

Section 9.03 Indemnification Process. The party or parties making a claim for indemnification under this Article IX shall be, for purposes of this Agreement, referred to as the “Indemnified Party” and the party or parties against whom such claims are asserted under this Article IX shall be, for purposes of this Agreement, referred to as the “Indemnifying Party.” All claims by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

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(a) In the event that (i) any proceeding is asserted or instituted by any person other than the parties to this Agreement that could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such proceeding, a “Third Party Claim”) or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement that does not involve a Third Party Claim (such claim, a “Direct Claim” and with the Third party Claims, sometimes collectively referred to herein as, a “Claim”), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying in reasonable detail the nature of such Third Party Claim or Direct Claim and the amount or estimated amount thereof, which amount or estimated amount shall not be conclusive of the final amount, if any, of such Third Party Claim or Direct Claim (a “Claim Notice”); provided, however, that the failure to give notice shall not relieve the Indemnifying Party of its obligations hereunder unless such failure shall materially prejudice the Indemnifying party’s ability to defend such Claim.

(b) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party’s choice at the expense of the Indemnifying Party to represent the Indemnified Party in connection with such Third Party Claim (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided, however, that such counsel must be reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party’s election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to retain separate counsel to conduct the defense of such Third Party Claim, and only in the case of clauses (i) and (iv) below (but not clauses (ii) and (iii) below) the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest in respect of which a party refuses to grant an informed waiver and consent, (ii) the Third Party Claim seeks an injunction or other equitable relief that would be binding on the Indemnified Party, (iii) an adverse determination with respect to the Third Party Claim could reasonably be expected to establish a material adverse precedent for the conduct of business by the Indemnified Party or (iv) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If and to the extent reasonably requested by the Indemnifying Party, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party defends or, if appropriate and related to the Third Party Claim, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled or compromised (A) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, or (B) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnified Party or the Indemnifying Party may settle or compromise a Third Party Claim, if such settlement or compromise does not impose any future obligation on the Indemnified Party or the Indemnifying Party, as applicable, and includes as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party a release from all liability in respect of the Third Party Claim. In the event that any Indemnified Party or Indemnifying Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim in violation of the preceding sentence, then such violating party shall pay and indemnify fully, hold harmless, and defend the other party against any incremental Damages under this Article IX caused by or arising from such settlement, compromise or consent to the entry of judgment.

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(c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within forty-five (45) days following receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim, at which time the provisions set forth in this Section 9.03 shall direct the actions of the parties with respect to such claims.

(d) In addition to (and not in limitation of) the cooperation contemplated by Section 9.03(b), from and after the delivery of a Claim Notice relating to a Third Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives reasonable access to the books, records, personnel and properties of such Indemnified Party to the extent reasonably related to the matters to which the Third Party Claim relates. All such access shall be granted during normal business hours and shall be granted under conditions that will not interfere with the business and operations of such Indemnified Party. The Indemnifying Party shall not, and shall require its representatives to not, use (except in connection with such Third Party Claim) or disclose to any third party other than the Indemnifying Party’s representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 9.03(d).

Section 9.04 Limitation on Indemnity Payments.  Notwithstanding anything else contained herein to the contrary, no indemnification payable by an Indemnifying Party in this Article IX shall be required from an Indemnifying Party until the aggregate amount of Damages incurred by an Indemnified Party exceeds $500,000 (the “Deductible”); provided, however, that the Deductible shall be reduced, on a dollar for dollar basis, for any decreases in assets or stockholders equity or increases in liabilities shown in the New Audit when compared with such amounts set forth on the Company Financial Statements that have not been previously taken into account when calculating the Adjusted Working Capital. In the event that an Indemnified Party’s Damages exceed the Deductible, the Indemnifying Party’s obligations will include all Damages from the first dollar. In no event shall the aggregate liability under this Article IX for which the Parent Indemnified Parties may seek indemnification for all claims hereunder exceed the Stock Escrow Amount.

Section 9.05 Calculations of Amounts; Other Limitations.

(a) The amounts for which an Indemnifying Party shall be liable under this Article IX shall be net of any insurance proceeds received by a party to be indemnified in respect of such party’s Damages.

(b) Without prejudice to the rights of any Parent Indemnified Party to be indemnified, held harmless and reimbursed when and as required by this Article IX, if any Damages sustained by a Parent Indemnified Party are covered by an insurance policy, the Parent Indemnified Party shall use commercially reasonable efforts to collect such insurance. To the extent that indemnity payments sunder this Article IX do not give rise to a currently realized Tax Benefit but do give rise to a subsequently realized Tax Benefit to the party that receives such indemnity payment, then the party receiving such indemnity payment shall refund the amount of such Tax Benefit when as, and if realized to the party making the indemnity payment. For purposes of this Agreement, a “Tax Benefit” means the reduction of tax liabilities resulting from an increase in deductions, losses or tax credits or decrease in the income, gains or recapture of tax credits that the party to be indemnified would have reported or taken into account in the current taxable or a future taxable period subsequent to the Closing Date had the indemnity payment not been made.

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(c) The amounts for which an Indemnifying Party shall be liable under this Article IX shall not include any amounts for which an adjustment to the Merger Consideration has already been made pursuant to Section 2.04.

Section 9.06 Effect on Liability. Neither (a) the consummation of the transactions contemplated by this Agreement, or (b) the delay or omission of any party to exercise any of its rights under this Agreement, shall (i) affect the liability of the parties to one another for any breach of this Agreement or (ii) prevent any party from relying on the representations or warranties contained in this Agreement, provided, however, that no party may make a claim for a breach of any representation or warranty or for the breach of covenant that occurred prior to the Effective Time, if such party had actual knowledge of such breach prior to the Effective Time.

Section 9.07 Exclusive Remedy. Except in the case of fraud or willful misrepresentation, the provisions of this Article IX shall constitute the sole and exclusive remedy of the Parent Indemnified Parties from and after the Closing with respect to the matters referred to herein.

Section 9.08 Waivers.

(a) Parent and Merger Sub waive and will not assert, and each agrees to cause the Surviving Corporation and each of its Subsidiaries to waive and to not assert, any conflict of interest arising out of or relating to the representation, after the Effective Time (the “Post-Closing Representation”), of the Stockholders’ Representative, any former stockholder of the Company or other officer, employee or director of the Company or any Company Subsidiary (any such Person, a “Designated Person”) in any matter involving any litigation, arbitration, mediation or other proceeding, by any legal counsel that is currently representing the Company or any Company Subsidiary in connection with the Transaction Agreements or any other agreements or transactions contemplated hereby and thereby (the “Current Representation”).

(b) Parent and Merger Sub will not assert, and each agrees to cause the Surviving Corporation and each of its Subsidiaries to not assert, any attorney-client privilege with respect to any communication between any legal counsel and any Designated Person occurring during the Current Representation in connection with any Post-Closing Representation in connection with a dispute with Parent, and following the Closing, with the Surviving Corporation or any of its Subsidiaries, it being the intention of the parties hereto that all such rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by such Designated Person; provided that the foregoing agreement of non-assertion and acknowledgement of retention shall not extend to any communication not involving the Transaction Agreements or any other agreements or transactions contemplated hereby and thereby, or to communications with any person other than the Designated Persons and their advisors; provided, further, that nothing in this Section 9.08 shall be construed as a waiver of any attorney-client privilege.

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ARTICLE X

GENERAL PROVISIONS

Section 10.01 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025
Attention: Humphrey P. Polanen
Telecopy No.: (650) 234-7223

with a copy to:

Jenkens & Gilchrist, P.C.
1445 Ross Avenue
Suite 3700
Dallas, Texas 75202
Attention: Gregory J. Schmitt
Telecopy No.: (214) 855-4300

(b)	if to the Company, to
St. Bernard Software Inc.
15015 Avenue of Science
San Diego, California 92128
Attention: John E. Jones
Telecopy No.: (858) 676-3678

with a copy to:

Duane Morris LLP
101 West Broadway
Suite 900
San Diego, California 92101
Attention: Robert G. Copeland
Telecopy No.: (619) 744-2201

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Section 10.02 Definitions.  For purposes of this Agreement:

An “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

A “Company Triggering Event” means: (i) the failure of the board of directors of the Company to recommend that the Company’s stockholders vote to adopt this Agreement, or the withdrawal or modification of the Company Board Recommendation in a manner adverse to the Parent, or any other action taken by the board of directors of the Company or any member thereof that is or becomes disclosed publicly or to a third party and which can reasonably be interpreted to indicate that the board of directors of the Company or such member does not support the Merger or does not believe that the Merger is in the best interests of the Company’s stockholders; (ii) the Company shall have failed to include in the Company Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company’s stockholders; (iii) the board of directors of the Company fails to reaffirm, unanimously and without qualification, the Company Board Recommendation, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interests of the Company’s stockholders, within five (5) Business Days after Parent requests in writing that such action be taken; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have failed to comply with Section 5.02; (vi) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten (10) Business Days after such Acquisition Proposal is announced; or (vii) the board of directors of the Company determines that it has received a Superior Proposal that in the exercise of its fiduciary obligations to the Company’s stockholders under applicable Law it is required to submit to the Company’s stockholders for their consideration.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, option, right of first offer or refusal, transfer restriction, or any other right of another to or adverse claim of any kind.

A “Parent Triggering Event” means: (i) the failure of the Parent Board to recommend that Parent’s stockholders vote to adopt this Agreement, or the withdrawal or modification of the recommendation of the Parent Board in a manner adverse to the Company, or any other action taken by the Parent Board or any member thereof that is or becomes disclosed publicly or to a third party and which can reasonably be interpreted to indicate that the Parent Board or such member does not support the Merger or does not believe that the Merger is in the best interests of the Parent’s stockholders; (ii) Parent shall have failed to include in the Proxy Statement recommendation of the Parent Board in favor of this Agreement or a statement to the effect that the Parent Board has determined and believes that the Merger is in the best interests of Parent’s stockholders; (iii) the Parent Board fails to reaffirm, unanimously and without qualification, recommendation of the Parent Board in favor of this Agreement, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interests of Parent’s stockholders, within five (5) Business Days after the Company requests in writing that such action be taken; (iv) the Parent Board shall have approved, endorsed or recommended any Parent Acquisition Proposal; (v) Parent shall have failed to comply with Section 6.02; (vi) a Parent Acquisition Proposal is publicly announced, and Parent fails to issue a press release announcing its opposition to such Parent Acquisition Proposal within ten (10) Business Days after such Parent Acquisition Proposal is announced; or (vii) the Parent Board determines that it has received a superior proposal that in the exercise of its fiduciary obligations to Parent’s stockholders under applicable Law it is required to submit to Parent’s stockholders for their consideration.

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A “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

Section 10.03 Interpretation; Disclosure Letters.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Any matter disclosed in any Section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, if it is readily apparent that such disclosure applies to such section.

Section 10.04 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.05 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.06 Entire Agreement; No Third-Party Beneficiaries.  The Transaction Agreements, taken together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions.

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Section 10.07 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, applicable to contracts made and to be performed entirely within the State of Delaware.

Section 10.08 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10.09 Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any Delaware state court or any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any state court or any federal court located in the State of Delaware in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any Delaware state court or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

Section 10.10 Stockholders’ Representative

(a) To administer efficiently the rights and obligations of the former stockholders of the Company under this Agreement, the former stockholders of the Company have designated and appointed Mr. Bart A. M. van Hedel, as the Stockholders’ Representative (the “Stockholders’ Representative”), to serve as their agent and attorney in fact for the limited purposes set forth in this Agreement.

(b) Mr. Bart A. M. van Hedel shall serve as the Stockholders’ Representative until such person resigns or is otherwise unable or unwilling to serve. If the Stockholders’ Representative shall resign or otherwise become unable or unwilling to serve, then a successor representative shall be appointed by the departing Stockholders’ Representative or if such person is not available, by majority vote of the former stockholders of the Company. The substitute Stockholders’ Representative shall provide prompt written notice to the Parent and the former stockholders of the Company of such change and such substituted representative shall then be deemed to be the sole Stockholders’ Representative for all purposes of this Agreement. Any substitute Stockholders’ Representative shall execute an acceptance of such appointment, which shall be included in the written notice to the Parent and the former stockholders of the Company of the change in Stockholders’ Representative.

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(c) The duties of the Stockholders’ Representative shall be only those which are specifically provided in this Agreement and the agreement appointing the Stockholders’ Representative, and the Stockholders’ Representative shall not be personally liable for actions or decisions taken or made in good faith in managing or discharging his duties and responsibilities in accordance with the terms hereof and thereof.

(d) To the extent that the Stockholders’ Representative incurs costs or expenses in the exercise of its office, any amounts remaining in the Stock Escrow subsequent to the Claims Period and that are not subject to any claim that has been made prior to the end of the Claims Period shall be used first to reimburse the Stockholders’ Representative for such costs and expenses and then disbursed to the former holders of Company Common Stock.

Section 10.11 Parent Indemnified Parties’ Representative.

(a) To administer efficiently the rights and obligations of the Parent Indemnified Parties under this Agreement, Parent has designated and appointed Humphrey Polanen and Scott Broomfield, as the Parent Indemnified Parties’ Representative (each, a “Parent Indemnified Parties’ Representative”), to serve as the Parent Indemnified Parties’ agent and attorney in fact for the limited purposes set forth in this Agreement.

(b) Humphrey Polanen and Scott Broomfield shall together serve as the Parent Indemnified Parties’ Representatives until such persons resigns or is otherwise unable or unwilling to serve. Each Parent Indemnified Parties’ Representative may act on his own on behalf of the Parent Indemnified Parties with full authority. If a Parent Indemnified Parties’ Representative shall resign or otherwise become unable or unwilling to serve, then a successor representative shall be appointed to fill such vacancy, shall provide prompt written notice to the former stockholders of the Company and Parent of such change and such substituted representative shall then be deemed to be a Parent Indemnified Parties’ Representative for all purposes of this Agreement. Any substitute Parent Indemnified Parties’ Representative shall execute an acceptance of such appointment if requested to do so by the former stockholders of the Company and Parent, which shall be included in the written notice to the Parent and the former stockholders of the Company of the change in Parent Indemnified Parties’ Representative.

(c) The duties of the Parent Indemnified Parties’ Representative shall be only those which are specifically provided in this Agreement and the agreement appointing the Parent Indemnified Parties’ Representative, and the Parent Indemnified Parties’ Representative shall not be personally liable for actions or decisions taken or made in good faith in managing or discharging his duties and responsibilities in accordance with the terms hereof and thereof.

(d) Parent shall make available such resources, including, without limitation, financial resources, as the Parent Indemnified Parties’ Representative feels are reasonably necessary to fulfill its rights and obligations hereunder.

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IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have duly executed this Agreement, all as of the date first written above.

SAND HILL IT SECURITY ACQUISITION
CORP.

By: /s/ Humphrey P. Polanen
Name: Humphrey P. Polanen
Title: Chief Executive Officer

SAND HILL MERGER CORP.

By: /s/ Humphrey P. Polanen
Name: Humphrey P. Polanen
Title: Chief Executive Officer

ST. BERNARD SOFTWARE, INC.

By: /s/ John E. Jones
Name: John E. Jones
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Exhibit A

Directors and Officers of Parent

To be agreed upon by the Company and Parent prior to the Effective Time.

Exhibit B

See Exhibit B to the Amendment to Agreement and Plan of Merger, dated December 13, 2005, by and among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc. (included in this Annex A to the proxy statement/prospectus which forms a part of the registration statement on Form S-4).

Exhibit C

Intentionally Omitted – See Amendment to Agreement and Plan of Merger, dated December 13, 2005, by and among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc. (included in this Annex A to the proxy statement/prospectus which forms a part of the registration statement on Form S-4).

EXHIBIT D

LETTER OF TRANSMITTAL
To Accompany Certificates Representing
Shares of Common Stock of
ST. BERNARD SOFTWARE, INC.

_______________________________
_______________________________
_______________________________
_______________________________
Dear __________________________:

The undersigned surrenders herewith the following described certificate(s) representing shares of Common Stock of St. Bernard Software, Inc. (the “Company”) in exchange for certificates representing the number of shares of Common Stock of Sand Hill IT Security Acquisition Corp. (“Parent”) to which the undersigned is entitled pursuant to the Agreement and Plan of Merger dated _________________, 2005, by and among the Company, Parent and Sand Hill Merger Corp. (the “Merger Agreement”). It is understood that the undersigned will receive Parent Common Stock at the rate of ______ shares of Parent Common Stock for each share of the Company Common Stock so surrendered, and, in addition, one (1) whole share of Parent Common Stock in lieu of any fractional share which the undersigned would have been otherwise entitled to receive in the exchange.

The undersigned, by execution of this Letter of Transmittal:

(i) represents that he, she or it has read the Merger Agreement and its Exhibits, including, but not limited to, Article II of the Merger Agreement and the Stock Escrow Agreement referred to therein and attached to the Merger Agreement as Exhibit E;

(ii) represents that he, she or it understands the terms and conditions of the Merger Agreement and his, hers or its obligations thereunder;

(iii) represents that he, she or it has the legal authority to convey the shares of Company Common Stock listed below;

(iv) agrees for himself, herself, or itself and for his or her estate, his or her personal representative, and his, her or its successors and assigns that he, she or it agrees to be bound by the terms of the Merger Agreement related to the Stockholders’ Representative;

(v) agrees that without the prior written consent of Parent (which consent may be withheld in its sole discretion) he, she or it will not, directly or indirectly during a period between the date hereof and six (6) months after the date hereof, offer, sell, contract to sell, grant any option for the purchase of, pledge, assign or otherwise dispose of, all or any portion of the shares of Parent Common Stock which he, she or it owns or receives in the Merger;

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(vi) authorizes the Exchange Agent and transfer agent of Parent to place a legend on any certificates representing, and to decline to transfer and to note stop transfer restrictions on the transfer books and records of Parent with respect to, the shares of Parent Common Stock that are restricted from transfer by this Letter of Transmittal; and

(vii) designates and appoints Bart A.M. Van Hedel to serve as the agent and attorney-in-fact (the “Stockholders’ Representative”), in connection with all matters under or in any manner involving the Stock Escrow Agreement and specifically authorizes the Stockholders’ Representative to perform all of the acts and exercise all of the powers for the undersigned in his, her or its name, place and stead in connection with the Stock Escrow Agreement and for the limited purposes set forth in the Merger Agreement. Furthermore, the undersigned agrees that a portion of the Merger Consideration equal to _____ shares of Parent Common Stock otherwise payable to the stockholders of the Company shall be allocated to expenses incurred by the Stockholders’ Representative in performing his duties and obligations granted by the Merger Agreement.

Please issue certificate(s) for shares of Parent Common Stock in the name of, and mail such certificates to, the undersigned to the address now shown on your records, unless special mailing or issuance instructions, or both are shown on the reverse.

Name and Address of Registered Shareholders as now shown on Records of the Company (Type or Print)	Certificate Numbers (Attach rider if necessary)	Numbers of Shares

Total Shares ______

FILL IN ONLY IF ISSUANCE OR DELIVERY IS TO BE MADE TO
OTHER THAN THE NAME AND ADDRESS SHOWN ON THE REVERSE

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL MAILING INSTRUCTIONS

(See “Endorsement of the Company Common
Stock Certificates” Below)
Issue To:

Name: ________________________________________
 (Type or Print)

Address ______________________________________

_____________________________________________
 (Zip Code)

_____________________________________________
Taxpayer Identification No.
(Social Security Number)

Mail To:

Name: ________________________________________
 (Type or Print)

Address ______________________________________

_____________________________________________
 (Zip Code)

_____________________________________________

Date: ________________________________________ Phone: Area Code __ Number______________________	________________________________________ ________________________________________ Please Sign

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INSTRUCTIONS

This Letter of Transmittal, completely filled in, dated and signed, together with the certificate for the Company Common Stock described on the face hereof, should be delivered or sent by mail to:

___________________________________
___________________________________
___________________________________
___________________________________

An envelope addressed to the Exchange Agent is enclosed for your convenience.

A. Delivery of the Company Common Stock Certificates. The method of delivery of the Company Common Stock certificates and the completed Letter of Transmittal is at the option and risk of the holder, but registered mail, properly insured, is recommended.

B. Signing of Letter of Transmittal. The signature on the Letter of Transmittal must correspond with the name of the registered owner of the Company Common Stock certificates surrendered as written on the face of the certificates without alteration, enlargement or any change whatsoever. If the Company Common Stock certificates are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation, or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, proper evidence of the authority to assign, sell and transfer the shares should be forwarded with the surrendered certificates. Questions regarding such evidence of authority may be referred to the Exchange Agent.

C. Endorsement of the Company Common Stock Certificates. If the certificates for Parent Common Stock are to be issued in a name other than that which appears on the face of the certificates surrendered, the name and address of the transferee should be entered in the “Special Issuance Instructions” section above and the certificates surrendered must be duly endorsed or assigned by the registered holder to transferee. Signatures on the assignment must correspond exactly with the names which appear on the face of the certificates and must be guaranteed by a commercial bank or trust company or by a firm having a membership on the New York or American Stock Exchanges. Stock transfer tax stamps if required, must be affixed to any certificates so surrendered, or funds sufficient to cover the cost of such stamps must be furnished to the Exchange Agent.

D. DENOMINATION OF PARENT COMMON STOCK CERTIFICATES. UNLESS SPECIFIC DENOMINATIONS ARE REQUESTED AT THE TIME OF EXCHANGE, A SINGLE CERTIFICATE FOR PARENT’S COMMON STOCK WILL BE ISSUED IN EXCHANGE FOR THOSE SURRENDERED WITH THIS LETTER OF TRANSMITTAL.

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E. Fractional Shares. Any fractions resulting from the conversion shall be rounded to the next whole number.

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Exhibit E

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”), is dated as of ____________, 2005, by and among St. Bernard Software, Inc., a Delaware corporation (the “Company”), Sand Hill Security Acquisition Corp., a Delaware corporation (“Parent”), _________________________, a _____________________ (the “Stockholders’ Representative”), ___________________ (the “Parent Indemnified Parties’ Representative”), and __________________, as escrow agent (“Escrow Agent”).

Company, Parent, Sand Hill Merger Corp., a Delaware corporation (the “Merger Sub”), and the other parties signatory thereto are parties to an Agreement and Plan of Merger, dated as of _____________, 2005 (the “Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”). Capitalized terms used in this Escrow Agreement, but not otherwise defined herein, have the respective meanings given to them in the Agreement. This is the Stock Escrow Agreement contemplated by Section 2.03 of the Agreement.

The parties hereto wish, pursuant to this Escrow Agreement, to deliver an aggregate of _________ shares of the common stock, par value $.01 per share (the “Parent Common Stock”), of Parent (the “Stock Escrow Amount”), for the purpose of providing (i) a fund to reimburse the Parent Indemnified Parties for the payment of any Damages pursuant to the terms of Article IX of the Agreement and (ii) a fund to be utilized by the Stockholders’ Representative for fees and expenses incurred in fulfilling its role pursuant to the Agreement and this Escrow Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Establishment of Escrow.

(a) Pursuant to the Agreement, at Closing, Parent shall, on behalf of the holders of the capital stock of the Company immediately prior to the effective time of the Merger (the “Former Stockholders”), deposit with Escrow Agent (i) ______ shares of Parent Common Stock with the Escrow Agent (the “Indemnity Fund”), and (ii) ______ shares of Parent Common Stock with the Escrow Agent (the “Expense Fund”). The Indemnity Fund and the Expense Fund shall be collectively referred to as the “Escrow Fund”.

(b) The parties hereby designate and appoint Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, invest and disburse the Escrow Fund, pursuant to the terms and conditions hereof.

(c) Cash dividends, if any, and any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) (the “New Shares”) in respect of shares of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund as of the time of such issuance or distribution by Parent shall not be added to the Escrow Fund but shall be distributed to the Former Stockholders in proportion to their Pro Rata Interest (as defined herein) in the Escrow Fund.

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(d) Voting and granting consents with respect to shares of Parent Common Stock in the Escrow Fund shall be as determined by the Stockholders’ Representative in his absolute discretion.

(e) To the extent that any portion of the Escrow Fund constitutes cash, the Escrow Agent shall invest and reinvest such cash portion of the Escrow Fund at the joint written instructions of the Parent Indemnified Parties’ Representative and the Stockholders’ Representative. In the absence of joint written directions from the Parent Indemnified Parties’ Representative and the Stockholders’ Representative, any cash in the Escrow Fund shall be invested in a U.S. Bank Money Market account. The joint written instructions shall specify that the Escrow Fund shall be invested in any one or combination of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit, of or time deposits with, any commercial bank that issues commercial paper (rated as described in clause (c) below), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper issued by any corporation organized under the laws of any State of the United States, rated at least “Prime-1” (or then equivalent grade) by Moody’s Investors Services, Inc. or “A-1” (or then equivalent grade) by Standard & Poors, Inc. or (d) money market funds that invest solely in direct obligations of the U.S. government.

(f) For purposes of this Escrow Agreement, “Pro Rata Interest” for each Former Stockholder shall mean the interest determined by dividing the number of shares of Parent Common Stock issued to such Former Stockholder in the Merger by the total number of shares of Parent Common Stock issued in the Merger.

2. Claims.

(a) Claims for indemnification made pursuant to Article IX of the Agreement to be paid from the Indemnity Fund shall be made, and only made, on or prior to the 270th day following the Closing of the Merger (the “Indemnity Termination Date”). The Parent Indemnified Parties’ Representative shall give a written notice (a “Notice”) to the Stockholders’ Representative (with a copy to Escrow Agent) specifying in reasonable detail the nature and dollar amount of any claim (a “Claim”) which could reasonably be expected to result in Damages for which indemnification to Parent Indemnified Parties has been provided under the Agreement (the “Indemnification Amount”). If the Stockholders’ Representative gives notice to the Parent Indemnified Parties’ Representative (with a copy to Escrow Agent) disputing any Claim (a “Counter Notice”) within thirty (30) days following receipt by the Stockholders’ Representative of a Notice regarding such Claim, such Claim shall be resolved as provided in Section 2(b) of this Escrow Agreement. If no Counter Notice is received by Escrow Agent within such thirty (30) day period, then the Indemnification Amount claimed by the Parent Indemnified Parties’ Representative in the Notice shall be deemed established for purposes of this Escrow Agreement, and, at the end of such thirty (30) day period, Escrow Agent shall promptly return to Parent from the Indemnity Fund shares of Parent Common Stock with a value equal to the Indemnification Amount as claimed in the Notice.

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(b) (i) If a Counter Notice is given by the Stockholders’ Representative with respect to a Claim, Escrow Agent shall disburse the appropriate number of shares of Parent Common Stock from the Indemnity Fund only in accordance with (A) joint written instructions of the Parent Indemnified Parties’ Representative and the Stockholders’ Representative, (B) the written award of the arbitrators pursuant to Section 2(b) below, or (C) final judgment with no further right to appeal, upon an award rendered by a court of competent jurisdiction.

(ii) If the Parent Indemnified Parties’ Representative and the Stockholders’ Representative are unable to resolve any dispute within thirty (30) days of the Stockholders’ Representative’s delivery of a Counter Notice, such dispute shall be resolved by final and binding arbitration in San Diego, California pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time. The parties agree that any party requesting arbitration of any dispute under this section must give formal written notice of the party’s demand for arbitration. The parties further agree that each party may be represented by counsel in any proceeding under this section, and that all expenses and fees incurred in connection with any proceeding under this section shall be paid by the non-prevailing party (as determined by the arbitrators). Each party to this Agreement consents, on behalf of himself, herself or itself and his, hers or its respective successors, heirs and assigns, to such binding arbitration in accordance with the terms of this section. The duty to arbitrate will survive the termination of this Agreement.

(c) In the event that (i) the Stockholders’ Representative and the Parent Indemnified Parties’ Representative reach a settlement with respect to any Claim made by the Parent Indemnified Parties’ Representative pursuant to this Section 2, or (ii) the arbitrators determine the amount of any such Claim pursuant to Section 2(b)(ii), the Stockholders’ Representative and the Parent Indemnified Parties’ Representative shall jointly deliver written notice of such settlement to Escrow Agent, including (if applicable) instructions to Escrow Agent to disburse the appropriate number of shares of Parent Common Stock from the Indemnity Fund to Parent, and Escrow Agent shall act in accordance with such instructions.

(d)For all purposes in this Escrow Agreement, when determining the number of shares of Parent Common Stock to be disbursed, the value of such shares shall be determined by dividing the value of the applicable Claim by the average of the bid/ask prices of shares of Parent Common Stock on the OTC Bulletin Board for the last five (5) trading days immediately preceding the closing of the Merger.

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3. Expense Fund. The Stockholders’ Representative will utilize the Expense Fund to (a) pay any fees and expenses related to Claims made by the Parent Indemnified Parties’ Representative against the Company, (b) pay any out-of-pocket fees and expenses related to indemnity or other claims against the Indemnity Fund, and (c) pay any out-of-pocket fees and expenses related to any other post-Closing matters or activities of the Stockholders’ Representative under or relating to the Agreement and as the Stockholders’ Representative may deem appropriate in fulfilling its role as Stockholders’ Representative and exercising the rights, powers and duties of the Stockholders’ Representative under the Agreement and this Escrow Agreement (collectively, the “Expenses”). Without limiting the generality of the foregoing, Expenses shall include fees and disbursements of attorneys, certified public accountants, expert witnesses or other professionals engaged by the Stockholders’ Representative, court costs, postage, telephone charges and travel expenses, including air fare and lodging.

4. Termination of Escrow.

(a) On the second business day following the Indemnity Termination Date and subject to Section 4(c) of this Escrow Agreement, unless any Claims have previously been asserted by delivery of a Notice under Section 2(a) and continue to be pending, Escrow Agent shall promptly disburse the shares of Parent Common Stock in the Escrow Fund to the Stockholders’ Representative (on behalf of the Former Stockholders). If, as of the Indemnity Termination Date, any Claims have previously been asserted by delivery of a Notice under Section 2(a) prior to the Indemnity Termination Date and then continue to be pending, Escrow Agent shall disburse the shares of Parent Common Stock in the Indemnity Fund to the Stockholders’ Representative (to be distributed to the Former Stockholders); provided, however, that Escrow Agent shall exclude from such disbursement to the Stockholders’ Representative (on behalf of the Former Stockholders), and shall continue to hold in the Indemnity Fund hereunder, such number of shares of Parent Common Stock having an aggregate value equal to the maximum amount of all such pending Claims under Section 2(a) (as shown in the Notices relating to such Claims, the “Indemnity Holdback Amount”). Escrow Agent will thereafter disburse or continue to hold as the Indemnity Fund the Indemnity Holdback Amount in accordance with the provisions of Section 3(b) of this Escrow Agreement.

(b) From and after the Indemnity Termination Date, each Claim that has been previously asserted prior to the Indemnity Termination Date by delivery of a Notice under Section 2(a) and continues to be pending on the Indemnity Termination Date (“Pending Claims”), and for which an amount was included in the Indemnity Holdback Amount, shall be treated as follows:

(i) if a Counter Notice relating to such Pending Claim was not delivered by the Stockholders’ Representative prior to the Indemnity Termination Date and is not delivered by the Stockholders’ Representative within the applicable period following receipt by Escrow Agent and the Stockholders’ Representative of the Notice relating to such Pending Claim, then Escrow Agent shall promptly thereafter deliver to Parent such number of shares of Parent Common Stock having an aggregate value equal to the amount claimed in the Notice relating to such Pending Claim from the Indemnity Holdback Amount; and

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(ii) if a Counter Notice relating to such Pending Claim was delivered by the Stockholders’ Representative prior to the Indemnity Termination Date or is delivered by the Stockholders’ Representative within the applicable period following receipt by Escrow Agent and the Stockholders’ Representative of the Notice relating to such Pending Claim, then Escrow Agent shall disburse the shares of Parent Common Stock in the Indemnity Fund in accordance with the provisions of Section 2(b) of this Escrow Agreement.

(c) Notwithstanding any obligation to distribute to the Former Stockholders under other provisions of this Escrow Agreement, the Stockholders’ Representative, may retain, and not distribute, such funds in the Expense Fund, as it may reasonably determine, to fulfill the Stockholders’ Representative’s obligations as the Stockholders’ Representative under the Agreement and this Escrow Agreement, including, without limitation, such funds as it reasonably determines may be necessary to cover any Claims and the related fees and expenses.

5. Duties of Escrow Agent.

(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

(b) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(c) Escrow Agent shall provide the Stockholders’ Representative and the Parent Indemnified Parties’ Representative with quarterly reports of the status of the Escrow Fund, and shall permit the Stockholders’ Representative and the Parent Indemnified Parties’ Representative to inspect and obtain copies of the records of Escrow Agent regarding the Escrow Fund, during normal business hours and upon one business day’s prior written notice.

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income due by the Stockholders’ Representative upon release to the Stockholders’ Representative of any shares of Parent Common Stock held in the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes.

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(f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Escrow Agent may resign as Escrow Agent by notice to the other parties hereto (the “Resignation Notice”). If, prior to the expiration of sixty (60) business days after the delivery of the Resignation Notice, Escrow Agent shall not have received written instructions from the Stockholders’ Representative and the Parent Indemnified Parties’ Representative designating a banking corporation or trust company organized either under the laws of the United States or of any state as successor escrow agent and consented to in writing by such successor escrow agent, Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent. Alternatively, if Escrow Agent shall have received such written instructions from the Parent Indemnified Parties’ Representative and the Stockholders’ Representative, it shall promptly transfer the Escrow Fund to such successor escrow agent. Upon the appointment of a successor escrow agent and the transfer of the Escrow Fund thereto, the duties of Escrow Agent hereunder shall terminate.

(i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to (A) retain the Escrow Fund until Escrow Agent shall have received (i) judgment upon an award rendered by a court of competent jurisdiction directing delivery of the Escrow Fund, (ii) a written agreement executed by the Stockholders’ Representative and the Parent Indemnified Parties’ Representative directing delivery of the Escrow Fund, or (iii) written award of the arbitrators, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order, agreement or instructions; or (B) be permitted to interplead all of the Escrow Fund held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same.

(j) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

(k) The Escrow Agent shall not be liable for any action taken or omitted under this Escrow Agreement so long as it shall have acted in good faith and without gross negligence.

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(l) The Escrow Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

(m) The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

6. Limited Responsibility.

This Escrow Agreement expressly sets forth all the duties of Escrow Agent which shall be deemed purely ministerial in nature with respect to any and all matters pertinent hereto and shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Notices.

All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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If to Company or Parent:

Attention:
Facsimile:

With a copy to:

Attention:
Facsimile:

If to the Stockholders’ Representative:

Attention:
Facsimile:
With a copy to:

Attention:
Facsimile:

If to the Parent Indemnified Parties’ Representative:

Attention:
Facsimile:
With a copy to:

Attention:
Facsimile:

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If to Escrow Agent:

Attention:
Facsimile:
8. Counterparts.

This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

9. Fees.

Parent shall pay Escrow Agent the fees set forth on Schedule A attached hereto (the “Fee”) for its services hereunder and shall reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder (including, without limitation, the reasonable out-of-pocket fees, expenses and disbursements of its counsel. Parent shall indemnify and hold Escrow Agent harmless from and against any and all taxes, out-of-pocket expenses (including reasonable counsel fees, assessments, liabilities, claims, damages, actions, suits or other charges (collectively, “Costs”) incurred by or assessed against it for any thing done or omitted by it in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct. Parent shall bear all of such Costs. Escrow Agent shall collect all other reimbursable expenses from Parent. The agreements contained in this Section 9 shall survive any termination of the duties of Escrow Agent hereunder or its resignation.

10. Section Headings.

The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

11. Waiver.

The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

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12. Exclusive Agreement and Modification.

This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by all of the parties hereto.

13. Governing Law.

This Escrow Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (but not the rules governing conflicts of laws). It is the intention of the parties hereto that the situs of the Escrow Fund is and shall be administered in the state in which the principal office of Escrow Agent from time to time acting hereunder is located.

14. Expenses.

In the event of a dispute between Parent, the Company, the Parent Indemnified Parties’ Representation and/or the Stockholders’ Representative in connection with this Escrow Agreement and the transactions contemplated hereby, each of Parent, the Company, the Parent Indemnified Parties’ Representative and/or the Stockholders’ Representative hereby agrees that the prevailing party as determined in such proceeding shall be entitled to reimbursement by the other party of reasonable fees and expenses (including, without limitation, attorney’s fees) incurred in connection with any such action, arbitration or proceeding.

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IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed as of the day and year first above written.

ST. BERNARD SOFTWARE, INC.

By:
Name:
Title:

SAND HILL SECURITY ACQUISITION CORP.

By:
Name:
Title:

as Parent Indemnified Parties’ Representative

By:
Name:
Title:

as Stockholders’ Representative

By:
Name:
Title:

as Escrow Agent

By:
Name:
Title:

Schedule A

Exhibit F

Form of Affiliate Letter

Dear Sirs:

The undersigned party (referred to herein as the “Undersigned”) is delivering this letter to you in connection with and as a condition to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of ________, 2005, by and among Sand Hill IT Security Acquisition Corp., a Delaware corporation (“Parent”), Sand Hill Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and St. Bernard Software, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this letter have the meanings given such terms in the Merger Agreement.

The Undersigned, a stockholder of the Company, is entitled to receive in connection with the Merger shares of Parent Common Stock. The Undersigned acknowledges that the Undersigned may be deemed an “affiliate” of the Company within the meaning of Rule 145 (“Rule 145”) promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

The Undersigned has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) the Undersigned may be deemed to be an affiliate of the Company. The Undersigned accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) the Undersigned delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to the Undersigned to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated (the “No Action Correspondence”).

Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by the Undersigned in the Merger and there shall be placed on the certificates representing such Parent Common Stock, or any substitutions therefor issued to the Undersigned prior to the end of the Restricted Period, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if the Undersigned delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), (ii) the No Action Correspondence, (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or (iv) a written request for removal of such legend after the first anniversary of the Effective Time.

The Undersigned acknowledges that he has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock.

FOR ENTITY: By: _________________________________ Its: _________________________________	Very truly yours, FOR INDIVIDUAL: _________________________________ Signature _________________________________ Printed Name

Dated:

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Exhibit G-1

Lock-Up Agreement
(SBS Affiliates)

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road, Building 1, Suite 240
Menlo Park, California 94025

St. Bernard Software, Inc.
15015 Avenue of Science
San Diego, California 92128

Re:	Lock-Up of Shares of Common Stock

Ladies and Gentlemen:

The undersigned party or parties (whether one or more, referred to collectively herein as the “Undersigned”) is delivering this letter agreement (this “Letter Agreement”) to you in connection with and as a condition to the Agreement and Plan of Merger, dated as of _______, 2005, by and among Sand Hill IT Security Acquisition Corp., a Delaware corporation (“Parent”), Sand Hill Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and St. Bernard Software, Inc., a Delaware corporation (the “Company”), whereby Merger Sub will merge with and into the Company (the “Merger”).

In connection with the Merger, the Undersigned has been advised that the issuance of shares of common stock of Parent, par value $.01 per share (the “Parent Common Stock”), to existing stockholders of the Company, including the Undersigned, as consideration for the Merger is expected to be effectuated pursuant to a Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”). As a condition to the consummation of the Merger, Parent and the Company have required, that the Undersigned enter into a lock up agreement with Parent by which he, she or it agrees not to transfer certain of his shares of Parent Common Stock for specified periods following consummation of the Merger (the “Closing Date”).

In consideration of the foregoing, to induce Parent and the Company to consummate the Merger, the Undersigned hereby:

(i) agrees that, subject to applicable law, without the prior written consent of Parent (which consent may be withheld in its sole discretion), the Undersigned will not, directly or indirectly, during a period between the Closing Date and six (6) months after the Closing Date (the “Initial Lock-Up Period”), (a) offer, sell, contract to sell, grant any option for the purchase of, pledge, assign or otherwise dispose of any Parent Common Stock or other securities of the Company convertible or exchangeable for Parent Common Stock, all or any portion of the shares of Parent Common Stock which the Undersigned beneficially owns, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or other securities owned by the Undersigned, whether any such transaction described in clauses (a) or (b) above is to be settled by delivery of the Parent Common Stock or such other securities, in cash or otherwise;

(ii) agrees that, subject to applicable law, without the prior written consent of Parent (which consent may be withheld in its sole discretion), the Undersigned will not, directly or indirectly, during a period between the end of the Initial Lock-Up Period and one (1) year after the Closing Date (the “Second Lock-Up Period”), (a) offer, sell, contract to sell, grant any option for the purchase of, pledge, assign or otherwise dispose of any Parent Common Stock or other securities of the Company convertible or exchangeable for Parent Common Stock, more than ___________ shares of Common Stock which the Undersigned beneficially owns, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or other securities owned by the Undersigned, whether any such transaction described in clauses (a) or (b) above is to be settled by delivery of the Parent Common Stock or such other securities, in cash or otherwise; and

(iii) authorizes the Company during the Initial Lock-Up Period and Second Lock-Up Period to cause the Company’s transfer agent to place a legend on any certificates representing, and to decline to transfer and to note stop transfer restrictions on the transfer books and records of the Company with respect to, the shares of Parent Common Stock that are restricted from transfer by this letter agreement.

The Undersigned represents and warrants that the Undersigned has full power and authority to enter into the agreements set forth in this letter agreement, and that, upon request, the Undersigned will execute any additional documents necessary in connection with its enforcement. The Undersigned understands that the obligations set forth in this letter agreement are irrevocable on the part of the Undersigned and shall survive the Undersigned’s death or incapacity. Any obligations created by this Letter Agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of the Undersigned.

FOR ENTITY: By: _________________________________ Its: _________________________________	Very truly yours, FOR INDIVIDUAL: _________________________________ Signature _________________________________ Printed Name

ADDITIONAL SIGNATURE: _________________________________ (If held jointly) _________________________________ Printed Name

Dated:

Exhibit G-2

Lock-Up Agreement
(Jones and van Hedel)

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road, Building 1, Suite 240
Menlo Park, California 94025

St. Bernard Software, Inc.
15015 Avenue of Science
San Diego, California 92128

Re:	Lock-Up of Shares of Common Stock

Ladies and Gentlemen:

The undersigned party or parties (whether one or more, referred to collectively herein as the “Undersigned”) is delivering this letter agreement (this “Letter Agreement”) to you in connection with and as a condition to the Agreement and Plan of Merger, dated as of _______, 2005, by and among Sand Hill IT Security Acquisition Corp., a Delaware corporation (“Parent”), Sand Hill Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and St. Bernard Software, Inc., a Delaware corporation (the “Company”), whereby Merger Sub will merge with and into the Company (the “Merger”).

In connection with the Merger, the Undersigned has been advised that the issuance of shares of common stock of Parent, par value $.01 per share (the “Parent Common Stock”), to existing stockholders of the Company, including the Undersigned, as consideration for the Merger is expected to be effectuated pursuant to a Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”). As a condition to the consummation of the Merger, Parent and the Company have required, that the Undersigned enter into a lock up agreement with Parent by which he, she or it agrees not to transfer certain of his shares of Parent Common Stock for specified periods following consummation of the Merger (the “Closing Date”).

In consideration of the foregoing, to induce Parent and the Company to consummate the Merger, the Undersigned hereby

(i) agrees that, subject to applicable law, without the prior written consent of Parent (which consent may be withheld in its sole discretion), the Undersigned will not, directly or indirectly, during a period between the Closing Date and July 27, 2007 (the “Lock-Up Period”), (a) offer, sell, contract to sell, grant any option for the purchase of, pledge, assign or otherwise dispose of any Parent Common Stock or other securities of the Company convertible or exchangeable for Parent Common Stock, all or any portion of the shares of Parent Common Stock which the Undersigned beneficially owns, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or other securities owned by the Undersigned, whether any such transaction described in clauses (a) or (b) above is to be settled by delivery of the Parent Common Stock or such other securities, in cash or otherwise; provided, however, that following six (6) months after the Closing Date, the Undersigned may, subject to applicable law, enter into transactions during the Lock-Up Period otherwise prohibited by (a) and (b) above, provided that such transactions involve no more than 600,000 shares of Parent Common Stock in the aggregate for all such transactions; and

(ii) authorizes the Company during the Lock-Up Period to cause the Company’s transfer agent to place a legend on any certificates representing, and to decline to transfer and to note stop transfer restrictions on the transfer books and records of the Company with respect to, the shares of Parent Common Stock that are restricted from transfer by this letter agreement.

The Undersigned represents and warrants that the Undersigned has full power and authority to enter into the agreements set forth in this letter agreement, and that, upon request, the Undersigned will execute any additional documents necessary in connection with its enforcement. The Undersigned understands that the obligations set forth in this letter agreement are irrevocable on the part of the Undersigned and shall survive the Undersigned’s death or incapacity. Any obligations created by this Letter Agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of the Undersigned.

FOR ENTITY: By: _________________________________ Its: _________________________________	Very truly yours, FOR INDIVIDUAL: _________________________________ Signature _________________________________ Printed Name

ADDITIONAL SIGNATURE: _________________________________ (If held jointly) _________________________________ Printed Name

Dated:

Exhibit H

Form of Opinion

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2.	Each Company Subsidiary is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.
The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions where the nature or conduct of its business as now conducted requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

4.
The Company has all requisite organizational power and authority necessary to enter into and to perform its obligations under the Merger Agreement and the other documents related thereto to which it is a party.

5.
The Merger Agreement and the other documents related thereto to which it is a party have been duly executed and delivered by, and constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.
The Merger has been approved by the Board of Directors of the Company. The Merger has been approved by the holders of at least a majority of the shares of Company Common Stock entitled to vote on the Merger. Based on the foregoing, the Merger has been approved by the vote of the stockholders required by the Delaware General Corporation Law.

7.
The execution and delivery by the Company of the Merger Agreement and the other documents related thereto to which it is a party and the performance of its obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement do not and will not (a) conflict with or result in any breach or violation of any provision of the charter, by-laws, or other organizational documents of the Company or any of the Company Subsidiaries, (b) conflict with, or constitute a default under, any Material Contract, (c) violate any law, statute, rule, or regulation applicable to the Company or any of the Company Subsidiaries, or (d) violate any order or other restriction of any governmental agency or court applicable to the Company or any of the Company Subsidiaries of which we are aware.

8.
To the best of our knowledge and except as set forth on the Schedule attached hereto, there are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or threatened against or affecting the Company or any Company Subsidiary.

9.
The Company’s authorized capitalization consists of (i) __________ shares of Company Common Stock and (ii) ___________ shares of Company Preferred Stock. As of the date hereof, (a) _________ shares of Company Common Stock are issued and outstanding (treating any treasury shares as not outstanding); (b) ________ shares of Company Preferred Stock are issued and outstanding, (c) ________ shares of Company Common Stock are reserved for issuance upon exercise of warrants; and (d) _______ shares of Company Common Stock in the aggregate are issuable as of the date hereof pursuant to options that have been granted under the Option Plans that have not been exercised and that remain in effect. No other shares of capital stock of the Company are authorized, issued or outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. To our knowledge, there are no other options, calls, warrants or other securities or rights outstanding that are convertible into or exercisable for any shares of the capital stock of the Company.

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FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of December __, 2005 (this “Amendment”), is by and among SAND HILL IT SECURITY ACQUISITION CORP., a Delaware corporation (the “Parent”), SAND HILL MERGER CORP., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub”), and ST. BERNARD SOFTWARE, INC., a Delaware corporation (the “Company”). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

RECITALS

WHEREAS, the parties have entered into that certain Agreement and Plan of Merger, dated as of October 26, 2005 (the “Merger Agreement”); and

WHEREAS, the parties desire to amend the Merger Agreement in the manner more particularly described below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.01. Amendments to the Merger Agreement.

(a)    Exhibit B to the Merger Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto.

(b)    Section 1.07(b) of the Merger Agreement is hereby deleted in its entirety, including Exhibit C, and all references to Exhibit C in the Merger Agreement are hereby deleted.

(c)    Section 2.01(e)(i) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(i) At the Effective Time, all options to purchase Company Common Stock then outstanding (individually, an “Outstanding Employee Option,” and collectively, the “Outstanding Employee Options”) under the Company’s (i) 1992 Stock Option Plan, (ii) 2000 Stock Option Plan, and (iii) 2005 Stock Option Plan (each as amended, collectively, the “Option Plans”), by virtue of the Merger and without any action on the part of the holder thereof, shall be assumed by Parent in accordance with this Section 2.01.”

(d)    Section 6.10 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Lock-Up Agreements. As of the Effective Time, lock-up letters, substantially in the form of Exhibit G-1 and Exhibit G-2 attached hereto (the “Lock-Up Agreements”), shall have been executed by the persons listed on each of Exhibit G-1 and Exhibit G-2.”

(e)    Section 7.02(f) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Lock-Up Agreements. Each of the persons listed on Exhibit G-1 and Exhibit G-2 shall have executed and delivered a Lock-Up Agreement.”

(f)    Reference to “Exhibit G - Form of Lock-Up Agreement” in the Exhibit Index is hereby replaced with the following:

“Exhibit G-1 - Form of Lock-Up Agreement for John Jones and Bart Van Hedel

Exhibit G-2 - Form of Lock-Up Agreement for affiliates of the Company”

Section 1.02    General Provisions.

(a)    Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(b)    Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(c)    Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, applicable to contracts made and to be performed entirely within the State of Delaware.

(d)    Assignment.  Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(e)    No Other Amendments. Except as set forth herein, the terms and provisions of the Merger Agreement will remain in full force and effect in accordance with their terms. On or after the date of this Amendment, each reference in the Merger Agreement to “this Agreement,”“hereunder,”“hereof,”“herein” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Merger Agreement.

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IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have duly executed this Amendment, all as of the date first written above.

SAND HILL IT SECURITY ACQUISITION
CORP.

By: ___________________
Name: Humphrey P. Polanen
Title: Chief Executive Officer

SAND HILL MERGER CORP.

By: ____________________
Name: Humphrey P. Polanen
Title: Chief Executive Officer

ST. BERNARD SOFTWARE, INC.

By: ______________________________
Name: John E. Jones
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO FIRST AMENDMENT
TO AGREEMENT AND PLAN OF MERGER]

Exhibit B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SAND HILL IT SECURITY ACQUISITION CORP.
_________________________________________________________________

Pursuant to the provisions of Section 102
of the General Corporation Law of
the State of Delaware
_________________________________________________________________

Sand Hill IT Security Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

First: The name of the Corporation is Sand Hill IT Security Acquisition Corp. A Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of Delaware on April 15, 2004. The Corporation was originally incorporated under the name Sand Hill IT Security Acquisition Corp.

Second: This Amended and Restated Certificate of Incorporation which restates, amends and supersedes the Certificate of Incorporation of the Corporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by a vote of the stockholders of the Corporation entitled to vote thereon in accordance with the DGCL.

Third: The text of the Certificate of Incorporation of the Corporation is hereby amended, restated and superseded to read in its entirety as follows:

FIRST.  The name of the corporation is St. Bernard Software, Inc.

SECOND.  The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is fifty five million shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share (“Common Stock”), and five million (5,000,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

FIFTH.   The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of the Preferred Stock in one or more classes or series. Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of any of the following:

(a)    the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b)    whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full, special or limited, and whether the shares of such class or series shall be entitled to vote as a separate class either alone or together with the shares of one or more other classes or series of stock;

(c)    the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d)    whether the shares of such class or series shall be subject to redemption by the Corporation at its option or at the option of the holders of such shares or upon the happening of a specified event, and, if so, the times, prices and other terms, conditions and manner of such redemption;

(e)    the preferences, if any, and the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)    whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)    whether the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or any other series of the same class or any other class or classes of securities or property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)    the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(i)    the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the same class or of any other class; and

(j)    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

SIXTH.   The Board of Directors shall be divided into three classes:  Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The initial director, as Class C director, and his term expiring at the Corporation’s third Annual Meeting of Stockholders, shall elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH.  Elections of directors need not be by ballot unless the bylaws of the corporation shall so provide.

EIGHTH.  The original bylaws of the corporation shall be adopted in any manner provided by law. Thereafter, the bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, by the Board of Directors or by holders of the outstanding shares of stock of the corporation entitled to vote.

NINTH.  The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Delaware.

TENTH.  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ELEVENTH.  The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TWELFTH.  the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on __________, 200__.

By: ___________________________
Name: Humphrey P. Polanen
Title: Chief Executive Officer

ANNEX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SAND HILL IT SECURITY ACQUISITION CORP.
_________________________________________________________________

Pursuant to the provisions of Section 102
of the General Corporation Law of
the State of Delaware
_________________________________________________________________

Sand Hill IT Security Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

First: The name of the Corporation is Sand Hill IT Security Acquisition Corp. A Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of Delaware on April 15, 2004. The Corporation was originally incorporated under the name Sand Hill IT Security Acquisition Corp.

Second: This Amended and Restated Certificate of Incorporation which restates, amends and supersedes the Certificate of Incorporation of the Corporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by a vote of the stockholders of the Corporation entitled to vote thereon in accordance with the DGCL.

Third: The text of the Certificate of Incorporation of the Corporation is hereby amended, restated and superseded to read in its entirety as follows:

FIRST.  The name of the corporation is St. Bernard Software, Inc.

SECOND.  The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is fifty five million shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share (“Common Stock”), and five million (5,000,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

1

FIFTH.   The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of the Preferred Stock in one or more classes or series. Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of any of the following:

(a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full, special or limited, and whether the shares of such class or series shall be entitled to vote as a separate class either alone or together with the shares of one or more other classes or series of stock;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation at its option or at the option of the holders of such shares or upon the happening of a specified event, and, if so, the times, prices and other terms, conditions and manner of such redemption;

(e) the preferences, if any, and the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or any other series of the same class or any other class or classes of securities or property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

2

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the same class or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

SIXTH.   The Board of Directors shall be divided into three classes:  Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The initial director, as Class C director, and his term expiring at the Corporation’s third Annual Meeting of Stockholders, shall elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

3

SEVENTH.  Elections of directors need not be by ballot unless the bylaws of the corporation shall so provide.

EIGHTH.  The original bylaws of the corporation shall be adopted in any manner provided by law. Thereafter, the bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, by the Board of Directors or by holders of the outstanding shares of stock of the corporation entitled to vote.

NINTH.  The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Delaware.

TENTH.  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ELEVENTH.  The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TWELFTH.  the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

4

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on __________, 200__.

By:
Name: Humphrey P. Polanen
Title: Chief Executive Officer

5

ANNEX C

ST BERNARD SOFTWARE, INC
1992 STOCK OPTION PLAN

I.	PURPOSES OF THE PLAN

This 1992 Stock Option Plan (the "Plan") is intended to promote the interests of St Bernard Software, Inc, a Delaware corporation (the "Company"), by providing a method whereby eligible individuals who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards that will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and to continue to render services to the Company (or its parent or subsidiary corporations).

For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

(i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board, however, may at any time appoint a committed ("Committee") of two (2) or more Board members and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan) shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

III.	ELIGIBILITY FOR OPTION GRANTS

The persons eligible to receive option grants under the Plan are as follows:

(i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations);

(ii) the non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporation; and

(iii) those consultants or other independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable and the maximum term for which the option is to remain outstanding.

IV.	STOCK SUBJECT TO THE PLAN

The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 2,103,070 shares, reduced, share for share, by the number of shares, if any, of the Company's Common Stock issued after October 22, 1992 upon the exercise of options granted prior to such date (i) under the Company's 1988 Stock Option Plan, (ii) under the Company's Non-Qualified Stock Option Plan, (iii) under the Company's Amended and Restated Incentive Stock Option and Restricted Stock Plan or (iv) to Dale H. Munk or James D. Norrod outside the Plan. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (i) options expire or terminate for any reason prior to exercise in full and (ii) options are canceled in accordance with the cancellation-regrant provisions of Section VIII of the Plan. shares subject to outstanding options shall not be available for subsequent option grants under the Plan to the extent options are surrendered in accordance with the limited cash-out rights provisions of Section IX of the Plan.

In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to (I) the aggregate number and/or class of shares issuable under the Plan and (II) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

V.	TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive options or non-statutory options. Individuals who are not Employees (as defined in subsection 3.C below) may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

1. Option Price.

A. The option price per share shall be fixed by the Plan Administrator.

B. If the individual to whom the option is granted ("Optional) is the owner of stock (as determined under section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Shareholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value of one share of Common Stock on the grant date.

C. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable (i) in cash or check drawn to the Company' s order; or (ii) in shares of the Company's Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date; or (iii) any other form which the Plan Administrator may, in its discretion, approve in the instrument evidencing the grant of the option.

Should the Company's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the 111934 Act") , at the time the option is exercised, then the option price may also be paid through a special sale and remittance procedure pursuant to which the Optionee (I) is to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) concurrently provides written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

For purposes of this subparagraph C, the Exercise Date shall be the first date on which there shall have been delivered to the Company both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

D. The fair market value of a share of Common Stock on any relevant date under subparagraph A, B or C above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

(i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of .fair market value.

(ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

2. Term and Exercise of Options.

Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date, and no option granted to a 10% Shareholder shall have a maximum term in excess of five (5) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

3. Effect of Termination of Employment.

A. The following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death.

- Should the Optionee cease to remain in Service for any reason other than death or permanent disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of service.

- In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

- Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12) -month period following the date of the Optionee's death. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

- Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

B. If (i) the Optionee's Service is terminated as a result of any act of dishonesty, willful misconduct, theft, fraud, embezzlement, alcoholism or drug abuse or (ii) the Optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options granted to the Optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of Service or such unauthorized disclosure of confidential or secret information or attempt thereof.

C. Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

D. For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased shares, the Optionee shall be deemed to remain in service for so long as such individual renders services on a periodic basis to the Company or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor. The Optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

E. The Board shall have full power and authority:

(i) to extend the period of time for which the option is to remain exercisable following the Optionee's termination of Service from the three (3) month (twelve months in the case of death or permanent disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term, or

(ii) to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following the cessation of Service, the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the Optionee's cessation of service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

4. Shareholder Rights. An Optionee shall have none of the rights of a shareholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

5. Right of First Refusal. Until such time as the Company's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the Optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable by the Company (or its assignees) in accordance with the terms and conditions established by the Plan Administrator and set forth in the instrument evidencing such right.

VI.	INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII.	CORPORATE TRANSACTIONS

A. In the event of any of the following transactions (a "Corporate Transaction"):

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company,

(iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the securities immediately prior to the merger, or

(iv) an acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer, the exercisability of each option at the time outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon consummation of the Corporate Transaction, all outstanding options under this Plan shall terminate and cease to be outstanding, unless assumed by the successor corporation or parent thereof.

B. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

C. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee's, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share fixed by the Plan Administrator on the new grant date (or one hundred percent (100%) of fair market value in the case of an Incentive option or, in the case of a 10% Shareholder, not less than one hundred and ten percent (110%) of fair market value).

IX.	CASH-OUT OF OPTIONS

A. Once the Company's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, one or more Optionee's subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be canceled upon the acquisition of fifty percent (50%) or more of the Company's outstanding common stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company) which the Board does not recommend the Company's stockholders to accept. In return for the canceled option, the Optionee shall be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Cash-Out Price of the shares of Common Stock in which the Optionee is vested under the canceled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such cancellation and distribution.

B. For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Common Stock subject to the canceled option shall be deemed to be equal to the greater of (i)the fair market value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection V.1 .D, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the canceled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

C. The shares of Common Stock subject to any option canceled for an appreciation distribution in accordance with this Section IX shall not be available for subsequent option grants under the Plan.

X.	LOANS

A. The Plan Administrator may assist any Optionee (including an Optionee who is an officer or director of the Company) in the exercise of one or more options granted to such Optionee, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Optionee, or

(i) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years.

B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each Optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the Optionee in connection with such exercise.

C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the company in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

XI.	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee any right to continue in the service or employ of the Company (or any parent or subsidiary corporation of the Company employing or retaining such Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining such Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Service of the Optionee at any time for any reason, with or without cause.

XII.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and provided, further that the Board shall not, without the approval of the Company's shareholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV or (ii) materially modify the eligibility requirements for the grant of options under the Plan.

B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (1) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Company's shareholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such shareholder approval.

XIII.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

B. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

XIV.	USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XV.	REGULATORY APPROVALS

The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

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ANNEX D
ST. BERNARD SOFTWARE, INC.
2000 STOCK OPTION PLAN

1. PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by certain eligible participants rendering services to St. Bernard Software, Inc., a Delaware corporation, and certain affiliates as set forth below (the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

2. ADMINISTRATION.

2.1. Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors"), or a committee of two or more members appointed by the Board of Directors (the "Committee"). At the time that the Corporation has a class of equity securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is a publicly-held corporation under Internal Revenue Code Section 162(m), membership in the Committee is limited to Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and outside directors as defined in Treasury Regulation § 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

2.2. Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

2.3. Authority. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") ("Parent or Subsidiary"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete discretion and authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2.4. Type of Option. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

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2.5. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3. ELIGIBILITY.

3.1. General. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary relative to the Corporation's, or any Parent’s or Subsidiary’s management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation on the date of grant. No person shall be granted an option under this Plan unless such person has executed, if requested by the Committee, the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time.

3.2. Termination of Eligibility.

3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary, for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations § 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, willful misconduct, theft, fraud, embezzlement, alcoholism, or drug abuse or making or attempting to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations.

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3.3. Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within twelve months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

3.4. Limitation on Incentive Options. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 1,777,631 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1. Number of Shares. Each option shall state the number of shares of Stock to which it pertains.

5.2. Option Exercise Price. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option. In the event that the fair market value of the price of the common stock declines below the price at which the option is granted, the Committee shall have the discretion and authority to cancel, reduce, or otherwise modify the price of any unexercised option, including, but not limited to, a regrant of the option at a new price more commensurate with the fair market value of the stock. The Committee must receive the approval of the Board of Directors before any action is taken in accordance with this provision.

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5.3. Term of Option. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

5.4. Method of Exercise. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

5.5. Medium and Time of Payment. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms, as determined in the discretion of the Committee:

5.5.1. Full payment in cash or certified bank or cashier's check;

5.5.2. Full payment in shares of Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and having a fair market value on the Exercise Date in the amount equal to the option exercise price;

5.5.3. Full payment in the form of a promissory note bearing interest at not less than the applicable federal rate in effect at the time of execution of the promissory note;

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5.5.4. Should the Corporation's outstanding Stock be registered under Section 12(g) of the Exchange Act, at the time the option is exercised, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale;

5.5.5. A combination of the consideration set forth in Sections 5.5.1, through 5.5.4 equal to the option exercise price; or

5.5.6. Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

5.6. Fair Market Value. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

5.6.1. If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

5.6.2. If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

5.6.3. If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

5.7. Rights as a Shareholder. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

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5.8. Promissory Note. Subject to the requirements of applicable State or Federal law or margin requirements, in the Committee’s discretion, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note (“Promissory Note”). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.

5.9. Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

5.10. Vesting and Restrictions. The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. Thus, for example, the Committee may require that all or any portion of an option not be exercisable until a specified period of time has passed or some other event has occurred; provided, however, that, except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or “vest” at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or “vest,” subject to reasonable conditions, at any time during any period established by the Corporation.

5.11. Other Provisions. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

6.1. Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

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6.2. Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation, or similar transaction as determined by the Committee ("Capital Transaction"), the exercisability of each option issued under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified date of the Capital Transaction, become fully exercisable with respect to the total number of shares of Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon consummation of the Capital Transaction, all outstanding options under this Plan shall terminate and cease to be outstanding, unless assumed by the successor corporation or parent thereof. Notwithstanding any other provision in this Section 6.2, a Capital Transaction shall not include a merger of the Corporation with or into a shell corporation for the purpose of facilitating a public offering of the stock of the Corporation.

6.3. Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

6.4. Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.5. Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

6.6. Limitation on Adjustments. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option, and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

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8. CASH-OUT OF OPTIONS. Once the Corporation's outstanding Stock is registered under Section 12(g) of the Exchange Act, one or more optionees subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be canceled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Stock (excluding the Stock holdings of officers and directors of the Corporation who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board of Directors does not recommend the Corporation's stockholders to accept. In return for the canceled option, the optionee shall be entitled to a cash contribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Stock in which the optionee is vested under the canceled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Committee nor the consent of the Board of Directors shall be required in connection with such cancellation and distribution.

For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Stock subject to the canceled option shall be deemed to be equal to the greater of (i) the fair market value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection 5.6, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the canceled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

The shares of Stock subject to any option canceled for an appreciation distribution in accordance with this Section 8 shall not be available for subsequent option grants under the Plan.

9. RIGHT OF FIRST REFUSAL.

9.1. Stock issued pursuant to this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an employee option or stock acquired pursuant thereto shall be subject to a right of first refusal by the Corporation in the event the holder of such shares proposes to sell, pledge or otherwise transfer said shares or any interest in said shares to any person or entity. Any holder of shares of Stock (or other securities) acquired under the Plan desiring to transfer such Stock (or other securities) or any interest therein shall give written notice to the Corporation describing the proposed transfer, including the price of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. Unless otherwise agreed by the Corporation and the holder of such shares, repurchases by the Corporation under this Section shall be at the proposed price and terms specified in the notice to the Corporation. The Corporation's rights under this Section shall be freely assignable.

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9.2. If the Corporation fails to exercise its right of first refusal within 30 days from the date upon which the Corporation received the shareholder's written notice, the shareholder may, within the next 90 days, conclude a transfer of the exact number of shares covered by said notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer by such transferee shall again be subject to the Corporation's right of first refusal. If the Corporation exercises its right of first refusal, the shareholder shall endorse and deliver to the Corporation the stock certificates representing the shares being repurchased, and the Corporation shall promptly pay the shareholder the total repurchase price as set forth in the terms of the agreement. The holders of shares being repurchased pursuant to this Section shall cease to have any rights with respect to such shares immediately upon repurchase.

9.3. No written notice of a proposed transfer shall be required under this Section and no right of first refusal shall exist with respect to transfers by will or the laws of intestate succession.

9.4. The right of first refusal set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation's Stock registered under the Securities Act of 1933, as amended (the "Act").

9.5. Any attempted transfer of any Stock or securities subject to this right of first refusal which is not made in compliance with this Section shall be null and void.

9.6. The Committee may assign the Corporation's repurchase option under this Section to any person selected by the Committee including one or more or the shareholders of the Corporation.

10. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

11. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

12. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

14. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

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15. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

16. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

17. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

18. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

19. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

20. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear any legends required by applicable securities laws as determined by the Committee.

21. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

22. INFORMATION TO PARTICIPANTS. The Corporation shall make available to all holders of options the information required pursuant to § 260.140.46 of the California Code of Regulations.

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As adopted by the Board of Directors on __________________, 2000.

ST. BERNARD SOFTWARE, INC., a Delaware corporation By: __________________________________

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EXHIBIT A

St. Bernard Software, Inc.

Re: 2000 Stock Option Plan

To Whom It May Concern:

This letter is delivered to St. Bernard Software, Inc., a Delaware corporation (the "Corporation"), in connection with the grant to __________________________ (the "Optionee") of an option (the "Option") to purchase __________ shares of the Common Stock of the Corporation (the "Stock") pursuant to the St. Bernard Software, Inc. 2000 Stock Option Plan dated _________________, 2000 (the "Plan"). The Optionee understands that the Corporation's receipt of this letter executed by the Optionee is a condition to the Corporation's willingness to grant the Option to the Optionee.

The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options or other rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan and the Agreement.

3. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

4. The Optionee is a resident of the State of California.

(Exhibit A-1)
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5. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

The foregoing representations and warranties are given on __________________ at ____________________.

OPTIONEE: ______________________________

(Exhibit A-2)
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EXHIBIT B

St. Bernard Software, Inc.

Re: 2000 Stock Option Plan

To Whom It May Concern:

I, _________________________ (the "Optionee"), hereby exercise my right to purchase ___________ shares of Common Stock (the "Stock") of St. Bernard Software, Inc., a Delaware corporation (the "Corporation"), pursuant to, and in accordance with, the St. Bernard Software, Inc. 2000 Stock Option Plan dated ______________________, 2000 (the "Plan") and Stock Option Agreement (the "Agreement") dated . As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and ________, as _____________ ).

The Optionee hereby represents as follows:

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee is a resident of the State of California.

3. The Optionee represents and agrees that if the Optionee is an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Corporation at the time the Optionee desires to sell any of the Stock, the Optionee will be subject to certain restrictions under, and will comply with all of the requirements of, applicable federal and state securities laws.

The foregoing representations and warranties are given on ___________________ at ______________________.

OPTIONEE: ______________________________

(Exhibit B-1)

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ANNEX e

ST. BERNARD SOFTWARE, INC.
2005 STOCK OPTION PLAN

1. PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by certain eligible participants rendering services to St. Bernard Software, Inc., a Delaware corporation, and certain affiliates as set forth below (the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

2. ADMINISTRATION.

2.1 Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors"), or a committee of two or more members appointed by the Board of Directors (the "Committee"). At the time that the Corporation has a class of equity securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is a publicly-held corporation under Internal Revenue Code Section 162(m), membership in the Committee is limited to Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and outside directors as defined in Treasury Regulation § 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

2.2 Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

2.3 Authority. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") ("Parent or Subsidiary"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2.4 Type of Option. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

2.5 Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3. ELIGIBILITY.

3.1 General. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary relative to the Corporation's, or any Parent's or Subsidiary's management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation on the date of grant. No person shall be granted an option under this Plan unless such person has executed, if requested by the Committee, the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time.

3.2 Termination of Eligibility.

3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary, for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations § 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, willful misconduct, theft, fraud, embezzlement, alcoholism, or drug abuse or making or attempting to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations.

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3.3 Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within twelve months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

3.3.1 Limitation on Incentive Options. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 5,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1 Number of Shares. Each option shall state the number of shares of Stock to which it pertains.

5.2 Option Exercise Price. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 100% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option. In the event that the fair market value of the price of the common stock declines below the price at which the option is granted, the Committee shall have the discretion and authority to cancel, reduce, or otherwise modify the price of any unexercised option, including, but not limited to, a regrant of the option at a new price more commensurate with the fair market value of the stock. The Committee must receive the approval of the Board of Directors before any action is taken in accordance with this provision.

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5.3 Term of Option. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

5.4 Method of Exercise. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

5.5 Medium and Time of Payment. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

5.5.1 Full payment in cash or certified bank or cashier's check;

5.5.2 Full payment in shares of Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and having a fair market value on the Exercise Date in the amount equal to the option exercise price;

5.5.3 Full payment in the form of a promissory note bearing interest at not less than the applicable federal rate in effect at the time of execution of the promissory note;

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5.5.4 Should the Corporation's outstanding Stock be registered under Section 12(g) of the Exchange Act, at the time the option is exercised, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale;

5.5.5 A combination of the consideration set forth in Sections 5.5.1, through 5.5.4 equal to the option exercise price; or

5.5.6 Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

5.6 Fair Market Value. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

5.6.1 If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

5.6.2 If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

5.6.3 If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

5.7 Rights as a Shareholder. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

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5.8 Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

5.9 Vesting and Restrictions. The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. Thus, for example, the Committee may require that all or any portion of an option not be exercisable until a specified period of time has passed or some other event has occurred.

5.10 Other Provisions. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

6.1 Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

6.2 Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation, or similar transaction as determined by the Committee ("Capital Transaction"), the exercisability of each option issued under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified date of the Capital Transaction, become fully exercisable with respect to the total number of shares of Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon consummation of the Capital Transaction, all outstanding options under this Plan shall terminate and cease to be outstanding, unless assumed by the successor corporation or parent thereof. Notwithstanding any other provision in this Section 6.2, a Capital Transaction shall not include a merger of the Corporation with or into a shell corporation for the purpose of facilitating a public offering of the stock of the Corporation.

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6.3 Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

6.4 Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.5 Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

6.6 Limitation on Adjustments. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option, and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8. CASH-OUT OF OPTIONS.

Once the Corporation's outstanding Stock is registered under Section 12(g) of the Exchange Act, one or more optionees subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be canceled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Stock (excluding the Stock holdings of officers and directors of the Corporation who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board of Directors does not recommend the Corporation's stockholders to accept. In return for the canceled option, the optionee shall be entitled to a cash contribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Stock in which the optionee is vested under the canceled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Committee nor the consent of the Board of Directors shall be required in connection with such cancellation and distribution.

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For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Stock subject to the canceled option shall be deemed to be equal to the greater of (i) the fair market value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection 5.6, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the canceled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

The shares of Stock subject to any option canceled for an appreciation distribution in accordance with this Section 8 shall not be available for subsequent option grants under the Plan.

9. RIGHT OF FIRST REFUSAL.

Stock issued pursuant to this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an employee option or stock acquired pursuant thereto shall be subject to a right of first refusal by the Corporation in the event the holder of such shares proposes to sell, pledge or otherwise transfer said shares or any interest in said shares to any person or entity. Any holder of shares of Stock (or other securities) acquired under the Plan desiring to transfer such Stock (or other securities) or any interest therein shall give written notice to the Corporation describing the proposed transfer, including the price of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. Unless otherwise agreed by the Corporation and the holder of such shares, repurchases by the Corporation under this Section shall be at the proposed price and terms specified in the notice to the Corporation. The Corporation's rights under this Section shall be freely assignable.

If the Corporation fails to exercise its right of first refusal within 30 days from the date upon which the Corporation received the shareholder's written notice, the shareholder may, within the next 90 days, conclude a transfer of the exact number of shares covered by said notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer by such transferee shall again be subject to the Corporation's right of first refusal. If the Corporation exercises its right of first refusal, the shareholder shall endorse and deliver to the Corporation the stock certificates representing the shares being repurchased, and the Corporation shall promptly pay the shareholder the total repurchase price as set forth in the terms of the agreement. The holders of shares being repurchased pursuant to this Section shall cease to have any rights with respect to such shares immediately upon repurchase.

No written notice of a proposed transfer shall be required under this Section and no right of first refusal shall exist with respect to transfers by will or the laws of intestate succession.

The right of first refusal set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation's Stock registered under the Securities Act of 1933, as amended (the "Act").

Any attempted transfer of any Stock or securities subject to this right of first refusal which is not made in compliance with this Section shall be null and void.

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The Committee may assign the Corporation's repurchase option under this Section to any person selected by the Committee including one or more or the shareholders of the Corporation.

10. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

11. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

12. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

14. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

15. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

16. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

17. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

18. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

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19. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

20. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear any legends required by applicable securities laws as determined by the Committee.

21. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

22. INFORMATION TO PARTICIPANTS. The Corporation shall make available to all holders of options the information required pursuant to § 260.140.46 of the California Code of Regulations.

As adopted by the Board of Directors on March 2, 2005.

ST. BERNARD SOFTWARE, INC., a Delaware corporation By: John Jones, CEO

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EXHIBIT A

St. Bernard Software, Inc.

Re: 2005 Stock Option Plan

To Whom It May Concern:

This letter is delivered to St. Bernard Software, Inc., a Delaware corporation (the "Corporation"), in connection with the grant to __________________________ (the "Optionee") of an option (the "Option") to purchase __________ shares of the Common Stock of the Corporation (the "Stock") pursuant to the St. Bernard Software, Inc. 2005 Stock Option Plan dated March 2, 2005 (the "Plan"). The Optionee understands that the Corporation's receipt of this letter executed by the Optionee is a condition to the Corporation's willingness to grant the Option to the Optionee.

The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options or other rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

3. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

4. The Optionee is a resident of the State of California.

5. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

EXHIBIT "A"
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The foregoing representations and warranties are given on __________________ at ____________________.

____________________________________

EXHIBIT "A"
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EXHIBIT B

St. Bernard Software, Inc.

Re: 2005 Stock Option Plan

To Whom It May Concern:

I, _________________________ (the "Optionee"), hereby exercise my right to purchase ___________ shares of Common Stock (the "Stock") of St. Bernard Software, Inc., a Delaware corporation (the "Corporation"), pursuant to, and in accordance with, the St. Bernard Software, Inc. 2005 Stock Option Plan dated March 2, 2005 (the "Plan") and Stock Option Agreement (the "Agreement") dated ___________________ As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and ___________, as __________________).

The Optionee hereby represents as follows:

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee is a resident of the State of California.

3. The Optionee represents and agrees that if the Optionee is an "affiliate" (as defined in Rule 144 under the Securities Act of 1933) of the Corporation at the time the Optionee desires to sell any of the Stock, the Optionee will be subject to certain restrictions under, and will comply with all of the requirements of, applicable federal and state securities laws.

The foregoing representations and warranties are given on ___________________ at ______________________.

____________________________________

EXHIBIT "B"
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